As filed with the Securities and Exchange Commission on August 14, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

1ST CONSTITUTION BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	6022	22-3665653
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2650 Route 130

P.O. Box 634

Cranbury, New Jersey 08512

(609) 655-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Robert F. Mangano

President and Chief Executive Officer

1st Constitution Bancorp

2650 Route 130

Cranbury, New Jersey 08512

(609) 655-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frank E. Lawatsch, Jr., Esq. Scott W. Goodman, Esq. Day Pitney LLP One Jefferson Road Parsippany, New Jersey 07054 (973) 966-6300	Robert T. English President and Chief Executive Officer Shore Community Bank 1012 Hooper Avenue Toms River, New Jersey 08753 (732) 240-5800	Robert A. Schwartz, Esq. Windels Marx Lane & Mittendorf, LLP 120 Albany Street Plaza New Brunswick, New Jersey 08901 (732) 448-2548

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1,2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, no par value per share	1,509,348	N/A	$27,251,604.63	$3,363.13

(1)	Based on the maximum number of shares of the registrant’s common stock that may be issued in connection with the proposed merger of Shore Community Bank with and into the registrant’s primary subsidiary, 1st Constitution Bank, pursuant to the Agreement and Plan of Merger, dated June 23, 2019, by and among the registrant, 1st Constitution Bank and Shore Community Bank (the merger agreement), which number is stipulated to in Section 1.4(a)(v) of the merger agreement. In accordance with Rule 416, this registration statement also registers any additional shares of the registrant’s common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions and additional shares that may be issued to permit the merger to be a tax free reorganization under the Internal Revenue Code of 1986, as amended, all as provided by the merger agreement.

(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rule 457(f)(1) and Rule 457(c) of the Securities Act as follows: the product of (A) $15.65, which is the average of the high and low prices per share of Shore Community Bank common stock on August 12, 2019 as quoted on the OTC Pink marketplace, multiplied by (B) 3,313,265, which is the sum of (i) the aggregate number of shares of Shore Community Bank common stock outstanding as of June 30, 2019 and (ii) the aggregate number of shares of Shore Community Bank common stock issuable upon the exercise of Shore Community Bank stock options outstanding as of June 30, 2019. Pursuant to Rule 457(f)(3) under the Securities Act, the amount of cash payable by the registrant in the merger has been deducted from the proposed maximum aggregate offering price (computed by multiplying (a) the cash consideration of $16.50 per share of Shore Community Bank common stock by (b) forty-five percent (45%) of the number of shares of Shore Community Bank common stock that are (i) outstanding and (ii) subject to outstanding stock options pursuant to Section 1.6(b) of the merger agreement, which provides that forty-five percent (45%) of the aggregate merger consideration will be paid in cash).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to such Section 8(a), may determine.

The information in this proxy statement-prospectus is not complete and may be changed. A registration statement relating to the shares of 1st Constitution Bancorp common stock to be issued in the merger has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement-prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale in not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY-SUBJECT TO COMPLETION

DATED AUGUST 14, 2019

[Shore Community Bank LOGO]	[1st Constitution Bancorp LOGO]
Proxy Statement of Shore Community Bank	Prospectus of 1st Constitution Bancorp

MERGER PROPOSED – YOUR VOTE IS VERY IMPORTANT

To the Shareholders of Shore Community Bank:

The Board of Directors of Shore Community Bank (also referred to as Shore) has approved an Agreement and Plan of Merger (referred to as the merger agreement) with 1st Constitution Bancorp (also referred to as 1st Constitution) and 1st Constitution Bank pursuant to which Shore will be merged with and into 1st Constitution Bank. If the merger contemplated by the merger agreement is completed, you will be entitled to receive, for each outstanding share of Shore common stock that you own at the effective time of the merger, at your election:

(i)	$16.50 in cash (referred to as the cash consideration);

(ii)	0.8786 of a share of common stock of 1st Constitution (referred to as the stock consideration); or

(iii)	a combination of cash and common stock of 1st Constitution (together with the cash consideration and the stock consideration, the merger consideration).

Notwithstanding any such election, fifty-five percent (55%) of the total number of shares of common stock of Shore issued and outstanding immediately prior to the effective time of the merger will be converted into shares of common stock of 1st Constitution and forty-five percent (45%) of such shares of common stock of Shore will be converted into cash in accordance with, and subject to, the adjustments set forth in the merger agreement. To the extent that any adjustments to the merger would result in the stock consideration exceeding the stock consideration cap of 1,509,348 shares of 1st Constitution common stock, the merger consideration will be adjusted to reduce the stock consideration to equal the stock consideration cap and to proportionately increase the cash consideration, with no resulting change to the amount of the aggregate merger consideration payable to Shore shareholders in connection with the merger. In such an event, however, the merger consideration may consist of less than 55% stock consideration, but in no event will the stock consideration represent less than 40% of the merger consideration.

1st Constitution common stock is quoted on the NASDAQ Global Select Market under the symbol “FCCY.” Shore common stock is quoted on the OTC Pink marketplace under the symbol “SHRC.” On [●], 2019, the last practicable full trading day prior to the printing of this proxy statement-prospectus, the closing price of 1st Constitution common stock was $[●] per share.

The merger cannot be completed unless Shore shareholders approve the merger agreement. We have scheduled a special meeting of Shore shareholders so you can vote on the approval of the merger agreement. You will also be asked to approve the authorization of the Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting. The Shore Board of Directors unanimously recommends that you vote to approve the merger agreement and vote to authorize the Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

The date, time and place of the special meeting of Shore shareholders are as follows:

[●], 2019

[●] (local time)

[Location]

[Address]

[Town], New Jersey [Zip Code]

Only Shore shareholders of record as of [●], 2019 are entitled to attend and vote at the special meeting of Shore shareholders.

Your vote is very important. Approval of the merger agreement by Shore shareholders requires the approval by holders of two-thirds of the shares of Shore common stock outstanding. Whether or not you plan to attend the special meeting of Shore shareholders, please take the time to vote by completing and mailing the enclosed proxy card to us or voting by telephone or via the internet as described in the proxy statement-prospectus. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger agreement and in favor of authorization of the Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting. If you do not vote by submitting a proxy card or do not vote by telephone or via the internet or do not vote in person at the Shore special meeting, it will have the effect of a vote AGAINST the merger agreement, but will have no effect on the vote to authorize the Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement, or(ii) to vote on other matters properly presented at the special meeting.

The proxy statement-prospectus describes the special meeting of Shore shareholders, the merger, the documents related to the merger and other related matters. Please carefully read the entire proxy statement-prospectus, including the “RISK FACTORS” beginning on page [●] for a discussion of the risks related to the proposed merger.

Sincerely,

Robert T. English President and Chief Executive Officer Shore Community Bank

None of the Securities and Exchange Commission, bank regulatory agencies or state securities commissions have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares of 1st Constitution common stock to be issued in the merger are not savings accounts, deposits or other obligations of a bank or depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This proxy statement-prospectus is dated [●], 2019, and is first being mailed to Shore shareholders on or about [●], 2019.

Shore Community Bank

1012 Hooper Avenue

Toms River, New Jersey 08753

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be Held [●], 2019

At the direction of the Board of Directors of Shore Community Bank, NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Shore Community Bank will be held at [Location], [Address], [Town], New Jersey [Zip Code], on [●], 2019, at [●] (local time) to consider and vote upon the following matters:

(1)	Approval of the Agreement and Plan of Merger, dated as of June 23, 2019, by and among 1st Constitution Bancorp, 1st Constitution Bank and Shore Community Bank pursuant to which Shore Community Bank will merge with and into 1st Constitution Bank; and

(2)	Authorization of the Board of Directors (i) to adjourn or postpone the special meeting, including, without limitation, on a motion to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

The Board of Directors has fixed [●], 2019 as the record date for the determination of Shore Community Bank shareholders entitled to notice of and to vote at the special meeting of Shore Community Bank shareholders, and only Shore Community Bank shareholders of record on said date will be entitled to receive notice of and to vote at said special meeting.

The Shore Community Bank Board of Directors recommends that Shore Community Bank shareholders vote:

(1)	“FOR” approval of the merger agreement; and

(2)	“FOR” approval of authorization of the Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

By Order of the Board of Directors,

Philip S. Garfinkel Corporate Secretary Shore Community Bank

Toms River, New Jersey
[●], 2019

IMPORTANT—WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING of SHORE Community Bank shareholders IN PERSON OR NOT, PLEASE VOTE PROMPTLY BY SUBMITTING YOUR PROXY VIA THE INTERNET OR BY PHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. RETURNING THE PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

ADDITIONAL INFORMATION

The accompanying proxy statement-prospectus provides a detailed description of the merger and the merger agreement. We urge you to read the proxy statement-prospectus, including any documents referenced in the proxy statement-prospectus, and its annexes carefully and in their entirety. If you have any questions concerning the merger, the other special meeting matters or the proxy statement-prospectus, or need assistance voting your shares, please contact Shore Community Bank (also referred to as Shore) at the address or telephone number listed below:

Shore Community Bank
1012 Hooper Avenue
Toms River, New Jersey 08753
Attention: Robert T. English
(732) 240-5800

Neither Shore nor 1st Constitution Bancorp (also referred to as 1st Constitution) has authorized anyone to provide you with any information other than the information included in this document and the documents to which you are referred in this document. If someone provides you with other information, please do not rely on it as being authorized by Shore or 1st Constitution.

This proxy statement-prospectus offers only the cash and shares of 1st Constitution common stock offered in the merger, and offers such shares only where it is legal to do so.

This proxy statement-prospectus has been prepared as of [●], 2019. Changes that may have occurred in the affairs of 1st Constitution or Shore or their respective subsidiaries since that date are not reflected in this document.

The information contained in this document with respect to 1st Constitution was provided solely by 1st Constitution, and the information contained in this document with respect to Shore was provided solely by Shore.

Please do not send your stock certificates at this time. You will be sent separate instructions regarding the surrender of your stock certificates.

i

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q: WHAT IS THE PURPOSE OF THIS DOCUMENT?

A: This document serves as both a proxy statement of Shore and as a prospectus of 1st Constitution. As a proxy statement-prospectus, it is being provided to you by the Shore Board of Directors in connection with the solicitation of proxies for the special meeting of Shore shareholders at which Shore shareholders will be asked (1) to approve the merger agreement pursuant to which Shore will be merged with and into 1st Constitution Bank and (2) to approve authorization of the Shore Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

As a prospectus, this document is being provided to you because 1st Constitution is offering shares of its common stock and cash in exchange for shares of Shore common stock upon completion of the merger.

Q: WHY ARE SHORE, 1ST CONSTITUTION AND 1ST CONSTITUTION BANK PROPOSING THE MERGER?

A: The Boards of Directors of Shore, 1st Constitution and 1st Constitution Bank are proposing to merge Shore with and into 1st Constitution Bank because they believe that combining the strengths of these two financial institutions is advisable for Shore, 1st Constitution and 1st Constitution Bank, their respective shareholders and the respective customers of Shore and 1st Constitution Bank. Please see “THE MERGER – Shore’s Reasons for the Merger” and “THE MERGER – Recommendation of the Shore Board of Directors” at page [●] for the various factors considered by the Shore Board of Directors in recommending that Shore’s shareholders vote FOR the proposal to approve the merger agreement and FOR the proposal to approve authorization of the Shore Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: Upon completion of the merger, you will receive at your election, subject to the adjustments set forth in the merger agreement, for each outstanding share of Shore common stock that you own at the effective time of the merger: (i) $16.50 in cash (referred to as the cash consideration); (ii) 0.8786 of a share of common stock of 1st Constitution (referred to as the stock consideration); or (iii) a combination of cash and common stock of 1st Constitution (together with the cash consideration and the stock consideration, referred to as the merger consideration). Notwithstanding any such election, fifty-five percent (55%) of the total number of shares of common stock of Shore issued and outstanding immediately prior to the effective time of the merger will be converted into shares of common stock of 1st Constitution, and forty-five percent (45%) of such shares of common stock of Shore will be converted into cash, subject to adjustment as set forth in the merger agreement. The stock consideration will consist of a maximum of 1,509,348 shares of common stock of 1st Constitution, with the remaining balance of the merger consideration to consist of cash consideration.

In addition, holders of each outstanding option, whether vested or unvested, to acquire shares of Shore common stock, that are not exercised at or prior to the effective time of the merger, will be deemed to have elected to receive cash consideration (only with respect to each stock option), reduced by the exercise price of each such stock option. Each stock option to acquire shares of Shore common stock that is outstanding as of the effective time of the merger, whether or not then vested or exercisable, will be cancelled, by virtue of the merger and without any action on the part of 1st Constitution, 1st Constitution Bank, Shore, the holder of that stock option or any other person.

See “The MERGER – Terms of the Merger – What Shore Shareholders Will Receive in the Merger,” beginning at page [●].

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Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO SHORE’S SHAREHOLDERS?

A: The obligation of 1st Constitution and Shore to complete the merger is conditioned upon the receipt of a legal opinion from Day Pitney LLP (referred to as Day Pitney), counsel to 1st Constitution, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, as amended (referred to as the Code).

Provided that the merger qualifies as a reorganization for United States federal income tax purposes, you may recognize gain, but you will not recognize loss, upon the exchange of your shares of Shore common stock for shares of 1st Constitution common stock and/or cash. If the sum of the fair market value of the 1st Constitution common stock and the amount of cash you receive in exchange for your shares of Shore common stock exceeds the adjusted tax basis of your shares of Shore common stock, you will recognize taxable gain equal to the lesser of the amount of such excess or the amount of cash you receive in the exchange. Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if you have established a holding period of more than one year for your shares of Shore common stock. Depending on certain facts specific to you, any gain could instead be characterized as ordinary dividend income.

 Q: DO I HAVE RIGHTS TO DISSENT FROM THE MERGER?

A: Yes. Any holder of Shore common stock who elects to dissent from the merger will be entitled to payment for its shares only to the extent permitted by and in accordance with the provisions of § 17:9A-140 through § 17:9A-146 of the New Jersey Banking Act of 1948, as amended. If you fail to act pursuant to § 17:9A-140, § 17:9A-141 and § 17:9A-146 of the New Jersey Banking Act of 1948, as amended, you will be forever barred from bringing any action (i) to enforce your right to be paid the value of your shares under those provisions or (ii) to enjoin, set aside or otherwise affect the merger under these statutory provisions. Consequently, if you wish to exercise your dissenters’ rights, you are strongly urged to consult with your legal advisor before attempting to do so. See “The MERGER – Rights of Dissenting Shareholders,” beginning at page [●] and the text of § 17:9A-140 through § 17:9A-146 of the New Jersey Banking Act of 1948, as amended, which is attached hereto as Annex C.

Q: ARE THERE ANY REGULATORY OR OTHER CONDITIONS TO THE MERGER OCCURRING?

A: Yes. The merger of Shore with and into 1st Constitution Bank must be approved by the Federal Deposit Insurance Corporation (referred to as the FDIC) and the New Jersey Department of Banking and Insurance (referred to as the NJDOBI). Applications were filed with the FDIC and the NJDOBI on July 8, 2019. Approvals for the applications to the FDIC and the NJDOBI are pending. In addition, the merger must be approved by the holders of at least two-thirds of the outstanding shares of Shore common stock.

Completion of the merger is also subject to certain other conditions. See “THE MERGER – Conditions to the Merger,” beginning at page [●].

Q: WHAT DOES THE SHORE BOARD OF DIRECTORS RECOMMEND?

A: The Shore Board of Directors has unanimously approved the merger agreement and the merger and believes that the merger is advisable for Shore and its shareholders. Accordingly, the Shore Board of Directors unanimously recommends that Shore shareholders vote FOR approval of the merger agreement and FOR approval of authorization of the Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

Q: ARE ANY SHORE SHAREHOLDERS ALREADY COMMITTED TO VOTE IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING OF SHORE SHAREHOLDERS?

A: Yes. Under voting agreements with 1st Constitution, each of the directors and certain of the executive officers of Shore have agreed to vote all of the shares of Shore held by them in favor of approval of the merger agreement. As of the record date for the special meeting of Shore shareholders, these individuals who are parties to the voting agreements collectively owned approximately [●]% of the Shore common stock entitled to vote at the special meeting of Shore shareholders.

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Q: ARE THERE RISKS ASSOCIATED WITH 1ST CONSTITUTION’S COMMON STOCK OR THE MERGER?

A: Yes. For a description of material risks, see “RISK FACTORS,” beginning at page [●].

Q: WHAT DO I NEED TO DO NOW?

A: After you have carefully read this proxy statement-prospectus, you should indicate on your proxy card how you want your shares to be voted, then sign, date and mail the proxy card in the enclosed postage-paid envelope, or you should vote by telephone or via the internet as soon as possible so that your shares may be represented and voted at the special meeting of Shore shareholders. In addition, you may attend the special meeting of Shore shareholders in person and vote, whether or not you have signed and mailed your proxy card or voted by telephone or via the internet.

If you are a Shore shareholder and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR approval of the merger agreement described in this proxy statement-prospectus and FOR approval of authorization of the Shore Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting. If you fail to return your proxy card or do not vote by telephone, via the internet or in person, or if you fail to instruct your broker or other nominee to vote your shares, your shares will not be voted and this will have the same effect as a vote AGAINST approval of the merger agreement but will have no effect on the proposal regarding approval of authorization of the Shore Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

Q: HOW DO I REGISTER MY ELECTION TO RECEIVE CASH, 1ST CONSTITUTION STOCK OR A COMBINATION OF CASH OR 1ST CONSTITUTION STOCK?

A: Each Shore shareholder holding their shares in record name should complete and return an election form, along with their Shore stock certificate(s), according to the instructions included with the election form. The election form will be provided to Shore shareholders in a mailing separate from this proxy statement-prospectus. If you own shares of Shore common stock in “street name,” meaning through a broker or other nominee, and you wish to make an election, you should obtain instructions from the broker or other nominee holding your shares as to how to make your election. The election forms must be received by American Stock Transfer and Trust Company, as Exchange Agent, no later than the close of business five (5) business days prior to the date on which we consummate the merger (referred to as the election deadline). An election form will be mailed no more than forty (40) and no less than twenty (20) business days prior to the election deadline to each Shore shareholder other than holders of dissenting shares. Assuming that all regulatory approvals are received prior to the special meeting and assuming that Shore shareholders approve the proposals described in this document, we hope to consummate the merger in the fourth calendar quarter of 2019. Thus, if you are a Shore shareholder, you should make sure that the Exchange Agent receives your election form at least five (5) business days prior to the date on which we consummate the merger. If you are a Shore shareholder and you either do not submit an election form or you submit an election form after the deadline, your shares will be deemed to be “No Election Shares” for purposes of the allocation procedures described in the merger agreement. We cannot tell you at this point whether No Election Shares will receive cash, 1st Constitution common stock, or a combination of cash and 1st Constitution common stock in the merger. See “THE MERGER – Terms of the Merger – Election Form; Exchange of Shares” beginning on page [●].

Q: MUST MY ELECTION FORM COVER ALL OF MY SHORE SHARES?

A: Yes. Each holder of Shore shares may submit only one election form. The only exception is for shareholders who hold shares on behalf of others or shareholders who hold shares in a retirement account. Shareholders who hold Shore shares as nominees, trustees or in other representative capacities may submit multiple election forms, provided that each such election form covers all of the shares of Shore common stock held by such representative for a particular beneficial owner. Shareholders who hold shares in a retirement account may also submit multiple election forms as long as each election form covers all of the shares held by such shareholder individually or in the retirement account.

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Q: MAY I CHANGE OR REVOKE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD OR SUBMITTED MY VOTE BY TELEPHONE OR VIA THE INTERNET?

A: Yes. There are three ways for you to revoke your proxy and change or revoke your vote. First, you may send a later-dated, signed proxy card before the special meeting. Second, you may revoke your proxy by written notice (which you could personally deliver at the special meeting) to the Secretary of Shore at any time prior to the vote being taken at the special meeting of Shore shareholders. Third, you may submit a new proxy by telephone or via the internet. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change or revoke your vote. If you deliver such a notice or if you do not submit a proxy, you may vote your shares at the special meeting of Shore shareholders. If you wish to vote in person at the special meeting of Shore shareholders, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the special meeting. Attendance at the special meeting of Shore shareholders will not by itself constitute a revocation of a proxy.

Q: MAY I CHANGE MY ELECTION FORM AFTER I HAVE MAILED IT TO THE EXCHANGE AGENT?

A: Yes, provided that you deliver a notice of revocation to the Exchange Agent prior to the election deadline, which will be the close of business on the fifth (5th) business day prior to the date on which the merger is consummated. You may deliver a new election form with your notice of revocation, provided that both documents are received prior to the election deadline.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. You should submit your Shore stock certificates when you submit your election form. If you do not submit an election form, 1st Constitution will mail to you instructions for exchanging your stock certificates promptly after the merger is consummated.

Q: HOW MANY SHARES OF 1ST CONSTITUTION COMMON STOCK ARE ISSUABLE PURSUANT TO THE MERGER?

A: A maximum number of 1,509,348 shares of 1st Constitution common stock are issuable pursuant to the merger agreement.

Q: IS THERE OTHER INFORMATION I SHOULD CONSIDER?

A: Yes. Much of the business and financial information about 1st Constitution that may be important to you is not included in this document. Instead, that information is incorporated by reference to documents separately filed by 1st Constitution with the Securities and Exchange Commission (referred to as the SEC). This means that 1st Constitution may satisfy its disclosure obligations to you by referring you to one or more documents separately filed by it with the SEC. See “Information Incorporated by Reference” beginning at page [●] for a list of documents that 1st Constitution has incorporated by reference into this proxy statement-prospectus and for instructions on how to obtain copies of those documents. The documents are available to you without charge.

Q: WHAT IF THERE IS A CONFLICT BETWEEN THE PROXY STATEMENT-PROSPECTUS AND DOCUMENTS FILED WITH THE SEC OR BETWEEN DOCUMENTS FILED WITH THE SEC?

A: You should rely on the LATER FILED DOCUMENT. Information in this proxy statement-prospectus may update information contained in one or more of the 1st Constitution documents incorporated by reference. Similarly, information in documents that 1st Constitution may file after the date of this proxy statement-prospectus may update information contained in this proxy statement-prospectus or information contained in previously filed documents. Later dated documents filed with the SEC and incorporated by reference update and, in the event of a conflict, supersede earlier documents filed with the SEC.

Q: WHEN DO YOU EXPECT TO MERGE?

A: We are working toward completing the merger as quickly as possible and currently anticipate that the merger will be completed in the fourth quarter of 2019. We cannot close the merger until (a) after we receive all necessary bank regulatory approvals and the 15 to 30 day period following FDIC approval during which the Justice Department may file objections to the merger relating to competitive factors has passed and (b) after the Shore shareholders have approved the merger agreement at the special meeting of Shore shareholders.

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Q: WHO SHOULD I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS PROXY STATEMENT-PROSPECTUS?

A: If you have questions about the Shore special meeting or if you need additional copies of this proxy statement-prospectus, you should contact:

Mr. Robert T. English

Shore Community Bank

1012 Hooper Avenue

Toms River, New Jersey 08753

Telephone: (732) 240-5800

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SUMMARY

This summary highlights selected information from this proxy statement-prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should carefully read this entire document and the other documents we refer to in this document before you decide how to vote. These references will give you a more complete description of the merger agreement and the merger and the other matters to be considered at the special meeting. We have included page references in this summary to direct you to more complete descriptions of the topics provided elsewhere in this proxy statement-prospectus.

The Companies (See page [●] for Shore and page [●] for 1st Constitution)

Shore Community Bank

1012 Hooper Avenue

Toms River, New Jersey 08753

Telephone: (732) 240-5800

Shore Community Bank is a state-chartered commercial bank headquartered in Toms River, New Jersey. The bank was founded in 1997 and operates five full-service banking offices in Ocean County, New Jersey. The bank provides traditional commercial and retail banking services to small businesses and consumers.

1st Constitution Bancorp

2650 Route 130

Cranbury, New Jersey 08512

Telephone: (609) 240-5800

1st Constitution is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. 1st Constitution was organized under the laws of the State of New Jersey in February 1999 for the purpose of acquiring all of the issued and outstanding stock of 1st Constitution Bank, a full service commercial bank that began operations in August 1989, thereby enabling 1st Constitution Bank to operate within a bank holding company structure. 1st Constitution became an active bank holding company on July 1, 1999. Other than its ownership interest in 1st Constitution Bank, 1st Constitution currently conducts no other significant business activities. 1st Constitution Bank operates 21 branches and manages an investment portfolio through its subsidiary, 1st Constitution Investment Company of New Jersey, Inc. FCB Assets Holdings, Inc., a subsidiary of 1st Constitution Bank, is used by 1st Constitution Bank to manage and dispose of repossessed real estate. 1st Constitution Capital Trust II, a subsidiary of 1st Constitution, was created in May 2006 to issue trust preferred securities to assist 1st Constitution in raising additional regulatory capital.

The Merger (See page [●])

Pursuant to the merger agreement, Shore will merge with and into 1st Constitution Bank, with 1st Constitution Bank as the surviving bank in the merger.

A copy of the merger agreement by and among 1st Constitution, 1st Constitution Bank and Shore is attached to this proxy statement-prospectus as Annex A.

Upon completion of the merger, Shore shareholders will receive, subject to the terms in the merger agreement, for each outstanding share of Shore common stock that they own at the effective time of the merger, at their election:

(i)	$16.50 in cash (referred to as the cash consideration);

(ii)	0.8786 of a share of common stock of 1st Constitution (referred to as the stock consideration); or

(iii)	a combination of cash and common stock of 1st Constitution (together with the cash consideration and the stock consideration, the merger consideration).

Notwithstanding any such election, fifty-five percent (55%) of the total number of shares of common stock of Shore issued and outstanding immediately prior to the effective time of the merger will be converted into shares of common stock of 1st Constitution and forty-five percent (45%) of such shares of common stock of Shore will be converted into cash, subject to adjustment as set forth in the merger agreement. The stock consideration will consist of a maximum of 1,509,348 shares of common stock of 1st Constitution, with the remaining balance of the merger consideration to consist of cash consideration.

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In the event Shore shareholders elect to receive, in the aggregate, stock consideration representing greater than fifty-five percent (55%) of the merger consideration, the stock consideration will be reduced, proportionately among all such shareholders, so that the merger consideration consists of fifty-five percent (55%) stock consideration and forty-five percent (45%) cash consideration, except that the stock consideration will consist of no more than 1,509,348 shares of 1st Constitution common stock.

If Shore shareholders elect to receive, in the aggregate, cash consideration representing greater than forty-five percent (45%) of the merger consideration, the cash consideration will be reduced, proportionately among all such shareholders, so that the merger consideration consists of fifty-five percent (55%) stock consideration and forty-five percent (45%) cash consideration, except that the stock consideration will consist of no more than 1,509,348 shares of 1st Constitution common stock. If the stock consideration exceeds 1,509,348 shares of 1st Constitution common stock after each of the foregoing adjustments, the merger consideration will be adjusted to reduce the stock consideration to equal 1,509,348 shares of 1st Constitution common stock, and to proportionately increase the cash consideration, with no resulting change to the aggregate amount of the merger consideration. In such an event, the merger consideration may consist of less than fifty-five percent (55%) stock consideration, but in no event will the stock consideration represent less than forty percent (40%) of the merger consideration.

In addition, holders of each outstanding option, whether vested or unvested, to acquire shares of Shore common stock that are not exercised at or prior to the effective time of the merger will be deemed to have elected to receive cash consideration (only with respect to the stock options), reduced by the exercise price of each such stock option. Each stock option to acquire shares of Shore common stock that is outstanding as of the effective time of the merger, whether or not then vested or exercisable, will be cancelled, by virtue of the merger and without any action on the part of 1st Constitution, 1st Constitution Bank, Shore, the holder of that stock option or any other person.

1st Constitution will not issue any fractions of a share of common stock. Rather, 1st Constitution will pay cash (without interest) for any fractional share interest that any Shore shareholder would otherwise receive in the merger. All shares of Shore common stock held by a shareholder immediately prior to the effective time of the merger will be aggregated before determining the need to pay cash in lieu of fractional shares to such former shareholder.

See “The MERGER – Terms of the Merger – What Shore Shareholders Will Receive in the Merger,” beginning at page [●].

Tax Consequences (See pages [●] to [●])

The tax consequences of the merger are dependent on whether the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The obligation of 1st Constitution and Shore to complete the merger is conditioned upon the receipt of a legal opinion from Day Pitney, counsel to 1st Constitution, to the effect that the merger will qualify as a reorganization. Provided that the merger qualifies as a reorganization for United States federal income tax purposes, you may recognize gain, but you will not recognize loss, upon the exchange of your shares of Shore common stock for shares of 1st Constitution common stock and/or cash. If the sum of the fair market value of the 1st Constitution common stock and the amount of cash you receive in exchange for your shares of Shore common stock exceeds the adjusted tax basis of your shares of Shore common stock, you will recognize taxable gain equal to the lesser of the amount of such excess or the amount of cash you receive in the exchange. Generally, any gain recognized upon the exchange will be capital gain, and any such capital gain will be long-term capital gain if you have established a holding period of more than one year for your shares of Shore common stock. Depending on certain facts specific to you, any gain could instead be characterized as ordinary dividend income.

Shore’s Reasons for the Merger (See pages [●] to [●])

The Shore Board of Directors has unanimously approved the merger agreement and the merger and believes that the merger is advisable for Shore and its shareholders. If the merger is consummated, Shore shareholders will receive either cash, 1st Constitution common stock or a combination of cash and 1st Constitution common stock in the merger. If shareholders choose to receive 1st Constitution common stock, they will become shareholders of a larger and more diversified NASDAQ listed corporation.

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In unanimously approving the merger agreement, Shore’s Board of Directors considered, among other things, the terms of the merger agreement, including the financial terms, the income tax consequences of the transaction, the historical market prices and liquidity of 1st Constitution common stock and Shore common stock, the competitive environment facing Shore, the business and prospects of 1st Constitution and such other reasons as set forth on pages [●] to [●].

Recommendation of Shore’s Board of Directors (See page [●])

The Shore Board of Directors unanimously approved the merger agreement and the merger and unanimously recommends that Shore shareholders vote FOR approval of the merger agreement and FOR approval of authorization of the Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

1st Constitution’s Reasons for the Merger (see pages [●] to [●])

The 1st Constitution Board of Directors has unanimously approved the merger agreement and the merger and believes that the merger is advisable for 1st Constitution and its shareholders. In unanimously approving the merger agreement, the 1st Constitution Board of Directors considered, among other things, the terms of the merger agreement, including the financial terms, the expansion of 1st Constitution Bank’s branch network in northern and central Ocean County, New Jersey with an attractive market in the Toms River area specifically, the similar community banking focus of 1st Constitution Bank and Shore on small and middle market businesses and consumers, the potential significant loan and deposit growth opportunities resulting from the merger and anticipated cost savings due to economies of scale.

Shore’s financial advisor has concluded that the consideration that Shore shareholders will receive in the merger is fair. (See pages [●] to [●])

Raymond James & Associates, Inc., financial advisor to Shore, which we refer to as Raymond James, has provided a written fairness opinion, dated as of June 23, 2019, to the Shore’s Board of Directors to the effect that, as of that date, the aggregate consideration to be paid in the merger is fair to Shore’s shareholders from a financial point of view. A copy of the fairness opinion is attached to this proxy statement-prospectus as Annex B.

You should read the fairness opinion in its entirety.

Pursuant to the Raymond James engagement agreement, Shore agreed to pay Raymond James a cash fee of $200,000 upon Raymond James rendering its fairness opinion and a cash fee equal to 1.2% of the value of the transaction (less the fairness opinion fee) to be paid at the time of the closing of the merger. In addition, Shore also agreed to reimburse Raymond James for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify Raymond James and related parties against certain liabilities, including liabilities under the federal securities laws. During the two years preceding the date of its opinion to Shore, Raymond James has not received compensation for investment banking services from Shore. During the two years preceding the date of its opinion to Shore, Raymond James has provided (i) certain investment banking and financial advisory services to 1st Constitution for which Raymond James has received a retainer and (ii) certain trading services to 1st Constitution Bank for which Raymond James has received trading commissions.

Special Meeting of Shore’s shareholders to be held on [●], 2019 (See page [●])

The special meeting of Shore’s shareholders will be held at [Location], [Address], [Town], New Jersey [Zip Code], at [●] (local time) on [●], 2018. At the special meeting, Shore will ask its shareholders to consider and vote upon the following matters:

(1)	Approval of the Agreement and Plan of Merger, dated as of June 23, 2019, by and among 1st Constitution, 1st Constitution Bank and Shore pursuant to which Shore will merge with and into 1st Constitution Bank; and

(2)	Authorization of the Board of Directors (i) to adjourn or postpone the special meeting, including, without limitation, on a motion to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

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Who can vote (See page [●])

You are entitled to vote at the Shore special meeting if you owned shares of Shore common stock at the close of business on the record date of [●], 2019. You will have one vote for each share of Shore common stock that you owned on the record date. On the record date, there were [●] shares of Shore common stock outstanding.

You may vote by attending the special meeting of Shore shareholders and voting your shares, by completing the enclosed proxy card and mailing it to Shore in the enclosed envelope or by voting by telephone or via the internet, as described in the enclosed instructions for Shore shareholders.

The Shore Board of Directors is seeking your proxy to use at the special meeting of Shore shareholders. Shore and 1st Constitution have prepared this proxy statement-prospectus to assist you in deciding how to vote and whether or not to grant your proxy. If you intend to vote by proxy card, please indicate on your proxy card how you want to vote and then sign, date and mail the proxy card as soon as possible so that your shares will be represented at the special meeting of Shore shareholders, or you may vote by telephone or via the internet, as described in the enclosed instructions for Shore shareholders.

If you are a Shore shareholder and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR approval of the merger agreement and FOR approval of authorization of the Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting. If you fail to return your proxy card or vote by telephone, via the internet or in person, or if you fail to instruct your broker or other nominee to vote your shares, your shares will not be voted, which will have the same effect as a vote AGAINST approval of the merger agreement but will have no effect on the proposal regarding approval of authorization of the Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

If you return a valid proxy, you may revoke it by written notice to the Secretary of Shore at any time before it is voted at the special meeting.

You cannot vote shares held by your broker in “street name.” Only your broker can vote those shares, with your instructions. If you do not provide your broker with instructions on how to vote your shares, your broker will not be permitted to vote them.

Voting matters (See page [●])

The approval of the merger agreement will require the affirmative vote, in person or by proxy, of the holders of at least two-thirds of the shares of Shore common stock outstanding on the record date. The approval of authorization of the Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting, will require that the number of votes cast in person or by proxy at the special meeting in favor of the proposal exceeds the number of votes cast against the proposal. Each holder of shares of Shore common stock outstanding on the record date will be entitled to one vote for each share held of record. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Abstentions and broker non-votes will have the same effect as a vote against the merger agreement but will have no effect on the vote to approve authorization of the Shore Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

Voting Agreements (See pages [●] to [●])

Shore’s directors and certain of its executive officers have entered into agreements with 1st Constitution in which they have agreed to not sell or transfer their shares of Shore common stock prior to the effective time of the merger and to vote all shares of Shore common stock that they own on the record date in favor of the merger agreement. As of [●], 2019, such directors and executive officers of Shore had sole or shared voting power over [●] shares of Shore common stock, or approximately [●]% of the shares of Shore common stock outstanding on [●], 2019.

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To the best knowledge of 1st Constitution and Shore:

•	As of [●], 2019, 1st Constitution did not hold any shares of Shore common stock other than shares held in a fiduciary capacity for others.

•	As of [●], 2019, Shore’s directors and executive officers did not beneficially own any shares of 1st Constitution common stock.

Interests of Shore directors and management in the merger (See pages [●] to [●])

The directors and executive officers of Shore have interests in the merger as directors and employees that are different from the interests of the other Shore shareholders. These interests include, among others:

•	Mr. Robert English, Shore’s President and Chief Executive Officer, is party to an employment agreement and a supplemental executive retirement plan with Shore under which he will receive certain payments upon consummation of the merger;

•	Mr. James Erickson, Shore’s Chief Lending Officer, is party to a change in control agreement with Shore under which he will receive certain payments upon consummation of the merger;

•	Each of Messrs. English and Erickson hold options to purchase shares of Shore common stock which will be cancelled in exchange for a cash payment at the closing of the merger, if not previously exercised;

•	Under the terms of the merger agreement, 1st Constitution is required to indemnify the officers and directors of Shore for a period of six years and maintain insurance covering such officers and directors against claims related to their service as directors or officers of Shore for a period of six years; and

•	One member of the Shore Board of Directors, selected by 1st Constitution, will be appointed to the Boards of Directors of 1st Constitution and 1st Constitution Bank.

Shore’s Board of Directors and 1st Constitution’s Board of Directors were aware of these interests and considered them in approving and recommending the merger. For additional information on the benefits of the merger to Shore’s management, see pages [●] to [●].

Merger expected to occur in the fourth quarter of 2019 (See page [●])

The merger of Shore with and into 1st Constitution Bank will become final when a merger agreement, attaching certifications by 1st Constitution Bank and Shore as to the requisite shareholder approval having been obtained, is filed with the New Jersey Commissioner of Banking and Insurance. These certifications may not be filed until all bank regulatory approvals have been received, the 15 to 30 day period following FDIC approval during which the Justice Department may file objections to the merger relating to competitive factors has passed, and Shore’s shareholders approve the merger agreement and the merger. The merger agreement provides that the merger will be completed by June 23, 2020. We currently anticipate that the merger will be completed in the fourth quarter of 2019, although delays could occur.

We cannot assure you that we can obtain the necessary regulatory or shareholder approvals or that the other conditions precedent to the merger can or will be satisfied.

Regulatory approval must be obtained and other conditions must be satisfied before the merger will be completed (See pages [●] to [●] and page [●])

Our obligation to complete the merger is subject to various conditions that are usual and customary for this kind of transaction, including obtaining approvals from the FDIC and the NJDOBI. Applications were filed with the FDIC and the NJDOBI on July 8, 2019, and approvals are pending. In addition to the required regulatory approvals, the merger will be completed only if certain conditions, including the following, are met or, where permissible, waived:

•	Shore shareholders must approve the merger agreement at the Shore special meeting.

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•	Shore and 1st Constitution must each receive an opinion of 1st Constitution’s counsel with respect to certain tax matters.

•	Shore and 1st Constitution must not have breached any of their respective representations, warranties, covenants or obligations under the merger agreement, subject to certain materiality qualifications.

The merger agreement attached to this proxy statement-prospectus as Annex A describes other conditions that must be met or waived before the merger may be completed.

Amendment or termination of the merger agreement is possible (See pages [●] to [●])

1st Constitution and Shore may agree to terminate the merger agreement and not complete the merger at any time before the merger is completed. Each entity can unilaterally terminate the merger in certain circumstances. These include a failure to complete the merger by June 23, 2020, unless the terminating party’s breach is the reason that the merger is not completed.

Shore may also terminate the merger agreement at any time during the five (5) day period commencing on the date on which all bank regulatory approvals for the merger have been received (referred to as the determination date), if both of the following conditions are satisfied:

•	the average closing sales price of 1st Constitution common stock on the NASDAQ Global Market for the twenty (20) consecutive full trading days ending at the close of trading on the determination date (referred to as the 1st Constitution average closing price) is less than $15.02 per share; and

•	the number obtained by dividing the 1st Constitution average closing price by $18.78 is less than the number obtained by dividing the closing value of the NASDAQ Bank Index as reported on the day immediately preceding the determination date (referred to as the final index price) by 3,581.67 (referred to as the initial index price and together, referred to as the index ratio) and subtracting 0.20 from such quotient.

The effect of this termination provision is to enable Shore to terminate the merger agreement if the market price of 1st Constitution common stock falls substantially, both in absolute terms (that is, below $15.02) and by comparison to the shares of banking institutions that comprise the NASDAQ Bank Index.

Shore has agreed to pay a fee of $2,250,000 to 1st Constitution, which includes reimbursement to 1st Constitution for out-of-pocket expenses, upon a termination of the merger agreement under certain circumstances described in the merger agreement.

See “THE MERGER – Termination” beginning at page [●] for additional information regarding this and other bases for terminating the merger agreement, including Shore’s “fiduciary out.”

Rights of 1st Constitution shareholders differ from those of Shore shareholders (See pages [●] to [●])

The rights of 1st Constitution shareholders differ from the rights of Shore shareholders in certain ways, primarily due to the fact that such rights are governed by different statues (the New Jersey Business Corporation Act for 1st Constitution and the New Jersey Banking Act of 1948, as amended, for Shore) and as a result of certain provisions in 1st Constitution’s Certificate of Incorporation and By-laws that differ from those of Shore’s Certificate of Incorporation and By-laws. Some of these provisions are intended to make a takeover of 1st Constitution harder if 1st Constitution’s Board of Directors does not approve it.

Shore’s shareholders have dissenters’ appraisal rights (See page [●])

Under the New Jersey Banking Act of 1948, as amended, shareholders of Shore can elect to dissent from the merger. Any shareholder electing to dissent will be entitled to a cash payment for his, her or its shares only to the extent permitted by and in accordance with the New Jersey Banking Act of 1948, as amended.

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Shareholders of Shore are entitled to exercise their rights as dissenting shareholders under § 17:9A-140 through § 17:9A-146 of the New Jersey Banking Act of 1948, as amended, but only if they comply strictly with all of the procedural and other requirements of such statutes. The text of § 17:9A-140 through § 17:9A-146 of the New Jersey Banking Act of 1948, as amended, is attached to this proxy statement-prospectus as Annex C. For a summary of § 17:9A-140 through § 17:9A-146, please see pages [●] to [●].

Stock certificates to be submitted with the election forms or after the merger is complete (See pages [●] to [●])

Shore shareholders will be provided with an election form in a mailing separate from this proxy statement-prospectus prior to the consummation of the merger. In order to make an effective election to receive cash, stock or a combination of cash and stock in the merger, it will be necessary for such shareholders to submit their Shore stock certificates to the Exchange Agent, together with their election forms, in the envelope provided to Shore’s shareholders. If such shareholders do not submit an election form, then, promptly after the merger is completed, they will receive a letter and instructions on how to surrender their Shore stock certificates in exchange for 1st Constitution stock certificates and/or cash. Shore shareholders will need to carefully review and complete these materials and return them as instructed along with their stock certificates for Shore common stock.

If you do not have stock certificates but hold shares of Shore common stock with your broker or other nominee in “street name,” you will need to provide your broker or other nominee with instructions regarding your election. If you do not instruct your broker or other nominee to make an election, your broker or other nominee will automatically exchange your shares upon completion of the merger.

If you or your broker or other nominee do not submit an election form covering your shares of Shore common stock prior to the election deadline, which is the close of business on the fifth (5th) business day prior to the date the merger is consummated, then you will lose the opportunity to indicate your preference as to whether your shares will be converted into 1st Constitution common stock or cash in accordance with the terms of the merger agreement.

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MARKET PRICE AND DIVIDEND INFORMATION

Shore

The shares of Shore common stock are traded on the OTC Pink marketplace under the trading symbol “SHRC”. The following table sets forth the high and low bid quotations as reported on the OTC Pink marketplace for shares of Shore common stock for each quarter during 2019 year-to-date and 2018. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	2019				2018

	High		Low		High	Low
First Quarter	$14.25		$12.06		$11.90	$10.75

Second Quarter	$16.00		$13.85		$12.50	$11.85

Third Quarter	$16.10	(1)	$15.55	(1)	$16.25	$12.36

Fourth Quarter	--		--		$15.50	$11.87
(1)	Through August 6, 2019.

As of August 6, 2019, there were approximately 293 record holders of Shore common stock.

Shore declared quarterly cash dividends of $0.075 per share on January 24, 2019, payable on February 5, 2019, and on July 25, 2019, payable on August 16, 2019.

1st Constitution

The common stock of 1st Constitution trades on the NASDAQ Global Market under the trading symbol “FCCY”. The following are the high and low sales prices per share for each quarter during 2019 year-to-date and 2018, as reported on the NASDAQ Global Market.

	2019				2018

	High		Low		High	Low
First Quarter	$18.27		$17.77		$22.00	$21.56

Second Quarter	$18.50		$18.05		$23.00	$22.60

Third Quarter	$18.69	(1)	$16.84	(1)	$21.70	$20.35

Fourth Quarter	--		--		$20.50	$19.17
(1)	Through August 6, 2019.

As of August 6, 2019, there were approximately 296 record holders of 1st Constitution’s common stock.

1st Constitution declared quarterly cash dividends of $0.075 per share on October 19, 2018, January 31, 2019 and April 19, 2019 that were paid on November 22, 2018, February 28, 2019 and May 24, 2019, respectively. In addition, 1st Constitution declared a quarterly cash dividend of $0.075 per share on July 19, 2019, payable on August 23, 2019.

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On June 21, 2019, the last full trading day prior to announcement of the execution of the merger agreement, the reported high and low sales prices and the closing sale prices of 1st Constitution common stock on the NASDAQ Global Market and Shore common stock on the OTC Pink marketplace were as follows:

	June 21, 2019
	High	Low	Closing Sale Price
1st Constitution	$18.87	$18.62	$18.87
Shore	$14.93	$14.60	$14.90

On [●], 2019, the last practicable full trading day prior to the printing of this proxy statement-prospectus, the reported high and low sales prices and the closing sale prices of 1st Constitution common stock on the NASDAQ Global Market and Shore common stock on the OTC Pink marketplace were as follows:

[●], 2019
	High		Low		Closing Sale Price
1st Constitution	$	[●]	$	[●]	$	[●]
Shore	$	[●]	$	[●]	$	[●]

Shareholders are urged to obtain current market quotations for shares of 1st Constitution common stock and Shore common stock.

Equivalent value per share

The following table shows the closing sale price of 1st Constitution common stock on the NASDAQ Global Market on June 21, 2019, the last full trading day prior to announcement of the execution of the merger agreement, and on [●], 2019, the last practicable full trading day prior to the printing of this proxy statement-prospectus, the closing sale price of Shore common stock on the OTC Pink marketplace on the same two dates and the equivalent value per share of Shore common stock on the same two dates. The equivalent value per share is calculated by multiplying the per share price of 1st Constitution common stock by the assumed exchange ratio of 0.8786 of a share of 1st Constitution common stock.

	1st Constitution Common Stock		Shore Common Stock		Equivalent Value Per Share of Shore Common Stock
June 21, 2019		$18.87		$14.90		$16.58
[●], 2019	$	[●]	$	[●]	$	[●]

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SUMMARY HISTORICAL FINANCIAL DATA

1st Constitution Summary Historical Consolidated Financial Information

The following table sets forth summary consolidated financial data for 1st Constitution for each of the periods and as of the dates indicated. The financial data as of and for the years ended December 31, 2014 through 2018 are derived from 1st Constitution’s audited consolidated financial statements. The financial data as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 are derived from 1st Constitution’s unaudited consolidated financial statements.

	(Unaudited) Six Months Ended June 30,		Years Ended December 31,
(In thousands, except per share data)	2019	2018	2018	2017	2016	2015	2014
Total interest income	$28,468	$23,936	$51,473	$39,135	$39,135	$39,323	$$35,888
Total interest expense	5,808	3,239	8,041	5,158	5,158	4,636	4,658
Net interest income	22,660	20,697	43,432	33,977	33,977	34,687	31,230
Provision for loan losses	700	450	900	(300)	(300)	1,100	5,750
Net interest income after provision for loan losses	21,960	20,247	42,532	34,277	34,277	33,587	25,480
Non-interest income	4,036	3,928	7,918	6,922	6,922	6,586	6,814
Non-interest expense	16,660	17,896	34,085	27,291	27,291	27,447	26,865
Income before income tax expense	9,336	6,279	16,365	13,908	13,908	12,726	5,429
Income tax expense	2,569	1,555	4,317	4,623	4,623	4,062	1,073
Net income	$6,767	$4,724	$12,048	$6,928	$9,285	$8,664	$4,356

Basic earnings per share	$0.78	$0.56	$1.45	$0.86	$1.17	$1.10	$0.56
Diluted earnings per share	$0.78	$0.57	$1.40	$0.83	$1.14	$1.07	$0.55

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	(Unaudited) June 30,	December 31,
(Dollars in thousands)	2019	2018	2017	2016	2015	2014
Selected Financial Data:
Total Assets	$1,304,294	$1,177,833	$1,079,274	$1,038,213	$967,991	$956,779
Total Loans	967,820	883,164	789,906	724,808	682,121	654,297
Total Deposits	1,021,834	950,672	922,006	834,516	786,757	817,761
Shareholders’ Equity	135,075	127,085	111,653	104,801	95,960	87,110

Selected Financial Ratios:
Return on Average Assets	1.14%	1.06%	0.67%	0.93%	0.89%	0.46%
Return on Average Equity	10.49%	10.11%	6.36%	9.21%	9.49%	5.34%
Tier 1 Capital to Average Assets	11.51%	11.73%	11.23%	10.93%	10.80%	9.53%

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Shore Summary Historical Consolidated Financial Information

The following table sets forth summary consolidated financial data for Shore for each of the periods and as of the dates indicated. The financial data as of and for the years ended December 31, 2014 through 2018 are derived from Shore’s audited consolidated financial statements. The financial data as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 are derived from Shore’s unaudited consolidated financial statements.

	(Unaudited) Six Months Ended June 30,		Years Ended December 31,

(In thousands, except per share data)	2019	2018	2018	2017	2016	2015	2014

Total interest income	$6,129	$5,856	$11,909	$10,611	$9,743	$8,966	$7,973

Total interest expense	1,004	794	1,676	1,571	1,638	1,546	1,460

Net interest income	5,125	5,062	10,233	9,040	8,105	7,420	6,513

Provision for loan losses	30	20	(350)	245	155	425	(170)

Net interest income after provision for loan losses	5,095	5,042	10,583	8,795	7,950	6,995	6,683

Other income	331	507	933	925	541	828	247

Other expense	3,350	2,957	5,947	5,809	5,974	5,998	5,576

Income before income taxes	2,076	2,592	5,569	3,911	2,517	1,825	1,354

Income tax expense	677	672	1,567	1,843	791	524	274

Net income	$1,399	$1,920	$4,002	$2,068	$1,726	$1,301	$1,080

Basic earnings per share	$0.45	$0.62	$1.28	$0.68	$0.58	$0.48	$0.44

Diluted earnings per share	$0.44	$0.61	$1.26	$0.66	$0.56	$0.47	$0.43

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	(Unaudited) June 30,	December 31,
(Dollars in thousands)	2019	2018	2017	2016	2015	2014
Selected Financial Data:

Total Assets	$282,888	$267,549	$271,071	$264,741	$239,290	$216,141

Total Loans	213,042	210,706	202,935	182,478	163,714	143,465

Total Deposits	248,327	235,401	242,175	237,369	204,818	183,098

Shareholders’ Equity	32,334	31,134	28,004	26,501	24,642	23,326

Selected Financial Ratios:

Return on Average Assets	1.04%	1.45%	0.76%	0.68%	0.57%	0.48%

Return on Average Equity	8.88%	13.62%	7.48%	6.75%	5.43%	4.79%

Tier 1 Capital to Average Assets	11.94%	11.39%	10.14%	9.95%	10.22%	10.32%

18

UNAUDITED PRO FORMA FINANCIAL DATA

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of 1st Constitution and Shore and has been prepared to illustrate the financial effect of 1st Constitution’s merger with Shore. The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of 1st Constitution and its subsidiaries and of Shore as an acquisition by 1st Constitution of Shore using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of Shore will be recorded by 1st Constitution at their respective fair values as of the date the merger is completed.

The unaudited pro forma condensed combined financial information set forth below assumes that the merger with Shore was consummated on January 1, 2018, for purposes of the unaudited pro forma condensed combined statement of income for the year ended December 31, 2018 and for the six months ended June 30, 2019, and on June 30, 2019, for purposes of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial statements included herein are presented for informational purposes only and do not necessarily reflect the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The adjustments included in these unaudited pro forma condensed financial statements are preliminary and may be revised. 1st Constitution has not performed the detailed valuation analysis necessary to determine the fair value of Shore’s asset to be acquire and liabilities to be assumed. The pro forma adjustments included in this proxy statement-prospectus are subject to change depending on changes in interest rates and the components of assets and liabilities, and as additional information becomes available and additional analyses are performed. The final allocation of purchase price will be determined after the merger is completed and after thorough analyses to determine the fair value of Shore’s assets and liabilities as of the date the merger are completed. Increases or decreases in the fair values of the net assets as compared to the information shown in the unaudited pro forma condensed combined financial data may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact 1st Constitution’s statement of operations due to adjustments in yield and/or amortization of the adjusted assets and liabilities. Changes in Shore’s shareholders’ equity, including results of operations and certain balance sheet changes from June 30, 2019 through the date the merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented in this proxy statement-prospectus.

1st Constitution anticipates that the merger with Shore will provide financial benefits that include reduced operating expenses. The pro forma information does not reflect the benefits of the expected cost savings and expense efficiencies, opportunities to earn additional revenue, potential impacts of current market conditions on revenues, or asset dispositions, among other factors, and includes various preliminary estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be attained in the future. The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of 1st Constitution and Shore, which are included elsewhere in this proxy statement-prospectus. See “Index to Financial Statements” beginning on page [●].

The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of 1st Constitution common stock or the actual or future results of operations of 1st Constitution for any period.

The unaudited pro forma condensed combined financial information and explanatory information are based upon the following assumptions:

•	The value of the stock consideration is based on the closing price of 1st Constitution common stock on August 8, 2019 of $17.03.
•	Fifty-ﬁve percent (55%) of the total number of shares of Shore common stock issued and outstanding immediately prior to the effective time of the merger will be converted into shares of 1st Constitution common stock at the fixed exchange ratio of 0.8786, and forty-ﬁve percent (45%) of such shares of Shore common stock will be converted into cash, subject to adjustment as set forth in the merger agreement.
•	A maximum of 1,509,348 shares of common stock of 1st Constitution will be exchanged.
•	Cash of $16.50 per share will be exchanged for the shares of Shore common stock not exchanged for stock. The cash payment is estimated to total $23,192,000.
•	No dissenting shares by Shore shareholders.
•	Nominal cash paid in lieu of fractional shares.

19

1st Constitution Bancorp

Pro Forma Condensed Combined Balance Sheet

As of June 30, 2019

					Pro Forma
					Combined
	1st		Pro Forma		1st
	Constitution	Shore	Adjustments		Constitution
	(Dollars in thousands, except shares and per share amounts)
Assets
Cash and cash equivalents	$30,114	$28,398	($25,375)	1,8	$33,137
Investment Securities
Available for sale	146,179	12,248	0		158,427
Held to maturity	77,829	15,905	267	2	94,001
Loans held for sale	3,863	0	0		3,863
Total loans	967,820	213,042	(5,562)	2	1,175,300
Allowance for loan losses	(8,641)	(2,593)	2,593	2	(8,641)
Net loans	959,179	210,449	(2,969)		1,166,659
Goodwill	11,854	0	19,610	7	31,464
Other intangibles	342	0	2,810	3	3,152
Other assets	74,934	15,888	(231)	2,4,8	90,591

Total Assets	$1,304,294	$282,888	$(5,888)		$1,581,294

Liabilities and Shareholders' Equity
Liabilities
Deposits	1,021,834	248,327	0		1,270,161
Other borrowings	104,850	0	0		104,850
Redeemable subordinated debentures	18,557	0	0		18,557
Other liabilities	23,978	2,227	1,366	5	27,571
Total Liabilities	1,169,219	250,554	1,366		1,421,139
Total Shareholders' Equity	135,075	32,334	(7,254)	1,6,8	160,155

Total Liabilities and Shareholders' Equity	$1,304,294	$282,888	$(5,888)		$1,581,294

Book value	$15.62	$10.35			$15.77
Tangible book value	$14.21	$10.35			$12.36
Shares outstanding	8,648,993	3,123,456			10,158,341

20

Adjustments: Pro Forma Condensed Combined June 30, 2019 Balance Sheet

1.	To adjust for the consideration to be exchanged based on the merger agreement.

The outstanding stock options issued by Shore will be cashed out at $16.50 per share.

Cash paid to shareholders	$23,192
Cash paid for options	1,433
Total cash paid	24,625
Common shares issued	25,704
Total consideration exchanged	$50,329

2.	The pro forma adjustments reﬂect the estimated fair values of the assets. With respect to loans, the fair value adjustment includes a negative $5.6 million credit component based upon 1st Constitution management’s review and analysis of a signiﬁcant portion of the loans.

No fair value adjustment to loans for interest rates was made at the time of initial analysis because 1st Constitution management estimated that overall the yield of the loans in the loan portfolio approximated market yields.

The allowance for loan losses at June 30, 2019 is eliminated. The estimated fair value of leasehold improvements is $1.0 million lower than the current carrying amount. The carrying value of OREO was reduced by $623,000 to reﬂect 1st Constitution management’s plan to dispose of the OREO assets in an auction, bulk sale or some other manner.

Investments -HTM	$267
Loans	(5,562)
Allowance for loan losses	2,593
Fixed assets	(1,000)
OREO	(623)
$(4,325)

3.	The pro forma adjustment reflects the estimated fair value of the identified intangible asset for core deposits.

Core deposit intangible	$2,810

4.	The pro forma adjustment reflects the estimated effect to the net deferred tax asset and liability of the fair value pro forma adjustments. The deferred tax asset or liability was calculated based upon a combined federal and state statutory tax rate of 28.11% to 30.01% depending upon the estimated year of reversal of the book-tax differences.

Deferred tax liability-HTM investments	$(75)
Deferred tax asset- loan valuation	834
Deferred tax asset-fixed assets	281
Deferred tax asset-OREO	175
Deferred tax asset-stock option buy-out	430
Deferred tax asset-employment contracts	410
Deferred tax liability-AFS investments-OCI	1
Deferred tax liability- core deposit intangible	(790)
$1,266

21

5.	The pro forma adjustment includes the estimated employment contract termination liability to be assumed in the merger.

Accrued expenses	$1,366

6.	The pro forma adjustment eliminates the shareholders' equity of Shore

Common stock	$(27,162)
Retained earnings (loss)	(5,168)
Accumulated other comprehensive income	(4)
$(32,334)

7.	The estimated fair value of assets acquired and liabilities assumed in the merger are as follows:

Assets of Shore
Cash and cash equivalents	$28,398
Investment Securities
Available for sale	12,248
Held to maturity	16,172
Total loans	207,480
Other intangibles	2,810
Other assets	15,531
Total assets acquired	$282,639

Liabilities of Shore
Deposits	$248,327
Other liabilities	3,593
Total liabilities assumed	$251,920

Net assets acquired	$30,719
Total consideration exchanged	50,329
Excess of consideration paid over fair value of assets acquired	$19,610

8.	Record the future disbursement of cash and the effect on retained earnings and deferred tax asset for the 1st Constitution and Shore transaction expenses related to completing the merger transaction

Retained earnings	$(750)
Deferred tax asset	126
Net adjustment to retained earnings	$(624)

Any changes in the price of lst Constitution common stock would change the purchase price allocated to goodwill. The following table represents the sensitivity of the purchase price and resulting goodwill to be recorded based upon the assumed change in the price of lst Constitution common stock of $17.03, which was the closing price of the stock on August 8, 2019.

	Purchase	Estimated
Unaudited, dollars in thousands	Price	Goodwill
As presented in the pro forma combined condensed balance sheet	$50,329	$19,610
20% increase in 1st Constitution common stock price	$55,470	$24,751
20% decrease in 1st Constitution common stock price	$45,188	$14,469

Minimum 1st Constitution common stock price allowed under the merger agreement:

There is no minimum price under the merger agreement, but if lst Constitution's price is less than $15.02, Shore may terminate the merger agreement, under certain circumstances described in section 8.1 (k) of the merger agreement, unless 1st Constitution agrees to increase the share consideration by increasing the exchange ratio in accordance with section 8.1 (k) of the merger agreement.

22

1st Constitution Bancorp

Pro Forma Condensed Combined Statement of Income

Combining the Six Months Ended June 30, 2019

					Pro Forma
					Combined
	1st		Pro Forma		1st
	Constitution	Shore	Adjustments		Constitution
	(Dollars in thousands, except shares and per share amounts)
Interest Income
Loans, including fees	$25,026	$5,540	$556	1	$31,122
Securities and other	3,442	589	(322)	2,3	3,709
Total Interest Income	28,468	6,129	234		34,831

Interest Expense
Deposits	4,988	1,004	0		5,992
Borrowings	430	0	0		430
Redeemable subordinated debentures	390	0	0		390
Total Interest Expense	5,808	1,004	0		6,812

Net Interest Income	22,660	5,125	234		28,019
Provision for loan losses	700	30	0		730
Net Interest Income After
Provision for Loan Losses	21,960	5,095	234		27,289

Other Income	4,036	331	0		4,367
Other Expense	16,660	3,350	(406)	4,5,6	19,604
Income before Income Taxes	9,336	2,076	640		12,052
Provision for income taxes	2,569	677	100	7	3,346
Net Income Available to Common Shareholders	$6,767	$1,399	$540		$8,706

Earnings Per Share
Basic	$0.78	$0.45			$0.86
Diluted	$0.78	$0.44			$0.85

Weighted Average Shares Outstanding
Basic	8,634,251	3,123,456			10,143,599
Diluted	8,696,943	3,192,318			10,206,291

23

Adjustments: Pro Forma Condensed Combined Statement of Income- Six Months Ended June 30, 2019

1.	The pro forma adjustment to interest income-loans includes the negative fair value adjustment which is being accreted to income over the estimated maturity of the loans of five years on a straight line basis.

Interest income-loans	$556

2.	The pro forma adjustment to securities and other interest income reflects the reduction of cash invested and the corresponding reduction of interest income.

Interest income-securities and other	$(295)

3.	The pro forma adjustment to securities and other interest income reflects the amortization of the fair value adjustment to investment securities over the estimated maturity of five years on a straight line basis.

Interest income-securities and other	$(27)

4.	The pro forma adjustment reduces depreciation for the effect of the fair value adjustment to leasehold improvements over the estimated life of 20 years on a straight line basis.

Other expense	$(25)

5.	The pro forma adjustment reflects amortization of the core deposit intangible over an estimated average life of seven years on a straight line basis.

Other expense	$201

6.	The pro forma adjustment eliminates the merger expenses incurred through June 30, 2019.

Other expense	$(582)

7.	The pro forma adjustment reflects the effect on income tax expense at a combined federal and state statutory rate of 30.01%, less the effect on non-deductible merger expenses of the above pro forma adjustments.

Provision for income taxes	$100

24

1st Constitution Bancorp

Pro Forma Condensed Combined Statement of Income

Combining the Year Ended December 31, 2018

					Pro Forma
					Combined
	1st		Pro Forma		1st
	Constitution	Shore	Adjustments		Constitution
	(Dollars in thousands, except shares and per share amounts)
Interest Income
Loans, including fees	$45,202	$10,623	$1,112	1	$56,937
Securities and other	6,271	1,286	(633)	2,3	6,924
Total Interest Income	51,473	11,909	479		63,861

Interest Expense
Deposits	6,511	1,676	0		8,187
Borrowings	836	0	0		836
Redeemable subordinated debentures	694	0	0		694
Total Interest Expense	8,041	1,676	0		9,717

Net Interest Income	43,432	10,233	479		54,144
Provision for loan losses	900	(350)	0		550
Net Interest Income After
Provision for Loan Losses	42,532	10,583	479		53,594

Other Income	7,918	933	0		8,851
Other Expense	34,085	5,947	351	4,5	40,383
Income before Income Taxes	16,365	5,569	128		22,062
Provision for income taxes	4,317	1,567	55	6	5,939
Net Income Available to Common Shareholders	$12,048	$4,002	$73		$16,123

Earnings Per Share
Basic	$1.45	$1.28			$1.64
Diluted	$1.40	$1.26			$1.60

Weighted Average Shares Outstanding
Basic	8,320,718	3,119,480			9,830,066
Diluted	8,593,509	3,176,389			10,102,857

25

Adjustments: Pro Forma Condensed Combined Statement of Income- Year Ended December 31, 2018

1.	The pro forma adjustment to interest income-loans includes the negative fair value adjustment which is being accreted to income over the estimated maturity of the loans of five years on a straight line basis.

Interest income-loans	$1,112

2.	The pro forma adjustment to securities and other interest income reflects the reduction of cash invested and the corresponding reduction of interest income.

Interest income-securities and other	$(579)

3.	The pro forma adjustment to securities and other interest income reflects the amortization of the fair value adjustment to investment securities over the estimated maturity of five years on a straight line basis.

Interest income-securities and other	$(54)

4.	The pro forma adjustment reduces depreciation for the effect of the fair value adjustment to leasehold improvements over the estimated life of 20 years on a straight line basis.

Other expense	$(50)

5.	The pro forma adjustment reflects amortization of the core deposit intangible over an estimated average life of seven years on a straight line basis.

Other expense	$401

6.	The pro forma adjustment reflects the effect on income tax expense at a combined federal and state statutory rate of 30.01% for the effect of the above pro forma adjustments.

Provision for income taxes	$55

26

COMPARATIVE PER SHARE INFORMATION

1st Constitution and Shore have set forth below information concerning earnings, cash dividends declared and book value per share for Shore and 1st Constitution on both historical and pro forma combined bases and on a per share equivalent pro forma basis for Shore. The pro forma combined diluted earnings of 1st Constitution common stock is based on the pro forma combined net income of 1st Constitution and Shore, divided by total pro forma diluted common shares of the combined entity. The pro forma net income includes adjustments related to the estimated fair value of assets and liabilities and is subject to adjustment as additional information becomes available and as additional analysis is performed. Book value per share for the pro forma combined presentation is based upon outstanding shares of 1st Constitution common stock, adjusted to include the estimated number of shares of 1st Constitution common stock to be issued in the merger for outstanding shares of Shore common stock at the time the merger is completed, assuming that 55% of Shore’s outstanding shares of common stock are converted into shares of 1st Constitution common stock, excluding stock options. The per share equivalent pro forma combined data for shares of Shore common stock is also based on the assumed conversion of 1,717,902 of the outstanding shares of Shore common stock into shares of 1st Constitution common stock based upon the exchange ratio of 0.8786 shares of 1st Constitution common stock for each share of Shore common stock. The pro forma and pro forma equivalent data does not take into account any cost savings, revenue enhancements or synergies that may be achieved as a result of the merger. The following information is not necessarily indicative of future results. You should read the information set forth below in conjunction with the respective financial statements of 1st Constitution and Shore included elsewhere in this proxy statement and prospectus.

	Year Ended December 31, 2018	Six Months Ended June 30, 2019
1ST CONSTITUTION-HISTORICAL
Earnings per share-diluted	$1.40	$0.78
Cash dividends declared per share	$0.255	$0.15
Book value per share	$14.77	$15.62

SHORE HISTORICAL
Earnings per share-diluted	$1.26	$0.44
Cash dividends declared per share	$0.30	$0.15
Book value per share	$9.97	$10.35

1ST CONSTITUTION and SHORE-PRO FORMA COMBINED
Earnings per share-diluted	$1.60	$0.85
Cash dividends declared per share	$0.255	$0.15
Book value per share	$15.04	$15.77

EQUIVALENT PRO FORMA COMBINED PER SHARE OF SHORE COMMON STOCK
Earnings per share-diluted	$1.41	$0.75
Cash dividends declared per share	$0.22	$0.13
Book value per share	$13.21	$13.86

By approving the merger agreement, Shore shareholders may, even if they elect to receive cash, ultimately receive 1st Constitution common stock and thus will be investing in 1st Constitution’s common stock. An investment in 1st Constitution’s common stock involves a degree of risk. In addition to the other information included in this document, including the matters addressed in “FORWARD-LOOKING INFORMATION” immediately following this section, you should carefully consider the matters described below in determining whether to approve the merger agreement.

27

FORWARD-LOOKING INFORMATION

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this proxy statement-prospectus, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between 1st Constitution Bank and Shore, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission (referred to as the SEC). Such forward-looking statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions. Any statements that are not statements of historical fact, including statements containing such words as “will,” “could,” “plans,” “intends,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “anticipate,” “estimated,” or similar expressions, should also be considered forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue influence on these forward-looking statements, which are based upon the current beliefs and expectations of the management of 1st Constitution and Shore. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the risk that Shore’s shareholders may not adopt the merger agreement; (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; (4) delays in closing the merger or other risks that any of the closing conditions to the merger may not be satisfied in a timely manner; (5) the inability to realize expected cost savings and synergies from the merger in the amounts or in the timeframe anticipated; (6) the diversion of management’s time from ongoing business operations due to issues relating to the merger; (7) costs or difficulties relating to integration matters might be greater than expected; (8) material adverse changes in 1st Constitution’s or Shore’s operations or earnings; (9) potential litigation in connection with the merger; (10) a decrease in the common stock price of 1st Constitution under certain circumstances which could give Shore the right to terminate the merger agreement; and (11) the inability to retain Shore’s customers and employees. Although 1st Constitution’s management has taken certain steps to mitigate any negative effect of the aforementioned items, significant unfavorable changes could severely impact the assumptions used and could have an adverse effect on profitability.

Additional factors that could cause 1st Constitution’s results to differ materially from those described in the forward-looking statements can be found in 1st Constitution’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

1st Constitution undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.

You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement-prospectus. All subsequent written and oral forward-looking statements concerning the proposed merger or other matters addressed in this proxy statement-prospectus and attributable to 1st Constitution or Shore or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, 1st Constitution and Shore undertake no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time to reflect events or circumstances after the date of this proxy statement-prospectus or to reflect the occurrence of unanticipated events.

28

RISK FACTORS

By approving the merger, Shore shareholders may, even if they elect to receive cash, ultimately receive 1st Constitution common stock and thus will be investing in 1st Constitution common stock. An investment in 1st Constitution common stock involves a degree of risk. In addition to the other information included in this document, including the matters addressed in “FORWARD-LOOKING INFORMATION” immediately preceding this section, you should carefully consider the matters described below in determining whether to approve the merger agreement.

Risks pertaining to the proposed merger:

Shore shareholders may receive a form of merger consideration other than what was elected.

Although Shore shareholders will be given the right to elect to receive cash or 1st Constitution common stock, or a combination of cash and 1st Constitution common stock, in the merger, it is possible that shareholders will not receive the requested form of consideration. To illustrate, the merger agreement provides that forty-five percent (45%) of the merger consideration will be cash and fifty-five percent (55%) will be shares of 1st Constitution common stock. If Shore shareholders’ election forms, in the aggregate, provide for a different allocation of stock and cash, then the Exchange Agent will make pro rata adjustments so that forty-five percent (45%) of the shares of Shore common stock are converted into the right to receive cash and fifty-five percent (55%) of the shares of Shore common stock are converted into the right to receive shares of 1st Constitution common stock. Similar pro rata adjustments by the Exchange Agent will also need to be made in the event that Shore option holders exercise Shore stock options prior to the effective time of the merger, in which case greater than forty-five percent (45%) of the merger consideration will be cash and less than fifty-five percent (55%) of the merger consideration will be shares of 1st Constitution common stock, as a result of the maximum stock consideration cap of 1,509,348 shares of 1st Constitution common stock. These are some factors that could cause a Shore shareholder to receive a form of consideration other than what was chosen.

Since the exchange ratio is fixed, Shore shareholders are at risk in the event that the market price of 1st Constitution common stock declines prior to the consummation of the merger.

The number of shares that 1st Constitution will issue for each share of Shore common stock to be converted into 1st Constitution common stock – that is, 0.8786 shares – is fixed. If the market price of 1st Constitution common stock declines, the value of the stock consideration that Shore shareholders will receive will decline. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in 1st Constitution’s business, operations and prospects and regulatory considerations. Many of these factors are beyond 1st Constitution’s control. The merger is not expected to close until the fourth calendar quarter of 2019. Moreover, Shore shareholders can expect that there will be some delay after the merger is consummated before they will receive their 1st Constitution stock certificates. Thus, Shore shareholders receiving stock in the merger will be subject to the risk of market declines in the value of 1st Constitution common stock for a substantial period of time. Moreover, Shore may terminate the merger agreement in the event that the average closing sales price of 1st Constitution common stock drops as set forth in Section 8.1(k) of the merger agreement and described under “THE MERGER – Termination” beginning on page [●].

Since the cash amount per share is fixed, Shore shareholders are at risk in the event that the market price of 1st Constitution common stock increases prior to the consummation of the merger.

Those shareholders who receive cash in exchange for their shares of Shore common stock will receive $16.50 in cash for each such share, subject to adjustment as set forth in the merger agreement. If the market price of 1st Constitution common stock increases, those Shore shareholders who receive cash will receive less than the value of the 1st Constitution common stock that they would have received if they had elected to receive 1st Constitution common stock and had, in fact, received 1st Constitution common stock in the merger. Shore shareholders are urged to obtain current market quotations for 1st Constitution common stock.

29

The Internal Revenue Service could challenge the treatment of the merger as a “reorganization” within the meaning of Section 368(a) of the Code, which could result in adverse tax consequences.

1st Constitution and Shore have structured the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In particular, 1st Constitution and Shore believe the terms of the cash and stock mix of merger consideration to be received by Shore common shareholders qualifies as “fixed consideration” for purposes of the required “continuity of interest” rule under Section 368(a) of the Code. However, no ruling is being sought from the Internal Revenue Service (referred to as the IRS) on this issue, and it is possible that the IRS may challenge this position. If the IRS were to challenge successfully the treatment of the merger as a reorganization within the meaning of Section 368(a) of the Code, there may be adverse tax consequences to holders of Shore common stock. In addition, Shore may be subject to additional tax, for which 1st Constitution will become liable as a result of the merger. These tax consequences are described more fully under “THE MERGER – Material United States Federal Income Tax Consequences – Tax Consequences if the Merger Fails to Qualify as a Reorganization. ”

Shore’s shareholders will have less influence as a shareholder of 1st Constitution than as a shareholder of Shore.

The shareholders of Shore currently have the right to control Shore through their ability to elect the Shore Board of Directors and to vote on other matters affecting Shore. The merger will transfer control of Shore to 1st Constitution. As a result of the merger, former Shore shareholders, in the aggregate, will own less than 14.9% of 1st Constitution’s outstanding common stock (excluding stock options) after completion of the merger. Consequently, the former Shore shareholders will exercise much less influence over the management and policies of 1st Constitution than they currently exercise over the management and policies of Shore.

If 1st Constitution Bank does not successfully integrate Shore and any other banks that 1st Constitution or 1st Constitution Bank may acquire in the future, the combined bank may be adversely affected.

Pursuant to the merger agreement, Shore will merge with and into 1st Constitution Bank, with 1st Constitution Bank as the surviving bank in the merger. If the merger of Shore with and into 1st Constitution Bank is completed, and if 1st Constitution or 1st Constitution Bank makes additional acquisitions in the future, 1st Constitution or 1st Constitution Bank will need to integrate the acquired entities into its existing business and systems. 1st Constitution or 1st Constitution Bank may experience difficulties in accomplishing this integration or in effectively managing the combined bank after the merger with Shore, and after any future acquisition. Any actual cost savings or revenue enhancements that 1st Constitution or 1st Constitution Bank may anticipate from a future acquisition will depend on future expense levels and operating results, the timing of certain events and general industry and regulatory and business conditions. Many of these events will be beyond the control of 1st Constitution or 1st Constitution Bank, and 1st Constitution and 1st Constitution Bank cannot assure you that if the merger is consummated, or if 1st Constitution or 1st Constitution Bank makes any additional acquisitions in the future, it will be successful in integrating those businesses into its own.

1st Constitution may issue additional shares of common stock as a result of the merger or otherwise, which may dilute the ownership and voting power of its shareholders and the book value of its common stock.

1st Constitution is currently authorized to issue up to 30,000,000 shares of common stock of which 8,627,708 shares were outstanding as of May 2, 2019 and an additional 1,509,348 shares are estimated to be issued in the merger. Since 45% of the merger consideration will be paid in cash, 1st Constitution may decide to issue additional shares of common stock to improve its capital position or to raise cash or to acquire another bank or other financial institution or for any other corporate purposes. In addition, 1st Constitution may decide to issue additional shares of common stock for any other corporate purposes. The 1st Constitution Board of Directors has authority, without action or vote of 1st Constitution shareholders, to issue all or part of the authorized but unissued shares of common stock in public offerings or up to twenty percent (20%) of its outstanding common stock in non-public offerings. Any issuance of shares of 1st Constitution common stock will dilute the percentage ownership interest of 1st Constitution common shareholders, including Shore common shareholders who become 1st Constitution common shareholders, and may dilute the book value of 1st Constitution common stock.

Future acquisitions by 1st Constitution may dilute ownership of 1st Constitution common stock and may cause 1st Constitution to become more susceptible to adverse economic events.

1st Constitution may acquire or make investments in banks and other complementary businesses with its common stock in the future. 1st Constitution may issue additional shares of common stock to pay for those acquisitions, which would dilute common stock holders’ ownership interest in 1st Constitution. Future business acquisitions could be material to 1st Constitution, and the degree of success achieved in acquiring and integrating these businesses into 1st Constitution could have a material effect on the value of 1st Constitution common stock. In addition, any such acquisition could require 1st Constitution to use substantial cash or other liquid assets or to incur debt. In those events, 1st Constitution could become more susceptible to economic downturns and competitive pressures.

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If the merger does not occur by June 23, 2020, each of 1st Constitution and Shore is generally free to choose not to proceed with the merger.

Either 1st Constitution or Shore may terminate the merger agreement if the merger has not been completed on or before June 23, 2020, unless such failure has resulted from the failure to perform by the party seeking to terminate the merger agreement. Although 1st Constitution and Shore expect to close the merger in the fourth quarter of 2019, there can be no assurance that all conditions to the merger will be satisfied or waived by June 23, 2020.

Either 1st Constitution or Shore may terminate the merger agreement if the required Shore shareholder approval is not obtained.

Either 1st Constitution or Shore may terminate the merger agreement if the approval of Shore shareholders, required for the closing of the merger, is not obtained by reason of the failure to obtain the required vote at the special meeting of Shore shareholders or at any adjournment or postponement of the special meeting of Shore shareholders.

Shore may terminate the merger agreement under certain circumstances as based on the average price of 1st Constitution common stock.

Shore may terminate the merger agreement if the average closing sales price of 1st Constitution common stock falls substantially, both in absolute terms (that is, below $15.02) and by comparison to the shares of banking institutions that comprise the NASDAQ Bank Index as set forth in Section 8.1(k) of the merger agreement. See “THE MERGER – Termination” beginning on page [●] for additional information regarding this risk factor and other bases for terminating the merger agreement.

The expected benefits of the merger may not be realized if the combined bank does not achieve certain cost savings and other benefits.

1st Constitution’s belief that cost savings and revenue enhancements are achievable is a forward-looking statement that is inherently uncertain. The combined bank’s actual cost savings and revenue enhancements, if any, cannot be quantified at this time. Any actual cost savings or revenue enhancements will depend on future expense levels and operating results, the timing of certain events and general industry, regulatory and business conditions. Many of these events will be beyond the control of the combined bank.

Shore’s officers and directors may have interests in the merger that differ from those of Shore’s shareholders as they will receive benefits in the merger that other Shore shareholders will not receive.

Shore’s directors and executive officers may have interests in the merger that differ from those of Shore’s shareholders as they will receive benefits from the merger that other Shore shareholders will not receive. See “The Merger – Interests of Management and Others in the Merger” beginning on page [●]. Both Boards of Directors considered these interests, together with other relevant factors, in deciding whether to approve the merger agreement.

Risks pertaining to 1st Constitution’s business:

For a discussion of risk factors pertaining to 1st Constitution’s business, please refer to 1st Constitution’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 15, 2019 and is incorporated by reference in this proxy statement-prospectus.

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THE SPECIAL MEETING

When and Where the Special Meeting will be Held

Shore will hold its special meeting of shareholders at [Location], [Address], [Town], New Jersey [Zip Code], commencing at [●], local time, on [●], 2019.

What will be Voted on at the Shareholders’ Meeting

At the Shore special meeting, Shore shareholders will consider and vote upon the following matters:

(1)	Approval of the Agreement and Plan of Merger, dated as of June 23, 2019, by and among 1st Constitution, 1st Constitution Bank and Shore pursuant to which Shore will merge with and into 1st Constitution Bank; and

(2)	Authorization of the Shore Board of Directors (i) to adjourn or postpone the special meeting, including, without limitation, on a motion to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

If a quorum is not present, or if fewer shares of Shore common stock are voted in favor of the merger agreement than the number required for approval, it is expected that the special meeting will be adjourned to allow additional time for obtaining additional proxies. In that event, proxies will be voted to approve an adjournment, except for proxies as to which instructions have been given to vote against the merger agreement. Assuming a quorum is present, the holders of a majority of the shares present at the special meeting would be required to approve any adjournment of the special meeting.

Shareholders Entitled to Vote

Shore has set [●], 2019 as the record date to determine which Shore shareholders will be entitled to vote at the special meeting. Only Shore shareholders at the close of business on this record date will be entitled to vote at the special meeting. As of the record date, there were [●] shares of Shore common stock outstanding and entitled to be voted at the special meeting, held by approximately [●] shareholders of record. Each holder of shares of Shore common stock outstanding on the record date will be entitled to one vote for each share held of record.

Number of Shares that Must be Represented for a Vote to be Taken

In order to have a quorum at the special meeting, a majority of the total outstanding shares of common stock entitled to vote at the special meeting must be represented at the special meeting in person or by proxy.

Shore will count as present at the special meeting, for purposes of determining the presence or absence of a quorum:

•	shares of common stock held by persons attending the special meeting, whether or not they are voting, and

•	shares of common stock for which Shore has received proxies, including proxies with respect to which holders of those shares have abstained from voting.

Vote Required; Voting Agreements

The approval of the merger agreement will require the affirmative vote, in person or by proxy, of the holders of at least two-thirds of the shares of Shore’s common stock outstanding on the record date. The authorization of the Shore Board of Directors (i) to adjourn or postpone the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting will require that the number of votes cast in person or by proxy at the special meeting in favor of the proposal exceeds the number of votes cast against the proposal. Each holder of shares of Shore common stock outstanding on the record date will be entitled to one vote for each share held of record. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present and will have the same effect as a vote AGAINST the merger and merger agreement. Abstentions and broker non-votes will have no effect on the authorization of the Board of Directors (i) to adjourn or postpone the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

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The directors and certain executive officers of Shore have agreed with 1st Constitution to vote all shares of Shore common stock for which they have voting power on the record date in favor of the approval of the merger agreement. As of the record date of [●], 2019, such directors and executive officers had sole or shared voting power over [●] shares of Shore common stock, or approximately [●]% of the shares of Shore common stock outstanding as of such date.

Voting your Shares

The Shore Board of Directors is soliciting proxies from the Shore shareholders. This will give you an opportunity to vote at the special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted by a named agent in accordance with your instructions.

If you are a Shore shareholder and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR approval of the merger agreement and FOR approval of authorization of the Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting. If you fail to return your proxy card or to vote by telephone, via the internet or in person, or if you fail to instruct your broker or other nominee to vote your shares, your shares will not be voted and this will have the same effect as a vote AGAINST approval of the merger agreement but will have no effect on the proposal regarding approval of authorization of the Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

If you sign a proxy, you may revoke it by written notice to the Secretary of Shore at any time before it is voted at the applicable special meeting, by filing a later dated proxy card or by subsequently voting by telephone or via the internet.

You cannot vote shares held by your broker or other nominee in “street name.” Only your broker can vote those shares, with your instructions. If you do not provide your broker or other nominee with instructions on how to vote your shares, your broker or other nominee will not be permitted to vote those shares.

Shore shareholders will have four alternative ways to vote:

•	by traditional paper proxy card;

•	by telephone;

•	via the internet; or

•	in person at the special meeting.

Please take a moment to read the instructions for voting at the Shore special meeting of shareholders, choose the way to vote that you find most convenient and cast your vote as soon as possible.

Voting by Proxy Card. If proxy cards in the accompanying form are properly executed and returned, the shares represented thereby will be voted in the manner specified therein. As stated above, if you are a Shore shareholder and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR approval of the merger agreement and the merger and FOR approval of authorization of the Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

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Voting by Telephone. If you wish to vote by telephone and you are a shareholder of record of Shore, use a touch-tone telephone to call toll-free [●] and follow the instructions. If you vote by telephone, you must have your control number and the proxy card available when you call.

Voting via the Internet. If you wish to vote via the internet and you are a shareholder of record of Shore, you can access the web page at [●] and follow the on-screen instructions. If you vote via the internet, you must have your control number and the proxy card available when you access the web page.

If your shares are registered in the name of a broker or other nominee, the voting form your broker or other nominee sent you will provide telephone and internet voting instructions.

The deadline for voting by telephone or via the internet as a shareholder of record of Shore is 11:59 p. m., local time, on [●], 2019. For shareholders whose shares are registered in the name of a broker or other nominee, please consult the voting instructions provided by your broker or other nominee for information about the deadline for voting by telephone or via the internet.

Voting in Person. If you attend the Shore special meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the special meeting.

If you fail to return your proxy card or to vote by telephone, via the internet or in person, or if you fail to instruct your broker or other nominee to vote your shares, your shares will not be voted and this will have the same effect as a vote AGAINST approval of the merger agreement but will have no effect on the proposal regarding approval of authorization of the Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

Revoking or Changing your Vote

As a Shore shareholder, you will be able to revoke or change your vote as many times as you wish, and the last vote received chronologically by any means will supersede your prior vote(s) or revocations(s).

Any Shore shareholder may revoke a proxy at any time before or at the Shore special meeting in one or more of the following ways:

•	Delivering a written notice of revocation, bearing a later date than the proxy, at any time prior to the vote at the special meeting to Philip S. Garfinkel, Corporate Secretary; or

•	Submitting a later-dated proxy card; or

•	Submitting a new proxy by telephone or via the internet.

A Shore shareholder should send any written notice of revocation or subsequent proxy to Shore Community Bank, Attention: Philip S. Garfinkel, Corporate Secretary, 1012 Hooper Avenue, Toms River, New Jersey 08753 or hand deliver the notice of revocation or subsequent proxy to Philip S. Garfinkel before the taking of the vote at the Shore special meeting. Attendance at the Shore special meeting will not by itself constitute a revocation of a proxy.

Solicitation of Proxies and Costs

The solicitation of proxies for the Shore special meeting of shareholders is made on behalf of the Shore Board of Directors. Shore will pay the costs of soliciting proxies with respect to its special meeting. In addition to solicitation by mail, directors, officers and employees acting on behalf of Shore may solicit proxies for the special meeting in person or by telephone, telegraph, facsimile or other means of communication. Shore will not pay any additional compensation to these directors, officers or employees for these activities, but may reimburse them for reasonable out-of-pocket expenses.

Shore will each make arrangements with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by these brokerage houses, custodians, nominees and fiduciaries, and Shore will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation.

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Shore has retained [●], at an estimated cost of [●] plus reimbursement of out of pocket expenses, including per call fees for each call made, to assist in the solicitation of proxies. Shore also has agreed to indemnify [●] against certain liabilities in connection with this proxy solicitation.

Principal Shareholders of Shore

The tables below provides certain information about beneficial ownership of Shore common stock as of August 6, 2019. The table shows information for:

•	Each of Shore’s directors;

•	Each of Shore’s executive officers;

•	All of Shore’s directors and executive officers as a group; and

•	Each person, or group of affiliated person, who is known to Shore to beneficially own more than 5% of Shore’s common stock.

Except as otherwise noted, the persons or entities in the below tables have sole voting and investing power with respect to all shares of common stock beneficially owned by them, subject to community property laws, where applicable. In addition, except as otherwise noted, the address of each person or entity in the below tables is c/o Shore Community Bank, 1012 Hooper Avenue, Toms River, New Jersey 08753.

Directors:	Share of Common Stock	Percentage of Common Stock Beneficially Owned
Howard Butensky, Esq.	49,279	1.6%
Robert T. English	328,437	10.4%
Raymond R. Ciccone, CPA	31,926	1.0%
Philip Garfinkel	63,779	2.0%
Thomas Hourigan	18,548	0.6%
Harry Jay Levin, Esq.	29,997	1.0%
Gary V. Lotano	21,727	0.7%
Debra Abrahamovic Kay	37,995	1.2%
David Rosen	109,300	3.5%
Executive Officers Who Are Not Directors:
James G. Erickson	27,865	0.9%
As a Group (10 persons)	718,853	22.6%

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PROPOSAL 1:
APPROVAL OF THE MERGER AGREEMENT

The following information describes the material terms and provisions of the merger. This description is not complete. We qualify this discussion in its entirety by reference to the merger agreement which we incorporate by reference in this proxy statement-prospectus. A copy of the merger agreement is attached hereto as Annex A. We urge you to read the full text of the merger agreement carefully.

The merger agreement provides that Shore will merge with and into 1st Constitution Bank, with 1st Constitution Bank as the surviving bank in the merger. Upon completion of the merger, Shore shareholders will receive at their election, subject to the terms in the merger agreement, (i) cash consideration, (ii) stock consideration, or (iii) a combination of cash and stock consideration for each outstanding share of Shore common stock that they own at the effective time of the merger.

Regardless of any such election, fifty-five percent (55%) of the merger consideration, in the aggregate, will consist of stock consideration and forty-five percent (45%) of the merger consideration, in the aggregate, will consist of cash consideration subject to adjustment as set forth in the merger agreement. To the extent that any adjustments to the merger consideration set forth in the merger agreement would result in the stock consideration exceeding the stock consideration cap of 1,509,348 shares of 1st Constitution common stock, the merger consideration will be adjusted to reduce the stock consideration to equal the stock consideration cap and to proportionately increase the cash consideration, with no resulting change to the amount of the aggregate merger consideration payable to Shore shareholders in connection with the merger. In such an event, the merger consideration may consist of less than fifty-five percent (55%) stock consideration, but in no event will the stock consideration represent less than forty percent (40%) of the merger consideration.

1st Constitution will not issue any fractions of a share of common stock. Rather, 1st Constitution will pay cash (without interest) for any fractional share interest that any Shore shareholder would otherwise receive in the merger. All shares of Shore common stock held by a shareholder immediately prior to the effective time of the merger will be aggregated before determining the need to pay cash in lieu of fractional shares to such former shareholder.

See “Terms of the Merger –What Shore Shareholders Will Receive in the Merger,” beginning at page [●].

The Boards of Directors of Shore, 1st Constitution, and 1st Constitution Bank have unanimously approved and adopted the merger agreement and believe that the merger is advisable for their respective shareholders. The Shore Board of Directors unanimously recommends that Shore shareholders vote FOR approval of the merger agreement and FOR approval of authorization of the Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

The directors and executive officers of Shore have interests in the merger as directors or executive officers that are different from the interests of Shore’s shareholders in general. See “ – Interests of Management and Others in the Merger” beginning on page [●]. These interests were considered by Shore’s Board of Directors and 1st Constitution’s Board of Directors before approving the merger agreement, and in the case of Shore’s Board of Directors, such interests were considered before recommending approval of the merger agreement to Shore’s shareholders.

Background of the Merger

Over the past several years, Shore has been a strong and successful community bank, reporting net income of $2.1 million for the year ended December 31, 2017 and $4.0 million for the year ended December 31, 2018. However, in the Spring of 2018, the Shore Board of Directors engaged in a strategic planning process to determine the next phase in Shore’s development. It was clear to the Shore Board of Directors that, although Shore had the capital strength and earnings potential to remain an independent institution, the environment for smaller community banks was becoming far more challenging. The costs associated with the greater regulatory burden faced by all insured depository institutions, together with growing competition for reasonably priced deposits, made it increasingly difficult for smaller community banks to provide shareholders with a reasonable return on their investment. Because of these concerns, the Shore Board of Directors also considered whether it would be in the best interest of Shore shareholders for Shore to consider a transaction with a larger, strategic partner.

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As part of this evaluation, the Shore Board of Directors invited representatives of Raymond James to attend the August 2018 meeting of the Shore Board of Directors and to present on the then-current state of the trading markets, the mergers and acquisitions market, Shore’s performance and parties that may have a potential interest in a strategic transaction with Shore. At the conclusion of that meeting, the Shore Board of Directors determined to retain Raymond James to serve as Shore’s financial advisor and assist Shore in exploring a potential strategic transaction.

Shore formally retained Raymond James to serve as its financial advisor on October 18, 2018. Shore retained Windels Marx Lane & Mittendorf, LLP (“WMLM”) to serve as counsel for a potential transaction in November, 2018. At its November meeting, the Shore Board of Directors formed a Strategic Planning Committee consisting of Chairman of the Board, Mr. Howard Butensky, Vice Chairman of the Board, Mr. David Rosen, and President and Chief Executive Officer, Mr. Robert T. English, to oversee the strategic planning process and report back to the Shore Board of Directors.

Between December, 2018 and January, 2019, representatives of Raymond James worked with Shore to establish a virtual data room containing preliminary due diligence material concerning Shore, which would be made available to potential interested parties that signed non-disclosure agreements.

In January and February, 2019, Raymond James prepared an analysis of parties that could be interested in a strategic transaction with Shore, and that analysis was reviewed and approved by the Shore Board of Directors at its February 21, 2019 meeting.

In late February, 2019, representatives of Raymond James began contacting the parties that Raymond James identified as being potentially interested in exploring a strategic transaction with Shore. Shore’s identity was not disclosed to the parties contacted. Raymond James contacted 11 financial institutions regarding their interest in a strategic transaction, nine of which signed non-disclosure agreements and were subsequently granted access to the virtual data room. These parties were directed to submit initial indications of interest on or before March 12, 2019.

Raymond James received indication letters from five interested parties. On March 15, 2019, the Shore Strategic Planning Committee met with representatives of Raymond James and WMLM to review the indication letters. The indication letters valued Shore at prices ranging from $13.80 per share to 1st Constitution’s indication at $17.00 per share. After reviewing the indication letters, members of the Shore Strategic Planning Committee asked Raymond James to perform certain additional analyses regarding the indications received and Shore’s value as an independent institution, which the Strategic Planning Committee would review prior to making any recommendations to the Shore Board of Directors.

At a telephonic meeting of the Shore Strategic Planning Committee held on March 19, 2019, a representative of Raymond James presented an analysis of the value of Shore as an independent institution, noting that the two highest indications were either above or within the range of value Raymond James determined for Shore as an independent institution. Representatives of WMLM also participated in the meeting. Following the presentation by Raymond James, members of the Shore Strategic Planning Committee discussed the stand-alone valuation of Shore and the indications received, and decided to make no recommendation to the full Shore Board of Directors as to next steps in the process.

The Shore Board of Directors met on March 21, 2019 to discuss Shore’s strategic planning process. Representatives of Raymond James and WMLM participated in the meeting. The representative of Raymond James reviewed with the Shore Board of Directors the process that had been undertaken to date and the terms of the five indications of interest that had been received. The Shore Board of Directors evaluated the current state of the bank merger market and information on each of the interested parties. The representatives of Raymond James and WMLM answered questions from the members of the Shore Board of Directors about the strategic planning process, the terms of the indications of interest and the responsibilities of the Shore Board of Directors. The Shore Board of Directors determined to invite the two parties with the highest indicated valuations, 1st Constitution and another financial institution (“Party A”), to conduct detailed on-site due diligence at Shore.

In April, 2019, 1st Constitution and Party A each undertook a detailed due diligence review of Shore. At the completion of its diligence review, Party A withdrew from the bidding process. On or about April 24, 2019, after completing its due diligence review, representatives of D.A. Davidson & Co., 1st Constitution’s financial advisor, informed representatives of Raymond James that, based upon certain findings from its due diligence review, 1st Constitution was submitting a revised indication valuing Shore at $16.35 per share.

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On April 25, 2019, the Shore Strategic Planning Committee held a telephonic meeting to discuss the status of the strategic planning process and the revised indication from 1st Constitution. Representatives of Raymond James and WMLM participated in the call. The Shore Strategic Planning Committee members discussed the feedback they had received from D.A. Davidson on the results of 1st Constitution’s due diligence review and requested 1st Constitution to provide additional information regarding its findings from its due diligence review and to prepare some additional analysis.

On April 29, 2019, the Shore Strategic Planning Committee held a telephonic meeting to discuss 1st Constitution’s revised valuation indication. Representatives of Raymond James and WMLM participated in the call. The Strategic Planning Committee discussed the materials provided by 1st Constitution regarding its adjustments to its valuation of Shore and how Shore should proceed with the strategic planning process. No decision was made as to how to proceed at this meeting.

Subsequent to the April 29, 2019 meeting, the Shore Strategic Planning Committee directed Raymond James to contact D.A. Davidson and seek to negotiate a higher valuation for Shore. The representative of Raymond James discussed the valuation issues with representatives of D.A. Davidson, and relayed Shore’s position that the $16.35 indication substantially undervalued Shore. Over the next several days, representatives of Raymond James continued to discuss Shore’s valuation with representatives of D.A. Davidson. Finally, on or about May 1, 2019, representatives of D.A. Davidson informed representatives of Raymond James that 1st Constitution would increase its indication to $16.50 per share, but that this represented 1st Constitution’s final indication.

On May 6, 2019, the Shore Board of Directors met to review the current status of discussions with 1st Constitution. Representatives of Raymond James and WMLM attended the meeting. The representative of WMLM discussed with the Shore Board of Directors the fiduciary duties and obligations owed to Shore shareholders. The representative of Raymond James reviewed with the Shore Board of Directors the terms of 1st Constitution’s final indication. After discussing the strategic planning process Shore had undertaken to date, the current state of the merger and acquisition market and the community bank market, and the terms of 1st Constitution’s indication, the Shore Board of Directors elected to proceed to negotiate a definitive agreement with 1st Constitution reflecting the terms of 1st Constitution’s indication.

In May and June, 2019, representatives of Day Pitney, 1st Constitution’s counsel, and WMLM negotiated the terms of the merger agreement and other ancillary documents.

On May 22, 2019, representatives of Shore, Raymond James and WMLM conducted an onsite due diligence review of 1st Constitution.

On June 20, 2019, the Shore Board of Directors met to review the status of negotiations with 1st Constitution. Representatives of Raymond James and WMLM participated in the meeting. The representative of WMLM reviewed with the Shore Board of Directors the fiduciary duties owed to Shore’s shareholders and the terms of the proposed merger, the merger agreement and the other transaction documents. The representative of WMLM advised that there was at least one remaining open issue to be negotiated concerning a closing condition. The representative of Raymond James provided a financial analysis of the proposed transaction based upon the then-current terms of the transaction, orally rendered their opinion that the terms of the merger were fair to the shareholders of Shore from a financial point of view and provided their written opinion to the same effect. The Shore Board of Directors unanimously approved the merger and the merger agreement, conditioned upon resolution of the remaining open issue.

Later in the day on June 20, 2019, the 1st Constitution Board of Directors met to review status of the negotiations with Shore. Representatives of Day Pitney also attended the meeting and reviewed with the 1st Constitution Board of Directors the fiduciary duties owed to 1st Constitution’s shareholders, as well as the terms of the proposed merger, the merger agreement and the other transaction documents. After deliberating, the 1st Constitution Board of Directors determined not to vote on the merger and the merger agreement until the open issue concerning the closing condition was resolved.

On June 21, 2019, the parties resolved the issue concerning the closing condition.

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Following resolution of the closing condition, the 1st Constitution Board of Directors reconvened on June 21, 2019 to vote on the merger and the merger agreement. At that telephonic meeting, the members of the 1st Constitution Board of Directors present, which constituted a quorum, unanimously voted to approve the merger and the merger agreement, subject to the Shore Board of Directors approving the merger and the merger agreement.

On June 23, 2019, the Shore Board of Directors held a telephonic meeting to review and to vote on the terms of the merger agreement and the merger as approved by the 1st Constitution Board of Directors. Representatives of Raymond James and WMLM participated in the meeting. The representative of WMLM reviewed with the Shore Board of Directors the fiduciary duties owed to Shore’s shareholders and the final terms of the merger, the merger agreement and the other transaction documents. The representative of Raymond James provided an updated financial analysis of the proposed transaction, orally rendered Raymond James’ opinion that the terms of the merger were fair to the shareholders of Shore from a financial point of view, and provided a written opinion to the same effect. The Shore Board of Directors approved the merger and the merger agreement by the unanimous vote of the directors participating in the call, which constituted a quorum.

1st Constitution and Shore announced the entry into the merger agreement on the morning of June 24, 2019, prior to the opening of the trading markets.

Shore’s Reasons for the Merger

The Shore Board of Directors consulted with members of Shore’s management and with Raymond James in determining that the merger and the merger agreement were fair to and advisable for Shore and its shareholders, in authorizing and approving the merger, in adopting the merger agreement and in recommending that Shore shareholders approve the merger agreement. The Shore Board of Directors also based its conclusions and recommendation on the following factors:

•	the understanding of the strategic options available to Shore and the Shore Board of Directors’ assessment of those options, including the economic environment for smaller community banks, and the determination that none of those options were more likely to create greater present value for Shore’s shareholders than the value to be paid by 1st Constitution;
•	1st Constitution’s strong capital base;
•	the ability to become part of a larger institution with a higher lending limit and the infrastructure for growth in small and middle-market lending, helping to further service Shore’s customer base;
•	the geographic fit and increased customer convenience of the expanded branch network of 1st Constitution Bank;
•	the enhanced liquidity of the 1st Constitution common stock since Shore shareholders will receive 1st Constitution common stock as a portion of the merger consideration;
•	the significant cash component in the offer by 1st Constitution to the Shore shareholders, allowing those shareholders needing liquidity to receive cash;
•	the terms of the merger agreement;
•	the compatibility of the business cultures of the two organizations and their shared focus on small and middle-market customers;
•	the financial condition, results of operations, prospects and stock performance of the two entities;
•	the ability of 1st Constitution to execute a merger transaction from a financial and regulatory perspective and its ability to successfully integrate Shore into its existing franchise;
•	the opinion of Raymond James, based upon various analysis described below, including a review of comparable transactions, that the consideration to be received by the Shore shareholders is fair to the shareholders of Shore from a financial point of view; and
•	the Shore Board of Directors’ view, based on, among other things, the opinion of Raymond James, that the merger consideration is fair to the shareholders of Shore from a financial point of view.

All business combinations, including the merger, include certain risks and disadvantages. The material potential risks and disadvantages to Shore’s shareholders identified by the Shore Board of Directors and management include the following material matters, the order of which does not necessarily reflect their relative significance:

•	the risks of attaining the type of revenue enhancements and cost savings necessary to cause the trading markets to consider the transaction a success;

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•	the risk that the termination fee provided for in the merger agreement and certain other provisions of the merger agreement might discourage third parties from seeking to acquire Shore; and
•	the risk of potential employee attrition and other possible adverse effects on the business of Shore and our customer relationships as a result of the merger.

This discussion of the information and factors considered by the Shore Board of Directors in reaching its conclusions and recommendation includes the factors and risks identified above, but is not intended to be exhaustive and may not include all of the factors considered by the Shore Board of Directors. Given the multitude of factors and risks considered in connection with its evaluation of the merger and the other transactions contemplated by the merger agreement, and the complexity of these matters, the Shore Board of Directors did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to such factors, risks and information. Rather, the Shore Board of Directors views its decisions as based on the totality of the information presented to it and the factors it considered, including its discussions with and questioning of members of Shore’s management and outside legal and financial advisors. In addition, members of the Shore Board of Directors may have assigned different weights to different factors.

Certain of Shore’s directors and executive officers have financial interests in the merger that are different from, or in addition to, those of Shore’s shareholders in general. The Shore Board of Directors was aware of and considered these interests, among other matters, in evaluating the merger and in making its recommendation to Shore shareholders. For a discussion of these interests, see “— Interests of Management and Others in the Merger.”

Recommendation of the Shore Board of Directors

The Shore Board of Directors has unanimously approved the merger agreement, and believes that the proposed merger is advisable for Shore and its shareholders. Accordingly, the Shore Board of Directors unanimously recommends that Shore shareholders vote FOR approval of the merger agreement.

Opinion of Shore’s Financial Advisor

Shore retained Raymond James as its financial advisor on October 18, 2018. Pursuant to that engagement, the Shore Board of Directors requested that Raymond James deliver its opinion as to the fairness, from a financial point of view, to Shore shareholders of the merger consideration to be received by such holders pursuant to the merger agreement.

At the June 23, 2019 Shore Board of Directors meeting, a representative of Raymond James rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to the Shore Board of Directors dated, June 23, 2019, that, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion, as of such date, the merger consideration to be received by Shore shareholders in the merger pursuant to the merger agreement, was fair, from a financial point of view, to such holders. For the purposes of its opinion, and with Shore’s consent, Raymond James assumed that the merger consideration had a value of $16.54 per share.

The full text of the written opinion of Raymond James is attached as Annex B to this document and is incorporated by reference herein. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Raymond James in rendering its opinion. The summary of the opinion of Raymond James set forth in this document is qualified in its entirety by reference to the full text of such written opinion. Shore shareholders are urged to read the opinion carefully in its entirety. Raymond James’s opinion speaks only as of the date of such opinion. Raymond James’s opinion does not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger.

Raymond James provided its opinion for the information of the Shore Board of Directors (solely in each director’s capacity as such) in connection with, and for purposes of, its consideration of the merger. Raymond James’s opinion only addresses whether the merger consideration to be received by Shore shareholders in the merger pursuant to the merger agreement was fair, from a financial point of view, to such holders as of the date of such opinion. The opinion of Raymond James did not address any other term or aspect of the merger agreement or the merger contemplated thereby. The Raymond James opinion did not constitute a recommendation to the Shore Board of Directors or to any Shore shareholder as to how the Shore Board of Directors, such holder or any other person should vote or otherwise act with respect to the merger or any other matter. Raymond James’s opinion was approved by Raymond James’s fairness opinion committee.

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In connection with its review of the proposed merger and the preparation of its opinion, Raymond James, among other things:

•	reviewed the financial terms and conditions as contained in the draft merger agreement by and among 1st Constitution, 1st Constitution Bank and Shore dated June 21, 2019;

•	reviewed certain information related to the historical, current and future operations, financial condition and prospects of Shore made available to Raymond James by Shore, including, but not limited to, financial projections prepared by the management of Shore relating to Shore for the fiscal quarters ending June 30, 2019 through December 31, 2019, and the fiscal years ending December 31, 2019 through December 31, 2023, as approved for Raymond James’s use by Shore (the “Projections”);

•	reviewed Shore’s audited and unaudited financial statements;

•	reviewed certain publicly available filings and information regarding Shore and 1st Constitution;

•	reviewed the financial and operating performance of Shore and 1st Constitution and those of selected public companies that Raymond James deemed to be relevant;

•	considered the publicly available financial terms of certain transactions that Raymond James deemed to be relevant;

•	reviewed the current and historical market prices and trading volume of Shore’s common stock and the common stock of 1st Constitution and the current market prices of the publicly traded securities of certain other companies that Raymond James deemed to be relevant;

•	conducted such other financial studies, analyses and inquiries and considered such other information and factors, as Raymond James deemed appropriate;

•	reviewed representations made to Raymond James by Shore in the certification of material facts delivered to Raymond James, dated June 23, 2019; and

•	discussed with members of the senior management of Shore certain information relating to the aforementioned and any other matters which Raymond James has deemed relevant to its inquiry.

With Shore’s consent, Raymond James assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of Shore or otherwise reviewed by or discussed with Raymond James, and Raymond James undertook no duty or responsibility to, nor did Raymond James independently verify any of such information. Raymond James has not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of Shore. With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James, with Shore’s consent, assumed that the Projections and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of Shore, and Raymond James relied upon Shore to advise promptly if any information previously provided became inaccurate or was required to be updated during the period of Raymond James’s review. Raymond James expressed no opinion with respect to the Projections or the assumptions on which they were based. Raymond James assumed that the final form of the merger agreement would be substantially similar to the draft reviewed by Raymond James, and that the merger would be consummated in accordance with the terms of the merger agreement without waiver or amendment of any conditions thereto. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement are true and correct and that each such party would perform all of the covenants and agreements required to be performed by it under the merger agreement without being waived. Raymond James relied upon and assumed, without independent verification, that (i) the merger would be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger would be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the merger or Shore that would be material to its analysis or the opinion.

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Raymond James expressed no opinion as to the underlying business decision to effect the merger, the structure or tax consequences of the merger or the availability or advisability of any alternatives to the merger. Raymond James provided advice to Shore with respect to the proposed merger. Raymond James did not, however, recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the merger. The Raymond James opinion is limited to the fairness, from a financial point of view, of the merger consideration to be received by Shore shareholders as of the date of the opinion.

Raymond James expressed no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Shore Board of Directors to approve or consummate the merger. Furthermore, no opinion, counsel or interpretation is intended by Raymond James on matters that require legal, accounting or tax advice. It was assumed that such opinions, counsel or interpretations have been or would be obtained from the appropriate professional sources. Furthermore, Raymond James relied, with the consent of the Shore Board of Directors, on the fact that Shore has been assisted by legal, accounting and tax advisors and Raymond James had, with the consent of the Shore Board of Directors, relied upon and assumed the accuracy and completeness of the assessments by Shore and its advisors as to all legal, accounting and tax matters with respect to Shore and the merger.

In formulating its opinion, Raymond James considered only the merger consideration to be received by Shore shareholders and did not consider nor express an opinion on the fairness of the amount or nature of any compensation to be paid or payable to any of Shore’s officers, directors or employees, or class of such persons, whether relative to the compensation received by Shore shareholders or otherwise. Raymond James was not requested to opine as to, and its opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of the merger to the holders of any class of securities, creditors, or other constituencies of Shore, or to any other party, except and only to the extent expressly set forth in the last sentence of its opinion or (2) the fairness of the merger to any one class or group of Shore’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of Shore’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the merger amongst or within such classes or groups of security holders or other constituents). Raymond James expressed no opinion as to the impact of the merger on the solvency or viability of Shore or 1st Constitution or the ability of Shore or 1st Constitution to pay their respective obligations when they come due.

The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. Accordingly, Raymond James believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create an incomplete or potentially misleading view of the process underlying its analyses and opinion. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before June 21, 2019, and is not necessarily indicative of current market conditions.

Material Financial Analyses

The following summarizes the material financial analyses reviewed by Raymond James with the Shore Board of Directors at its meeting on June 23, 2019, which analyses were considered by Raymond James in rendering its opinion. No company or transaction used in the analyses described below is identical or directly comparable to Shore or the contemplated merger.

Selected Companies Analysis. Raymond James analyzed the relative valuation multiples of eleven (11) publicly-traded bank holding companies and banks headquartered in the Mid-Atlantic region with similar operating characteristics to Shore. The selected companies that Raymond James deemed relevant included the following:

•	American Bank Incorporated
•	Neffs Bancorp, Inc.
•	Commercial National Financial Corporation
•	Muncy Bank Financial, Inc.
•	Farmers & Merchants Bancshares, Inc.

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•	Susquehanna Community Financial, Inc.
•	York Traditions Bank
•	GNB Financial Services, Inc.
•	Mifflinburg Bancorp, Inc.
•	Peoples Limited
•	First National Bank of Groton

Raymond James calculated various financial multiples for each selected public company, including: price per share at close on June 21, 2019 compared to (i) tangible book value (“TBV”) per share at December 31, 2018 and (ii) last-twelve-months (“LTM”) core earnings per share (“EPS”) for the most recent LTM period reported. Raymond James reviewed the 75th percentile, mean, median and 25th percentile relative valuation multiples of the selected public companies and compared them to corresponding valuation multiples for Shore implied by the merger consideration. Earnings per share are based on current diluted shares outstanding. The results of the selected public companies analysis are summarized below:

	SUMMARY PRICING MULTIPLES
	TBV per Share	LTM Core EPS
75th Percentile	119%	14.5x
Median	113%	12.6x
Mean	116%	13.5x
25th Percentile	109%	11.4x

Implied Transaction Metric	162%	13.3x

Furthermore, Raymond James applied the 75th percentile, mean, median and 25th percentile relative valuation multiples for each of the metrics to Shore’s actual financial results to derive an implied per share transaction consideration. Raymond James then compared those implied values to the merger consideration of $16.54 per share. The results of this analysis are summarized below:

	IMPLIED COMMON SHARE TRANSACTION CONSIDERATION
	Price /
	TBV per Share	LTM Core EPS
75th Percentile	$12.13	$18.03
Median	$11.55	$15.72
Mean	$11.83	$16.80
25th Percentile	$11.11	$14.12

Selected Transactions Analysis. Raymond James also analyzed publicly available information relating to selected regional transactions announced since January 1, 2018 involving bank, thrift and bank holding company targets headquartered in the Mid-Atlantic region with operating characteristics similar to Shore’s as of the announcement date. Raymond James also analyzed publicly available information relating to selected national transactions announced since January 1, 2018 involving bank, thrift and bank holding company targets headquartered in the United States with operating characteristics similar to Shore as of the announcement date.

Regional:

•	Acquisition of Monument Bancorp, Inc. by Citizens & Northern Corporation (9/28/18)
•	Acquisition of Highlands Bancorp, Inc. by Lakeland Bancorp (8/23/18)
•	Acquisition of Enterprise Bank N.J. by SB One Bancorp (6/20/18)
•	Acquisition of Mercersburg Financial Corporation by Orrstown Financial Services, Inc. (5/31/18)
•	Acquisition of Colombo Bank by FVCBankcorp, Inc. (5/3/18)

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National:

•	Acquisition of Trinity Bancorp, Inc. by River Financial Corporation (6/5/19)
•	Acquisition of Clarkston Financial Corporation by Waterford Bancorp, Inc. (6/5/19)
•	Acquisition of Citizens First Corporation by German American Bancorp, Inc. (2/21/19)
•	Acquisition of First Madison Bank & Trust by United Community Banks, Inc. (2/5/19)
•	Acquisition of Partnership Community Bancshares, Inc. by Bank First National Corporation (1/23/19)
•	Acquisition of King Bancorp, Inc. by Stock Yards Bancorp, Inc. (12/19/18)
•	Acquisition of LBC Bancshares, Inc. by Colony Bankcorp, Inc. (12/18/18)
•	Acquisition of Uniti Financial Corporation by BayCom Corp (12/10/18)
•	Acquisition of Casey Bancorp, Inc. by BancorpSouth Bank (11/13/18)
•	Acquisition of Peoples State Bank by Foote Financial Shares, LLC (10/22/18)
•	Acquisition of Home City Financial Corporation by Richwood Bancshares, Inc. (7/25/18)
•	Acquisition of United Bank by Citizens Community Bancorp, Inc. (6/21/18)
•	Acquisition of Richland State Bancorp, Inc. by Business First Bancshares, Inc. (6/4/18)
•	Acquisition of Bank of Rio Vista by Farmers & Merchants Bancorp (3/26/18)
•	Acquisition of Central Bank and Trust Co. by RCB Holding Company, Inc. (3/6/18)
•	Acquisition of Westbound Bank by Guaranty Bancshares, Inc. (1/29/18)
•	Acquisition of Garfield Acquisition Corp by First Commonwealth Financial Corporation (1/10/18)

Raymond James examined valuation multiples of transaction value compared to the target companies (i) most recent quarter TBV at announcement; (ii) LTM Net Income at the time of announcement; and (iii) core deposits (total deposits less time deposits greater than $250,000). Raymond James reviewed the 75th percentile, mean, median and 25th percentile relative valuation multiples of the selected transactions.

Regional Transactions:

	SUMMARY TRANSACTION MULTIPLES
	Deal Value /
	TBV	LTM Earnings	Premium / Core Deposits
75th Percentile	176%	31.4x	14.5%
Median	156%	25.4x	11.1%
Mean	163%	25.5x	11.4%
25th Percentile	152%	19.8x	8.4%

Implied Transaction Metric	167%	13.3x	8.6%

National Transactions:

	SUMMARY TRANSACTION MULTIPLES
	Deal Value /
	TBV	LTM Earnings	Premium / Core Deposits
75th Percentile	187%	21.2x	14.6%
Median	174%	15.0x	10.9%
Mean	170%	16.7x	11.2%
25th Percentile	150%	13.1x	8.0%

Implied Transaction Metric	167%	13.3x	8.6%

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Furthermore, Raymond James applied the 75th percentile, mean, median and 25th percentile relative valuation multiples to Shore’s TBV, LTM Earnings, and core deposits. Raymond James then compared those implied values to the merger consideration of $16.54 per share. The results of the selected transactions analysis are summarized below:

Regional Transactions:

	IMPLIED COMMON SHARE TRANSACTION CONSIDERATION
	Deal Value /
	TBV	LTM Earnings	Premium / Core Deposits
75th Percentile	$17.98	$40.06	$20.95
Median	$15.90	$32.47	$18.41
Mean	$16.57	$32.63	$18.62
25th Percentile	$15.49	$25.27	$16.41

National Transactions:

	IMPLIED COMMON SHARE
	TRANSACTION CONSIDERATION
	Deal Value /
	TBV	LTM Earnings	Premium / Core Deposits
75th Percentile	$19.03	$27.14	$21.00
Median	$17.78	$19.10	$18.25
Mean	$17.29	$21.34	$18.47
25th Percentile	$15.34	$16.69	$16.09

Discounted Cash Flow Analysis. Raymond James analyzed the discounted present value of Shore’s projected free cash flows for the nine months ending December 31, 2019 and the twelve months ending December 31, 2020 through December 31, 2024 on a stand-alone basis, as provided by Shore’s management. Raymond James used tangible common equity in excess of a target ratio of 8.0% of tangible assets at the end of each projection period for free cash flow.

The discounted cash flow analysis was based on the Projections. Consistent with the periods included in the Projections, Raymond James used calendar year 2024 as the final year for the analysis and applied multiples, ranging from 12.0x to 14.0x, to calendar year 2024 adjusted net income in order to derive a range of terminal values for Shore in 2024. The projected free cash flows and terminal values were discounted to present value using rates ranging from 13.0% to 15.0%.

The resulting range of present equity values was divided by the number of diluted shares outstanding. Raymond James reviewed the range of per share prices derived in the discounted cash flow analysis and compared them to the price per share for Shore implied by the merger consideration of $16.54 per share. The results of the discounted cash flow analysis indicated a range of values from $15.06 per share to $17.76 per share.

In connection with its analyses, Raymond James considered and discussed with Shore’s management how the discounted cash flow analyses would be affected by changes in the underlying assumptions. Raymond James noted that discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results are not necessarily indicative of actual values or future results.

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Additional Considerations. The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be construed to be the view of Raymond James as to the actual value of Shore.

In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Shore. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Shore Board of Directors (solely in each director’s capacity as such) and were prepared solely as part of the analysis of Raymond James of the fairness, from a financial point of view, of the merger consideration to Shore shareholders. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Raymond James was one of many factors taken into account by the Shore Board of Directors in making its determination to approve the merger. Neither Raymond James’ opinion, nor the analyses described above should be viewed as determinative of the Shore Board of Directors or Shore management’s views with respect to Shore, 1st Constitution, or the merger. Shore placed no limits on the scope of the analyses performed, or opinion expressed, by Raymond James.

The Raymond James opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it as of June 21, 2019, and any material change in such circumstances and conditions may affect the opinion of Raymond James, but Raymond James does not have any obligation to update, revise or reaffirm that opinion. Raymond James relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Shore since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect.

For services rendered in connection with the delivery of its opinion, Shore paid Raymond James a fee of $200,000 upon delivery of its opinion, which fee is credited towards the transaction fee due Raymond James upon the closing of the merger. Shore will also pay Raymond James a fee equal to the greater of $600,000 or 1.20% of the transaction value of the merger (which, at the time of the execution of the merger agreement, was estimated to be approximately $637,000) for advisory services in connection with the merger, a substantial portion of which is contingent upon the closing of the merger. Shore also agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Raymond James against certain liabilities arising out of its engagement.

Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. During the two years preceding the date of the opinion letter, Raymond James has provided (i) certain investment banking and financial advisory services to 1st Constitution for which Raymond James has received a retainer and (ii) certain trading services to 1st Constitution Bank for which Raymond James has received trading commissions. In the ordinary course of business, Raymond James may trade in the securities of Shore and 1st Constitution for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James may provide investment banking, financial advisory and other financial services to Shore and/or 1st Constitution or other participants in the merger in the future, for which Raymond James may receive compensation.

Financial Forecasts and Projections

Shore does not as a matter of course publicly disclose internal management forecasts or projections as to future financial performance due to the unpredictability of the underlying assumptions and estimates. However, in connection with their respective confirmatory due diligence, 1st Constitution requested, and Shore’s management provided 1st Constitution, its financial advisors and Raymond James with, certain non-public financial forecasts prepared by Shore’s management.

Set forth below are the material financial forecasts that were provided by Shore to 1st Constitution:

Material Financial Forecasts Provided by Shore to 1st Constitution
(all amounts are approximate)

	As of period-end or for the period
	Projected 2019	Projected 2020	Projected 2021	Projected 2022	Projected 2023
Total assets	$292,269	$326,768	$350,537	$376,188	$396,960
Tangible assets	292,269	326,768	350,537	376,188	396,960
Total common equity	33,938	37,063	40,596	44,624	48,869
Tangible common equity	33,938	37,063	40,596	44,624	48,869
Net income available to common stockholders	3,701	4,165	4,647	5,135	5,402

The financial forecasts set forth above represent the most recent projections prepared by Shore and delivered to 1st Constitution prior to the announcement of the merger. At the time the financial forecasts were prepared, they represented the best estimates and judgments of the management team of Shore, that prepared the forecasts in good faith. These financial forecasts cannot be considered a reliable predictor of future operating results, and no assurance can be given regarding future events. The projections represent Shore’s independent forecasts. The financial forecasts were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information or published guidelines of the SEC regarding forward-looking statements and do not fully comply with generally accepted accounting principles in the United States. In light of the foregoing, and considering that the Shore shareholder meeting will be held several months after the financial forecasts were prepared, as well as the uncertainties inherent in any financial forecasts, shareholders of Shore are cautioned not to rely on these financial forecasts as a predictor of future operating results or otherwise.

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The estimates and assumptions underlying the financial forecasts of Shore involve assumptions and judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions. These estimates and assumptions may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties, including those risk factors detailed in the sections entitled “RISK FACTORS” beginning on page [●] and FORWARD-LOOKING INFORMATION beginning on page [●], all of which are difficult to predict and many of which are beyond the control of Shore and will be beyond the control of the combined company after the merger. Estimates or projections of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. In addition, the financial forecasts prepared by Shore represent its own evaluation of its future financial performance on a stand-alone basis, and without reference to transaction-related costs or benefits. Accordingly, actual results could vary materially from those presented in the financial forecasts, and actual value or future results could be significantly more or less favorable than what is suggested by the forecasts. The inclusion of these financial forecasts should not be interpreted as an indication that Shore considers this information a reliable predictor of future results, and this information should not be relied on for that purpose. 1st Constitution and its management did not participate in preparing, and do not express any view on, the Shore financial forecasts set forth above, or the assumptions underlying such financial forecasts.

The prospective financial information of Shore included in this joint proxy statement and prospectus has been prepared by, and is the responsibility of, the management team of Shore. Neither Shore’s auditors, nor any other independent registered public accounting firm, nor Shore’s financial advisors have examined, compiled or performed any procedures with respect to these forecasts, nor have they expressed any opinion or any other form of assurance on this information or its achievability.

Shore does not intend to disclose publicly any update or other revision to these forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events or changes in general economic or industry conditions, even in the event that any or all of the underlying assumptions are shown to be in error.

1st Constitution’s Reasons for the Merger

The 1st Constitution Board of Directors determined that the merger agreement and the merger are advisable to 1st Constitution and its shareholders and unanimously approved the merger agreement. In reaching its decision to approve the merger agreement, the 1st Constitution Board of Directors considered a number of factors that the 1st Constitution Board of Directors viewed as relevant to its decisions. The following discussion of the information and factors considered by the 1st Constitution Board of Directors is not intended to be exhaustive; however, it does include all material factors considered by the Shore Board of Directors.

Material factors considered by the 1st Constitution Board of Directors include the following:

•	the terms of the merger agreement, including the financial terms;

•	the expansion of 1st Constitution Bank’s branch network in northern and central Ocean County, New Jersey, which is an attractive market in New Jersey because of its demographics and growth characteristics;

•	the complementary business focus of 1st Constitution Bank and Shore as community banks with a strong focus on credit and customer service;

•	the opportunity to acquire a high quality community banking franchise operating in an attractive and stable market with few community bank options;

•	the potential significant loan and deposit growth opportunities and revenue expansion;

•	the operational capacity to support increased operations;

•	the compelling projected pro forma financial effects of the merger on 1st Constitution; and

•	the anticipated cost savings resulting from economies of scale following consummation of the merger.

Terms of the Merger

Effect of the Merger

Upon completion of the merger, the separate legal existence of Shore will cease. All property, rights, powers, duties, obligations, debts and liabilities of Shore will automatically be deemed transferred to 1st Constitution Bank, as the surviving bank in the merger. Immediately after the effective time of the merger, the directors of 1st Constitution Bank will be the directors of 1st Constitution Bank immediately prior to the effective time of the merger, plus one director designee elected from among those serving on the Board of Directors of Shore as of the date of the merger agreement. Immediately after the effective time of the merger, the director designee from the Shore Board of Directors will also begin to serve as a director on the Boards of Directors of 1st Constitution and 1st Constitution Bank. The Board of Directors of 1st Constitution and 1st Constitution Bank will duly elect the director designee at least ten (10) days prior to the closing of the merger. The officers of 1st Constitution Bank immediately prior to the effective time of the merger will be the officers of 1st Constitution Bank, as the surviving bank in the merger, at the effective time of the merger.

What Shore Shareholders Will Receive in the Merger

Upon completion of the merger, Shore shareholders will receive, subject to the terms in the merger agreement, for each outstanding share of Shore common stock that they own at the effective time of the merger, a combination of 1st Constitution common stock and cash as follows:

(i)       $16.50 in cash (referred to as the cash consideration);

(ii)       0.8786 of a share of common stock of 1st Constitution (referred to as the stock consideration); or

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(iii) a combination of cash and common stock of 1st Constitution (together with the cash consideration and the stock consideration, the merger consideration).

Notwithstanding any such election, fifty-five percent (55%) of the total number of shares of common stock of Shore issued and outstanding immediately prior to the effective time of the merger will be converted into shares of common stock of 1st Constitution and forty-five percent (45%) of such shares of Shore common stock will be converted into cash, subject to adjustment as set forth in the merger agreement. The stock consideration will consist of a maximum of 1,509,348 shares of common stock of 1st Constitution, with the remaining balance of the merger consideration to consist of cash consideration.

In the event Shore shareholders elect to receive, in the aggregate, stock consideration representing greater than fifty-five percent (55%) of the merger consideration, the stock consideration will be reduced, proportionately among all such shareholders, so that the merger consideration consists of fifty-five percent (55%) stock consideration and forty-five percent (45%) cash consideration, except that the stock consideration will consist of no more than 1,509,348 shares of 1st Constitution common stock.

If Shore shareholders elect to receive, in the aggregate, cash consideration representing greater than forty-five percent (45%) of the merger consideration, the cash consideration will be reduced, proportionately among all such shareholders, so that the merger consideration consists of fifty-five percent (55%) stock consideration and forty-five percent (45%) cash consideration, except that the stock consideration will consist of no more than 1,509,348 shares of 1st Constitution common stock. If the stock consideration would exceed 1,509,348 shares of 1st Constitution common stock after each of the foregoing adjustments, the merger consideration would be adjusted to reduce the stock consideration to equal 1,509,348 shares of 1st Constitution common stock and to proportionately increase the cash consideration, with no resulting change to the aggregate amount of the merger consideration. In such an event, the merger consideration may consist of less than fifty-five percent (55%) stock consideration, but in no event will the stock consideration represent less than forty percent (40%) of the merger consideration.

Holders of each outstanding option, whether vested or unvested, to acquire shares of Shore common stock that are not exercised at or prior to the effective time of the merger will be deemed to have elected to receive cash consideration (only with respect to the stock options), reduced by the exercise price of each such stock option. Each stock option to acquire shares of Shore common stock that is outstanding as of the effective time of the merger, whether or not then vested or exercisable, will be cancelled, by virtue of the merger and without any action on the part of 1st Constitution, 1st Constitution Bank, Shore, the holder of that stock option or any other person.

1st Constitution will not issue any fractions of a share of common stock. For your shares of Shore common stock, you will not receive any fractional shares of 1st Constitution common stock. Instead, you will receive, without interest, cash equal to the fractional share interest you otherwise would have received, multiplied by $16.50. All shares of Shore common stock held by a Shore shareholder immediately prior to the effective time of the merger will be aggregated before determining the need to pay cash in lieu of fractional shares to such holder.

The price of 1st Constitution common stock at the time the merger takes effect may be higher or lower than the price: (1) when the merger agreement was signed; (2) when this proxy statement-prospectus was mailed; (3) when the Shore shareholders meet to vote on the merger; or (4) when Shore shareholders receive 1st Constitution stock certificates from the Exchange Agent following the merger. We urge you to obtain current market quotations for the 1st Constitution common stock and the Shore common stock.

Election Form; Exchange of Shares

Each Shore shareholder should complete and return an election form, along with their Shore stock certificate(s), according to the instructions included with the election form. The election form will be provided to Shore shareholders in a mailing separate from this proxy statement-prospectus. If you own shares of Shore common stock in “street name” through a broker or other nominee and you wish to make an election, you should obtain instructions from the broker or other nominee holding your shares concerning how to make your election. We will make additional copies of the election form available upon request. Each Shore shareholder should use the election form to tell the Exchange Agent such shareholder’s preferences. Each Shore shareholder may use the election form to elect to:

•	convert each of such shareholder’s Shore shares into cash;

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•	convert each of such shareholder’s Shore shares into 1st Constitution common stock; or

•	convert a portion of such shareholder’s Shore shares into cash and convert the balance of such shareholder’s Shore shares into 1st Constitution common stock.

Alternatively, each Shore shareholder may indicate to the Exchange Agent that such shareholder has no preference as to whether such shareholder receives cash or 1st Constitution common stock pursuant to the merger. We will refer to these shares as “Non-Election Shares.” If a Shore shareholder either (i) does not submit a properly completed election form in a timely fashion or (ii) revokes such shareholder’s election form and does not submit a new election form prior to the deadline for the submission of the election form, the shares of Shore common stock held by such shareholder will be treated as “Non-Election Shares.”

Notwithstanding any such election or non-election, fifty-five percent (55%) of the total number of shares of Shore common stock issued and outstanding immediately prior to the effective time of the merger, will be converted into the stock consideration, and forty-five percent (45%) of such shares of shore common stock shall be converted into the cash consideration in accordance with the allocation procedures set forth in Section 1.6(d) of the merger agreement, subject to the adjustments set forth in Section 1.6(e) of the merger agreement, without taking into consideration cash paid in exchange for fractional shares of Shore common stock pursuant to Section 2.2(e) of the merger agreement.

Further, in the event that the stock consideration would exceed an aggregate of 1,509,348 shares of 1st Constitution common stock (referred to as the “stock consideration cap”), the merger consideration will be adjusted to reduce the stock consideration to equal the stock consideration cap and to proportionately increase the cash consideration, with no resulting change to the amount of the aggregate merger consideration. In such an event, the merger consideration may consist of less than fifty-five percent (55%) stock consideration, but in no event will the stock consideration consist of less than forty percent (40%) of the merger consideration.

All elections must be made on an election form. An election form will be mailed no more than forty (40) and no less than twenty (20) business days prior to the election deadline, which will be the close of business on the fifth (5th) business day prior to the date on which the merger is consummated, to each Shore shareholder other than holders of dissenting shares. To make an effective election, each Shore shareholder must, in accordance with the election form, (i) complete properly and return the election form to the Exchange Agent in the enclosed envelope and (ii) deliver to the Exchange Agent such shareholder’s Shore stock certificates with respect to such shares and any other required documents, all prior to the election deadline. The merger could close as soon as November 1, 2019. Thus, you should assume that the election deadline may be as soon as 5:00 pm ET on October 31, 2019.

A holder of shares of Shore common stock having a preference as to the form of consideration to be received for his or her shares should make an election because shares as to which an election has been made will be given priority in allocating such consideration over shares as to which an election is not received. Neither Shore nor 1st Constitution nor their respective Boards of Directors will make any recommendation as to whether shareholders should elect to receive cash or stock, or a combination thereof, in the merger. Each holder of Shore common stock must make his or her own decision with respect to such election.

The election form will also serve as a letter of transmittal, which is the form Shore shareholders will use to send their stock certificates to the Exchange Agent to be exchanged in the merger. The election form will have explicit instructions on how to exchange Shore stock certificates. Certificates representing shares of Shore common stock MUST be sent in with your election form in the enclosed envelope. Shore shareholders should not send their stock certificates with their proxy card.

After Shore shareholders surrender their Shore stock certificates to the Exchange Agent, former Shore shareholders will, depending upon their election and the results of any required proration, as described above, receive cash and/or a certificate representing their shares of 1st Constitution common stock following the effective time of the merger. At the time any new stock certificate is issued, former Shore shareholders will also receive a check for any fractional shares. All shares of Shore common stock held by a shareholder immediately prior to the effective time of the merger will be aggregated before determining the need to pay cash in lieu of fractional shares to such former shareholder. No interest will be paid with respect to any cash payable in the merger.

Stock Options

As of the record date for the Shore special meeting of shareholders, various directors, officers and employees of Shore held options to purchase a total of [●] shares of Shore common stock, all granted under Shore’s equity compensation plans. At the effective time of the merger, all such options, whether vested or unvested, will be terminated and converted, without any action on the part of 1st Constitution, 1st Constitution Bank, Shore or the holders of the options, into the right to receive cash, reduced by the exercise price of each such option.

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1st Constitution Common Stock

Each share of 1st Constitution common stock outstanding immediately prior to completion of the merger will remain outstanding and unchanged by the merger.

Effective Date

The merger will take effect when all conditions to the merger, including obtaining shareholder and regulatory approval, have been fulfilled or waived or as soon as practicable thereafter as 1st Constitution and Shore mutually select. Neither regulatory approval nor the required approvals of Shore’s shareholders can be waived. 1st Constitution and Shore presently expect to close the merger in the fourth quarter of 2019. See “THE MERGER – Conditions to the Merger” at page [●] and “THE MERGER – Regulatory Approvals” at page [●].

Representations and Warranties

The merger agreement contains customary representations and warranties relating to, among other things:

Shore

•	Organization of Shore and its subsidiaries.

•	Capital structure of Shore.

•	Due authorization, execution, delivery, performance and enforceability of the merger agreement and interrelationship with other agreements.

•	Consents or approvals of regulatory authorities or third parties necessary to complete the merger.

•	Accuracy of reports filed with regulatory authorities.

•	Consistency of financial statements with generally accepted accounting principles and existence of suitable internal controls.

•	Liabilities incurred since December 31, 2018.

•	Brokers’ and other fees.

•	Shore’s receipt of an opinion from Raymond James that the consideration paid to Shore’s shareholders is fair.

•	Absence of material adverse changes, since December 31, 2018, in Shore’s consolidated business, results of operations or financial condition.

•	Absence of undisclosed material pending or threatened legal proceedings.

•	Filing of tax returns and payment of taxes.

•	Retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974.

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•	Accuracy of information supplied by Shore for inclusion in the registration statement filed under the Securities Act of 1933 in connection with the issuance of 1st Constitution common stock in the merger, this proxy statement and prospectus, and all applications filed with regulatory authorities for approval of the merger.

•	Compliance with applicable laws and regulations.

•	Disclosure of material contracts.

•	Disclosure of transactions with management.

•	Absence of undisclosed regulatory orders.

•	Quality of title to assets and properties.

•	Maintenance of adequate insurance.

•	Absence of material environmental violations, actions or liabilities.

•	Indemnification obligations of Shore and its subsidiaries.

•	Validity and binding nature of loans reflected as assets in Shore’s financial statements.

•	Investment securities, deposits and other borrowings on Shore’s statement of condition.

•	Approval by two-thirds of the holders of Shore’s common stock is sufficient to approve the merger.

•	Intellectual property matters.

•	Absence of prior regulatory applications.

•	Conduct of the mortgage banking business.

•	Action taken that could prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

1st Constitution

•	Organization of 1st Constitution and its subsidiaries.

•	Capital structure of 1st Constitution.

•	Due authorization, execution, delivery, performance and enforceability of the merger agreement and interrelationship with other agreements.

•	Consents or approvals of regulatory authorities or third parties necessary to complete the merger.

•	Accuracy of reports filed with regulatory authorities.

•	Consistency of financial statements with generally accepted accounting principles and existence of suitable internal controls.

•	Accuracy of reports filed by 1st Constitution with the SEC.

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•	Absence of material adverse changes, since December 31, 2018, in 1st Constitution’s consolidated business, results of operations or financial condition.

•	Accuracy of information supplied by 1st Constitution for inclusion in the registration statement filed under the Securities Act of 1933 in connection with the issuance of 1st Constitution common stock in the merger, this proxy statement and prospectus, and all applications filed with regulatory authorities for approval of the merger.

•	Compliance with applicable laws and regulations.

•	No ownership of Shore capital stock.

•	Absence of regulatory orders.

•	Regulatory capital.

•	Adequacy of loan loss provision and reserve for OREO properties.

•	Subsidiaries having a Community Reinvestment Act rating of at least “satisfactory.”

•	Absence of prior regulatory applications.

•	1st Constitution Bank having access to funds to pay cash portion of the merger consideration.

•	Action taken that could prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

 Conduct of Business Pending the Merger

In the merger agreement, 1st Constitution and Shore each agreed to use commercially reasonable efforts to maintain and preserve intact its respective business organizations, properties, leases, employees and advantageous business relationships. 1st Constitution and Shore each also agreed to not take any action that would adversely affect or delay their respective ability to perform their covenants and agreements set forth in the merger agreement on a timely basis or that would adversely affect or delay their respective ability to obtain any necessary approvals, waivers or consents of any governmental entity or third party to consummate the merger.

In addition, Shore agreed to conduct its business and to engage in transactions only in the ordinary and usual course consistent with past practices and prudent banking practice, except as otherwise required by the merger agreement or consented to by 1st Constitution. Subject to certain exceptions referred to in the merger agreement, Shore also agreed in the merger agreement that Shore will not, without the written consent of 1st Constitution except as otherwise specifically provided in the merger agreement:

•	repurchase, redeem or otherwise acquire any of its capital stock;

•	declare or pay any dividends on any of its capital stock, other than the payment of Shore’s current quarterly dividend of $0.075 per share each quarter, commencing July 1, 2019 through the closing date of the merger;

•	amend its Certificate of Incorporation or By-laws;

•	make any capital expenditures in excess of $25,000 in the aggregate, other than those that are made in the ordinary course of business or are necessary to maintain existing assets in good repair;

•	enter into any new line of business or offer any new products or services;

•	acquire any business or any assets outside of the ordinary course of business;

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•	take any action that is intended or may reasonably be expected to result in any of the conditions to closing the merger set forth in the merger agreement not being satisfied or not being satisfied prior to June 23, 2020;

•	change its methods of accounting in effect on December 31, 2018, except as required by changes in generally accepted accounting principles or regulatory accounting principles as concurred with in writing by Shore’s independent auditors;

•	adopt, amend, or terminate any employee benefit plan;

•	increase the compensation or fringe benefits of any director, officer or employee, pay any benefit not required by any plan or agreement, pay any bonus or grant any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares;

•	other than in the ordinary course of business consistent with past practice, dispose of its material assets, properties or other rights or agreements;

•	other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money;

•	file any application to relocate or terminate the operations of any of its banking offices;

•	create, renew, amend or terminate any material contract;

•	other than investments for Shore’s portfolio that are permissible under the merger agreement, make any investment in any other individual, corporation or other entity;

•	make any investment in any debt security other than U. S. government and U. S. government agency securities with final maturities of five years or less or mortgage-backed or mortgage related securities that would not be considered “high risk’ securities;

•	settle any claim in excess of $25,000 or involving any material restrictions on Shore’s operations;

•	except in the ordinary course of business consistent with past practices and in amounts less than $100,000, waive or release any material right;

•	make loans that fall outside of parameters set forth in the merger agreement;

•	make any investment or commitment to invest in real estate or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans;

•	except pursuant to commitments existing on the date of the merger agreement and disclosed to 1st Constitution, make any construction loans outside the ordinary course of business consistent with past practices, make any real estate loans secured by undeveloped land or make any real estate loans secured by land located outside the State of New Jersey;

•	establish any new branch or other office facilities;

•	elect to the Board of Directors any person who is not a current member of Shore’s Board of Directors;

•	change any method of tax accounting, make and change any tax election, file any amended tax return, settle any tax liability or surrender any right to claim a tax refund;

•	after an acquisition proposal (other than the proposed merger) has been (i) directly made to Shore’s shareholders, (ii) publicly disclosed or (iii) made known to senior management or the Shore’s Board of Directors, except to the extent permitted under the merger agreement, take any intentional act, or intentionally omit to take any act, that causes Shore’s representations in the merger agreement to be inaccurate in any material respect;

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•	take any other action outside of the ordinary course of business; or

•	agree to do any of the foregoing.

Shore also agreed in the merger agreement, among other things:

•	to submit the proposed merger to its shareholders for approval at a shareholders’ meeting to be held as soon as is reasonably practicable after the date on which the registration statement, of which this proxy statement and prospectus is a part, is declared effective by the SEC;

•	through Shore’s Board of Directors, subject to applicable fiduciary obligations, to recommend that Shore’s shareholders approve the merger agreement, and such other matters as are submitted to Shore’s shareholders in connection with the merger agreement;

•	to provide 1st Constitution with certain financial statements as reasonably requested by 1st Constitution in order to enable 1st Constitution to comply with its reporting obligations under the Exchange Act;

•	to cooperate with 1st Constitution to conform certain policies and procedures to the policies and procedures followed by 1st Constitution;

•	to engage a proxy solicitor, reasonably acceptable to 1st Constitution, to assist Shore in obtaining the approval of Shore’s shareholders; and

•	to provide 1st Constitution with any information about Shore reasonably requested by 1st Constitution for use in any subsequent filings that 1st Constitution may be required to make in transactions unrelated to the merger.

Shore has also agreed not to solicit any proposal from a third party with respect to a merger, consolidation or similar transaction involving, or any purchase of, all or more than 25% of the assets or voting power of Shore or any of its subsidiaries. The parties refer to any such proposal as an acquisition proposal.

Similarly, Shore has agreed not to participate in any negotiations concerning, or to provide any confidential information with respect to, an acquisition proposal. These obligations are subject to certain exceptions in the merger agreement designed to assure that Shore’s Board of Directors may exercise its fiduciary responsibilities in the event that a third party, acting on an unsolicited basis, makes an acquisition proposal prior to the consummation of the merger. In the event that Shore receives any such proposal, Shore is required to promptly (and in any event within 48 hours of receipt) disclose to 1st Constitution the identity of the person making the proposal and the substance of such proposal.

1st Constitution and Shore jointly agreed, among other things:

•	to cooperate in preparing all regulatory and other filings to be made in connection with the merger;

•	to provide access to each other and to each other’s representatives;

•	subject to applicable provisions of the merger agreement, to use their reasonable best efforts to consummate the transactions contemplated by the merger agreement and to obtain any consent of any governmental entity or other third party that is required in connection with the merger;

•	to deliver to each other monthly, quarterly and, if applicable, annual financial statements; and

•	to agree upon the form and substance of any press release or public disclosure related to the proposed merger.

1st Constitution has agreed:

•	to use its reasonable best efforts to cause the 1st Constitution common stock to be issued in the merger to be approved for listing on the NASDAQ Global Market;

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•	to permit the Shore employees who remain in 1st Constitution’s employ after the merger is consummated to participate in 1st Constitution’s employee benefit plans to the same extent as similarly situated employees of 1st Constitution and generally to credit such employees with the years of service earned as employees of Shore;

•	to indemnify, as of the effective time of the merger and ending six (6) years after the effective time, any current or former director or officer of Shore against any claim, including any claim which relates in any way to the merger, this proxy statement and prospectus, the merger agreement, any of the transactions contemplated by the merger agreement, such person’s service as a member of the Shore’s Board of Directors, the events leading up to the execution of the merger agreement, any statement, recommendation or solicitation made in connection with the merger and any breach of any duty in connection with any of the foregoing, in each case to the extent that indemnification would have been permitted under any applicable law and Shore’s Certificate of Incorporation and By-laws had the merger not occurred;

•	to cause the persons serving as officers and directors of Shore immediately prior to the consummation of the merger to be covered by directors and officers liability insurance for a period of six years after the closing, subject to a limitation on the amount that 1st Constitution must spend for such insurance; and

•	to provide severance to any Shore employee who is terminated by 1st Constitution Bank without cause following the effective time of the merger in accordance with the severance policy agreed upon between 1st Constitution and Shore.

 Conditions to the Merger

Shore’s obligations to effect the merger are subject to various conditions, including the following:

Conditions Applicable to Shore and to 1st Constitution

•	Shore’s shareholders must have approved the merger agreement and the transactions contemplated by that agreement;

•	the registration statement of which this proxy statement and prospectus is a part must not be subject to an order – typically referred to as a stop order – demanding that we cease using these documents;

•	the parties must have received all necessary approvals of governmental entities, such approvals must not be subject to any material conditions, any conditions relating to such approvals must have been satisfied and all statutory waiting periods must have expired;

•	no order, judgment or decree shall be outstanding that would have the effect of preventing completion of the merger;

•	no suit, action or other proceeding shall be pending or threatened by any governmental entity seeking to restrain or prohibit the merger;

•	no suit, action or other proceeding shall be pending before any court or governmental entity seeking to restrain or prohibit the merger or obtain other substantial monetary or other relief against one or more of the parties which 1st Constitution or Shore determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed;

•	Shore and 1st Constitution must have received from 1st Constitution’s counsel the tax opinion described under “THE MERGER – Material United States Federal Income Tax Consequences”; and

•	the shares of 1st Constitution common stock issuable in the merger must have been authorized for listing on the NASDAQ Global Market, subject to official notice of issuance.

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Additional Conditions Applicable to 1st Constitution

In addition to the foregoing, 1st Constitution’s obligations to close the merger are also conditioned, among other things, on the following:

•	except for representations made as of a particular date, Shore’s representations must be true and complete in all material respects (or in all respects for representations which are qualified as to materiality) at closing;

•	Shore’s representations made as of a particular date must be true and complete in all material respects (or in all respects for representations which are qualified as to materiality) as of such date;

•	Shore must have performed in all material respects the covenants that it is required to perform under the merger agreement;

•	all consents of third parties, other than governmental entities, which are necessary to permit the consummation of the merger, except for those that would not materially adversely affect Shore or 1st Constitution if not obtained, must have been obtained;

•	none of such consents shall contain any term or condition which would materially adversely affect 1st Constitution; and

•	no governmental entity has imposed a condition or requirement on 1st Constitution or 1st Constitution Bank (either before or after the effective time of the merger) that the Board of Directors of 1st Constitution reasonably determines (i) is onerous, (ii) reasonably likely to have a material imposition on their operations, business or prospects or (iii) will require 1st Constitution or 1st Constitution Bank to raise capital within one year of the effective time of the merger.

Additional Conditions Applicable to Shore

In addition to the foregoing, Shore’s obligations to close the merger are also conditioned, among other things, on the following:

•	except for representations made as of a particular date, 1st Constitution’s representations must be true and correct in all material respects (or true in all respects for representations which are qualified as to materiality) at closing;

•	1st Constitution’s representations made as of a particular date must be true and complete in all material respects (or true in all respects for representations which are qualified as to materiality) as of such date; and

•	1st Constitution must have performed in all material respects the covenants which it is required to perform under the merger agreement.

Except for the requirements of Shore shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the merger agreement, either party may waive each of the conditions described above in the manner and to the extent described in “THE MERGER – Amendment; Waiver” below. However, neither of the parties anticipates waiving the condition that a tax opinion be delivered by 1st Constitution’s counsel.

Amendment; Waiver

Subject to applicable law, at any time prior to completion of the merger, the parties may:

•	amend the merger agreement.

•	extend the time for the performance of any of the obligations or other acts of the other party required in the merger agreement.

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•	waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement.

•	waive compliance by the other party with any of the agreements or conditions contained in the merger agreement, except for the requirements of Shore shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the merger agreement.

Termination

Subject to certain qualifications described in the merger agreement, the merger agreement may be terminated under the following circumstances:

•	by agreement of 1st Constitution and Shore;

•	by either 1st Constitution or Shore:

•	if a required regulatory approval has been denied by final, non-appealable action, provided that the right to terminate will not be available to any party whose failure to comply with the merger agreement has been the cause of, or materially contributed to, such action;

•	if the merger is not consummated on or before June 23, 2020, unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the merger agreement;

•	if Shore’s shareholders fail to approve the merger;

•	if there is a breach of the other party’s representations in the merger agreement, and such breach is not cured within thirty days following written notice to the party committing such breach; provided, however, that neither party can terminate the merger agreement unless the breach, together with all other such breaches, would constitute a failure to satisfy a condition of closing;

•	if the other party materially breaches any covenant in the merger agreement; or

•	if the conditions to such party’s obligations to close are not capable of being satisfied on or before June 23, 2020.

•	by Shore:

•	if it approves an acquisition proposal, but only if:

(i)	at least four (4) business days prior to entering into a definitive agreement relating to the acquisition proposal, Shore provides 1st Constitution with a copy of that agreement;

(ii)	Shore’s Board of Directors determines in good faith that approving that definitive agreement is legally necessary for the proper discharge of its fiduciary duties; and

(iii)	after considering any response that 1st Constitution may have after reviewing that definitive agreement, the Shore Board of Directors determines in good faith that the transactions contemplated by that definitive agreement are reasonably likely to be consummated and would, if consummated, be more favorable to Shore’s shareholders than the merger agreement and any transaction then being proposed by 1st Constitution.

We refer to this termination right as Shore’s “fiduciary out.”

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Shore may also terminate the merger agreement at any time during the five (5) day period commencing on the date on which all bank regulatory approvals for the merger have been received (referred to as the determination date), if both of the following conditions are satisfied:

•	the average closing sales price of 1st Constitution common stock on the NASDAQ Global Market for the twenty (20) consecutive full trading days ending at the close of trading on the determination date (referred to as the 1st Constitution average closing price) is less than $15.02 per share; and

•	the number obtained by dividing the 1st Constitution average closing price by $18.78 is less than the number obtained by dividing the closing value of the NASDAQ Bank Index as reported on the day immediately preceding the determination date (referred to as the final index price) by 3,581.67 (referred to as the initial index price and together, referred to as the index ratio) and subtracting 0.20 from such quotient.

The effect of this termination provision is to enable Shore to terminate the merger agreement if the market price of 1st Constitution common stock falls substantially, both in absolute terms (that is, below $15.02) and by comparison to the shares of banking institutions that comprise the NASDAQ Bank Index.

Termination Fees

Shore has agreed to pay a fee of $2,250,000 to 1st Constitution, which includes reimbursement to 1st Constitution for out-of-pocket expenses, if:

(i)	Shore exercises its fiduciary out;

(ii)	1st Constitution terminates the merger agreement under circumstances where, prior to Shore shareholder approval, Shore refuses to recommend that its shareholders approve the merger or adopts an alternative acquisition proposal, breaches its non-solicitation obligations with respect to alternative acquisition proposals in any material respect adverse to 1st Constitution or recommends that Shore shareholders tender their shares (or fails to reject) a tender offer or exchange offer for 25% or more of the Shore common stock; or

(iii)	Shore or any of its subsidiaries enters into a definitive agreement with respect to, or consummates a transaction contemplated by a tender or exchange offer to acquire 25% or more of the voting power in Shore or any of its subsidiaries, a proposal for a merger, consolidation or other business combination involving Shore or any of its subsidiaries or any other proposal or offer to acquire in any manner 25% or more of the voting power in, or 25% or more of the business, assets or deposits of, Shore or any of its subsidiaries (referred to as a termination fee acquisition proposal) within 18 months after any of the terminations referred to in subclause (B)(x), (y) or (z) of the paragraph immediately following this clause (iii).

In addition, in the event that (A) a termination fee acquisition proposal is made directly to Shore shareholders or otherwise publicly disclosed or communicated or made known to any member of Shore’s senior management or Board of Directors and (B) the merger agreement is thereafter terminated (x) if the merger has not been consummated by June 23, 2020, unless the failure to consummate the merger is due to the failure of the terminating party to perform its covenants and agreements under the merger agreement or if the approval of Shore shareholders has not been obtained by reason of the failure to obtain the required vote at a duly held meeting following the effectiveness of the registration statement of which this proxy statement-prospectus is a part, or (y) by 1st Constitution as a result of its termination right in connection with a breach of any of the representations or warranties on the part of Shore, which breach, if curable prior to June 23, 2020, is not cured within 30 days following written notice, or (z) by 1st Constitution as a result of its termination right in connection with a material breach of any of the covenants or agreements on the part of Shore, which breach, if curable prior to June 23, 2020, is not cured within 30 days following written notice, and Shore or any of its subsidiaries enters into a definitive agreement with respect to, or consummates a transaction contemplated by, any termination fee acquisition proposal within 18 months after such termination, then Shore has agreed to pay 1st Constitution a fee of $2,250,000.

NASDAQ Listing

Shore’s obligation to complete the merger is subject to the condition that the 1st Constitution common stock issuable in the merger be authorized for listing on the NASDAQ Global Market.

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Expenses

Subject to expense reimbursement in connection with certain types of termination, 1st Constitution and Shore will each pay their own costs and expenses incurred in connection with the transactions contemplated by the merger agreement, including fees and expenses of financial consultants, accountants and legal counsel.

Exchange of Shore Stock Certificates and Payment of Stock and Cash Consideration

An election form will permit Shore shareholders, other than holders of dissenting shares, to (i) elect to receive cash consideration for all of the holder’s shares, (ii) elect to receive stock consideration for all of the holder’s shares, (iii) elect to receive a combination of stock consideration and cash consideration, or (iv) make no election with respect to the receipt of the cash consideration or the stock consideration. An election form will be mailed no more than forty (40) and no less than twenty (20) business days prior to the election deadline, the fifth (5th) business day prior to the closing date of the merger, to each Shore shareholder other than holders of dissenting shares.

As soon as possible after the effective date of the merger, the Exchange Agent designated by 1st Constitution will send, to those Shore shareholders who have not already submitted their stock certificates and election forms, a transmittal form, along with instructions, to use in exchanging Shore stock certificates for 1st Constitution stock certificates or the cash portion of the merger consideration, as well as for cash in lieu of fractional shares. The Exchange Agent will mail certificates representing shares of 1st Constitution common stock, checks for the cash consideration and checks for cash in lieu of fractional share interests to former shareholders of Shore as soon as reasonably possible following the closing and its receipt of certificates representing former shares of Shore common stock and other related documentation required by the Exchange Agent.

Shore shareholders should not return their Shore stock certificates with the enclosed proxy card. They should not send their Shore stock certificates to the Exchange Agent until they are ready to submit their election forms or, if they do not submit an election form prior to the closing, until they receive the transmittal form after the closing.

Until the merger has been consummated and the certificates representing shares of Shore common stock are surrendered for exchange, holders of such certificates will not receive the merger consideration or dividends or distributions on the 1st Constitution common stock into which such shares have been converted. When such certificates are surrendered, any unpaid dividends or other distributions will be paid without interest. For all other purposes, however, each certificate representing shares of Shore common stock outstanding at the merger’s effective date will be deemed to evidence ownership of and the right to receive the shares of 1st Constitution common stock (and cash in lieu of fractional shares) and cash into which such shares have been converted.

None of the parties will be liable to any Shore shareholder for any amount paid in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

No fractional shares of 1st Constitution common stock will be issued to any shareholder of Shore upon completion of the merger. For each fractional share that would otherwise be issued, 1st Constitution will pay by check an amount equal to the fractional share interest to which such holder would otherwise be entitled multiplied by $16.50. All shares of Shore common stock held by a Shore shareholder immediately prior to the effective time of the merger will be aggregated before determining the need to pay cash in lieu of fractional shares to such holder.

Regulatory Approvals

Completion of the merger requires approval by the FDIC and the NJDOBI. Approval by any of these bank regulators does not constitute an endorsement of the merger or a determination that the terms of the merger are fair to Shore’s shareholders. Applications were filed with the FDIC and the NJDOBI on July 8, 2019 and approvals are pending. We cannot assure you that the necessary regulatory approvals will be granted, or that they will be granted on a timely basis without conditions unacceptable to 1st Constitution.

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Interests of Management and Others in the Merger

The directors and executive officers of Shore have interests in the merger as directors and employees that are different from the interests of the other Shore shareholders. These interests include, among others:

•	Mr. Robert English, Shore’s President and Chief Executive Officer, is party to an employment agreement and a supplemental executive retirement plan with Shore under which he will be entitled to certain payments upon consummation of the merger. Under his employment agreement, Mr. English is entitled to a change in control payment equal to three times his then current base salary plus three times his average annual bonus paid over the prior three years. In addition, Shore or its successor is to continue Mr. English’s various insurance coverages for thirty-six months. In addition, upon consummation of the merger, Shore or its successor will be required to make an additional contribution to Mr. English’s supplemental executive retirement plan. Under the employment agreement, the payments to Mr. English are limited to $1.00 less than the amount which would cause the payments to be deemed “excess parachute payments under Section 280(g) of the Code. It is currently estimated that the total change in control payments to Mr. English will be approximately $[●].

•	Mr. James Erickson, Shore’s Chief Lending Officer, is party to a change in control agreement with Shore. Under the agreement, Mr. Erickson will be entitled to a lump sum change in control payment equal to eighteen months of his then current salary and his bonus. In addition, Shore or its successor is to continue Mr. Erickson’s various insurance coverages for eighteen months. It is currently estimated that the total change in control payments to Mr. Erickson will be approximately $390,000.

•	Each of Mr. English and Mr. Erickson hold options to purchase shares of Shore common stock. These options will be cancelled in exchange for a payment equal to the difference between $16.50 and the exercise price of the option, if not exercised prior to consummation of the merger. As of the record date, Mr. English held options to purchase [●] shares of Shore common stock, and Mr. Erickson held options to purchase [●] shares of Shore common stock.

•	The merger agreement provides that 1st Constitution will indemnify the directors and officers of Shore against certain liabilities for a six-year period following completion of the merger. In addition, 1st Constitution has agreed to cause the persons serving as officers and directors of Shore immediately prior to the merger to be covered by directors and officers liability insurance for a period of six years after the closing, subject to a limitation on the amount which 1st Constitution must spend for this insurance.

Shore’s Board of Directors and 1st Constitution’s Board of Directors were aware of these interests and considered them in approving and recommending the merger.

Accounting Treatment

The assets, including the identifiable intangible assets, and liabilities of Shore as of the effective date of the merger will be recorded at their respective estimated fair values and added to those of 1st Constitution. Any excess of purchase price over the net estimated fair values of the acquired assets and liabilities of Shore will be allocated to goodwill. The goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually. To the extent goodwill is impaired, its carrying value would be written down to its implied fair value and a charge would be made to earnings. Core deposit intangibles and other identifiable intangible assets with definite useful lives will be amortized to expense over their estimated useful lives. 1st Constitution will include in its results of operations the results of Shore’s operations after completion of the merger.

Material United States Federal Income Tax Consequences

This section describes the anticipated material United States federal income tax consequences of the merger to U. S. holders of Shore common stock, who will exchange their shares of Shore common stock for a combination of shares of 1st Constitution common stock and cash pursuant to the merger.

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For purposes of this discussion, a U. S. holder is a beneficial owner of Shore common stock who for United States federal income tax purposes is:

•	An individual who is a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state or political subdivision thereof;

•	a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more United States persons to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.

If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) holds Shore common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding Shore common stock, you should consult your tax advisor.

This discussion addresses only those Shore shareholders that hold their Shore common stock as a capital asset within the meaning of Section 1221 of the Code, and does not address all the United States federal income tax consequences that may be relevant to particular Shore shareholders in light of their individual circumstances or to Shore shareholders that are subject to special rules, such as:

•	financial institutions;

•	investors in pass-through entities;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	persons that hold Shore common stock as part of a straddle, hedge, constructive sale or conversion transaction;

•	certain expatriates or persons that have a functional currency other than the U. S. dollar;

•	persons who are not U. S. holders; and

•	shareholders who acquired their shares of Shore common stock through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger, nor does it address any tax consequences arising under the unearned income Medicare contribution tax enacted pursuant to the Health Care and Education Reconciliation Act of 2010.

The following discussion is based on the Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion.

To the extent this section consists of statements as to matters of U.S. tax law, this section is the opinion of Day Pitney.

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1st Constitution and Shore have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming that the merger is completed according to the terms of the merger agreement and based upon facts, factual representations and assumptions contained in representation letters provided by 1st Constitution and Shore, all of which must continue to be true and accurate in all material respects through the effective time of the merger, and subject to the assumptions and qualifications to be contained in the opinion of Day Pitney to be delivered at closing and the assumptions and qualifications contained in this “Material United States Federal Income Tax Consequences” section of this proxy statement and prospectus, it is the opinion of Day Pitney, counsel to 1st Constitution, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

The obligation of 1st Constitution and Shore to complete the merger is conditioned upon the receipt at closing of an opinion from Day Pitney, counsel to 1st Constitution, to the effect that the merger will for federal income tax purposes qualify as a reorganization based upon customary representations made by 1st Constitution and Shore. This opinion will not be binding on the Internal Revenue Service or the courts. 1st Constitution and Shore have not requested and do not intend to request any ruling from the Internal Revenue Service as to the United States federal income tax consequences of the merger. Accordingly, each Shore shareholder should consult its tax advisor with respect to the particular tax consequences of the merger to such holder.

Tax Consequences of the Merger Generally to Holders of Shore Common Stock if the Merger Qualifies as a Reorganization Under Section 368(a) of the Code. If the merger is treated as a reorganization within the meaning of Section 368(a) of the Code, the tax consequences to holders of Shore common stock will be as follows:

•	gain (but not loss) will be recognized in an amount equal to the lesser of (1) the amount by which the sum of the fair market value of the 1st Constitution common stock and cash received by a holder of Shore common stock exceeds such holder’s adjusted tax basis in its Shore common stock, and (2) the amount of cash received by such holder of Shore common stock (except with respect to any cash received instead of fractional share interests in 1st Constitution common stock, as discussed in the section entitled “Cash Received Instead of a Fractional Share of 1st Constitution Common Stock” below);

•	the aggregate basis of the 1st Constitution common stock received in the merger will be the same as the aggregate basis of the Shore common stock for which it is exchanged, decreased by the amount of cash received in the merger (except with respect to any cash received instead of fractional share interests in 1st Constitution common stock), decreased by any basis attributable to fractional share interests in 1st Constitution common stock for which cash is received, and increased by the amount of gain recognized on the exchange (regardless of whether such gain is classified as capital gain, or as ordinary dividend income, as discussed below, but excluding any gain or loss recognized with respect to fractional share interests in 1st Constitution common stock for which cash is received); and

•	the holding period of 1st Constitution common stock received in exchange for shares of Shore common stock will include the holding period of the Shore common stock for which it is exchanged.

 If holders of Shore common stock have acquired different blocks of Shore common stock at different times or at different prices, any gain or loss will be determined separately with respect to each block of Shore common stock and such holders’ basis and holding period in their shares of 1st Constitution common stock may be determined with reference to each block of Shore common stock. Any such holders should consult their tax advisors regarding the manner in which cash and 1st Constitution common stock received in the exchange should be allocated among different blocks of Shore common stock and with respect to identifying the bases or holding periods of the particular shares of 1st Constitution common stock received in the merger.

Gain that holders of Shore common stock recognize in connection with the merger generally will constitute capital gain and will constitute long-term capital gain if such holders have held (or are treated as having held) their Shore common stock for more than one year as of the date of the merger. Long-term capital gain of non-corporate holders of Shore common stock is generally taxed at preferential rates. In some cases, if a holder actually or constructively owns 1st Constitution stock other than 1st Constitution stock received pursuant to the merger, the recognized gain could be treated as having the effect of a distribution of a dividend under the tests set forth in Section 302, in which case such gain would be treated as dividend income. Because the possibility of dividend treatment depends primarily upon each holder’s particular circumstances, including the application of the constructive ownership rules, holders of Shore common stock should consult their tax advisors regarding the application of the foregoing rules to their particular circumstances.

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Cash Received Instead of a Fractional Share of 1st Constitution Common Stock. A holder of Shore common stock who receives cash instead of a fractional share of 1st Constitution common stock will generally be treated as having received the fractional share pursuant to the merger and then as having sold that fractional share of 1st Constitution common stock for cash. As a result, a holder of Shore common stock will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in his or her fractional share interest as set forth above. Except as described above, this gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares is greater than one year. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting. Payments of cash to a holder of Shore common stock may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption satisfactory to 1st Constitution and the exchange agent or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Tax Treatment of the Entities. No gain or loss will be recognized by 1st Constitution or Shore as a result of the merger. The tax basis of the assets of Shore in the hands of 1st Constitution will be the same as the tax basis of the assets in the hands of Shore immediately prior to the merger.

Tax Consequences if the Merger Fails to Qualify as a Reorganization. If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then each U. S. holder of Shore common stock will recognize capital gain or loss equal to the difference between (a) the sum of the fair market value of the shares of 1st Constitution common stock, as of the effective date of the merger, received by such U. S. holder pursuant to the merger and the amount of any cash received by such U. S. holder pursuant to the merger and (b) its adjusted tax basis in the shares of Shore common stock surrendered in exchange therefor. Gain or loss will be computed separately with respect to each identified block of Shore common stock exchanged in the merger.

Further, if the merger is not treated as a “reorganization” within the meaning of Section 368(a) of the Code, Shore will be subject to tax on the deemed sale of its assets to 1st Constitution, with gain or loss for this purpose measured by the difference between Shore’s tax basis in its assets and the fair market value of the consideration deemed to be received therefor or, in other words, the cash and shares of 1st Constitution common stock plus liabilities assumed in the merger, and 1st Constitution will become liable for any tax liability of Shore resulting from the merger.

Reporting Requirements. A Shore shareholder who receives 1st Constitution common stock as a result of the merger will be required to retain records pertaining to the merger. Certain Shore shareholders are subject to certain reporting requirements with respect to the merger. In particular, such shareholders will be required to attach a statement to their tax returns for the year of the merger that contains the information listed in Treasury Regulation Section 1. 368-3(b). The statement must include the shareholder’s adjusted tax basis in its Shore common stock and other information regarding the reorganization. Shore’s shareholders are urged to consult with their tax advisers with respect to these and other reporting requirements applicable to the merger.

The preceding discussion is intended only as a summary of material United States federal income tax consequences of the merger to holders of Shore common stock. It is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, you are urged to consult your tax advisor as to the specific tax consequences resulting from the merger, including tax return reporting requirements, the applicability and effect of federal, state, local, and other tax laws and the effect of any proposed changes in the tax laws.

Rights of Dissenting Shareholders

The rights of dissenting shareholders are governed by § 17:9A-140 through § 17:9A-146 of the New Jersey Banking Act of 1948, as amended.

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Under this statute, shareholders of Shore (i) who are entitled to vote at the special meeting of Shore shareholders, (ii) who serve a written notice of dissent from the merger agreement to Shore at its principal office, which may be made by registered mail or personally by the dissenting shareholder or his, her or its agent, no later than the third day prior to the date of the special meeting of Shore shareholders and (iii) who do not vote to approve the merger agreement at the special meeting of Shore shareholders, may, within 30 days after the filing of the merger agreement with the NJDOBI, serve a demand notice upon the surviving bank at its principal office, which may be made by registered mail or personally by the dissenting shareholder or its agent, for payment to the dissenting shareholder of the value of its shares of stock. The surviving bank may, within ten days after receipt of such demand notice, offer to pay the dissenting shareholder an amount which, in the opinion of the Board of Directors of the surviving bank, does not exceed the amount which would be paid for the shares of stock if the business and assets of Shore were liquidated on the day of the filing of the merger agreement with the NJDOBI.

If the dissenting shareholder does not accept the amount offered by the surviving bank or if no offer is made by the surviving bank, it may institute an action in the Superior Court of New Jersey for the appointment of a board of three appraisers to determine the value of its stock as of the date of the filing of the merger agreement with the NJDOBI. The action must be instituted in the Superior Court of New Jersey within three weeks of the date on which the shareholder received the surviving bank’s offer or, if no offer was made, within three weeks of the date on which the shareholder served a demand notice upon the surviving bank. Any other shareholder who has the right to institute a similar action may intervene and the Superior Court of New Jersey will appoint a single board of three appraisers to determine the value of the shares of all shareholders who are parties to the action. Compensation of the three appraisers will be determined by the Superior Court and paid by the surviving bank.

The board of three appraisers will give notice of their meetings and the surviving bank and shareholders who are party to the action may be represented by attorneys at the meetings and present evidence to the appraisers. The determination of any two of the appraisers will control and upon conclusion of the appraisers’ deliberations, they will file a report and appraisal of the value of the shares of stock in the Superior Court and mail copies of the report and appraisal to the surviving bank and each shareholder who is party to the action. The surviving bank and the shareholders party to the action will have ten days after the filing of the report and appraisal in the Superior Court to object to the findings of the appraisers. If there are no objections, the report and appraisal will be binding upon the bank and the shareholders party to the action and the surviving bank will pay such shareholders the value of their shares as reported by the appraisers with interest from the date of the filing of the merger agreement with the NJDOBI calculated at an interest rate to be determined by the appraisers, which will not be in excess of the legal rate. If objections are made, the Superior Court will make a ruling on the objections.

An offer by the surviving bank and acceptance of such offer by a dissenting shareholder or a determination of the value of the shares of stock pursuant to the institution of an action will constitute a debt of the surviving bank for which an action can be brought for the recovery of such amount.

In addition to the above described process, a shareholder may institute an action in the Superior Court of New Jersey not later than five days prior to the date of the special meeting of Shore shareholders to enjoin the merger on the grounds that the merger agreement is unfair, inequitable or contrary to law. The Superior Court may proceed in the action ion a summary manner or otherwise.

The text of § 17:9A-140 through § 17:9A-146 of the New Jersey Banking Act of 1948, as amended, is attached to this proxy statement-prospectus as Annex C.

A shareholder who fails to act pursuant to § 17:9A-140, § 17:9A-141 and § 17:9A-146 of the New Jersey Banking Act of 1948, as amended, will be forever barred from bringing any action (i) to enforce its right to be paid the value of its shares or (ii) to enjoin, set aside or otherwise affect the merger under these statutory provisions. Consequently, if you wish to exercise your dissenters’ rights, you are strongly urged to consult with your legal advisor before attempting to do so.

Voting Agreements

As a condition to 1st Constitution’s execution of the merger agreement, the directors and certain executive officers of Shore have entered into voting agreements with 1st Constitution. Under the voting agreements, the directors and executive officers who are parties to such agreements have agreed to vote in favor of the merger and against any competing proposal. The commitment of directors and certain executive officers, however, is subject to the “fiduciary out” provision of the merger agreement described above. As of the record date of [●], 2019, such directors and executive officers had sole or shared voting power over [●] shares of Shore common stock, or approximately [●] % of the shares of Shore common stock outstanding on the record date.

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INFORMATION ABOUT 1ST CONSTITUTION

Description of Business

1st Constitution is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. 1st Constitution was organized under the laws of the State of New Jersey in February 1999 for the purpose of acquiring all of the issued and outstanding stock of 1st Constitution Bank, a full service commercial bank that began operations in August 1989, thereby enabling 1st Constitution Bank to operate within a bank holding company structure. 1st Constitution became an active bank holding company on July 1, 1999. Other than its ownership interest in 1st Constitution Bank, 1st Constitution currently conducts no other significant business activities. 1st Constitution Bank operates 21 branches and manages an investment portfolio through its subsidiary, 1st Constitution Investment Company of New Jersey, Inc. FCB Assets Holdings, Inc. , a subsidiary of 1st Constitution Bank, is used by 1st Constitution Bank to manage and dispose of repossessed real estate. 1st Constitution Capital Trust II, a subsidiary of 1st Constitution, was created in May 2006 to issue trust preferred securities to assist 1st Constitution in raising additional regulatory capital.

As of June 30, 2019, 1st Constitution had:

•	consolidated total assets of $1.3 billion;

•	total deposits of $1.02 billion;

•	total loans of $967.8 million; and

•	total shareholders’ equity of $135.0 million.

1st Constitution’s principal executive offices and telephone number are:

2650 Route 130
P. O. Box 634
Cranbury, New Jersey 08512
(609) 655-4500

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INFORMATION ABOUT SHORE

Description of Business

Shore is an independent New Jersey state chartered full service community bank that opened for business in 1997. Shore conducts a general commercial and retail banking business encompassing a wide range of lending products including commercial and commercial real estate loans, term loans and revolving credit arrangements for businesses and consumer loans. It also offers a broad variety of deposit accounts including consumer and commercial checking accounts and a variety of time deposits.

As of June 30, 2019, Shore had:

•	consolidated total assets of $282.9 million;
•	total deposits of $248.3 million;
•	total loans of $213.0 million; and
•	total shareholders’ equity of $32.3 million.

Shore’s principal executive offices and telephone number are:

1012 Hooper Avenue

Toms River, NJ 08753

(732) 240-5800

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SHORE MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of Shore’s financial condition and results of operations in conjunction with Shore’s financial statements and notes thereto included elsewhere in this proxy statement-prospectus.

The purpose of this discussion and analysis is to provide the reader with information pertinent to understanding and assessing Shore’s results of operations and financial condition for the six months ended June 30, 2019 and 2018 and for each of the years ended December 31, 2018 and 2017. This section contains forward-looking statements with respect to Shore’s financial condition, results of operations and business. These forward-looking statements involve certain risks and uncertainties. See “Forward-Looking Information,” located elsewhere in this document.

Overview

Shore is a New Jersey state-chartered commercial bank serving Ocean County, New Jersey. Shore is headquartered in Toms River, New Jersey and operates through its main office and four branch locations, located in Toms River(2), Jackson and Manahawkin, New Jersey. At June 30, 2019, Shore had total assets of $282.9 million, total deposits of $248.3 million and total shareholders’ equity of $32.3 million. Shore provides a traditional set of lending, deposit and other financial products with an emphasis on commercial real estate and commercial and industrial loans to small- to mid-sized businesses and individuals.

Critical Accounting Policies and Estimates

Shore’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In the preparation of its financial statements, Shore is required to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses as well as the disclosure of contingent assets and liabilities. Actual results could differ from those estimates. Shore’s significant accounting policies are fundamental to understanding Shore’s management’s discussion and analysis of financial condition and results of operations. Shore’s significant accounting policies are more fully described in Note 2 to its financial statements for the years ended December 31, 2018 and 2017 beginning on page F-41 of this document.

Shore defines its critical accounting policies in accordance with U.S. GAAP that require it to make subjective estimates and judgments about matters that are uncertain and are likely to have a material impact on its financial condition and results of operations, as well as the specific manner in which those principles are applied. Shore believes its critical accounting policies governing the determination of the allowance for loan losses, assessment of other than temporary impairment of securities and the determination of income taxes are critical accounting policies. Shore’s management has reviewed and approved these critical accounting policies and has discussed these policies with its Audit Committee. Shore believes the critical accounting policies used in the preparation of its financial statements that require significant estimates and judgments are as follows:

Allowance for Loan Losses. The allowance for loan losses represents Shore’s best estimate of probable credit losses inherent in the loan portfolio. The adequacy of Shore’s allowance for loan losses is evaluated regularly. The allowance for loan losses has been determined in accordance with U.S. GAAP, under which Shore is required to maintain an adequate allowance for loan losses. The allowance for loan losses is based upon Shore’s management’s assessment of several factors including an assessment of probable losses included in the portfolio, giving consideration to the size and composition of the loan portfolio, actual loan loss experience, level of delinquencies, detailed analysis of specific loans for which full collectability may not be assured, the existence and estimated net realizable value of any underlying collateral and guarantees securing the loans, and current economic and market conditions. Although Shore’s management uses the best information available, the level of the allowance for loan losses remains an estimate which is subject to significant judgment and short-term change. Various regulatory agencies, as an integral part of their examination process, periodically review Shore’s allowance for loan losses. Such agencies may require us to make additional provisions for loan losses based upon information available to them at the time of their examination. Furthermore, the majority of Shore’s loans are secured by real estate in New Jersey. Accordingly, the collectability of a substantial portion of the carrying value of Shore’s loan portfolio is susceptible to changes in local market conditions and may be adversely affected by declines in real estate values. Future adjustments to the allowance for loan losses may be necessary due to economic, operating, regulatory and other conditions beyond Shore’s control. Shore believes that its allowance for loan losses is adequate to cover probable loan losses which are specifically identifiable, as well as losses inherent in its portfolio which are probable but not specifically identifiable.

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Assessment of Other than Temporary Impairment. Certain of Shore’s assets are carried in the balance sheet at fair value or at the lower of cost or fair value. Valuation allowances are established when necessary to recognize impairment of such assets. Shore periodically performs analyses to test for impairment of various assets. In addition to Shore’s impairment analyses related to loans and other real estate owned (“OREO”), another significant analysis relates to other than temporary declines in the value of its securities. Shore conducts a quarterly review and evaluation of the investment securities portfolio to determine if the value of any security has declined below its carrying value and whether such decline is other than temporary. If such decline is deemed other than temporary, Shore would adjust the carrying value of the security by writing down the security to fair value through a charge to current period earnings. At June 30, 2019, Shore has determined that all unrealized losses were temporary in nature.

Income Taxes. Shore is subject to the income tax laws of the United States and New Jersey where Shore conducts its business. Shore accounts for income taxes by recognizing the amount of taxes payable or refundable for the current year and deferred tax assets and liabilities for estimated future tax consequences, which require judgment with respect to events that have been recognized in its financial statements or tax returns. Fluctuations in the actual outcome of future tax consequences, including the recoverability of deferred tax assets, could materially impact Shore’s financial condition or results of operations.

Overview of Shore Results of Operations

Net Income

Shore’s net income for the six months ended June 30, 2019 and 2018 was $1.4 million and $1.9 million, respectively, or $0.44 and $0.61 per diluted share. The decrease in net income was primarily due to higher other expenses and lower other income, partially offset by higher net interest income.

Shore’s net income for the years ended December 31, 2018 and 2017 was $4.0 million and $2.1 million, respectively, an increase of 93.6%. Shore’s diluted earnings per share for the year ended December 31, 2018 were $1.26, an increase of $0.60, or 90.9%, compared to diluted earnings per share of $0.66 for the year ended December 31, 2017. The increase in year over year net income primarily reflects an increase in net interest income and a benefit in 2018 from a reversal from the allowance for loan losses, partially offset by an increase in other expenses.

Net Interest Income

Shore’s net interest income for the six months ended June 30, 2019 was $5.1 million, an increase of $63 thousand, or 1.2%, compared to net interest income in the first six months of 2018. Net interest income for the year ended December 31, 2018 was $10.2 million, an increase of $1.2 million, or 13.2%, compared to net interest income of $9.0 million for the year ended December 31, 2017.

The increase in Shore’s net interest income for the respective six-month periods was largely attributable to the increase in average earning assets.

The increase in Shore’s net interest income in the year ended December 31, 2018 as compared to the year ended December 31, 2017 was substantially attributable to a $1.3 million, or 12.2%, increase in total interest income, partially offset by a $104 thousand increase, or 6.6%, in total interest expense. The increase in total interest income reflects both growth in Shore’s loan portfolio and a change in the composition of the portfolio. The loan portfolio increased by $8.1 million, or 4.1%, from December 31, 2017 to December 31, 2018, while the composition of the portfolio shifted toward higher yielding commercial real estate and commercial construction loans and away from lower yielding residential real estate and home equity loans. As compared to December 31, 2017, commercial real estate loans increased by $6.9 million, or 5.9%, to $123.9 million at December 31, 2018, or 59.5% of the total portfolio, and commercial construction loans increased by $5.7 million, or 69.3%, to $14.0 million at December 31, 2018, or 6.7% of the total loan portfolio, while residential mortgages declined by $2.8 million, or 7.0%, to $36.6 million, or 17.6% of the total loan portfolio, and home equity loans declined by $696 thousand, or 6.0%, to $11.0 million at December 31, 2018. The increase in Shore’s total interest expense reflects increasing market rates of interest in Shore’s market area, as total deposits declined by $6.8 million or 2.8%, from $242.2 million at December 31, 2017 to $235.4 million at December 31, 2018.

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Provision for Loan Losses

Shore provides for loan losses by a charge to current income to maintain the allowance for loan losses at an adequate level to absorb probable losses inherent in its loan portfolio, determined according to its documented allowance adequacy methodology.

The provision for loan losses was $30 thousand for the six months ended June 30, 2019, compared to $20 thousand for the same period in 2018. For the year ended December 31, 2018, Shore recognized a benefit of $350 thousand through a reversal from the allowance for loan and lease losses, compared to a provision of $245 thousand for the year ended December 31, 2017. The reversal in 2018 reflects significant improvement in Shore’s asset quality, as non-accrual loans declined from $2.8 million at December 31, 2017 to $484 thousand at December 31, 2018, and total past due loans declined from $5.6 million at December 31, 2017 to $2.8 million at December 31, 2018. The allowance for loan losses to total loans ratio was 1.2% and 1.4% at June 30, 2019 and 2018, respectively. At December 31, 2018 and December 31, 2017, the allowance to total loans ratio was 1.2% and 1.4%, respectively.

Other Income

Other income consists primarily of income on bank-owned life insurance (“BOLI”), service charges and related fees on deposit accounts, and other banking services. Other income represents a small portion of Shore’s total revenue.

Other income amounted to $331 thousand for the first six months of 2019 versus $507 thousand for the first six months of 2018. The change reflects a decrease in miscellaneous income primarily due to a final legal resolution with one borrower in the first half of 2018 for $120 thousand. Other income for the full year 2018 totaled $933 thousand compared to $925 thousand for the full year 2017. The major components of the change in other income were a $171 thousand decline in net losses on foreclosed assets and a $5 thousand increase in BOLI income, offset by a $122 thousand decline in other income, a $41 thousand decline in mortgage banking income and a $6 thousand decline in service charge income.

Other Expense

Other expense consists of salaries and employee benefits, occupancy, equipment, data processing, advertising and promotion and other expenses related to conducting Shore’s operations and growing its business.

Other expense for the first six months of 2019 totaled $3.3 million, a 13.3% increase from $3.0 million for the first six months of 2018. The increase was primarily due to $308 thousand in non-recurring merger related expenses, higher salaries and wages and higher data processing expenses, offset by reductions in equipment expense, advertising and promotion expense and deposit insurance premium expense.

Other expense for the year ended December 31, 2018 totaled $6.0 million, a 2.4% increase from $5.8 million for the year ended December 31, 2017. The year over year increase was primarily due to higher salaries and wages, offset by reductions in equipment expense, foreclosed asset expense and deposit insurance premium expense. Shore’s increase in salaries and employee benefits was due to normal raises for employees, and the related benefits costs, which have also been increasing.

Shore’s efficiency ratio, a non-U.S. GAAP financial measure that Shore believes is a widely followed metric in the banking industry, measures operating expenses as a percentage of net revenue, and is computed by dividing total non-interest expense (both including and excluding merger related expenses) by the sum of net interest income (“NII”) and non-interest income.

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The following table sets forth a reconciliation between U.S. GAAP measures (non-interest expenses, net interest income and other income) and the related non-U.S. GAAP measures (adjusted non-interest expense both and excluding merger related expenses) to derive Shore’s non-U.S. GAAP efficiency ratios with and without merger related expenses for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017
Numerator:
Non-interest expense	$3,349,544	$2,957,116	$5,946,987	$5,808,520
Less merger related expenses	(308,325)	-	-	-
	3,041,219	2,957,116	5,946,987	5,808,520
Denominator:
NII before provision	5,125,133	5,062,146	10,232,976	9,039,541
Other income	330,952	506,744	933,060	925,242
	$5,456,085	$5,568,890	$11,166,036	$9,964,783
Efficiency ratios:
Including merger related expenses	61.39%	53.10%	53.26%	58.29%
Excluding merger related expenses	55.74%	53.10%	53.26%	58.29%

Income Taxes

Income tax expense was $678 thousand for the first six months of 2019 compared to $672 thousand for the first six months of 2018, and $1.6 million for the year ended December 31, 2018 versus $1.8 million for the year ended December 31, 2017. The effective tax rate, which is derived from both federal and New Jersey statutory income tax rates, was approximately 33% for the first six months of 2019, compared with 26% for the first six months of 2018, and 28% for the year ended December 31, 2018, compared with 47% for the year ended December 31, 2017. The change in the effective tax rate reflects the adoption in December of 2017 of the Tax Cuts and Jobs Act, which, among other things, reduced the federal corporate tax rate to 21%. Due to the change in statutory rates, and as required by U.S. GAAP, Shore revalued its deferred tax assets and liabilities using the new 21% rate and recognized an additional provision for income taxes of approximately $487 thousand in the fourth quarter of 2017. The increase in the effective tax rate for the six months ended June 30, 2019 reflects non-deductible merger related expenses and a higher New Jersey statutory rate as compared to the similar period in 2018.

Overview of Financial Condition

General

At June 30, 2019, Shore’s total assets were $282.9 million, total (net) loans were $210.5 million and total deposits were $248.3 million, compared to total assets of $267.6 million, total (net) loans of $208.2 million and total deposits of $235.4 million at December 31, 2018 and total assets of $271.1 million, total (net) loans of $200.0 million and total deposits of $242.2 million at December 31, 2017.

Loans

Shore’s primary source of income is interest on loans. Shore’s loan portfolio consists primarily of commercial real estate loans secured by commercial properties, loans secured by residential properties and commercial and industrial loans. Shore’s loan portfolio is the highest yielding component of its total interest earning assets.

For the first six months of 2019, total (net) loans grew $2.3 million, or 1.1%, to $210.5 million. Total (net) loans at December 31, 2018, were $208.2 million, an increase of 4.1% compared to $200.0 million at December 31, 2017. Growth for the comparative periods has been primarily in commercial real estate and commercial construction loans, and reflects Shore’s expectation of a growing local economy.

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Shore is experiencing increased competition reflected in aggressive pricing and terms offered by its competitors. Shore continues to focus its efforts on building new relationships and providing quality service to its established loan customers who value its relationship banking philosophy.

The following table sets forth the classification of Shore’s gross loans by loan portfolio class as of the periods indicated:

	June 30, 2019	December 31, 2018	December 31, 2017
Real estate:
Commercial real estate	$129,190,070	$123,861,449	$116,958,486
Commercial construction	16,091,516	13,989,574	8,264,708
Residential	35,541,698	36,635,127	39,399,223
Residential construction	1,891,078	1,662,806	1,967,066
Home equity loans	9,856,603	10,966,131	11,662,190
	192,570,965	187,115,087	178,251,673

Commercial and industrial	19,449,085	22,490,603	23,251,014
Consumer	151,139	163,947	225,044
SBA loans	883,454	890,410	1,202,931
Total loans	213,054,643	210,660,047	202,930,662

Net deferred loan fees/costs	(12,515)	45,717	4,654
Allowance for loan losses	(2,592,983)	(2,556,769)	(2,900,273)
Loans receivable, net	$210,449,145	$208,148,995	$200,035,043

Shore manages risk associated with its commercial portfolio through underwriting policies and procedures, diversification and loan monitoring efforts. Shore’s underwriting standards include requiring independent third-party appraisals, periodic property inspections, analyses of the quality and experience of the organization or developer managing each property, and evaluations of the cash flow capability of borrowers to repay loans. In addition to real estate collateral, the majority of Shore’s commercial loans are secured by business assets and many are supported by personal guarantees and other assets of the principals or the borrower.

Commercial real estate primarily consists of mortgages to finance the purchase of commercial property. Commercial real estate lending generally involves a high degree of risk because payments on loans secured by commercial real estate properties are often dependent on the successful operation or management of the properties, and/or the collateral value of the real estate securing the loan. Repayment of such loans may be subject to adverse conditions in the real estate market or economic conditions in the local economy. Also, commercial real estate loans typically involve large loan balances to single borrowers or groups or related borrowers. Shore’s commercial real estate loans increased by $5.3 million, or 4.3%, to $129.2 million for the six months ended June 30, 2019, compared to $123.9 million at December 31, 2018 and $117.0 million at December 31, 2017.

Commercial and industrial loans is comprised of general-purpose commercial and industrial lending including term loans, time notes and lines or credit. Commercial and industrial loans generally involve a higher degree of credit risk because the collateral underlying the loans may be in the form of intangible assets and/or inventory subject to market obsolescence. Commercial and industrial loans can also involve relatively large loan balances to single borrowers or groups or related borrowers, with the repayment of such loans typically dependent on the successful operation and income stream of the borrower. Such risks can be significantly affected by economic conditions. Shore’s commercial and industrial loans decreased $3.0 million, or 13.5%, to $19.5 million at June 30, 2019, compared to $22.5 million at December 31, 2018 and $23.3 million at December 31, 2017.

Commercial construction primarily consists of loans to finance the construction of commercial property that normally convert to a permanent mortgage at the end of' the construction phase. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion compared to the estimated cost of construction. Shore’s commercial construction loans increased by $2.1 million, or 15.0%, to $16.1 million for the six months ended June 30, 2019, compared to $14.0 million at December 31, 2018 and $8.3 million at December 31, 2017.

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Residential loans, 1 to 4 family, are primarily for personal, family or household use and are secured by a mortgage, deed of trust or other equivalent security interest. Shore’s residential loans decreased by $1.1 million, or 3.0%, to $35.5 million for the six months ended June 30, 2019, compared to $36.6 million at December 31, 2018 and $39.4 million at December 31, 2017.

Residential construction loans are primarily used to finance the building of a home or another real estate project. Shore’s residential construction loans increased by $228 thousand, or 13.7%, to $1.9 million for the six months ended June 30, 2019, compared to $1.7 million at December 31, 2018 and $2.0 million at December 31, 2017.

Home equity loans are loans in which the borrower uses the equity in their home as collateral. Home equity loans decreased by $1.1 million, or 10.1%, to $9.9 million for the six months ended June 30, 2019, compared to $11.0 million at December 31, 2018 and $11.7 million at December 31, 2017.

Small business loans are loans provided to small businesses for various purposes. Small business loans decreased by $7 thousand, or 0.8%, to $883 thousand for the six months ended June 30, 2019, compared to $890 thousand at December 31, 2018 and $1.2 million at December 31, 2017.

Consumer loans consist of secured and unsecured personal loans and overdraft protection lines. Consumer loans tend to have a higher credit risk due to the loans being either unsecured or secured by rapidly depreciable assets. Furthermore, consumer loan payments are dependent on the borrower's continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Shore’s consumer loans decreased by $13 thousand, or 7.8%, to $151 thousand for the six months ended June 30, 2019, compared to $164 thousand at December 31, 2018 and $225 thousand at December 31, 2017.

For further discussion on the composition of Shore’s loan portfolio, see Note 4 to its financial statements for the years ended December 31, 2018 and 2017 beginning on page F-52 of this document.

Asset Quality

Extending credit to borrowers exposes Shore to credit risk, which is the risk that the principal balance of a loan and related interest will not be collected due to the inability of the borrower to repay the loan. Shore seeks to manage credit risk by carefully analyzing both the debt service capacity of a borrower and the underlying collateral securing their loan. Shore manages credit risk in its loan portfolio through written loan policies, which establish underwriting standards or limits deemed necessary or prudent. These guidelines are approved by the Shore Board of Directors.

Shore’s nonperforming assets totaled $3.1 million, or 1.1% of total assets, at June 30, 2019, an increase from nonperforming assets of $3.0 million, or 1.1% of total assets, at year-end 2018. The allowance for loan losses was $2.6 million, representing 1.2% of loans receivable and 415% of nonaccrual loans at June 30, 2019. At year-end 2018, the allowance was $2.6 million representing 1.2% of loans receivable and 528% of nonaccrual loans. At year-end 2017, the allowance was $2.9 million representing 1.4% of loans receivable and 105% of nonaccrual loans. There were $6 thousand in net recoveries recorded during the first six months of 2019.

Asset Classification

Federal regulations and Shore’s policies require Shore to utilize an internal asset classification system as a means of reporting and tracking problem and potential problem assets. Federal banking regulations set forth a classification grid for problem and potential problem assets as “substandard,” “doubtful” or “loss” assets. Loans classified as “substandard” have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. An asset is considered “substandard” if it is inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard” with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly improbable. Assets classified as “loss” are those considered uncollectible and are charged to the allowance for loan losses. Assets which do not currently expose us to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated “other assets especially mentioned.” Loans not classified are rated pass.

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Shore formally reviews the ratings on all criticized and classified loans. The table below sets forth information on Shore’s classified assets and assets designated special mention at the dates indicated.

	June 30, 2019	December 31, 2018	December 31, 2017
	(in thousands)
Classified Loans:
Substandard	$4,419	$4,286	$2,659
Doubtful	-	-	-
Loss	-	-	-
Total classified loans	4,419	4,286	2,659
Special mention loans	2,485	4,575	4,872
Total classified and special mention loans	$6,904	$8,961	$7,531

Delinquent Loans

The following tables show the delinquencies in Shore’s loan portfolio as of the dates indicated.

June 30, 2019
		Loans Delinquent 30- 89 Days			Loans Delinquent 90 Days or More			Total Delinquent Loans
	Number	Amount	% of Total	Number	Amount	% of Total	Number	Amount	% of Total
Commercial	2	$1,314,008	100%	2	$1,550,000	71.3%	4	$2,864,008	82.1%
Residential Mortgage	-	-	-	3	625,097	28.7%	3	625,097	17.9%
Home equity and consumer, other	-	-	-	-	-	-	-	-	-
Total	2	$1,314,008	100%	5	$2,175,097	100%	7	$3,489,105	100%

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December 31, 2018
		Loans Delinquent 30-89 Days			Loans Delinquent 90 Days or More			Total Delinquent Loans
	Number	Amount	% of Total	Number	Amount	% of Total	Number	Amount	% of Total
Commercial	-	$-		2	$1,550,000	76.2%	2	$1,550,000	55.6%
Residential mortgage	4	748,611	99.5%	2	484,190	23.8%	6	1,232,801	44.3%
Home equity and consumer, other	1	3,495	0.5%	-	-	-	1	3,495	0.1%
Total	5	$752,106	100%	4	$2,034,190	100%	9	$2,786,296	100%

Nonperforming Assets and Troubled Debt Restructured Loans (TDRs)

The following table sets forth information concerning Shore’s nonperforming assets and troubled debt restructured loans as of the dates indicated:

		December 31,
	June 30, 2019	2018	2017
Nonaccrual loans:
Commercial	$-	$-	$2,720,220
Residential mortgage	625,097	484,190	35,320
Total nonaccrual loans	$625,097	$484,190	$2,755,540
Loans past due 90 days or more and still accruing	1,550,000	1,550,000	-
Total nonperforming loans	$2,175,097	$2,034,190	$2,755,540
Other real estate owned	953,568	953,568	929,715
Total non-performing assets	$3,128,665	$2,987,758	$3,685,255

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Performing troubled debt restructured loans	$433,523	$445,104	$1,266,041
Nonaccrual loans to total loans	0.3%	0.2%	1.4%
Non-performing loans to total loans	1.0%	1.0%	1.4%
Non-performing assets to total assets	1.1%	1.1%	1.4%

Nonperforming assets include nonperforming loans and OREO. Nonperforming loans consist of loans on a nonaccrual basis and loans past due 90 days or more and still accruing. Shore’s nonperforming loans totaled $2.2 million, or 1.0% of total loans, at June 30, 2019, compared to $2.0 million, or 1.0% of total loans, at December 31, 2018, and $2.8 million, or 1.4% of total loans, at December 31, 2017.

A loan is placed on nonaccrual status, and the accrual of interest is discontinued, when the contractual payment of principal or interest has become 90 days past due or Shore’s management has serious doubt about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income is reversed and interest income is not accrued until the loan is brought current, is performing in accordance with the contractual terms for a reasonable period of time, and the ultimate collectability of principal and interest is no longer in doubt.

Shore had two loans 90 days or more past due and still accruing at June 30, 2019, compared to two loans 90 days or more past due and still accruing at December 31, 2018 and no loans 90 days or more past due and still accruing at December 31, 2017. Commercial loans receivable greater than 90 days and accruing of $1.6 million consists of one loan relationship that is well secured and in the process of collection. We do not anticipate any loss on this relationship.

Real estate that is acquired through foreclosure or deed in lieu of foreclosure in partial or total satisfaction of loans is classified as OREO. At the date OREO is acquired properties are recorded at fair value less estimated costs to sell. When a property is acquired, the excess of the loan balance over the fair value is charged to the allowance for loan losses. Any subsequent write downs that may be required to the carrying value of the property are recorded in non-interest expense. At June 30, 2019, December 31, 2018 and December 31, 2017, Shore OREO totaled $954 thousand, $954 thousand and $930 thousand, respectively.

A loan is classified as a troubled debt restructuring (“TDR”) when a concession that Shore would not otherwise have considered is granted to a borrower experiencing financial difficulty. All of Shore’s current TDRs involve the restructuring of loan terms to reduce the total payment. At June 30, 2019, Shore had two TDRs totaling $434 thousand and a specific reserve allocation of $58, all of which were performing pursuant to the terms of their modification. At December 31, 2018, Shore had two TDRs with a recorded balance of $445 thousand and a specific reserve allocation of $120, all of which were performing pursuant to the terms of their modification. At December 31, 2017, Shore had four performing TDRs with a recorded investment of $1.3 million and a specific reserve allocation of $167 thousand. Through June 30, 2019, none of Shore’s TDRs have subsequently defaulted.

Shore accounts for its impaired loans in accordance with U.S. GAAP. An impaired loan generally is one for which it is probable, based on current information and events, that Shore will not collect all the amounts due under the contractual terms of the loan agreement. Impairment is measured on a loan-by-loan basis for commercial and industrial loans and commercial real estate loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral, if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Shore’s total impaired loans amounted to $893 thousand at June 30, 2019, compared to $756 thousand and $4.0 million at December 31, 2018 and 2017, respectively.

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Allowance for Loan Losses

The allowance for loan losses is a reserve established through charges to earnings in the form of a provision for loan losses. Shore maintains an allowance for loan losses at a level considered adequate to provide for all known and probable incurred losses in the portfolio. The level of the allowance is based on Shore’s management’s evaluation of estimated losses in the portfolio, after consideration of risk characteristics of the loans and prevailing and anticipated economic conditions. Loan charge-offs (i.e., loans judged to be uncollectible) are charged against the reserve and any subsequent recovery is credited to the reserve. Shore’s officers analyze risks within the loan portfolio on a continuous basis and through an external independent loan review function, and the results of the loan review function are also reviewed by its Audit Committee. A risk system, consisting of multiple grading categories for each portfolio class, is utilized as an analytical tool to assess risk and appropriate reserves. In addition to the risk system, Shore’s management further evaluates risk characteristics of the loan portfolio under current and anticipated economic conditions and considers such factors as the financial condition of the borrower, past and expected loss experience, and other factors which Shore’s management feels deserve recognition in establishing an appropriate reserve. These estimates are reviewed at least quarterly and, as adjustments become necessary, they are recognized in the periods in which they become known. Although Shore’s management strives to maintain an allowance it deems adequate, future economic changes, deterioration of borrowers’ creditworthiness, and the impact of examinations by regulatory agencies all could cause changes to Shore’s allowance for loan losses.

At June 30, 2019, Shore’s allowance for loan losses totaled $2.6 million, an increase of $36 thousand, or 1.4%, from $2.6 million at December 31, 2018 and $2.9 million at December 31, 2017. The ratio of the allowance for loan losses to total loans was 1.2%, 1.2% and 1.4%, at June 30, 2019, December 31, 2018 and December 31, 2017, respectively.

Investment Securities

The investment securities portfolio is used principally to manage liquidity. The portfolio is generally structured to provide consistent cash flows to enhance liquidity and provide funding for loan growth. At June 30, 2019, Shore’s portfolio was composed of obligations of U.S. government agencies, agency mortgage-backed securities, and tax-exempt obligations of state and political subdivisions.

Investment securities are classified as “held to maturity” (“HTM”), “available for sale” (“AFS”), or “trading” at time of purchase. Securities are classified as HTM based upon Shore’s intent and ability to hold them to maturity. Such securities are stated at amortized cost or book value and adjusted for unamortized purchase premiums and discounts. Securities which are bought and held principally for resale in the near term are classified as trading securities, which are carried at market value. Realized gains and losses as well as gains and losses from marking the portfolio to fair value are included in trading revenue. Shore has no trading securities. Securities not classified as HTM are classified as AFS. AFS securities are those securities that Shore intends to hold for an indefinite period of time, but not necessarily to maturity and are carried at fair value. Unrealized gains and losses on AFS securities are reported as a component of accumulated other comprehensive income, net of tax, which is included in stockholders’ equity. Any decision to sell a security classified as AFS would be based on various factors, including significant movements in interest rates, changes in the mix of assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors.

The carrying value of Shore’s available for sale securities portfolio was $12.2, $13.5 million and $16.7 million at June 30, 2019, December 31, 2018 and December 31, 2017, respectively. The decrease in Shore’s available for sale securities portfolio reflects maturities in mortgage backed securities.

Shore’s securities held to maturity portfolio had carrying values of $15.9, $16.1 million and $16.6 million at June 30, 2019, December 31, 2018 and December 31, 2017, respectively.

Deposits

Deposits are Shore’s primary source of funds to support its interest earning assets. Shore competes for local market deposits with community banks and credit unions. Total deposits reached $248.3 million at June 30, 2019, an increase of 5.0% from $235.4 million at December 31, 2018. Total deposits were $242.2 million at December 31, 2017.

The increase in Shore’s deposits of $12.9 million over the first six months of 2019 reflects increases in all deposit categories except for interest bearing demand deposits. The year over year decline of $6.8 million reflects declines in all deposit categories except for deposits less than $100 thousand.

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Lines of Credit

Shore has two overnight Fed Funds lines of credit. One is a $5.0 million secured line and the other is a $1.5 million unsecured line. Available for sale securities are pledged as collateral for the secured line. Shore did not have any outstanding borrowings at June 30, 2019, December 31, 2018 and 2017, respectively.

Liquidity

Liquidity is a measure of a bank’s ability to fund loans, withdrawals or maturities of deposits, and other cash outflows in a cost-effective manner. Shore’s principal sources of funds include deposits, scheduled amortization and prepayments of loan principal, and funds provided by operations. While scheduled loan payments are relatively predictable sources of funds, deposit flow and loan prepayments are greatly influenced by general interest rates, economic conditions and competition.

At June 30, 2019, the amount of liquid assets remained at a level Shore’s management deemed adequate to ensure that contractual liabilities, depositors’ withdrawal requirements, and other operational and customer credit needs could be satisfied. As of June 30, 2019, Shore’s liquid assets (cash and due from banks, and federal funds sold) were $28.4 million, which represented 10.0% of total assets, compared to $15.0 million at December 31, 2018, which represented 5.6% of total assets on such date, or $22.6 million at December 31, 2017, which represented 8.3% of total assets on such date.

Off-Balance Sheet Arrangements

Shore is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statements of financial condition. Shore’s exposure to credit loss in the event of non-performance by the counter party to these instruments is represented by the contractual amount of those instruments. Shore uses the same credit analyses in making commitments and conditional obligations as Shore does for on-balance-sheet instruments. Commitments under performance standby letters of credit do not necessarily represent future cash requirements, in that these commitments often expire without being drawn upon.

Further discussion of these commitments is included in Note 16 to Shore’s financial statements for the years ended December 31, 2018 and 2017 beginning on page F-64 of this document.

Asset and Liability Management

Asset and liability management involves the evaluation, monitoring, and managing of market risk, interest rate risk, liquidity risk and the appropriate use of capital, while maximizing profitability. Shore’s Asset and Liability Committee (“ALCO”) provides oversight to the asset and liability management process. ALCO recommends policy guidelines regarding exposure to interest rates, and liquidity and capital limits for approval by the Shore Board of Directors.

The primary goals of Shore’s interest rate risk management process are to control exposure to interest rate risk inherent in its balance sheet, determine the appropriate risk level given its strategic objectives, and manage the risk consistent with limits and guidelines approved by ALCO and the Shore Board of Directors. On a quarterly basis, Shore provides a detailed review of its interest rate risk position to ALCO and the Shore Board of Directors.

Shore manages and controls interest rate risk by identifying and quantifying interest rate risk exposures through the use of net interest income simulation and economic value at risk models. Various assumptions are used to produce these analyses, including, but not limited to, the level of new and existing business, loan and investment prepayment speeds, deposit flows, interest rate curves and competitive pricing.

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Interest Rate Sensitivity Analysis

At June 30, 2019 and December 31, 2018, the results of Shore’s interest rate sensitivity analysis models were within guidelines prescribed by the Shore Board of Directors. If model results were to fall outside prescribed ranges, action plans, including additional monitoring and reporting to the Shore Board of Directors, would be required by ALCO and Shore’s management until guidelines were back within prescribed limits.

Shore’s simulation model measures the volatility of net interest income to changes in market interest rates. Shore measures the sensitivity of net interest income over 12- and 24-month time horizons. Policy guidelines have been established for rate shocks, positive and negative, ranging from -200 to +400 basis points. Rates are shocked immediately in year 1 with rates remaining stable in year 2. Yield curve shifts are parallel and instantaneous. For example, ALCO has established a policy that net interest income sensitivity is acceptable if net interest income in the +/- 200 basis points scenarios are within a 20% change in net interest income in the first twelve months and within a 20% change over the two-year time frame.

Shore’s net interest income simulation models for June 30, 2019 and December 31, 2018 are as follows:

	Net Interest Income
	June 30, 2019		December 31, 2018
	Amount	% Change	Amount	% Change
	(dollars in thousands)
Rate Shock (1)
+400	$11,292	6.0%	$10,815	3.6%
+300	11,117	4.4%	10,714	2.6%
+200	10,953	2.8%	10,618	1.7%
+ 0 (Static)	10,652	0.0%	10,442	0.0%
-200	10,113	(5.1%)	9,744	(6.7%)

(1) Change in interest rates in basis points.

Shore was within its policy guidelines at June 30, 2019 and December 31, 2018.

Shore measures long-term interest rate risk through an Economic Value of Equity (“EVE”) model. This model involves projecting Shore’s asset and liability cash flows to their maturity dates, discounting those cash flows at appropriate interest rates, and then aggregating the discounted cash flows. Shore’s EVE is the estimated net present value of these discounted cash flows. The variance in the economic value of equity is measured as a percentage of the present value of equity. The sensitivity of EVE to changes in the level of interest rates is a measure of the sensitivity of long-term earnings to changes in interest rates. Shore uses the sensitivity of EVE principally to measure the exposure of equity to changes in interest rates over a relatively long-time horizon. Based on the underlying assumptions, Shore was within its policy guidelines at June 30, 2019, and December 31, 2018.

Shore’s EVE as of June 30, 2019 and December 31, 2018 are as follows:

	Economic Value of Equity
	June 30, 2019		December 31, 2018
	Amount	% Change	Amount	% Change
	(dollars in thousands)
Rate Shock (1)
+400	$33,714	(9.9%)	$35,327	(5.9%)
+300	34,348	(8.2%)	35,496	(5.4%)
+200	35,271	(5.7%)	35,933	(4.2%)
+ 0 (Static)	37,399	0.0%	37,527	0.0%
-200	42,044	12.4%	39,768	6.0%

(1) Change in interest rates in basis points.

Modeling changes in the simulation and EVE analyses require the making of certain assumptions, which may or may not reflect the manner in which actual yields or costs respond to changes in market interest rates. Although the models discussed above provide an indication of Shore’s interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on its net interest income or economic value of equity and may differ from actual results.

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Capital

The maintenance of a solid capital foundation is a primary goal for Shore. Accordingly, capital plans and dividend policies are monitored on an ongoing basis. Shore’s objective with respect to the capital planning process is to effectively balance the retention of capital to support future growth with the goal of providing stockholders with an attractive long-term return on their investment.

Shore is subject to regulatory guidelines establishing minimum capital standards that involve quantitative measures of assets, and certain off-balance sheet items, as risk-adjusted assets under regulatory accounting practices.

Shore is subject to various regulatory capital requirements administered by the federal banking agencies. The final rules implementing BASEL Committee on Banking Supervisor’s Capital Guidance for U.S. Banks (“BASEL III rules”) became effective for Shore on January 1, 2015, with full compliance with all of the requirements being phased in over a multi-year schedule and fully phased in by January 1, 2019. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on Shore’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Shore must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the maintenance of minimum amounts and ratios (set forth on the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, Tier 1 capital to average assets, and common equity Tier 1 capital to risk-weighted assets. Shore’s management believes, as of June 30, 2019, that Shore met all capital adequacy requirements to which it is subject.

As of June 30, 2019, Shore was well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, common equity risk based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since that notification that Shore’s management believes have changed the Shore’s category.

The Shore’s actual capital ratios at June 30, 2019 and December 31, 2018 and the minimum ratios required for capital adequacy purposes and to be well capitalized under the prompt corrective action provisions are as follows:

	June 30, 2019
	Actual		For Capital Adequacy Purposes			To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
	(Dollar Amounts in Thousands)
Total capital (to risk-weighted assets)	$34,923	16.55%	$	≥16,881	≥8.00%	$	≥21,101	≥10.00%
Common equity Tier 1 (CET1) capital	32,330	15.32		≥9,496	≥4.50		≥13,716	≥6.50
Tier 1 (core) capital (to risk-weighted assets)	32,330	15.32		≥12,661	≥6.00		≥16,881	≥8.00
Tier 1 (core) capital (to average assets)	32,330	11.86		≥10,904	≥4.00		≥13,630	≥5.00

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	December 31, 2018
	Actual		For Capital Adequacy Purposes			To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
	(Dollar Amounts in Thousands)
Total capital (to risk-weighted assets)	$33,857	16.02%	$	≥16,911	≥8.00%	$	≥21,138	≥10.00%
Common equity Tier 1 (CET1) capital	31,300	14.81		≥9,512	≥4.50		≥13,740	≥6.50
Tier 1 (core) capital (to risk-weighted assets)	31,300	14.81		≥12,683	≥6.00		≥16,911	≥8.00
Tier 1 (core) capital (to average assets)	31,300	11.39		≥10,991	≥4.00		≥13,739	≥5.00

Shore is subject to certain regulatory restrictions on the amount of dividends that it may declare without prior regulatory approval.

As of June 30, 2019, Shore met all capital adequacy requirements to which it is subject. Basel III rules require a “capital conservation buffer” for Shore. Beginning January 1, 2019, Shore was required to maintain a 2.5% capital conservation buffer, above and beyond the capital levels otherwise required under applicable regulation. Under this guidance banking institutions with a CET1, Tier 1 Capital Ratio and Total Risk Based Capital Ratio above the minimum regulatory adequate capital ratios but below the capital conservation buffer will face constraints on their ability to pay dividends, repurchase equity and pay discretionary bonuses to executive officers, based on the amount of the shortfall.

Shore is required to maintain cash reserve balances in vault cash or with the Federal Reserve Bank. The total of these reserve balances at June 30, 2019 and December 31, 2018 was approximately $1,538,000 and $1,683,000, respectively.

Impact of Inflation and Changing Prices

Shore’s financial statements and notes thereto, located elsewhere in this document, have been prepared in accordance with U.S. GAAP, which requires the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of Shore’s operations. Unlike most industrial companies, nearly all of Shore’s assets and liabilities are monetary. Therefore, interest rates have a greater impact on Shore’s performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

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DESCRIPTION OF 1ST CONSTITUTION CAPITAL STOCK

The authorized capital stock of the 1st Constitution presently consists of 30,000,000 shares of common stock and 5,000,000 shares of preferred stock, 40,000 of which have been designated Series A Junior Participating Preferred Stock and 12,000 of which have been designated Fixed Rate Cumulative Perpetual Preferred Stock, Series B. As of August 2, 2019, approximately 8,654,171 shares of 1st Constitution’s common stock and no shares of preferred stock were outstanding.

The following is merely a summary of the terms of the 1st Constitution’s capital stock. The full terms of the 1st Constitution’s capital stock are set forth in 1st Constitution’s Certificate of Incorporation. A conformed copy of 1st Constitution’s Certificate of Incorporation is attached as Exhibit 3(i)(A) to 1st Constitution’s Form 10-K filed with the SEC on March 27, 2009.

General

1st Constitution is a New Jersey general business corporation governed by the New Jersey Business Corporation Act and a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

COMMON STOCK

The following description contains certain general terms of the 1st Constitution’s common stock.

Dividend Rights

The holders of 1st Constitution’s common stock are entitled to dividends when, as, and if declared by the 1st Constitution Board of Directors out of funds legally available for the payment of dividends. Generally, New Jersey law prohibits corporations from paying dividends, if after giving effect to the distribution, the corporation would be unable to pay its debts as they become due in the usual course of its business or the corporation’s total assets would be less than its total liabilities.

The primary source of dividends paid to the 1st Constitution’s shareholders is dividends paid to 1st Constitution by 1st Constitution Bank. Thus, as a practical matter, any restrictions on the ability of 1st Constitution Bank to pay dividends will act as restrictions on the amount of funds available for payment of dividends by 1st Constitution. Dividend payments by 1st Constitution Bank to 1st Constitution are subject to the New Jersey Banking Act of 1948 and the Federal Deposit Insurance Act, under which 1st Constitution Bank may not pay any dividends, if after paying the dividend, it would be undercapitalized under applicable capital requirements. In addition to these explicit limitations, the federal regulatory agencies are authorized to prohibit a banking subsidiary or bank holding company from engaging in an unsafe or unsound banking practice. Depending upon the circumstances, the agencies could take the position that paying a dividend would constitute an unsafe or unsound banking practice.

The dividend rights of holders of 1st Constitution’s common stock are qualified and subject to the dividend rights of holders of 1st Constitution’s preferred stock that may be issued in the future as described below in the section titled “BLANK CHECK PREFERRED STOCK”.

Voting Rights

Each holder of 1st Constitution’s common stock is entitled to one vote for each share held on all matters voted upon by the shareholders, including the election of directors. There is no cumulative voting in the election of directors.

Preemptive Rights

Holders of shares of 1st Constitution’s common stock are not entitled to preemptive rights with respect to any shares of the common stock that may be issued.

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Liquidation Rights

In the event of liquidation, dissolution or winding up of 1st Constitution, or upon any distribution of its capital assets, after the payment of debts and liabilities and subject to the prior rights of the holders of preferred stock, holders of 1st Constitution’s common stock are entitled to receive, on a pro rata per share basis, all remaining assets of 1st Constitution.

Assessment and Redemption

All outstanding shares of 1st Constitution’s common stock are fully paid and non-assessable. 1st Constitution’s common stock is not redeemable at the option of the issuer or the holders thereof.

Transfer Agent

American Stock Transfer and Trust Company is presently the transfer agent for 1st Constitution’s common stock.

Listing

1st Constitution’s common stock is listed on the NASDAQ Global Market under the symbol “FCCY.”

Anti-Takeover Provisions

Certificate of Incorporation

Provisions of 1st Constitution’s Certificate of Incorporation may have anti-takeover effects. These provisions may discourage attempts by others to acquire control of 1st Constitution without negotiation with 1st Constitution’s Board of Directors. The effect of these provisions is discussed briefly below.

1.	Authorized Stock

The shares of 1st Constitution’s common stock authorized by its Certificate of Incorporation but not issued provide 1st Constitution’s Board of Directors with the flexibility to effect financings, acquisitions, stock dividends, stock splits and stock-based grants without the need for a shareholder vote. 1st Constitution’s Board of Directors, consistent with its fiduciary duties, could also authorize the issuance of shares of preferred stock, and could establish voting conversion, liquidation and other rights for 1st Constitution’s preferred stock being issued, in an effort to deter attempts to gain control of 1st Constitution. For a further discussion, see “Anti-Takeover Provisions – Blank Check Preferred Stock” below.

2.	Classification of Board of Directors

1st Constitution’s Certificate of Incorporation currently provides that its Board of Directors is divided into three classes of as nearly equal size as possible, with one class elected annually to serve for a term of three years. This classification of 1st Constitution’s Board of Directors has the effect of making it more difficult for shareholders to change the composition of the Board of Directors, whether or not a change in the Board of Directors would be beneficial to 1st Constitution. It may discourage a takeover of 1st Constitution because a shareholder with a majority interest in 1st Constitution would have to wait for at least two consecutive annual meetings of shareholders to elect a majority of the members of 1st Constitution’s Board of Directors.

Series A Junior Participating Preferred Stock

1st Constitution previously authorized forty thousand shares of Series A Junior Participating Preferred Stock in connection with 1st Constitution’s dividend distribution of one right for each outstanding share of its common stock to 1st Constitution shareholders of record as of the close of business on March 29, 2004. Each right entitled the registered holder to purchase from 1st Constitution one one-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $142.00 per one one-hundredth of a share, subject to adjustment, under certain circumstances if the rights become exercisable. The rights expired on March 29, 2014 without ever becoming exercisable and no shares of Series A Junior Participating Preferred Stock were ever issued. Accordingly, there are no shares of Series A Junior Participating Preferred Stock presently outstanding, and 1st Constitution does not intend to issue any shares of Series A Junior Participating Preferred Stock in the future.

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Fixed Rate Cumulative Perpetual Preferred Stock, Series B

1st Constitution previously authorized twelve thousand shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, in connection with its participation in the United States Department of the Treasury’s Troubled Asset Relief Program Capital Purchase Program under the Emergency Economic Stabilization Act of 2008. The twelve thousand shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, were issued to the United States Department of the Treasury on December 23, 2008 and subsequently repurchased by 1st Constitution on October 27, 2010. Accordingly, there are no shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, presently outstanding, and 1st Constitution does not intend to re-issue any shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, in the future.

Blank Check Preferred Stock

The remaining 4,948,000 undesignated shares of preferred stock are typically referred to as “blank check” preferred stock. This term refers to stock for which the rights and restrictions are determined by the board of directors of a corporation. 1st Constitution’s Certificate of Incorporation authorizes 1st Constitution’s Board of Directors to issue new shares of 1st Constitution’s preferred stock without further shareholder action.

1st Constitution’s Certificate of Incorporation gives the Board of Directors authority at any time to:

•	divide any or all of the remaining authorized but unissued shares of preferred stock into classes and to divide such classes into series;

•	determine the designation, number of shares, relative rights, preferences and limitations of any class or series of preferred stock;

•	increase the number of shares of any class or series of preferred stock;

•	decrease the number of shares in a class or series, but not to a number less than the number of shares of such class or series then outstanding;

•	change the designation, number of shares, relative rights, preferences and limitations of any class or series; and

•	determine the relative rights and preferences which are subordinate to, or equal with, the shares of any other class or series.

With respect to any class or series of preferred stock, 1st Constitution’s Certificate of Incorporation further gives the Board of Directors at any time to determine:

•	the dividend rate on shares of such class or series and any restrictions, limitations or conditions upon the payment of such dividends, and whether dividends are cumulative, and the dates on which dividends, if declared, would be payable;

•	whether the shares of such class or series would be redeemable and, if so, the terms of redemption;

•	the rights of holders of shares of such class or series in the event of the liquidation, dissolution or winding up of 1st Constitution, whether voluntary or involuntary, or any other distribution of its assets;

•	whether the shares of such class or series would be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms and conditions thereof;

•	whether the shares of such class or series would be convertible into shares of any other class or series of the same or any other class, and if so, the terms of such conversion; and

•	the extent of voting powers, if any, of the shares of such class or series.

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The issuance of additional common or preferred stock may be viewed as having adverse effects upon the holders of common stock. Holders of 1st Constitution’s common stock will not have preemptive rights with respect to any newly issued stock. 1st Constitution’s Board of Directors could adversely affect the voting power of holders of 1st Constitution’s common stock by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. In the event of a proposed merger, tender offer or other attempt to gain control of 1st Constitution that the Board of Directors does not believe to be in the best interests of its shareholders, the Board of Directors could issue additional preferred stock which could make any such takeover attempt more difficult to complete. Blank check preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a poison pill.

COMPARISON OF SHAREHOLDERS’ RIGHTS

The rights of 1st Constitution shareholders are governed by New Jersey corporate law and 1st Constitution’s Certificate of Incorporation and By-laws. The rights of Shore shareholders are governed by New Jersey banking law and its Certificate of Incorporation and By-laws. There are differences between 1st Constitution and Shore that will affect the relative rights of 1st Constitution shareholders and Shore shareholders.

The following discussion describes and summarizes the material differences between the rights of 1st Constitution common shareholders and Shore common shareholders. With respect to each issue described below, the information set forth in the left column describes the rights Shore common shareholders currently enjoy, while the information set forth in the right column describes the rights enjoyed by 1st Constitution common shareholders. If the merger is completed, any Shore common shareholder who becomes a common shareholder of 1st Constitution will be entitled to and become subject to all of the rights described in the right column. The following discussion is not a complete discussion of all of the differences. For a complete understanding of all of the differences, you should review the Certificate of Incorporation and By-laws of 1st Constitution, the Certificate of Incorporation and By-laws of Shore and the New Jersey statutes. Copies of the respective Certificates of Incorporation and By-laws of both 1st Constitution and Shore may be obtained from the secretary of each entity.

SHORE	1ST CONSTITUTION
Voting Rights
Holders of shares of Shore common stock are entitled to one vote for each share of common stock held.	Holders of shares of 1st Constitution common stock are entitled to one vote for each share of common stock held.
Rights on Liquidation
In the event of liquidation, after payment of indebtedness, Shore common shareholders are entitled to receive pro-rata any assets distributable to common shareholders with respect to the shares of Shore common stock held by them.	In the event of liquidation, after payment of indebtedness and subject to the prior rights of the holders of preferred stock, 1st Constitution common shareholders are entitled to receive pro-rata any assets distributable to common shareholders with respect to the shares of 1st Constitution common stock held by them.

Rights of Preemption
Holders of shares of Shore common stock do not have preemptive rights to subscribe to or to acquire additional shares of Shore common stock that may be issued. Shore has the right to issue and to sell shares of Shore common stock or any option, warrant or right to acquire Shore common stock, or any securities having conversion or option rights, without first offering such shares, rights or securities to any holder of Shore common stock. An increase in the authorized amount of capital stock would require an amendment to the Certificate of Incorporation. The shares of newly authorized stock may be issued without offering them first to existing common shareholders.	Holders of shares of 1st Constitution common stock do not have preemptive rights to subscribe to or to acquire additional shares of 1st Constitution common stock that may be issued. 1st Constitution has the right to issue and to sell shares of 1st Constitution common stock or any option, warrant or right to acquire 1st Constitution common stock, or any securities having conversion or option rights, without first offering such shares, rights or securities to any holder of 1st Constitution common stock. An increase in the authorized amount of capital stock would require an amendment to the Certificate of Incorporation. The shares of newly authorized stock may be issued without offering them first to existing common shareholders.

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SHORE	1ST CONSTITUTION
Rights to Call a Special Meeting of the Shareholders
Special meetings of Shore’s shareholders may be called by the Chairman, President or the Board of Directors upon the written demand of at least three holders of not less than 25% of all outstanding shares entitled to vote at the meeting.

Special meetings of 1st Constitution’s shareholders may be called by the President or Secretary upon the written demand of the holders of not less than 25% of all outstanding shares entitled to vote at the meeting.

Shareholders’ Rights to Amend Corporate Governing Documents

An amendment to Shore’s Certificate of Incorporation may be made if it is adopted by the Board of Directors and approved by the holders of at least two-thirds of Shore’s capital stock entitled to vote at any meeting of the shareholders.

The Board of Directors has the power to make, alter and repeal the By-laws of Shore, subject to alteration or repeal by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at any meeting of shareholders.

An amendment to 1st Constitution’s Certificate of Incorporation may be made if it is approved by the holders of a majority of 1st Constitution’s capital stock entitled to vote at any meeting of shareholders.

The Board of Directors has the power to make, alter and repeal the By-laws of 1st Constitution, subject to alteration or repeal by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at any meeting of shareholders.

Election and Classification of the Board of Directors

The Shore Board of Directors is divided into three classes that serve for terms of three years, with each class consisting as nearly as possible of one-third of the authorized number of directors. At each annual meeting, one class of directors will be elected for a term of three years to succeed those directors in the class whose terms then expire. Holders of shares of Shore common stock do not have the right to cumulate their votes in the election of directors.

The 1st Constitution Board of Directors is divided into three classes that serve for terms of three years, with each class consisting as nearly as possible of one-third of the authorized number of directors. At each annual meeting, one class of directors will be elected for a term of three years to succeed those directors in the class whose terms then expire. Holders of shares of 1st Constitution common stock do not have the right to cumulate their votes in the election of directors.

Nomination of Directors by Shareholders
In addition to the right of the Board of Directors to make nominations for the election of directors, any voting shareholder may nominate a person to stand for election at an annual meeting of the shareholders of Shore, provided that the shareholder complies with advance notice requirements specified in the By-laws. Notice of nominations must be given not less than 120 days prior to any meeting of the shareholders called for the election of directors.	In addition to the right of the Board of Directors to make nominations for the election of directors, any voting shareholder may nominate a person to stand for election at an annual meeting of the shareholders of 1st Constitution, provided that the shareholder complies with advance notice requirements specified in the By-laws. Notice of nominations must be given not less than 90 days prior to the anniversary of the prior year’s annual meeting.

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SHORE	1ST CONSTITUTION
Rights to Remove a Director
A director may be removed only for cause by the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote for the election of directors.

A director may be removed with or without cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock entitled to vote at any meeting of shareholders and voting separately as a class.

Shareholders’ Rights to Reports

Shares of Shore common stock are not registered under the Securities Exchange Act of 1934, as amended. However, upon the written request of any shareholder, Shore will mail to such shareholder the balance sheet of Shore as of the end of the preceding fiscal year, as well as Shore’s statement of income and loss and Shore’s statement of shareholders equity for such fiscal year. Further, any shareholder of record for at least 6 months immediately preceding a demand, or any person holding at least 5% of the outstanding shares of common stock, upon at least 5 days’ written demand, has the right for any proper purpose to examine Shore’s minutes of the meetings of its shareholders and list of record shareholders during normal business hours.

Shares of 1st Constitution common stock are registered under the Securities Exchange Act of 1934, as amended. Accordingly, 1st Constitution is required to provide annual reports containing audited consolidated financial statements to its shareholders. 1st Constitution also files reports on a quarterly basis that contain unaudited financial information and makes copies of such reports available on its website.
Preferred Stock
Shore does not currently have any shares of preferred stock authorized or outstanding, but the Board of Directors is permitted under New Jersey banking law to issue preferred stock if an amendment to the Certificate of Incorporation authorizing the issuance of preferred stock is approved by the holders of at least two-thirds of the outstanding shares of common stock.	1st Constitution does not currently have any shares of preferred stock outstanding, but the Board of Directors is authorized to issue up to 5,000,000 shares of preferred stock and to determine the class and rights to be attached to any share of preferred stock without obtaining common shareholder approval.

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PROPOSAL 2:
ADJOURNMENT OF SPECIAL MEETING AND VOTE ON OTHER MATTERS

Shore is also submitting a proposal for consideration at the special meeting to authorize the named proxies (i) to approve one or more adjournments of the special meeting if there are not sufficient votes to approve the merger agreement at the time of the special meeting and (ii) to vote on other matters properly presented at the special meeting. Even though a quorum may be present at the special meeting, it is possible that Shore may not have received the favorable vote of at least two-thirds of the shares of Shore’s common stock outstanding on the record date that are necessary to approve the merger agreement by the time of the special meeting. In that event, a majority of the Board of Directors may determine to seek one or more adjournments of the special meeting in order to solicit additional proxies. In addition, there may be other matters that may be properly presented at the special meeting for a vote. This proposal relates only to (i) an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite shareholder approval to approve the merger agreement and (ii) the authorization of the Board of Directors to vote on other matters properly presented at the special meeting. Any other adjournment of the special meeting (e. g. , an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy card in such manner as determined by a majority of the Board of Directors. If the special meeting is adjourned for 30 days or less and the time and place of the adjourned special meeting is announced at the special meeting, Shore is not required to give notice of the time and place of the adjourned special meeting unless the Board of Directors fixes a new record date for the special meeting.

The proposal (i) to approve one or more adjournments of the special meeting and (ii) to grant authority to the Board of Directors to vote on other matters properly presented at the special meeting requires that the votes cast in person or by proxy at the special meeting in favor of the proposal exceeds the votes cast against the proposal. The Shore Board of Directors retains full authority to the extent set forth in Shore’s By-laws and New Jersey banking law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any Shore shareholder.

Recommendation of the Shore Board of Directors

The Shore Board of Directors unanimously recommends that Shore shareholders vote FOR approval of authorization of the Board of Directors (i) to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement and (ii) to vote on other matters properly presented at the special meeting.

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INFORMATION INCORPORATED BY REFERENCE

1st Constitution filed a registration statement on Form S-4 to register with the SEC the 1st Constitution common stock to be issued to Shore shareholders in the merger. This proxy statement-prospectus is a part of that registration statement and constitutes a prospectus of 1st Constitution in addition to being a proxy statement of Shore for Shore’s special meeting of shareholders. As allowed by SEC rules, this proxy statement-prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. The rules and regulations of the SEC allow 1st Constitution to omit certain information included in the registration statement from this document.

The following documents filed by 1st Constitution (Commission File No. 000-32891) with the SEC are hereby incorporated in this proxy statement-prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2018;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;

•	Current Reports filed on Form 8-K on January 31, 2019, February 8, 2019, February 26, 2019, April 19, 2019, June 3, 2019, June 24, 2019, June 25, 2019, and July 19, 2019 (unless stated otherwise in the applicable report, information furnished under Item 2.02 or 7.01 of 1st Constitution’s Current Reports on Form 8-K is not incorporated herein by reference);

•	The definitive proxy statement for the 2019 annual meeting of shareholders;

All documents filed by 1st Constitution pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this document but before the earlier of (1) the date of the Shore special meeting of shareholders, or (2) the termination of the merger agreement, are hereby incorporated by reference into this document and will be deemed a part of this document from the date they are filed (other than the portions of those documents or information deemed to have been furnished and not filed in accordance with SEC rules).

Any statement contained in a document incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement-prospectus to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement-prospectus.

1st Constitution files reports, proxy statements and other information with the SEC. 1st Constitution’s SEC filings are also available over the internet at the SEC’s website at http://www. sec. gov. The SEC website contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may also read and copy any document Valley files by visiting the SEC’s Public Reference Room at 100 F Street, N. E. , Washington, D. C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In addition, you can obtain, without charge, any of the documents, excluding any exhibits to those documents, that 1st Constitution files with the SEC by requesting them in writing or by telephone at the following addresses:

1st Constitution Bancorp

2650 Route 130

Cranbury, New Jersey 08512

(609) 655-4500

Attention: Stephen J. Gilhooly,

Senior Vice President, Treasurer and Chief Financial Officer

IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY [●], 2019 TO RECEIVE THEM BEFORE THE SPECIAL MEETING OF Shore SHAREHOLDERS. If you request any documents, 1st Constitution will mail them to you by first class mail, or another equally prompt means, within two business days after it receives your request.

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1st Constitution AND SHORE HAVE AUTHORIZED NO ONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE MERGER OR 1ST CONSTITUTION AND SHORE THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS 1ST CONSTITUTION HAS PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

LEGAL MATTERS

The validity of the shares of 1st Constitution common stock to be issued in the merger has been passed upon for 1st Constitution by Day Pitney, counsel to 1st Constitution. Day Pitney will also render the opinion referred to under “THE MERGER - Material United States Federal Income Tax Consequences. ”

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated by reference in this proxy statement-prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The audited consolidated financial statements of Shore as of December 31, 2018 and 2017 and for the years then ended presented herein have been audited by Baker Tilly Virchow Krause, LLP, independent auditors, whose report is included in this proxy statement and prospectus and given upon their authority as experts in accounting and auditing.

OTHER BUSINESS

As of the date of this proxy statement-prospectus, Shore does not know of any other matter that will be presented for consideration at its special meeting of shareholders other than as described in this proxy statement-prospectus. However, if any other matter is to be voted upon, the form of proxies submitted to shareholders of Shore will be deemed to confer authority to the individuals named as proxies to vote the shares represented by such proxies as to any such matters according to their best judgment; provided, however, that no proxy that is voted against the merger will be voted in favor of any adjournment or postponement of the Shore special meeting.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

SHORE COMMUNITY BANK

BALANCE SHEET

	June 30,	December 31,
	2019	2018
	(Unaudited)
Assets

Cash and due from banks	$28,398,088	$14,962,807
Securities available-for-sale, at fair value	12,248,401	13,508,751
Securities held-to-maturity (fair value of $16,172,209 at
2019 and $16,092,960 at 2018)	15,905,292	16,112,785
Federal Home Loan Bank stock, at cost	243,500	239,000
Loans receivable, net of allowance for loan losses of
$2,592,983 at 2019 and $2,556,769 at 2018	210,449,145	208,148,995
Premises and equipment, net	3,965,511	4,045,183
Operating lease right of use assets	1,086,435	-
Accrued interest receivable	1,051,401	1,007,804
Prepaid expenses and other assets	1,388,154	1,446,074
Bank owned life insurance	7,198,929	7,124,428
Foreclosed assets	953,568	953,568

Total assets	$282,888,424	$267,549,395

Liabilities and Stockholders' Equity

Liabilities
Deposits:
Non-interest bearing	$63,077,004	$55,275,785
Interest bearing	185,249,785	180,125,323

Total deposits	248,326,789	235,401,108

Accrued interest payable	223,493	176,741
Other liabilities	2,004,570	838,001

Total liabilities	250,554,852	236,415,850

Stockholders' Equity
Common stock, par value $5 per share; 4,000,000 shares
authorized; 3,123,456 shares issued and
outstanding at 2019 and 2018, respectively	15,617,280	15,617,280

F-2

Surplus	11,544,700	11,444,869
Retained earnings	5,167,853	4,237,397
Accumulated other comprehensive income (loss)	3,739	(166,001)

Total stockholders' equity	32,333,572	31,133,545

Total liabilities and stockholders' equity	$282,888,424	$267,549,395

The accompanying notes are an integral part of these unaudited financial statements.

F-3

SHORE COMMUNITY BANK

STATEMENT OF INCOME

(Unaudited)

	Six Months Ended June 30,
	2019	2018

Interest Income
Loans receivable, including fees	$5,539,507	$5,284,575
Securities:
Taxable	183,931	169,944
Tax-exempt	242,112	243,439
Federal funds sold and other	163,437	158,413

Total interest income	6,128,987	5,856,371

Interest Expense
Deposits	1,003,854	794,225

Net interest income	5,125,133	5,062,146

Provision for Loan Losses	30,000	20,000

Net interest income after provision for loan losses	5,095,133	5,042,146

Other Income
Service charges	213,318	236,863
Mortgage banking activities	2,502	24,432
Net losses on foreclosed assets	-	(11,406)
Income from bank owned life insurance	74,501	77,749
Other	40,631	179,106

Total other income	330,952	506,744

Other Expenses
Salaries, wages, and employee benefits	1,832,663	1,728,680
Occupancy	337,539	333,840
Equipment	35,353	44,699
Data processing	235,145	207,614
Advertising and promotion	17,962	21,417

Supplies, printing, and postage	47,802	55,722
Foreclosed assets expenses	24,951	26,526
Federal deposit insurance premium	37,100	43,075
Merger related expenses	308,325	-
Other	472,704	495,543

Total other expenses	3,349,544	2,957,116

Income before income tax expense	2,076,541	2,591,774

Income Tax Expense	677,565	671,557

Net income	$1,398,976	$1,920,217

Earnings Per Share
Basic	$0.45	$0.62

Diluted	$0.44	$0.61

The accompanying notes are an integral part of these unaudited financial statements.

F-4

SHORE COMMUNITY BANK

STATEMENT OF COMPREHENSIVE INCOME

(Unaudited)

	Six Months Ended June 30,
	2019	2018

Net Income	$1,398,976	$1,920,217

Other Comprehensive Loss
Unrealized holding gains (losses) on securities available-for sale	235,815	(275,591)
Tax effect	(66,075)	87,777

Total other comprehensive income (loss), net of tax	169,740	(187,814)

Total comprehensive income	$1,568,716	$1,732,403

The accompanying notes are an integral part of these unaudited financial statements.

F-5

SHORE COMMUNITY BANK

STATEMENT OF STOCKHOLDERS’ EQUITY

Six Months Ended June 30, 2019 and 2018

(Unaudited)

				Accumulated
				Other
	Common		Retained	Comprehensive
	Stock	Surplus	Earnings	Income (Loss)	Total

Balance, December 31, 2018	$15,617,280	$11,444,869	$4,237,397	$(166,001)	$31,133,545

Net income	-	-	1,398,976	-	1,398,976

Cash dividends paid	-	-	(468,520)	-	(468,520)

Other comprehensive income	-	-	-	169,740	169,740

Stock compensation expense	-	99,831	-	-	99,831

Balance, June 30, 2019	$15,617,280	$11,544,700	$5,167,853	$3,739	$32,333,572

Balance, December 31, 2017	$15,494,290	$11,365,313	$1,170,310	$(26,057)	$28,003,856

Net income	-	-	1,920,217	-	1,920,217

Cash dividends paid	-	-	(466,673)	-	(466,673)

Other comprehensive loss	-	-	-	(187,814)	(187,814)

Exercise of stock options (24,598 shares)	122,990	(33,013)	-	-	89,977

Stock compensation expense	-	46,523	-	-	46,523

Balance, June 30, 2018	$15,617,280	$11,378,823	$2,623,854	$(213,871)	$29,406,086

The accompanying notes are an integral part of these unaudited financial statements.

F-6

SHORE COMMUNITY BANK

STATEMENT OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2019	2018

Cash Flows from Operating Activities
Net income	$1,398,976	$1,920,217
Adjustments to reconcile change in net income to net cash
provided by operating activities:
Provision for loan losses	30,000	20,000
Depreciation expense	95,560	111,548
Net amortization of investment premiums and discounts	236,291	170,612
Deferred income taxes	73,641	(271,222)
Stock compensation expense	99,831	46,523
Loss on sale of foreclosed assets	-	11,406
Proceeds from sale of loans held for sale	178,615	402,702
Loans originated for sale	(175,000)	(395,000)
Net gain on sale of loans held for sale	(3,615)	(7,702)
Earnings on bank owned life insurance	(74,501)	(77,749)
(Increase) decrease in assets:
Accrued interest receivable	(43,597)	4,089
Prepaid expenses and other assets	95,595	439,504
Increase (decrease) in liabilities:
Accrued interest payable	46,752	20,802
Other liabilities	(97,257)	(40,756)

Net cash provided by operating activities	1,861,291	2,354,974

Cash Flows from Investing Activities
Securities available-for-sale:
Maturities and principal repayments	1,592,169	2,336,207
Securities held-to-maturity:
Purchases	(1,178,566)	-
Maturities and principal repayments	1,331,278	855,000
Sales of Federal Home Bank stock	(4,500)	(20,200)
Net increase in loans	(2,607,664)	(2,192,752)
Purchases of premises and equipment	(15,888)	(20,217)
Proceeds from sales of foreclosed assets	-	97,223
Proceeds from life insurance	-	114,467
Net cash (used in) provided by investing activities	(883,171)	1,169,728

F-7

Cash Flows from Financing Activities
Net increase in deposits	12,925,681	8,431,134
Dividends paid	(468,520)	(466,673)
Proceeds from exercise of stock options	-	89,977

Net cash provided by financing activities	12,457,161	8,054,438

Net increase in cash and cash equivalents	13,435,281	11,579,140

Cash and Cash Equivalents, Beginning of Year	14,962,807	22,559,598

Cash and Cash Equivalents, End of Period	$28,398,088	$34,138,738

Supplementary Cash Flows Information
Interest paid	$1,050,606	$815,027
Income taxes paid	$670,000	$855,000
Supplementary Schedule of Noncash Investing Activities
Foreclosed assets acquired in settlement of loans	$-	$133,512
Initial recognition of operating lease right of use assets	$984,031	$-
Initial recognition of operating lease liabilities	$984,031	$-
Acquisition of operating lease right of use assets	$213,720	$-
Extension of operating lease liabilities	$213,720	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-8

SHORE COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

1.	Summary of Significant Accounting Policies

Basis of Financial Statement Presentation

The accompanying unaudited financial statements include the accounts of Shore Community Bank ("SCB") and have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information. Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements.

In the opinion of management, all adjustments considered necessary for fair presentation have been included. Operating results for the six month period ended June 30, 2019 are not necessarily indicative of the results for the year ending December 31, 2019. For further information, refer to the consolidated financial statements and notes thereto included in the accompanying SCB’s financial statements for the year ended December 31, 2018.

SCB was incorporated March 20, 1996 under the laws of the State of New Jersey and is a New Jersey state chartered bank. SCB commenced operations on February 24, 1997 and provides full banking services. As a state bank, SCB is subject to regulation by the New Jersey Department of Banking and the Federal Deposit Insurance Corporation. The area served by SCB is principally Ocean County, New Jersey.

Subsequent Events

SCB has evaluated events and transactions occurring subsequent to the balance sheet date of June 30, 2019 for items that should potentially be recognized or disclosed in these financial statements. The evaluation was conducted through August 14, 2019, the date these financial statements were available to be issued, and SCB determined that the following item should be disclosed.

On June 24, 2019, 1st Constitution Bancorp (“1st Constitution”), the holding company for 1st Constitution Bank, and Shore Community Bank (“SCB”) jointly announced that they have entered into a definitive agreement and plan of merger pursuant to which 1st Constitution will acquire SCB in a stock and cash transaction valued at $16.54 per share, or approximately $53.1 million in total consideration. Upon the closing of the transaction, SCB will merge with and into 1st Constitution Bank. The merger has been unanimously approved by the boards of directors of both institutions, and is anticipated to be completed during the fourth quarter of 2019. The transaction is subject to approval by the shareholders of SCB, as well as regulatory approvals, and other customary closing conditions. Under the terms of the merger agreement, SCB’s shareholders will receive 0.8786 of a share of 1st Constitution common stock, $16.50 in cash, or a combination of 1st Constitution common stock and cash, subject to adjustment as set forth in the merger agreement, for each share of SCB’s common stock that they own.

Included in SCB’s 2019 year-to-date non-interest expense was $308 thousand in non-recurring expenses related to the merger, largely legal and other professional fees. SCB expects to incur additional non-recurring costs through the closing of the merger.

Newly Adopted Accounting Standard

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842), which will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. Consistent with current GAAP, the recognition, measurement and presentation of expenses and cash flows arising from a lease by the lessee will primarily depend on its classification as a finance or operating lease. However, unlike current GAAP, which requires only capital leases to be recognized on the balance sheet, the new ASU will require both types of leases to be recognized on the balance sheet. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases. The new disclosures will include both qualitative and quantitative requirements that provide additional information about the amounts recorded in the financial statements. SCB adopted this ASU in 2019. At January 1, 2019, SCB’s operating lease right of use assets and operating lease liabilities were $984 thousand.

F-9

Future Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), to replace the incurred loss model, which is referred to as the current expected credit loss ("CECL") model. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loans receivable and held-to maturity debt securities. It also applies to off-balance sheet credit exposures including loan commitments, standby letters of credit, financial guarantees, and other similar instruments. For the assets within the scope of CECL, a cumulative-effect adjustment will be recognized in retained earnings as of the beginning of the first report period in which the guidance is effective. This new standard is currently effective for SCB in 2021. In July 2019, the FASB agreed to issue a proposal which will defer the adoption of CECL until 2023 for certain entities, including SCB. Issuance of the proposed ASU is expected shortly and will allow a 30 day comment period. SCB is currently evaluating the impact this new standard will have on the financial statements.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement. ASU No. 2018-13 modifies the disclosure requirements for fair value measurements in Topic 820, Fair Value Measurement. The amendments are based on the concepts in the FASB Concepts Statement, Conceptual Framework for Financial Reporting—Chapter 8: Notes to Financial Statements, which the FASB finalized on August 28, 2018. ASU No. 2018-13 is effective for SCB in 2020. Early adoption is permitted. SCB is in the process of evaluating the potential impact this new standard will have on the financial statements.

F-10

2.	Securities

The amortized cost and fair value of securities as of June 30, 2019 and December 31, 2018 are summarized as follows:

	June 30, 2019
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available-for-sale:
U.S. government agency securities	$3,408,649	$112,962	$(44,289)	$3,477,322
U.S. government sponsored enterprises - residential mortgage-backed securities	8,809,559	37,084	(100,564)	8,746,079
Other	25,000	-	-	25,000

	$12,243,208	$150,046	$(144,853)	$12,248,401
Securities held-to-maturity:
Obligations of state and political subdivisions	$15,905,292	$276,674	$(9,757)	$16,172,209

	December 31, 2018
Securities available-for-sale:
U.S. government agency securities	$3,759,137	$84,645	$(46,389)	$3,797,393
U.S. government sponsored enterprises - residential mortgage-backed securities	9,955,236	26,686	(295,564)	9,686,358
Other	25,000	-	-	25,000

	$13,739,373	$111,331	$(341,953)	$13,508,751
Securities held-to-maturity:
Obligations of state and political subdivisions	$16,112,785	$165,435	$(185,260)	$16,092,960

F-11

The amortized cost and fair value of securities as of June 30, 2019, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the borrowers may have the right to prepay obligations with or without any penalties.

	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Due in one year or less	$216,442	$215,092	$3,824,534	$3,871,193
Due after one year through five years	2,546,683	2,653,442	6,233,998	6,378,602
Due after five years through ten years	247,182	237,246	5,302,629	5,363,724
Due after ten years	398,342	371,542	544,131	558,690

	3,408,649	3,477,322	15,905,292	16,172,209
U.S. government sponsored enterprises - residential mortgage-backed securities	8,809,559	8,746,079	-	-
Other	25,000	25,000	-	-

	$12,243,208	$12,248,401	$15,905,292	$16,172,209

The following tables show our investments' gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at June 30, 2019 and December 31, 2018:

	June 30, 2019
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U.S. government agency securities	$866,368	$(6)	$613,940	$(44,283)	$1,480,308	$(44,289)
U.S. government sponsored enterprises - residential mortgage-backed securities	-	-	6,167,099	(100,564)	6,167,099	(100,564)
Obligations of state and political subdivisions	-	-	943,159	(9,757)	943,159	(9,757)

Total temporarily impaired securities	$866,368	$(6)	$7,724,198	$(154,604)	$8,590,566	$(154,610)

F-12

	December 31, 2018
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U.S. government agency securities	$-	$-	$623,150	$(46,389)	$623,150	$(46,389)
U.S. government sponsored enterprises - residential mortgage-backed securities	31,864	(63)	7,961,325	(295,501)	7,993,189	(295,564)
Obligations of state and political subdivisions	536,915	(3,739)	6,109,032	(181,521)	6,645,947	(185,260)

Total temporarily impaired securities	$568,779	$(3,802)	$14,693,507	$(523,411)	$15,262,286	$(527,213)

SCB had 29 and 47 securities at June 30, 2019 and December 31, 2018, respectively, in an unrealized loss position. The decline in fair value was due only to interest rate fluctuations. SCB does not intend to sell these securities prior to their recovery and it is more likely than not that SCB will not have to sell the securities prior to recovery. No securities are deemed to be other-than-temporarily impaired. None of the individual unrealized losses are significant.

There were no sales of available-for-sale securities in the six months ended June 30, 2019 and 2018.

Securities with a carrying value of $19,332,000 and $20,507,000 at June 30, 2019 and December 31, 2018, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

F-13

3.	Loans Receivable and Allowance for Loan Losses

The composition of net loans receivable at June 30, 2019 and December 31, 2018 was as follows:

	June 30, 2019	December 31, 2018
Real estate:
Commercial	$129,190,070	$123,861,449
Commercial construction	16,091,516	13,989,574
Residential	35,541,698	36,635,127
Residential construction	1,891,078	1,662,806
Home equity loans	9,856,603	10,966,131

	192,570,965	187,115,087

Commercial and industrial	19,449,085	22,490,603
Consumer loans	151,139	163,947
SBA loans	883,454	890,410

	213,054,643	210,660,047

Unearned net loan fees and origination costs	(12,515)	45,717
Allowance for loan losses	(2,592,983)	(2,556,769)

Net loans	$210,449,145	$208,148,995

F-14

The following tables summarize the activity in the allowance for loan losses by loan class for the six months ended June 30, 2019 and 2018, and information in regard to the allowance for loan losses and the recorded investment in loans receivable by loan class as of June 30, 2019 and December 31, 2018:

	Six Months Ended June 30, 2019
	Allowance for Loan Losses
	Beginning Balance	Charge- offs	Recoveries	Provisions	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment

Commercial	$1,850,169	$-	$12,962	$-	$1,863,131	$-	$1,863,131
Residential mortgage	443,448	(6,862)	-	-	436,586	58	436,528
Home equity and consumer, other	35,984	-	114	-	36,098	-	36,098
Unallocated	227,168	-	-	30,000	257,168	-	257,168

	$2,556,769	$(6,862)	$13,076	$30,000	$2,592,983	$58	$2,592,925

	June 30, 2019
	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment

Commercial	$165,614,125	$267,571	$165,346,554
Residential mortgage	37,432,776	625,097	36,807,679
Home equity and consumer, other	10,007,742	-	10,007,742

	$213,054,643	$892,668	$212,161,975

F-15

	Six Months Ended June 30, 2018
	Allowance for Loan Losses
	Beginning Balance	Charge-offs	Recoveries	Provisions	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment

Commercial	$1,904,013	$(28,992)	$44,104	$-	$1,919,125	$-	$1,919,125
Residential mortgage	526,632	(1,442)	-	-	525,190	-	525,190
Home equity and consumer, other	35,780	(8,638)	300	-	27,442	-	27,442
Unallocated	433,848	-	-	20,000	453,848	-	453,848

	$2,900,273	$(39,072)	$44,404	$20,000	$2,925,605	$-	$2,925,605

	December 31, 2018
	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment

Commercial	$161,232,036	$4,285,471	$156,946,565
Residential mortgage	38,297,933	484,190	37,813,743
Home equity and consumer, other	11,130,078	-	11,130,078

	$210,660,047	$4,769,661	$205,890,386

F-16

The following table presents the classes of the loan portfolio summarized by the aggregate pass rating and the classified ratings of special mention, substandard and doubtful within the SCB's internal risk rating system as of June 30, 2019 and December 31, 2018:

	June 30, 2019
	Pass	Special Mention	Substandard	Doubtful	Total

Commercial	$158,710,477	$2,484,957	$4,418,691	$-	$165,614,125
Residential mortgage	37,432,776	-	-	-	37,432,776
Home equity and consumer, other	10,007,742	-	-	-	10,007,742

	$206,150,995	$2,484,957	$4,418,691	$-	$213,054,643

	December 31, 2018

Commercial	$152,371,632	$4,574,933	$4,285,471	$-	$161,232,036
Residential mortgage	38,297,933	-	-	-	38,297,933
Home equity and consumer, other	11,130,078	-	-	-	11,130,078

	$201,799,643	$4,574,933	$4,285,471	$-	$210,660,047

F-17

The following tables summarize information in regards to impaired loans by loan portfolio class as of June 30, 2019 and December 31, 2018:

	June 30, 2019
	Recorded Investment after Charge-offs	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized

With no related allowance recorded:
Commercial	$267,571	$267,571	$-	$269,681	$6,232
Residential mortgage	459,145	459,145	-	385,011	-
Consumer	-	-	-	-	1,490

With an allowance recorded:
Commercial	$-	$-	$-	$-	$-
Residential mortgage	165,952	252,952	58	169,633	877
Consumer	-	-	-	-	-

Total:
Commercial	$267,571	$267,571	$-	$269,681	$6,232
Residential mortgage	625,097	712,097	58	554,644	877
Consumer	-	-	-	-	1,490

	$892,668	$979,668	$58	$824,324	$8,599

	December 31, 2018

With no related allowance recorded:
Commercial	$271,790	$271,790	$-	$1,611,617	$16,742
Residential mortgage	310,876	310,876	-	173,098	-
Consumer	-	-	-	10,384	9,501

With an allowance recorded:
Commercial	$-	$-	$-	$388,838	$-
Residential mortgage	173,314	253,442	120	204,843	4,726
Consumer	-	-	-	-	-

Total:
Commercial	$271,790	$271,790	$-	$2,000,455	$16,742
Residential mortgage	484,190	564,318	120	377,941	4,726
Consumer	-	-	-	10,384	9,501

	$755,980	$836,108	$120	$2,388,780	$30,969

F-18

The following table presents nonaccrual loans by classes of the loan portfolio as of June 30, 2019 and December 31, 2018:

	June 30, 2019	December 31, 2018

Residential mortgage	$625,097	$484,190

The performance and credit quality of the loan portfolio is also monitored by analyzing the length of time a recorded payment is past due. The following table presents the classes of the loan portfolio summarized by the past due status as of June 30, 2019 and December 31, 2018:

	June 30, 2019
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing

Commercial	$1,314,008	$-	$1,550,000	$2,864,008	$162,750,117	$165,614,125	$1,550,000
Residential mortgage	-	-	625,097	625,097	36,807,679	37,432,776	-
Home equity and consumer, other	-	-	-	-	10,007,742	10,007,742	-

	$1,314,008	$-	$2,175,097	$3,489,105	$209,565,538	$213,054,643	$1,550,000

	December 31, 2018

Commercial	$-	$-	$1,550,000	$1,550,000	$159,682,036	$161,232,036	$1,550,000
Residential mortgage	748,611	-	484,190	1,232,801	37,065,132	38,297,933	-
Home equity and consumer, other	3,495	-	-	3,495	11,126,583	11,130,078	-

	$752,106	$-	$2,034,190	$2,786,296	$207,873,751	$210,660,047	$1,550,000

Commercial loans receivable greater than 90 days and accruing of $1.6 million consists of one loan relationship that is well secured and in the process of collection. SCB does not anticipate any loss on this relationship.

SCB may grant a concession or modification for economic or legal reasons related to a borrower's financial condition that it would not otherwise consider resulting in a modified loan which is then identified as a troubled debt restructuring ("TDR"). SCB may modify loans through rate reductions, extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers' operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. TDRs are considered impaired loans for purposes of calculating SCB's allowance for loan losses. As of June 30, 2019, and December 31, 2018, SCB has a recorded investment in troubled debt restructurings of $433,523 and $445,104, respectively. SCB has allocated $58 and $120 of specific allowance for these loans at June 30, 2019 and December 31, 2018, respectively, and there are no commitments to lend additional amounts.

F-19

SCB identifies loans for potential restructure primarily through direct communication with the borrower and evaluation of the borrower's financial statements, revenue projections, tax returns, and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future.

There were no troubled debt restructurings which occurred during the six months ended June 30, 2019 and 2018.

There were no troubled debt restructured loans made in prior years that subsequently defaulted in the six months ended June 30, 2019 and 2018.

4.	Foreclosed Assets

Foreclosed asset activity was as follows for the six months ended June 30, 2019 and 2018:

	Six Months Ended June 30,
	2019	2018

Beginning balance	$953,568	$929,715
Loans transferred to foreclosed assets	-	133,512
Writedown of foreclosed assets	-	-
Sales of foreclosed assets	-	(108,629)

	$953,568	$954,598

At June 30, 2019 and December 31, 2018, the balance of foreclosed assets includes $69,560 of foreclosed residential real estate properties recorded as a result of obtaining physical possession of the property or deed in lieu of foreclosure. At June 30, 2019 and December 31, 2018, the recorded investment of residential mortgage and consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceeds are in process was $-0-.

F-20

5.	Deposits

The components of deposits at June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019	December 31, 2018

Demand, non-interest bearing	$63,077,004	$55,275,785
Demand, interest bearing	35,891,743	38,560,054
Savings	63,250,950	66,995,385
Time, $100,000 and over	46,698,981	39,346,902
Time, other	39,408,111	35,222,982

	$248,326,789	$235,401,108

At June 30, 2019, the scheduled maturities of time deposits are as follows:

2019	$19,299,027
2020	44,547,728
2021	13,483,061
2022	7,801,515
2023	757,413
2024	218,348

$86,107,092

At June 30, 2019 and December 31, 2018, the total of individual time deposits with balances in excess of $250,000 (FDIC insurance limit) was approximately $10,194,000 and $8,956,000, respectively.

6.	Leases

Effective January 1, 2019, SCB adopted ASU 2016-02, Leases (Topic 842), and all subsequent ASUs that modified Topic 842. For SCB, Topic 842 affected the accounting treatment for operating lease agreements in which SCB is the lessee by recognizing lease assets and liabilities on the balance sheet.

SCB leases the premises for two branch locations including a loan office under operating lease agreements expiring in various years through 2020. SCB is responsible to pay all real estate taxes, insurance, utilities, maintenance, and repairs on the buildings. SCB also has two land leases for two branch locations under operating lease agreements expiring through 2026. The branch buildings for these locations are owned by SCB.

All of the leases in which SCB is lessee are comprised of real estate property primarily for branches and office space. These leases are classified as operating leases. At June 30, 2019, SCB’s operating lease right of use assets and operating lease liabilities were $1.1 million.

In adopting the new accounting guidance, SCB used the following practical expedients for transitional relief as provided for in a subsequent ASU:

•	An entity need not reassess whether any expired or existing contract are or contain leases.
•	An entity need not reassess the lease classification for any expired or existing leases.
•	An entity need not reassess initial direct costs for any existing leases.
•	An entity may elect to apply hindsight to leases that existed during the period from the beginning of the earliest period presented in the financial statements until the effective date.

F-21

SCB also elected not to included short-term leases (i.e., leases with initial terms of twelve months or less) or equipment leases (deemed immaterial) on the balance sheet as provided for in the accounting guidance.

The following provides additional information about SCB’s operating leases:

At June 30, 2019:

Weighted average remaining lease term	5.53 years
Weighted average discount rate	3.92%

At June 30, 2019, the future minimum payments are as follows:

2019	$115,798
2020	235,637
2021	233,848
2022	237,478
2023	222,478
2024	85,425
Thereafter	119,790

Total lease payments	1,250,454
Less interest	(164,019)
Operating lease liability	$1,086,435

Rent expense was $170,740 and $165,375 in the six months ended June 30, 2019 and 2018, respectively.

7.	Employee Benefit Plan

SCB adopted a Savings Incentive Match Plan for Employees ("SIMPLE") individual retirement plan as of January 1, 2004. Employees may contribute up to the maximum allowable each year and SCB will match the elective deferral percentage of the employee's salary up to 3%. During the six months ended June 30, 2019 and 2018, employer SIMPLE IRA matching contributions to the Plan charged to operations were $36,405 and $35,082, respectively.

8.	Agreements with Executives

SCB has employment agreements with certain employees which include minimum annual salary commitments and change of control provisions. Upon resignation after a change in the control of SCB, as defined in the agreement, the individuals will receive monetary compensation in the amount set forth in the agreement. SCB also has a supplemental employee retirement plan with its Chief Executive Officer. There are $20,000 and $86,500 of accruals under this plan as of June 30, 2019 and December 31, 2018, respectively, which are included in other liabilities in the accompanying balance sheet.

9.	Stock Option Plans

Stock option share information as of June 30, 2019 and December 31, 2018 and activity for the six months ended June 30, 2019 and the year ended December 31, 2018 has been adjusted for the 10% stock dividend issued in 2016.

F-22

Effective May 1, 2004, SCB adopted the 2004 Non-Qualified Stock Option Plan for certain employees, officers and directors of SCB and the 2004 Incentive Stock Option Plan for certain employees and officers of SCB. Under the Plans, stock options are granted at the discretion of the Board of Directors. The 2004 Non-Qualified Stock Option Plan was allotted 62,723 shares and the 2004 Incentive Stock Option Plan was allotted 126,737 shares, respectively, of SCB's common stock. Under the 2004 Non-Qualified Stock Option Plan, the exercise price of options granted to employees and officers cannot be less than 85% of the fair market value of the common shares at the date of grant and options granted to directors cannot be less than the fair market value of the common shares. Under the 2004 Incentive Stock Option Plan, the exercise price of options granted to employees and officers cannot be less than the fair market value of the common shares at the date of grant. Stock options granted under the Plans expire in ten years. As of June 30, 2019, and December 31, 2018, there were no shares available under the 2004 Non-Qualified Stock Option Plan and the 2004 Incentive Stock Option Plan and both plans have expired.

Effective May 1, 2014, SCB adopted the 2014 Incentive Stock Option Plan for certain employees and officers of SCB. Under the Plan, stock options are granted at the discretion of the Board of Directors. The 2014 Incentive Stock Option Plan was allotted 133,100 shares of SCB's common stock. Under the 2014 Incentive Stock Option Plan, the exercise price of options granted to employees and officers cannot be less than the fair market value of the common shares at the date of grant. Stock options granted under the Plan expire in ten years. As of December 31, 2018, there were 49 shares available under the 2014 Incentive Stock Option Plan for issuance.

Effective May 1, 2018, SCB adopted the 2018 Incentive Stock Option Plan for certain employees and officers of SCB. Under the Plan, stock options are granted at the discretion of the Board of Directors. The 2018 Incentive Stock Option Plan was allotted 150,000 shares of SCB's common stock. Under the 2018 Incentive Stock Option Plan, the exercise price of options granted to employees and officers cannot be less than the fair market value of the common shares at the date of grant. Stock options granted under the Plan expire in ten years. As of June 30, 2019, there were 55,000 shares available under the 2018 Incentive Stock Option Plan for issuance.

The following summarizes changes in stock options outstanding under the plans discussed above for the six months ended June 30, 2019 and 2018.

	Number of Options	Weighted Average Exercise Price

Outstanding at December 31, 2018	139,809	$7.85
Granted	50,000	12.06
Exercised	-	-
Forfeited	-	-

Outstanding at June 30, 2019	189,809	$8.96
Exercisable at June 30, 2019	78,270	$6.97

Outstanding at December 31, 2017	119,407	5.42
Granted	45,000	12.00
Exercised	(24,598)	3.66
Forfeited	-	-

Outstanding at June 30, 2018	139,809	$7.85
Exercisable at June 30, 2018	35,864	$5.50

The weighted-average remaining contractual life of the above options is approximately 7.9 years. Stock options outstanding at June 30, 2019 are exercisable at prices ranging from $4.94 to $12.06 per share. The intrinsic value of options outstanding and exercisable at June 30, 2019 was $1,314,863 and $892,726, respectively.

The fair value of each option grant is estimated on the date of grant using the Black Scholes option-pricing model with the following weighted average assumption for grants in 2019 and 2018: dividend yield of 0.00%, risk-free interest rate of 2.52% and 2.92%, expected life of 5 years, and expected volatility of 16.97% and 28.30%, respectively. The weighted average fair value of options granted in 2019 and 2018 was $2.52 and $3.66 per share, respectively.

F-23

Total stock-based compensation cost for the six months ended June 30, 2019 and 2018 related to stock options granted was $99,831 and $46,523, respectively.

As of June 30, 2019, there was $248,504 of unrecognized compensation cost related to nonvested stock options granted. That cost is expected to be recognized over a weighted average period of 3.45 years through 2025.

10.	Earnings Per Share

The following table sets forth the computations of basic and diluted earnings per share for the six months ended June 30, 2019 and 2018 (as adjusted for the 10% stock dividend issued in 2017):

	Six Months Ended June 30,
	2019	2018

Numerator, net income	$1,398,976	$1,920,217

Denominator:
Denominator for basic earnings per share, weighted average shares	$3,123,456	$3,115,438
Effect of dilutive securities, stock options	68,872	52,541

Denominator for diluted earnings per share, weighted average shares and assumed conversions	$3,192,328	$3,167,979

Basic earnings per share	$0.45	$0.62

Diluted earnings per share	$0.44	$0.61

11.	Income Taxes

A reconciliation of the statutory income tax at a rate of 21% to the income tax expense included in the statements of income is as follows for the six months ended June 30, 2019 and 2018, respectively:

	Six Months Ended June 30,
	2019		2018
	Amount	% of Pre-Tax Income	Amount	% of Pre-Tax Income

Federal income tax at statutory rate	$436,074	21	$544,273	21
Tax-exempt interest	(48,329)	(2)	(49,183)	(2)
Bank owned life insurance	(15,646)	(1)	(16,327)	(1)
Merger related expenses	64,748	3	-	-
State tax expense, net of federal benefit	219,204	11	182,300	7
Other	21,514	1	10,494	1

	$677,565	33	$671,557	26

F-24

12.	Transactions with Executive Officers, Directors and Principal Stockholders

SCB has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its executive officers, directors, principal stockholders, their immediate families and affiliated companies (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

Loans to related parties at June 30, 2019 and December 31, 2018 were $6,443,108 and $4,524,673, respectively. New related party loans during the six months ended June 30, 2019 and 2018 were $3,127,500 and $-0-, respectively. Repayments of related party loans during the six months ended June 30, 2019 and 2018 were $1,209,066 and $83,451, respectively. SCB had lines of credit to related parties with an outstanding balance of $290,000 and $798,870 at June 30, 2019 and December 31, 2018, respectively. Deposits from related parties at June 30, 2019 and December 31, 2018 were not significant.

13.	Financial Instruments with Off-Balance Sheet Risk

SCB is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

SCB's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. SCB uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

A summary of SCB's financial instrument commitments at June 30, 2019 and December 31, 2018 is as follows:

	Contract Amount
	June 30, 2019	December 31, 2018

Commitments to grant loans	$7,590,500	$17,873,500
Unfunded commitments under lines of credit	37,372,995	40,494,000
Commercial and standby letters of credit	279,780	352,204

	$45,243,275	$58,719,704

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. SCB evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by SCB upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

Outstanding letters of credit written are conditional commitments issued by SCB to guarantee the performance of a customer to a third party. The majority of these standby letters of credit expire within the next twelve months. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending other loan commitments. SCB requires collateral supporting these letters of credit as deemed necessary. The maximum undiscounted exposure related to these commitments at June 30, 2019 and December 31, 2018 was $280,000 and $352,000, respectively. The current amount of the liability as of June 30, 2019 and December 31, 2018 for guarantees under standby letters of credit issued is not material.

F-25

14.	Contingencies

There are no material legal proceedings to which SCB is party to except proceedings which arise in the normal course of business and, in the opinion of management, will not have any material effect on the consolidated financial position of SCB.

15.	Fair Value Measurements and Disclosures

Determination of Fair Value

SCB uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the SCB's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is determined at a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, SCB groups its assets and liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at June 30, 2019 and December 31, 2018 are as follows:

F-26

	June 30, 2019
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Securities available-for-sale:
U.S. government agency securities	$3,477,322	$-	$3,477,322	$-
U.S. government sponsored enterprises - residential mortgage-backed securities	8,746,079	-	8,746,079	-
Other	25,000	-	25,000	-

	$12,248,401	$-	$12,248,401	$-

	December 31, 2018

Securities available-for-sale:
U.S. government agency securities	$3,793,393	$-	$3,797,393	$-
U.S. government sponsored enterprises - residential mortgage-backed securities	9,686,358	-	9,686,358	-
Other	25,000	-	25,000	-

	$13,508,751	$-	$13,508,751	$-

For financial assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans	$165,894	$-	$-	$165,894

	December 31, 2018

Impaired loans	$173,194	$-	$-	$173,194

F-27

For non-financial assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at June 30, 2019 and December 31, 2018 are as follows:

	June 30, 2019
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Foreclosed assets	$953,568	$	$	$953,568

	December 31, 2018

Foreclosed assets	$953,568	$	$	$953,568

	June 30, 2019
	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range

Impaired loans	$165,894	Appraisal of collateral	Appraisal adjustments	0% - 7%

			Liquidation expenses	10% - 15%

Foreclosed assets	$953,568	Appraisal of property	Appraisal adjustments	0% -15%

			Liquidation expenses	10% - 15%

F-28

	December 31, 2018
	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range

Impaired loans	$173,194	Appraisal of collateral	Appraisal adjustments	0% - 7%

			Liquidation expenses	10% - 15%

Foreclosed assets	$953,568	Appraisal of property	Appraisal adjustments	0% -15%

			Liquidation expenses	10% - 15%

Real estate properties acquired through, or in lieu of, foreclosure are to be sold and are carried at fair value less estimated cost to sell. Fair value is based upon independent market prices or appraised value of the property. These assets are included in Level 3 fair value based upon the lowest level of input that is significant to the fair value measurement.

Below is management's estimate of the fair value of all financial instruments, whether carried at cost or fair value on SCB's balance sheet.

The following information should not be interpreted as an estimate of the fair value of the entire SCB since a fair value calculation is only provided for a limited portion of SCB's assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between SCB's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair value of SCB's financial instruments:

Cash and Cash Equivalents (Carried at Cost)

The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

Securities

The fair value of securities available-for-sale (carried at fair value) and held-to-maturity (carried at amortized cost) are determined by matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted prices.

F-29

Loans Receivable (Carried at Cost)

The fair values of loans are estimated using discounted cash flow analyses, using market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

Impaired Loans (Generally Carried at Fair Value)

Impaired loans are those in which SCB has measured impairment generally based on the fair value of the loan's collateral. Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements.

Federal Home Loan Bank Stock (Carried at Cost)

The carrying amount of restricted investment in bank stock approximates fair value, and considers the limited marketability of such securities.

Accrued Interest Receivable and Payable (Carried at Cost)

The carrying amount of accrued interest receivable and accrued interest payable approximates its fair value.

Deposit Liabilities (Carried at Cost)

The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.

F-30

The estimated fair values of SCB's financial instruments at June 30, 2019 and December 31, 2018 were as follows:

	June 30, 2019
	Carrying Amount	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)
Financial assets:
Cash and cash equivalents	$28,398	$28,398	$28,398	$-	$-
Securities available-for- sale	12,248	12,248	-	12,248	-
Securities held-to-maturity	15,905	16,172	-	16,172	-
Federal Home Loan Bank stock	244	244	-	244	-
Loans receivable, net	210,449	210,349	-	-	210,349
Accrued interest receivable	1,051	1,051	-	1,051	-
Financial liabilities:
Deposits	$248,327	$248,274	$-	$248,274	$-
Accrued interest payable	223	223	-	223	-

	December 31, 2018
Financial assets:
Cash and cash equivalents	$14,963	$14,963	$14,963	$-	$-
Securities available-for- sale	13,509	13,509	-	13,509	-
Securities held-to-maturity	16,113	16,093	-	16,093	-
Federal Home Loan Bank stock	239	239	-	239	-
Loans receivable, net	208,149	206,318	-	-	206,318
Accrued interest receivable	1,008	1,008	-	1,008	-
Financial liabilities:
Deposits	$235,401	$235,329	$-	$235,329	$-
Accrued interest payable	177	177	-	177	-

F-31

Independent Auditors’ Report

Board of Directors
Shore Community Bank

We have audited the accompanying financial statements of Shore Community Bank (the "Bank"), which comprise the balance sheet as of December 31, 2018 and 2017, and the related statements of income, comprehensive income, stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Bank as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly Virchow Krause, LLP

Iselin, New Jersey
February 27, 2019

F-32

SHORE COMMUNITY BANK

BALANCE SHEET

December 31, 2018 and 2017

	2018	2017

Assets

Cash and due from banks	$14,962,807	$22,559,598
Securities available-for-sale, at fair value	13,508,751	16,695,332
Securities held-to-maturity (fair value of $16,092,960 at
2018 and $16,797,020 at 2017)	16,112,785	16,559,325
Federal Home Loan Bank stock, at cost	239,000	218,800
Loans receivable, net of allowance for loan losses of
$2,556,769 at 2018 and $2,900,273 at 2017	208,148,995	200,035,043
Premises and equipment, net	4,045,183	4,204,748
Accrued interest receivable	1,007,804	935,006
Prepaid expenses and other assets	1,446,074	1,850,677
Bank owned life insurance	7,124,428	7,083,044
Foreclosed assets	953,568	929,715

Total assets	$267,549,395	$271,071,288

Liabilities and Stockholders' Equity

Liabilities
Deposits:
Non-interest bearing	$55,275,785	$55,919,406
Interest bearing	180,125,323	186,255,709

Total deposits	235,401,108	242,175,115

Securities sold under agreements to repurchase	-	-
Accrued interest payable	176,741	139,976
Other liabilities	838,001	752,341

Total liabilities	236,415,850	243,067,432

F-33

Stockholders' Equity
Common stock, par value $5 per share; 4,000,000 shares
authorized; 3,123,456 and 3,098,858 shares issued and
outstanding at 2018 and 2017, respectively	15,617,280	15,494,290
Surplus	11,444,869	11,365,313
Retained earnings	4,237,397	1,170,310
Accumulated other comprehensive loss	(166,001)	(26,057)

Total stockholders' equity	31,133,545	28,003,856

Total liabilities and stockholders' equity	$267,549,395	$271,071,288

F-34

SHORE COMMUNITY BANK

STATEMENT OF INCOME

Years Ended December 31, 2018 and 2017

	2018	2017

Interest Income
Loans receivable, including fees	$10,622,545	$9,395,298
Securities:
Taxable	354,246	436,901
Tax-exempt	485,076	563,290
Federal funds sold and other	446,726	215,801

Total interest income	11,908,593	10,611,290

Interest Expense
Deposits	1,675,576	1,571,724
Other	41	25

Total interest expense	1,675,617	1,571,749

Net interest income	10,232,976	9,039,541

Provision for Loan Losses	(350,000)	245,000

Net interest income after provision for loan losses	10,582,976	8,794,541

Other Income
Service charges	466,364	472,174
Mortgage banking activities	28,267	68,916
Net losses on foreclosed assets	(12,446)	(183,572)
Income from bank owned life insurance	155,851	151,186
Other	295,024	416,538

Total other income	933,060	925,242

Other Expenses
Salaries, wages, and employee benefits	3,542,090	3,335,462
Occupancy	655,975	649,261
Equipment	89,701	117,417
Data processing	447,092	444,761

F-35

Advertising and promotion	46,362	43,432
Supplies, printing, and postage	99,114	107,950
Foreclosed assets expenses	52,632	65,547
Federal deposit insurance premium	80,324	84,800
Other	933,697	959,890

	5,946,987	5,808,520

Income before income tax expense	5,569,049	3,911,263

Income Tax Expense	1,566,767	1,843,475

Net income	$4,002,282	$2,067,788

Earnings Per Share
Basic	$1.28	$0.68

Diluted	$1.26	$0.66

F-36

SHORE COMMUNITY BANK

STATEMENT OF COMPREHENSIVE INCOME

Years Ended December 31, 2018 and 2017

	2018	2017

Net Income	$4,002,282	$2,067,788

Other Comprehensive Loss
Unrealized holding losses on securities available-for sale	(209,086)	(86,970)
Tax effect (a)	69,142	21,653

Total other comprehensive loss	(139,944)	(65,317)

Total comprehensive income	$3,862,338	$2,002,471

(a) Income tax amounts on unrealized holding losses on securities available-for-sale are included in net deferred tax assets as described in Note 14.

F-37

SHORE COMMUNITY BANK

STATEMENT OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2018 and 2017

				Accumulated
				Other
	Common		Retained	Comprehensive
	Stock	Surplus	Earnings	Income (Loss)	Total

Balance, December 31, 2016	$13,912,050	$10,404,824	$2,144,551	$39,260	$26,500,685

10% stock dividend (278,241 shares)	1,391,205	884,806	(2,276,011)	-	-

Net loss	-	-	2,067,788	-	2,067,788

Cash dividends paid	-	-	(766,018)	-	(766,018)

Other comprehensive loss	-	-	-	(65,317)	(65,317)

Exercise of stock options (38,207 shares)	191,035	(5,790)	-	-	185,245

Stock compensation expense	-	81,473	-	-	81,473

Balance, December 31, 2017	15,494,290	11,365,313	1,170,310	(26,057)	28,003,856

Net income	-	-	4,002,282	-	4,002,282

Cash dividends paid	-	-	(935,195)	-	(935,195)

Other comprehensive loss	-	-	-	(139,944)	(139,944)
Exercise of stock options (24,598 shares)	122,990	(33,013)	-	-	89,977

Stock compensation expense	-	112,569	-	-	112,569

Balance, December 31, 2018	$15,617,280	$11,444,869	$4,237,397	$(166,001)	$31,133,545

F-38

SHORE COMMUNITY BANK

STATEMENT OF CASH FLOWS

Years Ended December 31, 2018 and 2017

	2018	2017

Cash Flows from Operating Activities
Net income	$4,002,282	$2,067,788
Adjustments to reconcile change in net income to net cash
provided by operating activities:
Provision for loan losses	(350,000)	245,000
Depreciation expense	218,359	258,566
Net amortization of investment premiums and discounts	283,884	315,939
Deferred income taxes	187,838	335,633
Stock compensation expense	112,569	81,473
Writedown of foreclosed assets	1,040	357,105
Net loss (gain) on sale of foreclosed assets	12,446	(173,533)
Proceeds from sale of loans held for sale	1,745,712	4,398,449
Loans originated for sale	(1,710,500)	(4,052,567)
Net gain on sale of loans held for sale	(35,212)	(81,882)
Earnings on bank owned life insurance	(155,851)	(151,186)
(Increase) decrease in assets:
Accrued interest receivable	(72,798)	12,986
Prepaid expenses and other assets	287,227	(575,870)
Increase (decrease) in liabilities:
Accrued interest payable	36,765	(19,553)
Other liabilities	85,660	40,091

Net cash provided by operating activities	4,649,421	3,058,439

Cash Flows from Investing Activities
Securities available-for-sale:
Purchases	(1,020,000)	-
Maturities and principal repayments	3,821,428	4,796,890
Securities held-to-maturity:
Purchases	(766,277)	(869,942)
Maturities and principal repayments	1,105,000	4,147,680
(Sales) purchases of Federal Home Bank stock	(20,200)	21,500
Net increase in loans	(7,849,464)	(21,022,706)
Purchases of premises and equipment	(58,794)	(168,134)

F-39

Proceeds from sales of foreclosed assets	48,173	985,049
Purchase of bank owned life insurance	-	(600,000)
Proceeds from life insurance	113,147	-

Net cash used in investing activities	(4,626,987)	(12,709,663)

Cash Flows from Financing Activities
Net increase (decrease) in deposits	(6,774,007)	4,806,471
Dividends paid	(935,195)	(766,018)
Proceeds from exercise of stock options	89,977	185,245

Net cash (used in) provided by financing activities	(7,619,225)	4,225,698

Net decrease in cash and cash equivalents	(7,596,791)	(5,425,526)

Cash and Cash Equivalents, Beginning of Year	22,559,598	27,985,124

Cash and Cash Equivalents, End of Year	$14,962,807	$22,559,598

Supplementary Cash Flows Information
Interest paid	$1,638,852	$1,591,302

Income taxes paid	$1,160,000	$1,145,000

Supplementary Schedule of Noncash Investing Activities
Foreclosed assets acquired in settlement of loans	$85,512	$154,927

F-40

SHORE COMMUNITY BANK

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and 2017

1.	Organization and Nature of Operations

Shore Community Bank (the "Bank") was incorporated March 20, 1996 under the laws of the State of New Jersey and is a New Jersey state chartered bank. The Bank commenced operations on February 24, 1997 and provides full banking services. As a state bank, the Bank is subject to regulation by the New Jersey Department of Banking and the Federal Deposit Insurance Corporation. The area served by the Bank is principally Ocean County, New Jersey.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed assets and the valuation of deferred tax assets.

Significant Group Concentrations of Credit Risk

Most of the Bank's activities are with customers primarily located in Ocean County, New Jersey. Note 3 discusses the types of securities that the Bank invests in. The concentration of credit by type of loan is set forth in Note 4. Although the Bank has a diversified loan portfolio, its debtors' ability to honor their contracts is influenced by the region's economy. The Bank does not have any significant concentrations to any one industry or customer.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and federal funds sold, all of which mature within ninety days. Generally, federal funds are purchased and sold for one day periods. The Bank had no federal funds sold at December 31, 2018 and 2017.

Securities

Securities classified as available-for-sale are those securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Securities available-for-sale are carried at fair value. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movement in interest rates, changes in maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors. Unrealized gains or losses are reported as increases or decreases in other comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

Securities classified as held-to-maturity are those securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for the amortization of premium and accretion of discount, computed by the interest method over the terms of the securities.

Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date.

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Other-than-temporary impairment accounting guidance specifies that (a) if a company does not have the intent to sell a debt security prior to recovery, and (b) it is more likely than not that it will not have to sell the debt security prior to recovery; the security would not be considered other-than-temporarily impaired unless there is a credit loss. When an entity does not intend to sell the security, and it is more likely than not that the entity will not have to sell the security before recovery of its cost basis, it will recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income. For held-to-maturity debt securities, the amount of an other-than-temporary impairment recorded in other comprehensive income for the noncredit portion of a previous other-than-temporary impairment is amortized prospectively over the remaining life of the security on the basis of the timing of future estimated cash flows of the security.

The Bank has not recognized any other-than-temporary impairment losses in the years ended December 31, 2018 or 2017.

Federal Home Loan Bank Stock

Restricted stock, which represents the required investment in the common stock of the Federal Home Loan Bank of New York ("FHLB"), is carried at cost as of December 31, 2018 and 2017. Federal law requires a member institution of the FHLB to hold stock of its district FHLB according to a predetermined formula.

Management evaluates the restricted stock for impairment in accordance with accounting principles generally accepted in the United States of America. Management's determination of whether this investment is impaired is based on their assessment of the ultimate recoverability of its cost rather than by recognizing temporary declines in value. The determination of whether a decline affects the ultimate recoverability of its cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB as compared to the capital stock amount for the FHLB and the length of time this situation has persisted, (2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB, (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB, and (4) the liquidity position of the FHLB. Management believes no impairment charge is necessary related to FHLB stock as of December 31, 2018.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at their outstanding unpaid principal balances, net of an allowance for loan losses and any deferred fees or costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans. The Bank is generally amortizing these amounts over the contractual life of the loan. Premiums and discounts on purchased loans are amortized as adjustments to interest income using the effective yield method.

The loans receivable portfolio is segmented into the following classes: commercial, residential mortgage and other consumer loans. Commercial loans consist of commercial and industrial, commercial real estate, commercial construction and small business administration loans. Consumer loans consist of home equity and other consumer.

For all classes of loans receivable, the accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed. Interest received on nonaccrual loans, including impaired loans, generally is either applied against principal or reported as interest income, according to management's judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time (generally six months) and the ultimate collectability of the total contractual principal and interest is no longer in doubt. The past due status of all classes of loans receivable is determined based on contractual due dates for loan payments.

F-42

Allowance for Loan Losses

The allowance for loan losses represents management's estimate of losses inherent in the loan portfolio as of the balance sheet date and is recorded as a reduction to loans. The allowance for loan losses is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely. Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan or groups of loans, and the entire allowance is available to absorb any and all loan losses.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as impaired. For loans that are classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers pools of loans by loan class including loans not considered impaired. These pools of loans are evaluated for loss exposure based upon historical loss rates for each of these categories of loans, adjusted for qualitative factors. These qualitative risk factors include:

1.	Lending policies and procedures, including underwriting standards and collection, charge-off, and recovery practices.

2.	National, regional, and local economic and business conditions as well as the condition of various market segments, including the value of underlying collateral for collateral dependent loans.

3.	Nature and volume of the portfolio.

4.	Experience, ability, and depth of lending management and staff.

5.	Volume and severity of past due, classified and nonaccrual loans.

6.	Quality of the Bank's loan review system, and the degree of oversight by the Bank's Board of Directors.

7.	Existence and effect of any concentrations of credit and changes in the level of such concentrations.

Each factor is assigned a value to reflect improving, stable or declining conditions based on management's best judgment using relevant information available at the time of the evaluation. Adjustments to the factors are supported through documentation of changes in conditions in a narrative accompanying the allowance for loan loss calculation.

A majority of the Bank's loan assets are loans to business owners of many types. The Bank makes commercial loans for real estate development and other business purposes required by the customer base.

The Bank's credit policies determine advance rates against the different forms of collateral that can be pledged against commercial loans. Typically, the majority of loans will be limited to a percentage of their underlying collateral values such as real estate values, equipment, eligible accounts receivable and inventory. Individual loan advance rates may be higher or lower depending upon the financial strength of the borrower and/or term of the loan. The assets financed through commercial loans are used within the business for its ongoing operation. Repayment of these kinds of loans generally comes from the cash flow of the business or the ongoing conversions of assets. Commercial real estate loans include long-term loans financing commercial properties. Repayment of this kind of loan is dependent upon either the ongoing cash flow of the borrowing entity or the resale of or lease of the subject property. Commercial real estate loans typically require a loan to value ratio of not greater than 75% and vary in terms.

F-43

Residential mortgages and home equity loans are secured by the borrower's residential real estate in either a first or second lien position. Residential mortgages and home equity loans have varying loan rates depending on the financial condition of the borrower and the loan to value ratio. Residential mortgages have amortizations up to 30 years and home equity loans have maturities up to 20 years.

Other consumer loans include installment loans, car loans, and overdraft lines of credit. The majority of these loans are unsecured.

An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate or the fair value of the collateral if the loan is collateral dependent.

An allowance for loan losses is established for an impaired loan if its carrying value exceeds its estimated fair value. The estimated fair values of substantially all of the Bank's impaired loans are measured based on the estimated fair value of the loan's collateral.

For commercial loans secured by real estate, estimated fair values are determined primarily through third-party appraisals. When a real estate secured loan becomes impaired, a decision is made regarding whether an updated certified appraisal of the real estate is necessary. This decision is based on various considerations, including the age of the most recent appraisal, the loan-to-value ratio based on the original appraisal and the condition of the property. Appraised values are discounted to arrive at the estimated selling price of the collateral, which is considered to be the estimated fair value. The discounts also include estimated costs to sell the property.

For commercial and industrial loans secured by non-real estate collateral, such as accounts receivable, inventory and equipment, estimated fair values are determined based on the borrower's financial statements, inventory reports, accounts receivable agings or equipment appraisals or invoices. Indications of value from these sources are generally discounted based on the age of the financial information or the quality of the assets.

Loans whose terms are modified are classified as troubled debt restructurings if the Bank grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary reduction in interest rate or an extension of a loan's stated maturity date. Non-accrual troubled debt restructurings are restored to accrual status if principal and interest payments, under the modified terms, are current for six consecutive months after modification. Loans classified as troubled debt restructurings are designated as impaired.

F-44

The allowance calculation methodology includes further segregation of loan classes into risk rating categories. The borrower's overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial and consumer loans. Credit quality risk ratings include regulatory classifications of special mention, substandard, doubtful and loss. Loans criticized special mention has potential weaknesses that deserve management's close attention. If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects. Loans classified substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans classified as a loss are considered uncollectible and are charged to the allowance for loan losses. Loan not classified are rated pass.

In addition, Federal regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses and may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management. Based on management's comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets.

Share-Based Compensation

The Bank has stock option plans in place for employees and directors. The Bank recognizes the cost of employee services to be received in exchange for an award of stock options based on the grant date fair value of the award. The Bank uses a Black-Sholes model to estimate the fair value of stock options. The cost is recognized over the vesting period. The Bank recognized $112,569 and $81,473 of stock option compensation expense in the years ended December 31, 2018 and 2017, respectively.

Mortgage Banking Activities

The Bank brokers mortgage loans in the Bank's market area to derive commission income. The mortgages are funded by a third party mortgage company. The Bank also originates mortgage loans for sale in the secondary market. The Bank does not service these mortgages after sale. Loans held for sale are carried at the lower of aggregate cost or fair value. There were no loans held for sale at December 31, 2018 and 2017.

Advertising

The Bank follows the policy of charging the costs of advertising to expense as incurred.

Transfers of Financial Assets

Transfers of financial assets, which include loan participation sales, are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank,
(2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity, or the ability to unilaterally cause the holder to return the specific assets.

Income Taxes

There are two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues. Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis and net operating loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F-45

The Bank follows accounting guidance related to accounting for uncertainty in income taxes, which sets out a consistent framework to determine the appropriate level of tax reserves to maintain for uncertain tax positions. A tax position is recognized as a benefit only if it is more likely than not that the tax position would be sustained in a tax examination, with a tax examination presumed to occur. The amount recognized is the largest amount of tax benefit that has a more than 50 percent likelihood of being realized upon examination. For tax positions not meeting the more-likely-than-not test, no tax benefit is recorded. The Bank had no material uncertain tax positions or accrued interest and penalties as of December 31, 2018 and 2017. The Bank's policy is to account for interest as a component of interest expense and penalties as component of other expense.

On December 22, 2017, H.R.1, An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018 (the "Act"), was enacted by the U.S. federal government. The Act provides for significant changes to corporate taxation including the decrease of the corporate tax rate to 21%. The Company has accounted for the material impacts of the Act by remeasuring its deferred tax assets/(liabilities) at the 21% enacted tax rate.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit and letters of credit. Such financial instruments are recorded in the balance sheet when they are funded.

Earnings per Share

Basic earnings per share represent income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Bank relate solely to outstanding stock options, and are determined using the treasury stock method.

Bank Owned Life Insurance

The Bank invests in bank owned life insurance ("BOLI") as a source of funding for employee benefit expenses. BOLI involves the purchasing of life insurance by the Bank on certain of its employees. The Bank is the owner and beneficiary of the policies. The life insurance investment is carried at the cash surrender value of the underlying policies. Income from bank owned life insurance is included in noninterest income. If these policies are surrendered, the Bank would be taxed on the excess of the proceeds received over the premiums paid. However, the Bank intends to hold these policies until the nontaxable proceeds are realized and, accordingly, the Bank has not provided for deferred income taxes on the earnings from the increase in cash surrender value.

Foreclosed Assets

Foreclosed assets are comprised of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure and loans classified as in-substance foreclosure. A loan is classified as in-substance foreclosure when the Bank has taken possession of the collateral regardless of whether formal foreclosure proceedings take place. Foreclosed assets initially are recorded at fair value, net of estimated selling costs, at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the assets are carried at the lower of cost or fair value minus estimated costs to sell. Revenues and expenses from operations are included in noninterest expenses and changes in the valuation allowance are included in net losses on other real estate owned.

F-46

Revenue Recognition

The Bank recognized revenue from various sources, including loans, investment securities, bank-owned life insurance, deposit accounts, and sales of assets.

Interest income on loans is accrued on the unpaid principal balance and recorded daily. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method. Other loan fees, including late charges, are recognized as they occur.

Interest income on debt securities, including purchase premiums and discounts, is calculated using the interest method over the term of the securities. Dividends on equity securities are recorded when declared.

Earnings on bank-owned life insurance policies represent the increase in the cash surrender value of these policies as well as any gains resulting from settlement of the policies.

Service charges on deposits include maintenance fees, and overdraft fees. Revenue is recognized when the Bank’s performance obligation is completed which is generally monthly for account maintenance services or when a transaction has been completed. Payment for service charges on deposit accounts is received immediately or in the following month through a direct charge to customers’ accounts. Other fees and income are generally transactional in nature and are recognized as they occur.

Gains or losses on sales of assets are generally recognized when the asset has been legally transferred to the buyer and the Bank has no continuing involvement with the asset. The Bank does not generally finance the purchase.

Newly Issued Accounting Standard

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. ASU 2014-09 was effective for the Bank in 2018. The adoption did not have a significant effect on the Bank’s financial statements as the recognition of interest income has been scoped out of the guidance and noninterest income recognition is similar to previous revenue recognition practices. The Bank expanded its disclosures with respect to its noninterest income revenue recognition as a result of this guidance.

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Liabilities. This makes significant changes in U.S. GAAP related to certain aspects of recognition, measurement, presentation and disclosure of financial instruments. Among other changes, the ASU (1) eliminates the requirement to disclose the methods and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; (2) requires use of the exit price notion when measuring the fair value of financial instruments for disclosure purposes; (3) requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements; and (4) clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. The guidance was effective for the Bank in 2018. The adoption did not have a significant effect on the Bank’s financial statements, but it modified the disclosures related fair value measurement of financial instruments.

In February 2016, the FASB issued ASU 2016-02, Leases, which will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. Consistent with current GAAP, the recognition, measurement and presentation of expenses and cash flows arising from a lease by the lessee will primarily depend on its classification as a finance or operating lease. However, unlike current GAAP, which requires only capital leases to be recognized on the balance sheet, the new ASU will require both types of leases to be recognized on the balance sheet. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing and uncertainty of cash flows arising from leases. The new disclosures will include both qualitative and quantitative requirements that provide additional information about the amounts recorded in the financial statements. ASU 2016-02 is effective for the Bank in 2019. The Bank is in the process of evaluating the potential impact of adopting this ASU.

F-47

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), to replace the incurred loss model, which is referred to as the current expected credit loss ("CECL") model. The CECL model is applicable to the measurement of credit losses on financial assets measured at amortized cost, including loans receivable and held-to maturity debt securities. It also applies to off-balance sheet credit exposures including loan commitments, standby letters of credit, financial guarantees, and other similar instruments. For the assets within the scope of CECL, a cumulative-effect adjustment will be recognized in retained earnings as of the beginning of the first report period in which the guidance is effective. This new standard will be effective for the Bank in 2021. The Bank is currently evaluating the impact this new standard will have on the financial statements.

In August 2018, the FASB issued ASU 2018-13, Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement. ASU No. 2018-13 modifies the disclosure requirements for fair value measurements in Topic 820, Fair Value Measurement. The amendments are based on the concepts in the FASB Concepts Statement, Conceptual Framework for Financial Reporting—Chapter 8: Notes to Financial Statements, which the FASB finalized on August 28, 2018. ASU No. 2018-13 is effective for the Bank in 2020. Early adoption is permitted. The Bank is in the process of evaluating the potential impact this new standard will have on the financial statements.

Subsequent Events

The Bank has evaluated events and transactions occurring subsequent to the balance sheet date of December 31, 2018 for items that should potentially be recognized or disclosed in these financial statements. The evaluation was conducted through February 27, 2019, the date these financial statements were available to be issued.

F-48

3.	Securities

The amortized cost and fair value of securities as of December 31, 2018 and 2017 are summarized as follows:

	2018
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Securities available-for-sale:
U.S. government agency securities	$3,759,137	$84,645	$(46,389)	$3,797,393
U.S. government sponsored enterprises - residential mortgage-backed securities	9,955,236	26,686	(295,564)	9,686,358
Other	25,000	-	-	25,000

	$13,739,373	$111,331	$(341,953)	$13,508,751
Securities held-to-maturity:
Obligations of state and political subdivisions	$16,112,785	$165,435	$(185,260)	$16,092,960

	2017

Securities available-for-sale:
U.S. government agency securities	$4,116,352	$141,497	$(39,957)	$4,217,892
U.S. government sponsored enterprises - residential mortgage-backed securities	12,575,516	41,658	(164,734)	12,452,440
Other	25,000	-	-	25,000

	$16,716,868	$183,155	$(204,691)	$16,695,332

Securities held-to-maturity:
Obligations of state and political subdivisions	$16,559,325	$319,602	$(81,907)	$16,797,020

F-49

The amortized cost and fair value of securities as of December 31, 2018, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the borrowers may have the right to prepay obligations with or without any penalties.

	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

Due in one year or less	$315,063	$309,541	$6,058,956	$6,167,546
Due after one year through five years	2,979,698	3,046,953	2,593,456	2,571,890
Due after five years through ten years	311,366	298,490	6,351,277	6,242,312
Due after ten years	153,010	142,409	1,109,096	1,111,212

	3,759,137	3,797,393	16,112,785	16,092,960
U.S. government sponsored enterprises - residential mortgage- backed securities	9,955,236	9,686,358	-	-
Other	25,000	25,000	-	-

	$13,739,373	$13,508,751	$16,112,785	$16,092,960

The following tables show our investments' gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2018 and 2017:

	2018
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U.S. government agency securities	$-	$-	$623,150	$(46,389)	$623,150	$(46,389)
U.S. government sponsored enterprises - residential mortgage- backed securities	31,864	(63)	7,961,325	(295,501)	7,993,189	(295,564)
Obligations of state and political subdivisions	536,915	(3,739)	6,109,032	(181,521)	6,645,947	(185,260)

Total temporarily impaired securities	$568,779	$(3,802)	$14,693,507	$(523,411)	$15,262,286	$(527,213)

F-50

	2017
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

U.S. government agency securities	$248,183	$(315)	$927,943	$(39,642)	$1,176,126	$(39,957)
U.S. government sponsored enterprises - residential mortgage- backed securities	515,964	(429)	9,702,518	(164,305)	10,218,482	(164,734)
Obligations of state and political subdivisions	555,781	(1,993)	3,987,278	(79,914)	4,543,059	(81,907)

Total temporarily impaired securities	$1,319,928	$(2,737)	$14,617,739	$(283,861)	$15,937,667	$(286,598)

The Bank has 47 and 40 securities at December 31, 2018 and 2017, respectively, in an unrealized loss position. The decline in fair value is due only to interest rate fluctuations. The Bank does not intend to sell these securities prior to their recovery and it is more likely than not that the Bank will not have to sell the securities prior to recovery. No securities are deemed to be other-than-temporarily impaired. None of the individual unrealized losses are significant.

There were no sales of available-for-sale securities in 2018 and 2017.

Securities with a carrying value of $20,507,000 and $23,981,000 at December 31, 2018 and 2017, respectively, were pledged to secure securities sold under agreements to repurchase, public deposits and for other purposes required or permitted by law.

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4.	Loans Receivable and Allowance for Loan Losses

The composition of net loans receivable at December 31, 2018 and 2017 is as follows:

	2018	2017

Real estate:
Commercial	$123,861,449	$116,958,486
Commercial construction	13,989,574	8,264,708
Residential	36,635,127	39,399,223
Residential construction	1,662,806	1,967,066
Home equity loans	10,966,131	11,662,190

	187,115,087	178,251,673

Commercial and industrial	22,490,603	23,251,014
Consumer loans	163,947	225,044
SBA loans	890,410	1,202,931

	210,660,047	202,930,662

Unearned net loan fees and origination costs	45,717	4,654
Allowance for loan losses	(2,556,769)	(2,900,273)

Net loans	$208,148,995	$200,035,043

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The following tables summarize the activity in the allowance for loan losses by loan class for the year ended December 31, 2018 and 2017, and information in regard to the allowance for loan losses and the recorded investment in loans receivable by loan class as of December 31, 2018 and 2017:

	2018
	Allowance for Loan Losses
	Beginning Balance	Charge- offs	Recoveries	Provisions	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment

Commercial	$1,904,013	$(38,621)	$130,015	$(145,238)	$1,850,169	$-	$1,850,169
Residential mortgage	526,632	(85,343)	5,967	(3,808)	443,448	120	443,328
Home equity and consumer, other	35,780	(8,638)	3,116	5,726	35,984	-	35,984
Unallocated	433,848	-	-	(206,680)	227,168	-	227,168

	$2,900,273	$(132,602)	$139,098	$(350,000)	$2,556,769	$120	$2,556,649

	2018
	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment

Commercial	$161,232,036	$4,285,471	$156,946,565
Residential mortgage	38,297,933	484,190	37,813,743
Home equity and consumer, other	11,130,078	-	11,130,078

	$210,660,047	$4,769,661	$205,890,386

F-53

	2017
	Allowance for Loan Losses
	Beginning Balance	Charge- offs	Recoveries	Provisions	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment

Commercial	$2,072,866	$(164,900)	$32,705	$(36,659)	$1,904,012	$147,908	$1,756,104
Residential mortgage	428,332	(14,684)	-	112,984	526,632	36,974	489,656
Home equity and consumer, other	57,428	-	-	(21,648)	35,780	-	35,780
Unallocated	243,526	-	-	190,323	433,849	-	433,848

	$2,802,152	$(179,584)	$32,705	$245,000	$2,900,273	$184,882	$2,715,388

	2017
	Ending Balance	Ending Balance: Individually Evaluated for Impairment	Ending Balance: Collectively Evaluated for Impairment

Commercial	$149,677,139	$3,729,120	$145,948,019
Residential mortgage	41,366,289	271,692	41,094,597
Home equity and consumer, other	11,887,234	20,769	11,866,465

	$202,930,662	$4,021,581	$198,909,081

The following table presents the classes of the loan portfolio summarized by the aggregate pass rating and the classified ratings of special mention, substandard and doubtful within the Bank's internal risk rating system as of December 31, 2018 and 2017:

	2018
	Pass	Special Mention	Substandard	Doubtful	Total

Commercial	$152,371,632	$4,574,933	$4,285,471	$-	$161,232,036
Residential mortgage	38,297,933	-	-	-	38,297,933
Home equity and consumer, other	11,130,078	-	-	-	11,130,078
	$201,799,643	$4,574,933	$4,285,471	$-	$210,660,047

	2017

Commercial	$143,743,043	$3,532,689	$2,401,407	$-	$149,677,139
Residential mortgage	39,791,086	1,338,830	236,373	-	41,366,289
Home equity and consumer, other	11,866,465	-	20,769	-	11,887,234
	$195,400,594	$4,871,519	$2,658,549	$-	$202,930,662

F-54

The following tables summarize information in regards to impaired loans by loan portfolio class as of December 31, 2018 and 2017:

	2018
	Recorded Investment after Charge-offs	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Commercial	$271,790	$271,790	$-	$1,611,617	$16,742
Residential mortgage	310,876	310,876	-	173,098	-
Consumer	-	-	-	10,384	9,501
With an allowance recorded:
Commercial	$-	$-	$-	$388,838	$-
Residential mortgage	173,314	253,442	120	204,843	4,726
Consumer	-	-	-	-	-
Total:
Commercial	$271,790	$271,790	$-	$2,000,455	$16,742
Residential mortgage	484,190	564,318	120	377,941	4,726
Consumer	-	-	-	10,384	9,501
	$755,980	$836,108	$120	$2,388,780	$30,969

	2017

With no related allowance recorded:
Commercial	$2,951,443	$2,971,268	$-	$1,833,071	$93,197
Residential mortgage	35,320	48,546	-	17,660	-
Consumer	20,769	20,769	-	27,771	1,499
With an allowance recorded:
Commercial	$777,677	$796,144	$147,907	$938,575	$41,948
Residential mortgage	236,372	253,500	36,975	261,466	9,514
Consumer	-	-	-	-	-
Total:
Commercial	$3,729,120	$3,767,412	$147,907	$2,771,646	$135,145
Residential mortgage	271,692	302,046	36,975	279,126	9,514
Consumer	20,769	20,769	-	27,771	1,499
	$4,021,581	$4,090,227	$184,882	$3,078,543	$146,158

F-55

The following table presents nonaccrual loans by classes of the loan portfolio as of December 31, 2018 and 2017:

	2018	2017

Commercial	$-	$2,720,220
Residential mortgage	484,190	35,320

	$484,190	$2,755,540

The performance and credit quality of the loan portfolio is also monitored by the analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due. The following table presents the classes of the loan portfolio summarized by the past due status as of December 31, 2018 and 2017:

	2018
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivables	Loans Receivable >90 Days and Accruing

Commercial	$-	$-	$1,550,000	$1,550,000	$159,682,036	$161,232,036	$1,550,000
Residential mortgage	748,611	-	484,190	1,232,801	37,065,132	38,297,933	-
Home equity and consumer, other	3,495	-	-	3,495	11,126,583	11,130,078	-
	$752,106	$-	$2,034,190	$2,786,296	$207,873,751	$210,660,047	$1,550,000

	2017

Commercial	$329,453	$1,941,513	$2,720,220	$4,991,186	$144,685,953	$149,677,139	$-
Residential mortgage	538,309	-	35,320	573,629	40,792,660	41,366,289	-
Home equity and consumer, other	598	-	598	11,886,636	11,887,234	-

	$868,360	$1,941,513	$2,755,540	$5,565,413	$197,365,249	$202,930,662	$-

The Bank may grant a concession or modification for economic or legal reasons related to a borrower's financial condition that it would not otherwise consider resulting in a modified loan which is then identified as a troubled debt restructuring ("TDR"). The Bank may modify loans through rate reductions, extensions of maturity, interest only payments, or payment modifications to better match the timing of cash flows due under the modified terms with the cash flows from the borrowers' operations. Loan modifications are intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. TDRs are considered impaired loans for purposes of calculating the Bank's allowance for loan losses. As of December 31, 2018 and 2017, the Bank has a recorded investment in troubled debt restructurings of $445,104 and $1,266,041, respectively. The Bank has allocated $120 and $167,391 of specific allowance for these loans at December 31, 2018 and 2017, respectively, and there are no commitments to lend additional amounts.

F-56

The Bank identifies loans for potential restructure primarily through direct communication with the borrower and evaluation of the borrower's financial statements, revenue projections, tax returns, and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future.

There were no troubled debt restructurings which occurred during the years ended December 31, 2018 and 2017, respectively.

There were no troubled debt restructured loans made in prior years that subsequently defaulted in the year ended December 31, 2018 and 2017.

5.	Foreclosed Assets

Foreclosed asset activity was as follows for the years ended December 31, 2018 and 2017:

	2018	2017

Beginning balance	$929,715	$1,943,409
Loans transferred to foreclosed assets	85,512	154,927
Writedown of foreclosed assets	(1,040)	(357,105)
Sales of foreclosed assets	(60,619)	(811,516)

	$953,568	$929,715

At December 31, 2018, the balance of foreclosed assets includes $69,560 of foreclosed residential real estate properties recorded as a result of obtaining physical possession of the property or deed in lieu of foreclosure. At December 31, 2018, the recorded investment of residential mortgage and consumer mortgage loans secured by residential real estate properties for which formal foreclosure proceeds are in process is $-0-.

F-57

6.	Bank Premises and Equipment

The components of bank premises and equipment at December 31, 2018 and 2017 are as follows:

	2018	2017

Building	$4,455,604	$4,438,634
Land and improvements	829,292	829,292
Leasehold improvements	276,515	276,515
Furniture, fixtures and equipment	1,369,303	1,405,277
Computer equipment and data processing software	568,255	531,731
Construction in progress	-	12,350

	7,498,969	7,493,799
Accumulated depreciation	(3,453,786)	(3,289,051)

	$4,045,183	$4,204,748

7.	Deposits

The components of deposits at December 31, 2018 and 2017 are as follows:

	2018	2017

Demand, non-interest bearing	$55,275,785	$55,919,406
Demand, interest bearing	38,560,054	39,692,670
Savings	66,995,385	72,724,584
Time, $100,000 and over	39,346,902	41,916,331
Time, other	35,222,982	31,922,124

	$235,401,108	$242,175,115

At December 31, 2018, the scheduled maturities of time deposits are as follows:

2019	$35,420,166
2020	19,835,631
2021	12,930,414
2022	5,580,044
2023	803,629

$74,569,884

At December 31, 2018 and 2017, the total of individual time deposits with balances in excess of $250,000 (FDIC insurance limit) was approximately $8,956,000 and $14,655,000, respectively.

F-58

8.	Lease Commitments and Total Rental Expense

The Bank leases the premises for two branch locations including a loan office under operating lease agreements expiring in various years through 2020. The Bank is responsible to pay all real estate taxes, insurance, utilities, maintenance, and repairs on the buildings. The Bank also has two land leases for two branch locations under operating lease agreements expiring through 2026. The branch buildings for these locations are owned by the Bank.

Future minimum lease payments by year and in the aggregate, under the above non-cancellable lease agreements are as follows:

2019	$313,303
2020	186,250
2022	182,994
2022	186,624
2023	171,624
Thereafter	241,560

$1,282,355

Rent expense was $332,846 and $327,868 for the years ended December 31, 2018 and 2017, respectively.

9.	Employee Benefit Plan

The Bank adopted a Savings Incentive Match Plan for Employees ("SIMPLE") individual retirement plan as of January 1, 2004. Employees may contribute up to the maximum allowable each year and the Bank will match the elective deferral percentage of the employee's salary up to 3%. During 2018 and 2017, employer SIMPLE IRA matching contributions to the Plan charged to operations were $64,668 and $56,941, respectively.

10.	Comprehensive Income (Loss)

GAAP requires that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities net of realized tax, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income (loss).

11.	Agreements with Executives

The Bank has employment agreements with certain employees which include minimum annual salary commitments and change of control provisions. Upon resignation after a change in the control of the Bank, as defined in the agreement, the individuals will receive monetary compensation in the amount set forth in the agreement. The Bank also has a supplemental employee retirement plan with its Chief Executive Officer. There are $86,500 and $48,300 of accruals under this plan as of December 31, 2018 and 2017, respectively, and which are included in other liabilities in the accompanying balance sheet.

12.	Stock Option Plans

Stock option share information as of December 31, 2018 and 2017 and activity for the years then ended has been adjusted for the 10% stock dividend issued in 2016.

F-59

Effective May 1, 2004, the Bank adopted the 2004 Non-Qualified Stock Option Plan for certain employees, officers and directors of the Bank and the 2004 Incentive Stock Option Plan for certain employees and officers of the Bank. Under the Plans, stock options are granted at the discretion of the Board of Directors. The 2004 Non-Qualified Stock Option Plan was allotted 62,723 shares and the 2004 Incentive Stock Option Plan was allotted 126,737 shares, respectively, of the Bank's common stock. Under the 2004 Non-Qualified Stock Option Plan, the exercise price of options granted to employees and officers cannot be less than 85% of the fair market value of the common shares at the date of grant and options granted to directors cannot be less than the fair market value of the common shares. Under the 2004 Incentive Stock Option Plan, the exercise price of options granted to employees and officers cannot be less than the fair market value of the common shares at the date of grant. Stock options granted under the Plans expire in ten years. As of December 31, 2018, there were no shares available under the 2004 Non-Qualified Stock Option Plan and the 2004 Incentive Stock Option Plan and both plans have expired.

Effective May 1, 2014, the Bank adopted the 2014 Incentive Stock Option Plan for certain employees and officers of the Bank. Under the Plan, stock options are granted at the discretion of the Board of Directors. The 2014 Incentive Stock Option Plan was allotted 133,100 shares of the Bank's common stock. Under the 2014 Incentive Stock Option Plan, the exercise price of options granted to employees and officers cannot be less than the fair market value of the common shares at the date of grant. Stock options granted under the Plan expire in ten years. As of December 31, 2018, there were no shares available under the 2014 Incentive Stock Option Plan for issuance.

Effective May 1, 2018, the Bank adopted the 2018 Incentive Stock Option Plan for certain employees and officers of the Bank. Under the Plan, stock options are granted at the discretion of the Board of Directors. The 2018 Incentive Stock Option Plan was allotted 150,000 shares of the Bank's common stock. Under the 2018 Incentive Stock Option Plan, the exercise price of options granted to employees and officers cannot be less than the fair market value of the common shares at the date of grant. Stock options granted under the Plan expire in ten years. As of December 31, 2018, there were 105,000 shares available under the 2018 Incentive Stock Option Plan for issuance.

F-60

The following summarizes changes in stock options outstanding under the plans discussed above for the years ended December 31, 2018 and 2017.

	Number of Options	Weighted Average Exercise Price

Outstanding at December 31, 2016	150,178	$4.98
Granted	11,200	9.20
Exercised	(38,207)	4.85
Forfeited	(3,764)	5.27

Outstanding at December 31, 2017	119,407	5.42
Granted	45,000	12.00
Exercised	(24,598)	3.66
Forfeited	-	-

Outstanding at December 31, 2018	139,809	$7.85

Exercisable at December 31, 2018	35,864	$5.50

The weighted-average remaining contractual life of the above options is approximately 7.1 years. Stock options outstanding at December 31, 2018 are exercisable at prices ranging from
$4.94 to $12.00 per share. The intrinsic value of options outstanding and exercisable at December 31, 2018 was $589,792 and $658,801, respectively.

The fair value of each option grant is estimated on the date of grant using the Black Scholes option-pricing model with the following weighted average assumption for grants in 2018 and 2017: dividend yield of 0.00%, risk-free interest rate of 2.92% and 2.13%, expected life of 7 years, and expected volatility of 28.30% and 29.99%, respectively. The weighted average fair value of options granted in 2018 and 2017 was $3.66 and $3.32 per share, respectively.

Total stock based compensation cost for the years ended December 31, 2018 and 2017 related to stock options granted was $112,569 and $81,473, respectively.

As of December 31, 2018, there was $222,307 of unrecognized compensation cost related to nonvested stock options granted. That cost is expected to be recognized over a weighted average period of 2.55 years through 2025.

F-61

13.	Earnings Per Share

The following table sets forth the computations of basic and diluted earnings per share for the years ended December 31, 2018 and 2017 (as adjusted for the 10% stock dividend issued in 2017):

	2018	2017

Numerator, net income	$4,002,282	$2,067,788

Denominator:
Denominator for basic earnings per share, weighted average shares	$3,119,480	$3,062,085
Effect of dilutive securities, stock options	56,909	65,159

Denominator for diluted earnings per share, weighted average shares and assumed conversions	$3,176,389	$3,127,244

Basic earnings per share	$1.28	$0.68

Diluted earnings per share	$1.26	$0.66

14.	Income Taxes

The components of income tax expense for the years ended December 31, 2018 and 2017 are as follows:

	2018	2017
Federal:
Current	$794,605	$1,141,945
Deferred	135,660	355,711

	930,265	1,497,656

State:
Current	584,324	365,897
Deferred	52,178	(20,078)

	636,502	345,819

	$1,566,767	$1,843,475

F-62

The components of the net deferred tax asset at December 31, 2018 and 2017 are as follows:

	2018	2017
Deferred tax assets:
Allowance for loan losses	$705,285	$812,519
Deferred compensation	30,352	36,478
Other real estate owned valuation reserve	159,034	209,628
Other accrued expenses	-	6,846
Other real estate owned expense	999	1,015
Nonqualified stock options	5,300	5,382
Non-accrual interest	1,787	21,702
Deferred gain on other real estate owned	-	10,080
Unrealized loss on securities available-for-sale	64,620	-
State decoupling	7,240	7,846

Total deferred tax assets	974,617	1,111,496

Deferred tax liabilities:
Unrealized gain on securities available-for-sale	-	(4,522)
Premises and equipment	(32,669)	(42,678)
Prepaid expense deductions	(33,196)	(36,848)

Total deferred tax liabilities	(65,865)	(84,048)

Net deferred tax asset (included in prepaid expenses and other assets)	$908,752	$1,027,448

A reconciliation of the statutory income tax at a rate of 21% and 34% to the income tax expense included in the statements of income is as follows for the years ended December 31, 2018 and 2017, respectively:

	2018		2017
	Amount	% of Pre-Tax Income	Amount	% of Pre-Tax Income

Federal income tax at statutory rate	$1,169,501	21	$1,329,829	34
Tax-exempt interest	(101,866)	(2)	(191,519)	(5)
Bank owned life insurance	(32,729)	(1)	(51,403)	(1)
State tax expense, net of federal benefit	502,307	9	228,241	6
Impact of federal income tax rate change from 34% to 21%	-	-	486,873	12
Other	29,554	1	41,454	1

	$1,566,767	28	$1,843,475	47

In December 2017, the United States government approved the Tax Cuts and Jobs Act, which among other things, reduced the federal corporate tax rate to 21%. As required by GAAP, the Bank remeasured its deferred tax assets and liabilities using the 21% rate and recognized an additional provision for income taxes of approximately $487,000 in 2017 relating to the rate change.

F-63

15.	Transactions with Executive Officers, Directors and Principal Stockholders

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with its executive officers, directors, principal stockholders, their immediate families and affiliated companies (commonly referred to as related parties), on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

Loans to related parties at December 31, 2018 and 2017 were $4,524,673 and $4,696,451, respectively. New related party loans and repayments during 2018 and 2017 totaled $-0- and $171,778 and $500,000 and $166,576, respectively. The Bank had four lines of credit to related parties with an outstanding balance of $798,870 and $363,870 at December 31, 2018 and 2017, respectively. Deposits to related parties at December 31, 2018 and 2017 were not significant.

16.	Financial Instruments with Off-Balance Sheet Risk

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

A summary of the Bank's financial instrument commitments at December 31, 2018 and 2017 is as follows:

	Contract Amount
	2018	2017

Commitments to grant loans	$17,873,500	$8,908,750
Unfunded commitments under lines of credit	40,494,000	32,571,000
Commercial and standby letters of credit	352,204	373,000

	$58,719,704	$41,852,750

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include personal or commercial real estate, accounts receivable, inventory and equipment.

Outstanding letters of credit written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The majority of these standby letters of credit expire within the next twelve months. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending other loan commitments. The Bank requires collateral supporting these letters of credit as deemed necessary. The maximum undiscounted exposure related to these commitments at December 31, 2018 and 2017 was $352,204 and $373,000, respectively. The current amount of the liability as of December 31, 2018 and 2017 for guarantees under standby letters of credit issued is not material.

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17.	Contingencies

There are no material legal proceedings to which the Bank is party to except proceedings which arise in the normal course of business and, in the opinion of management, will not have any material effect on the consolidated financial position of the Bank.

18.	Regulatory Matters

The Bank is required to maintain cash reserve balances in vault cash or with the Federal Reserve Bank. The total of these reserve balances at December 31, 2018 was approximately
$1,683,000.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. The final rules implementing BASEL Committee on Banking Supervisor's Capital Guidance for U.S. banks (BASEL Ill rules) became effective for the Bank on January 1, 2015, with full compliance with all of the requirements being phased in over a multi-year schedule and fully phased in by January 1, 2019. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the maintenance of minimum amounts and ratios (set forth on the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, Tier 1 capital to average assets, and common equity Tier 1 capital to risk-weighted assets. Management believes, as of December 31, 2018, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2018, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, common equity risk based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since that notification that management believes have changed the Bank's category. The Bank's actual capital ratios at December 31, 2018 and 2017 and the minimum ratios required for capital adequacy purposes and to be well capitalized under the prompt corrective action provisions are as follows:

	2018
	Actual		For Capital Adequacy Purposes			To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
	(Dollar Amounts in Thousands)

Total capital (to risk-weighted assets)	$33,857	16.02%	$	≥16,911	≥8.00%	$	≥21,138	≥10.00%
Common equity Tier 1 (CET1) capital	31,300	14.81		≥9,512	≥4.50		≥13,740	≥6.50
Tier 1 (core) capital (to risk-weighted assets)	31,300	14.81		≥12,683	≥6.00		≥16,911	≥8.00
Tier 1 (core) capital (to average assets)	31,300	11.39		≥10,991	≥4.00		≥13,739	≥5.00

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	2017
	Actual		For Capital Adequacy Purposes			To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
	(Dollar Amounts in Thousands)
Total capital (to risk-weighted assets)	$30,531	15.29%	$	≥15,975	≥8.00%	$	≥19,969	≥10.00%
Common equity Tier 1 (CET1) capital	28,030	14.04		≥8,986	≥4.50		≥12,980	≥6.50
Tier 1 (core) capital (to risk-weighted assets)	28,030	14.04		≥11,982	≥6.00		≥15,975	≥8.00
Tier 1 (core) capital (to average assets)	28,030	10.14		≥11,054	≥4.00		≥13,818	≥5.00

The Bank is subject to certain regulatory restrictions on the amount of dividends that it may declare without prior regulatory approval.

19.	Fair Value Measurements and Disclosures

Determination of Fair Value

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is determined at a reasonable point within the range that is most representative of fair value under current market conditions.

Fair Value Hierarchy

In accordance with this guidance, the Bank groups its assets and liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

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Level 2 - Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 - Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

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For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used at December 31, 2018 and 2017 are as follows:

	2018
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Securities available-for-sale:
U.S. government agency securities	$3,793,393	$-	$3,797,393	$-
U.S. government sponsored enterprises - residential mortgage-backed securities	9,686,358	-	9,686,358	-
Other	25,000	-	25,000	-

	$13,508,751	$-	$13,508,751	$-

	2017
Securities available-for-sale:
U.S. government agency securities	$4,217,892	$-	$4,217,892	$-
U.S. government sponsored enterprises - residential mortgage-backed securities	12,452,440	-	12,452,440	-
Other	25,000	-	25,000	-

	$16,695,332	$-	$16,695,332	$-

For financial assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at December 31, 2018 and 2017 are as follows:

	2018
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Impaired loans	$173,194	$-	$-	$173,194

	2017

Impaired loans	$829,168	$-	$-	$829,168

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For non-financial assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at December 31, 2018 and 2017 are as follows:

	2018
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)		Significant Other Observable Inputs (Level 2)		Significant Unobservable Inputs (Level 3)

Foreclosed assets	$953,568	$		$		$953,568

	2017

Foreclosed assets	$929,715		$-		$-	$929,715

	2018
	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range

Impaired loans	$173,194	Appraisal of collateral	Appraisal adjustments	0% - 7%

			Liquidation expenses	10% - 15%

Foreclosed assets	$953,568	Appraisal of property	Appraisal adjustments	0% -15%

			Liquidation expenses	10% - 15%

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	2017
	Quantitative Information about Level 3 Fair Value Measurements
	Fair Value Estimate	Valuation Techniques	Unobservable Inputs	Estimated Range

Impaired loans	$829,168	Appraisal of collateral	Appraisal adjustments	0% - 30%

			Liquidation expenses	8%

Foreclosed assets	$929,715	Appraisal of property	Appraisal adjustments	0% - 32%

			Liquidation expenses	8%

Real estate properties acquired through, or in lieu of, foreclosure are to be sold and are carried at fair value less estimated cost to sell. Fair value is based upon independent market prices or appraised value of the property. These assets are included in Level 3 fair value based upon the lowest level of input that is significant to the fair value measurement.

Below is management's estimate of the fair value of all financial instruments, whether carried at cost or fair value on the Bank's balance sheet.

The following information should not be interpreted as an estimate of the fair value of the entire Bank since a fair value calculation is only provided for a limited portion of the Bank's assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Bank's disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair value of the Bank's financial instruments:

Cash and Cash Equivalents (Carried at Cost)

The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

Securities

The fair value of securities available-for-sale (carried at fair value) and held-to-maturity (carried at amortized cost) are determined by matrix pricing (Level 2), which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather by relying on the securities' relationship to other benchmark quoted prices.

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Loans Receivable (Carried at Cost)

The fair values of loans are estimated using discounted cash flow analyses, using market rates at the balance sheet date that reflect the credit and interest rate-risk inherent in the loans. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments and prepayments of principal. Generally, for variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair value of loans held for sale is based on secondary market prices.

Impaired Loans (Generally Carried at Fair Value)

Impaired loans are those in which the Bank has measured impairment generally based on the fair value of the loan's collateral. Fair value is generally determined based upon independent third-party appraisals of the properties, or discounted cash flows based upon the expected proceeds. These assets are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements.

Federal Home Loan Bank Stock (Carried at Cost)

The carrying amount of restricted investment in bank stock approximates fair value, and considers the limited marketability of such securities.

Accrued Interest Receivable and Payable (Carried at Cost)

The carrying amount of accrued interest receivable and accrued interest payable approximates its fair value.

Deposit Liabilities (Carried at Cost)

The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered in the market on certificates to a schedule of aggregated expected monthly maturities on time deposits.

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The estimated fair values of the Bank's financial instruments at December 31, 2018 and 2017 were as follows:

	2018
	Carrying Amount	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In Thousands)

Financial assets:
Cash and cash equivalents	$14,963	$-	$14,963	$-	$-
Securities available-for- sale	13,509	-	-	13,509	-
Securities held-to-maturity	16,113	-	-	16,093	-
Federal Home Loan Bank stock	239	-	-	239	-
Loans receivable, net (a)	208,149	-	-	-	206,318
Accrued interest receivable	1,008	-	-	1,008	-
Financial liabilities:
Deposits (a)	$235,401	$235,329	$-	$235,329	$-
Accrued interest payable	177	177	-	177	-

	2017

Financial assets:
Cash and cash equivalents	$22,560	$22,560	$22,560	$-	$-
Securities available-for- sale	16,695	16,695	-	16,695	-
Securities held-to-maturity	16,559	16,797	-	16,797	-
Federal Home Loan Bank stock	219	219	-	219	-
Loans receivable, net	200,035	199,948	-	-	199,948
Accrued interest receivable	935	935	-	935	-
Financial liabilities:
Deposits	$242,175	$241,937	$-	$241,937	$-
Accrued interest payable	140	140	-	140	-

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During 2018 the Company adopted ASU 2016-01 Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which among other things, requires a public business entity to base their fair value disclosures for financial instruments that are not measured at fair value in the financial statements on the exit price notion. In accordance with this guidance, the Company has presented the exit price disclosure requirements for the above table on a prospective basis. The disclosure at December 31, 2017 continues to be presented utilizing the entry price assumption previously utilized. The adoption of this ASU has no impact on amounts recorded in the consolidated financial statements.

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Annex A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 23, 2019, is by and among 1st Constitution Bancorp, a New Jersey corporation and registered bank holding company (“Purchaser”), 1st Constitution Bank, a New Jersey state commercial bank and the wholly-owned banking subsidiary of Purchaser (the “Bank”), and Shore Community Bank, a New Jersey state commercial bank (“Shore”). Purchaser, the Bank and Shore are sometimes collectively referred to as the “Parties” or individually referred to as a “Party.” Defined terms are described in Section 9.11 of this Agreement.

RECITALS

WHEREAS, Purchaser and the Bank desire to acquire Shore, and Shore’s Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is advisable to Shore and its shareholders. The acquisition will be accomplished by (i) merging Shore with and into the Bank, with the Bank as the surviving entity (sometimes hereinafter referred to as the “Surviving Entity”) (the “Merger”) and (ii) Shore’s shareholders receiving the Aggregate Merger Consideration hereinafter set forth. The Boards of Directors of each of Shore, Purchaser and the Bank have duly adopted and approved this Agreement and the Board of Directors of Shore has directed that this Agreement be submitted to Shore shareholders for approval;

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

WHEREAS, as an inducement and condition to Purchaser entering into this Agreement, each of the directors and executive officers of Shore, in their individual capacity, have entered into a voting agreement in the form annexed hereto as Exhibit A with Purchaser pursuant to which they have agreed to take certain actions in support of, and in cooperation with, the Merger, Purchaser and the Surviving Entity and to release any and all claims that they may have against Shore, Purchaser and the Surviving Entity (the “D&O Voting Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
THE MERGER

1.1       The Merger. Subject to the provisions hereof, in the Merger, Shore shall be merged with and into the Bank pursuant to the Bank Merger Act, as amended (the “Bank Merger Act”), the New Jersey Banking Act of 1948, as amended (the “New Jersey Banking Act”), as well as the applicable regulations of the Federal Deposit Insurance Corporation (the “FDIC”), the New Jersey Department of Banking and Insurance (the “New Jersey Department”) and the Board of Governors of the Federal Reserve System (the “FRB”), and the Bank shall be the surviving entity and shall continue to be known as “1st Constitution Bank.”

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1.2       Closing, Closing Date, Determination Date and Effective Time. Unless a different date, time and/or place are agreed to by the Parties, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., at the offices of Day Pitney LLP, One Jefferson Road, Parsippany, New Jersey, on a date determined by Purchaser and reasonably and promptly agreed by Shore on at least five Business Days prior notice (the “Closing Notice”) given by Purchaser to Shore, which date (the “Closing Date”) shall be the later to occur of (i) November 1, 2019 or (ii) a Business Day that is not more than twenty (20) Business Days following the receipt of all necessary regulatory, governmental and shareholder approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VII of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing). In the Closing Notice, Purchaser shall specify the “Determination Date,” which date shall be the first date on which all bank regulatory approvals (and waivers, if applicable) necessary for consummation of the Merger have been received (disregarding any waiting period) and either Party has notified the other in writing that all such approvals (and waivers, if applicable) have been received. The Merger shall become effective on the date and time specified in the “Certificate Pursuant to Section 137 of the New Jersey Banking Act of 1948, As Amended,” to be executed by Shore and the Bank and filed with the New Jersey Department, which date and time the Parties currently anticipate will be the close of business on the Closing Date (such date and time is hereinafter referred to as the “Effective Time”).

1.3       Effect of the Merger. At the Effective Time, Shore shall be merged with and into the Bank and the separate existence of Shore shall cease. At the Effective Time, the Surviving Entity shall be considered the same business and corporate entity as each of the Bank and Shore and, thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of the Bank and Shore shall vest in the Surviving Entity and the Surviving Entity shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Bank and Shore and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Entity. In addition, any reference to either of the Bank or Shore in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Entity if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Bank or Shore is a party shall not be deemed to have been abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Entity may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Bank or Shore if the Merger had not occurred.

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1.4         Conversion of Shore Common Stock.

(a)       At the Effective Time, subject to the other provisions of this Section 1.4 and Sections 1.14 and 2.2(e) of this Agreement, automatically by virtue of the Merger and this Agreement and without any action on the part of Shore, Purchaser or any shareholder of Shore:

(i)       Each share of Purchaser common stock, no par value per share (“Purchaser Common Stock”), that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.

(ii)       Each share of Shore common stock, $5.00 par value per share (“Shore Common Stock”), (A) held as treasury stock or (B) or owned directly or indirectly by Purchaser or Shore or any of their respective Subsidiaries (except for Trust Account Shares and DPC Shares) shall be cancelled and retired immediately prior to the Effective Time without any conversion, and no payment shall be made with respect to them.

(iii)       Each share of Shore Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares described in Section 1.4(a)(ii) above) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder of such share of Shore Common Stock: (A) $16.50 in cash (the “Cash Consideration”); or (B) 0.8786 of a share (the “Exchange Ratio”) of Purchaser Common Stock (the “Stock Consideration”); or (C) a combination of Stock Consideration and Cash Consideration.

(iv)       The Cash Consideration, the Stock Consideration and any cash in lieu of fractional shares paid pursuant to Section 2.2(e) that any holder of Shore Common Stock is entitled to receive pursuant to this Article I are referred to collectively as the “Merger Consideration.” The consideration that all Shore shareholders are entitled to receive pursuant to this Article I is referred to herein as the “Aggregate Merger Consideration.”

(v)       The Stock Consideration will consist of a maximum of 1,509,348 shares of Purchaser Common Stock (the “Stock Consideration Cap”), with the balance of the Merger Consideration to consist of Cash Consideration.

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(b)       At the Effective Time, (i) all shares of Shore Common Stock that are owned by Shore as treasury stock and (ii) all shares of Shore Common Stock that are owned directly or indirectly by Purchaser or Shore or any of their respective Subsidiaries (other than shares of Shore Common Stock (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, and shares of Purchaser Common Stock which are similarly held, whether held directly or indirectly by Purchaser or Shore, as the case may be, being referred to herein as “Trust Account Shares”) or (y) held by Purchaser or Shore or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Shore Common Stock, and shares of Purchaser Common Stock which are similarly held, being referred to herein as “DPC Shares”)), shall be canceled and shall cease to exist and no stock of Purchaser, cash or other consideration shall be delivered in exchange therefor. All shares of Purchaser Common Stock that are owned by Shore or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Purchaser.

(c)       On and after the Effective Time, holders of certificates that immediately prior to the Effective Time represented outstanding shares of Shore Common Stock (the “Certificates”) shall cease to have any rights as shareholders of Shore, except the right to receive the Stock Consideration and the Cash Consideration for each such share held by them, and except as provided in Section 1.14 with respect to Dissenting Shares.

(d)       Notwithstanding any provision herein to the contrary, if, between the date of this Agreement and the Effective Time, the shares of Purchaser Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend declared thereon with a record date within said period, appropriate adjustments shall be made to the Exchange Ratio.

1.5         Exchange Agent. Shore and Purchaser hereby appoint American Stock Transfer and Trust Company, with offices in Brooklyn, New York (or such other transfer agent as Purchaser shall designate in good faith and shall be reasonably acceptable to Shore) as the exchange agent (the “Exchange Agent”) for purposes of effecting the conversion of Shore Common Stock hereunder.

1.6         Election Procedures.

(a)       An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent in such form as Shore and Purchaser shall mutually agree (the “Election Form”)), shall be mailed no more than forty (40) and no less than twenty (20) Business Days prior to the anticipated Election Deadline (the “Mailing Date”) to each holder of record of Shore Common Stock other than holders of Dissenting Shares.

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(b)       Each Election Form shall permit the holder of record of Shore Common Stock, other than holders of Dissenting Shares (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation), to (i) elect to receive the Cash Consideration for all of the holder’s shares (a “Cash Election”), (ii) elect to receive the Stock Consideration for all of the holder’s shares (a “Stock Election”), (iii) elect to receive a combination of Stock Consideration and Cash Consideration (a “Combination Election”), or (iv) make no election with respect to the receipt of the Cash Consideration or the Stock Consideration (a “Non-Election”). Notwithstanding any such election, fifty-five percent (55%) of the total number of shares of Shore Common Stock issued and outstanding immediately prior to the Effective Time (such number of shares of Shore Common Stock, the “Stock Conversion Number”), shall be converted into the Stock Consideration, and forty-five percent (45%) of such shares of Shore Common Stock shall be converted into the Cash Consideration in accordance with the allocation procedures set forth in Section 1.6(d), subject to the allocation adjustments set forth in Section 1.6(e), without taking into consideration cash paid in exchange for fractional shares of Shore Common Stock pursuant to Section 2.2(e) hereof. In arriving at the Stock Conversion Number and the number of shares of Shore Common Stock converted into the Cash Consideration, treasury stock and other shares described Section 1.4(a)(ii) shall be excluded.

(c)       A record holder acting in different capacities or acting on behalf of other Persons in any way will be entitled to submit an Election Form for each capacity in which such record holder so acts with respect to each Person for which it so acts. Shares of Shore Common Stock as to which a Cash Election has been made are referred to as “Cash Election Shares.” Shares of Shore Common Stock as to which a Stock Election has been made are referred to as “Stock Election Shares.” Shares of Shore Common Stock as to which a Combination Election has been made are referred to as “Combination Election Shares.” Shares of Shore Common Stock as to which no election has been made (or as to which an Election Form is not properly completed and timely returned) are referred to as “Non-Election Shares.”

(d)       To be effective, a properly completed Election Form shall be submitted to the Exchange Agent by or before 5:00 p.m., New York City time, on a date no later than the fifth (5th) Business Day prior to the Closing Date to be mutually agreed upon by the parties (the “Election Deadline”), accompanied by the Certificates as to which such Election Form is being made or by an appropriate guarantee of delivery of such Certificates, as set forth in the Election Form, from a member of any registered national securities exchange or a commercial bank or trust company in the United States (provided that Certificates are in fact delivered to the Exchange Agent by the time required by the guarantee of delivery; failure to deliver shares of Shore Common Stock covered by the guarantee of delivery within the time set required shall invalidate any otherwise properly made election, unless otherwise determined by Purchaser, in its sole discretion). Purchaser shall publicly announce the Election Date as soon as practicable after it has been determined. For shares of Shore Common Stock held in book entry form, Purchaser shall establish delivery procedures which shall be reasonably acceptable to Shore. If a holder of Shore Common Stock either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes the holder’s Election Form prior to the Election Deadline (without later submitting a properly completed Election Form prior to the Election Deadline), the shares of Shore Common Stock of that holder shall be designated Non-Election Shares. In addition, all Election Forms shall automatically be revoked, and all Certificates returned, if the Exchange Agent is notified in writing by Purchaser and Shore that this Agreement has been terminated. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation, or change has been properly or timely made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent shall be binding and conclusive. Neither Purchaser nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

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(e)       The allocation among the holders of shares of Shore Common Stock of rights to receive the Cash Consideration, the Stock Consideration and the Combination Consideration will be made as follows:

(i)       In the event that the Stock Election Shares, together with the Combination Election Shares, would otherwise convert into Stock Consideration representing greater than 55% of the Merger Consideration, the Stock Consideration shall be reduced, pro rata among all holders of Shore Common Stock electing to receive Stock Election Shares and Combination Election Shares, so that the Merger Consideration shall consist of 55% Stock Consideration and 45% Cash Consideration; provided, however, that in no event shall the Stock Consideration exceed the Stock Consideration Cap described in Section 1.4(a)(v) of this Agreement. If the Stock Consideration would exceed the Stock Consideration Cap after such adjustment, the Stock Consideration shall be further adjusted as described in Section 1.6(e)(iii) hereof.

(ii)       In the event that the Cash Consideration would otherwise represent greater than 45% of the Merger Consideration, the Cash Consideration shall be reduced, pro rata among all holders of Shore Common Stock electing to receive Cash Consideration, so that the Merger Consideration shall consist of 55% Stock Consideration and 45% Cash Consideration provided, however, that in no event shall the Stock Consideration exceed the Stock Consideration Cap. If the Stock Consideration would exceed the Stock Consideration Cap after such adjustment, the Stock Consideration shall be further adjusted as described in Section 1.6(e)(iii) hereof.

(iii)       Notwithstanding anything contained in this Agreement, in the event that the Stock Consideration would exceed the Stock Consideration Cap following the adjustments described in this Section 1.6(e) or otherwise, the Merger Consideration shall be adjusted to reduce the Stock Consideration to equal the Stock Consideration Cap and to proportionately increase the Cash Consideration, with no resulting change to the amount of the Aggregate Merger Consideration. In such an event, the Merger Consideration may consist of less than 55% Stock Consideration, but in no event will the Stock Consideration consist of less than 40% of the Merger Consideration.

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(f)       If the tax opinion referred to in Section 7.1(d) cannot be rendered (as reasonably determined by Day Pitney LLP) as a result of the Merger potentially failing to qualify as a reorganization under Section 368(a) of the Code, then Purchaser may, in its sole determination, increase the number of shares of Shore Common Stock entitled to receive the Stock Consideration by the minimum amount necessary to enable the tax opinion to be rendered.

1.7         Stock Options.

(a)       All outstanding options that may be exercised for shares of Shore Common Stock (whether or not vested) (each, a “Stock Option” and collectively the “Stock Options”) are described in Section 3.2(a) of the Shore Disclosure Schedule (as such term is defined in Article III of this Agreement) and are presently governed by Shore’s stock option plans as set forth in Section 3.2(a) of the Shore Disclosure Schedule (collectively, the “Shore Stock Compensation Plans”) and the agreements pursuant to which such Stock Options were granted (each, an “Option Grant Agreement”).

(b)        With respect to Stock Options that are not exercised at or prior to the Effective Time, all such holders of Stock Options shall be deemed to have elected to receive Cash Consideration (only with respect to their Stock Options), reduced by the exercise price of each such Stock Option, as further reduced by any applicable withholding taxes required to be collected by Purchaser. This deemed election shall not result in any adjustment under Section 1.4 hereof, and shall not be taken into consideration in determining any allocation of the Cash Consideration, the Stock Consideration or the Combination Consideration under Section 1.6(e) hereof. As a result, at the Effective Time, each Stock Option that is outstanding as of the Effective Time, whether or not then vested or exercisable, shall be cancelled, by virtue of the Merger and without any action on the part of Purchaser, the Bank, Shore, the holder of that Stock Option or any other Person.

(c)       At or prior to the Effective Time, Shore, the Board of Directors of Shore (the “Shore Board”), and the compensation committee of the Shore Board, as applicable, shall adopt any resolutions and take any actions (including obtaining any consents of Stock Option holders if requested to do so by Purchaser) that may be necessary to effectuate the provisions of this Section 1.7.

1.8         Purchaser and the Bank Common Stock. Except for shares of Purchaser Common Stock owned by Shore or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of Purchaser as contemplated by Section 1.4 of this Agreement, the shares of Purchaser Common Stock issued and outstanding immediately prior to the Effective Time and the shares of the Bank’s common stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

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1.9         Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Bank, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Entity until thereafter amended in accordance with applicable Law.

1.10         By-Laws. At the Effective Time, the by-laws of the Bank, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Entity until thereafter amended in accordance with applicable Law.

1.11         Directors and Officers of the Surviving Entity. The directors of the Surviving Entity immediately after the Effective Time shall be the directors of the Bank immediately prior to the Effective Time, plus the Director Designee as set forth in Section 5.4 of this Agreement. Each director of the Surviving Entity immediately after the Effective Time shall hold office in accordance with the certificate of incorporation and by-laws of the Surviving Entity until such director’s respective successor is duly elected or appointed and qualified. The officers of the Bank immediately prior to the Effective Time shall be the officers of the Surviving Entity, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Entity until such officer’s respective successor is duly elected or appointed and qualified.

1.12         Capital Stock.

(a)       As of March 31, 2019, the Bank had capital of $149,151,000 divided into 1,212,104 issued and outstanding shares of $5.00 par value common stock (no treasury shares) (“Bank Common Stock”), including $84,906,000 of surplus, and undivided profits of $58,184,000 (includes Other Comprehensive Loss of $754,000 as of March 31, 2019).

(b)       As of March 31, 2019, Shore had capital of $15,617.280, divided into 3,123,456 issued and outstanding shares of Shore Common Stock (no treasury shares), and 189,809 shares of Shore Common Stock subject to issuance upon the exercise of Stock Options, including $11,499,947 of surplus, and undivided Profit of $4,723,436 (includes Other Comprehensive Income (Loss) of $(106,519) as of March 31, 2019).

(c)       At the Effective Time, the amount of capital of the Bank shall be $177,496,000, divided into 1,212,104 shares of $5.00 par value common stock, including surplus of approximately $113,251,000 and undivided profits of $58,184,000 including capital reserves, adjusted however, for earnings and dividends declared and paid by the Bank between March 31, 2019 and the Effective Time and purchase accounting adjustments.

1.13         Withholding Rights. Purchaser shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from funds provided by the holder or from the consideration otherwise payable pursuant to this Agreement to any holder of Shore Common Stock, the minimum amounts (if any) that Purchaser is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”) or any other provision of Tax law. To the extent that amounts are so withheld by Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shore Common Stock in respect of which such deduction and withholding was made by Purchaser.

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1.14       Dissenters’ Rights.

(a)       Any holder of Shore Common Stock electing to dissent from the Merger shall be entitled to payment for such shares (“Dissenting Shares”) only to the extent permitted by and in accordance with the provisions of N.J.S.A. 17:9A-140; provided, however, that if, in accordance with N.J.S.A. 17:9A-140, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Cash Consideration without interest from the Bank. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to N.J.S.A. 17:9A-140.

(b)       Shore shall give Purchaser and the Bank (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to N.J.S.A. 17:9A-140 received by Shore and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under N.J.S.A. 17:9A-140. Shore shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Purchaser, settle or offer to settle any such demands.

1.15       Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” for purposes of Section 368 of the Code.

1.16       Offices. The (i) principal office and branch offices of Shore, (ii) the principal office and branch offices of the Bank, and (iii) the principal office and branch offices of the Surviving Entity are as set forth on Exhibit B attached hereto. The principal office of the Surviving Entity at and after the Effective Time shall be the principal office of the Bank set forth on Exhibit B, and the principal office of Shore and its branch offices shall become branches of the Surviving Entity at and after the Effective Time.

ARTICLE II
EXCHANGE OF SHARES

2.1         Purchaser to Make Shares and Cash Available. At or prior to the Effective Time, Purchaser shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Certificates (other than those representing Dissenting Shares), for exchange in accordance with this Article II, certificates representing shares of Purchaser Common Stock in an amount sufficient to cover the Stock Consideration and the Bank shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Certificates (other than those representing Dissenting Shares), for exchange in accordance with this Article II, cash in an amount sufficient to cover the Cash Consideration and the payment of any cash in lieu of fractional shares (such cash and certificates for shares of Purchaser Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”) to be issued pursuant to Section 1.4 of this Agreement and paid pursuant to Section 2.2(a) of this Agreement in exchange for outstanding shares of Shore Common Stock.

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2.2         Exchange of Shares.

(a)       As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates (other than those representing Dissenting Shares) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration into which the shares of Shore Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Shore shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. After the Effective Time, upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of Shore Common Stock shall have become entitled pursuant to the provisions of Article I, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash constituting Merger Consideration (including cash to be paid in lieu of fractional shares) or on any unpaid dividends or distributions, if any, payable to holders of Certificates.

(b)       No dividends or other distributions declared after the Effective Time with respect to Purchaser Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Purchaser Common Stock, if any, represented by such Certificate.

(c)       If any certificate representing shares of Purchaser Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other Taxes required by reason of the issuance of a certificate representing shares of Purchaser Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

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(d)       After the Effective Time, there shall be no transfers on the stock transfer books of Shore of the shares of Shore Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for Merger Consideration as determined in accordance with Article I of this Agreement and this Article II.

(e)       Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Purchaser Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Purchaser Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to receive any other rights of a shareholder of Purchaser. In lieu of the issuance of any such fractional share, Purchaser shall pay to each former shareholder of Shore who otherwise would be entitled to receive a fractional share of Purchaser Common Stock an amount in cash determined by multiplying such fractional interest by the Cash Consideration. All shares of Shore Common Stock held by any such former shareholder immediately prior to the Effective Time shall be aggregated before determining the need to pay cash in lieu of fractional shares to such former shareholder.

(f)       Any portion of the Exchange Fund that remains unclaimed by the shareholders of Shore for six months after the Effective Time shall be paid to Purchaser. Any shareholders of Shore who have not theretofore complied with this Article II shall thereafter look only to Purchaser for payment of the cash, shares of Purchaser Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Purchaser Common Stock deliverable in respect of each share of Shore Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

(g)       If any of the consideration due or other payments to be paid or delivered to the holders of Shore Common Stock is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, Purchaser or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of Shore, Purchaser, the Bank, the Exchange Agent, nor any other Person acting on behalf of any of them shall be liable to a holder of Shore Common Stock for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

(h)       In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Purchaser, the posting by such person of a bond in such amount as Purchaser may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the cash and/or shares of Purchaser Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF Shore

References herein to the “Shore Disclosure Schedule” shall mean all of the disclosure schedules required by this Article III and Articles V and VI, dated as of the date hereof and referenced to the applicable specific sections and subsections of Articles III, V and VI of this Agreement, which have been delivered on the date hereof by Shore to Purchaser. When used herein, the term “furnished to” includes providing access through the online electronic data room utilized by the Parties for purposes of due diligence conducted by the Parties in connection with the Merger; provided, that, furnishing such information shall not be deemed in itself adequate to satisfy the requirement to include such information, or references thereto, in the appropriate places in the Shore Disclosure Schedule. Except as set forth in the Shore Disclosure Schedule, Shore hereby represents and warrants to Purchaser as follows:

3.1         Corporate Organization.

(a)       Shore is a state-chartered commercial bank duly organized and validly existing under the Laws of the State of New Jersey. The deposit accounts of Shore are insured by the FDIC through the FDIC’s Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Each of Shore’s Subsidiaries is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization. Shore and each of its Subsidiaries has the power and authority (corporate or other) to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Shore. Copies of the certificate of incorporation, by-laws, certificate of formation, operating agreement, as applicable, and any other governing documents of Shore and each Subsidiary of Shore have previously been delivered to Purchaser’s counsel (with a designation that such copies have been delivered pursuant to Section 3.1(a) of this Agreement); such copies are true and complete copies of such documents as in effect as of the date of this Agreement.

(b)       The minute books of Shore and each of its Subsidiaries contain true and complete records of all meetings and other actions held or taken since December 31, 2015 (or since the date of formation with respect to any such entity formed on or after December 31, 2015) by their respective shareholders, members, managers and Boards of Directors (including committees of their respective Boards of Directors or managers). Copies of such minute books have been made available to Purchaser’s counsel.

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(c)       Except as set forth in Section 3.1(c) of the Shore Disclosure Schedule, Shore and its Subsidiaries do not own or control, directly or indirectly, any equity interest in any corporation, company, limited liability company, association, partnership, joint venture or other entity except for shares held by Shore in a fiduciary or custodial capacity in the Ordinary Course of Business (which, except as disclosed in Section 3.1(c) of the Shore Disclosure Schedule, do not in the aggregate constitute more than 5% of the voting shares or interests in any such corporation, company, limited liability company, association, partnership, joint ventures or other entity) and except that which Shore holds pursuant to satisfaction of obligations due to Shore and which are disclosed in Section 3.1(c) of the Shore Disclosure Schedule.

3.2         Capitalization.

(a)       The authorized capital stock of Shore consists, and at Closing will consist, solely of 4,000,000 shares of Shore Common Stock. As of the date hereof, there were 3,123,456 shares of Shore Common Stock outstanding and no shares of Shore Common Stock held by Shore as treasury stock. As of the date hereof, there were no shares of Shore Common Stock reserved for issuance upon exercise of outstanding stock options, warrants or otherwise except for 189,809 shares of Shore Common Stock reserved for issuance pursuant to Shore Stock Compensation Plans. True and complete copies of the Shore Stock Compensation Plans and all Option Grant Agreements relating to outstanding Stock Options have been delivered to Purchaser’s counsel (with a designation that such copies have been delivered pursuant to Section 3.2(a) of this Agreement). Section 3.2(a) of the Shore Disclosure Schedule sets forth with respect to each outstanding Stock Option (as appropriate): the name of the holder, the number of shares of Shore Common Stock covered thereby, the date of grant or issuance, the exercise price, the vesting schedule, the expiration date and whether a Stock Option constitutes an incentive stock option under the Code. All of the issued and outstanding shares of Shore Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in Section 3.2(a) of the Shore Disclosure Schedule, Shore does not have and is not bound by any outstanding subscriptions, options, warrants, rights, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Shore Common Stock or any other equity security of Shore or any securities representing the right to purchase or otherwise receive any shares of Shore Common Stock or any other equity security of Shore.

(b)       Section 3.2(b) of the Shore Disclosure Schedule sets forth a true and complete list of all of the Subsidiaries of Shore. Except as otherwise set forth in Section 3.2(b) of the Shore Disclosure Schedule, Shore owns, directly or indirectly, all of the issued and outstanding shares of the capital stock or all of the other equity interests of each of such Subsidiaries, free and clear of all Liens, and all of such shares or other equity interests are duly authorized and validly issued, are (if applicable) fully paid and nonassessable and are free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary of Shore has or is bound by any outstanding subscriptions, options, warrants, rights, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity interest of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity interest of such Subsidiary. Except as otherwise set forth in Section 3.2(a) of the Shore Disclosure Schedule, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, rights, calls, commitments or agreements of any character by which Shore or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock or other equity interests of Shore or any of its Subsidiaries and there will be no agreements or understandings with respect to the voting of any such shares or other equity interests binding on Shore or any of its Subsidiaries.

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(c)       The Shore Stock Compensation Plans have been duly authorized, approved and adopted by the Board of Directors of Shore and Shore’s shareholders. With respect to each grant of Stock Options, (i) each such grant was duly authorized no later than the date on which the grant was by its terms to be effective by all necessary action, including, as applicable, approval by the Board of Directors of Shore (or a duly constituted and authorized committee thereof) or a duly authorized delegate thereof, and any required shareholder approval by the necessary number of votes or written consents, (ii) the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the applicable Shore Stock Compensation Plan and with all applicable Laws, and (iv) each such grant was properly accounted for in all material respects in accordance with GAAP in the Shore Financial Statements. Shore has not granted, and there is no and has been no Shore policy or practice to grant, any Stock Options prior to, or otherwise coordinated the grant of Stock Options with, the release or other public announcement of material information regarding Shore or its financial results or prospects. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, restricted stock or other similar rights with respect to Shore or any of its Subsidiaries.

(d)       No bonds, debentures, trust-preferred securities or other similar indebtedness of Shore are issued or outstanding.

3.3         Authority; No Violation.

(a)       Shore has full corporate power and authority to execute and deliver this Agreement and, subject to (x) the Parties’ obtaining (i) all bank regulatory approvals required to effectuate the Merger and (ii) the other approvals listed in Section 3.4 of this Agreement and (y) the approval of Shore’s shareholders as contemplated herein, to consummate the transactions contemplated hereby. On or prior to the date of this Agreement, Shore’s Board of Directors has (i) determined that this Agreement and the Merger are fair to and in the best interests of Shore and its shareholders and declared the Merger and the other transactions contemplated hereby to be advisable, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby, (iii) directed that this Agreement and the transactions contemplated hereby be submitted to Shore’s shareholders for approval at the Shore Shareholders’ Meeting and (iv) resolved to recommend that Shore’s shareholders approve the Merger and this Agreement at the Shore Shareholders’ Meeting (the “Shore Board Recommendation”). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Shore. Except for the adoption of this Agreement by the requisite vote of Shore’s shareholders, no other corporate proceedings on the part of Shore are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Shore and (assuming due authorization, execution and delivery by Purchaser and the Bank) this Agreement constitutes a valid and binding obligation of Shore, enforceable against Shore in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

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(b)       Neither the execution and delivery of this Agreement by Shore nor the consummation by Shore of the transactions contemplated hereby in accordance with the terms hereof, or compliance by Shore with any of the terms or provisions hereof, will (i) violate any provision of the certificate of incorporation or by-laws of Shore or the certificate of incorporation, by-laws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 3.4 of this Agreement are duly obtained and except as set forth in Section 3.3(b) of the Shore Disclosure Schedule, (x) violate any Law or Order applicable to Shore or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Shore or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Shore or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (ii) above, such as individually or in the aggregate will not have a Material Adverse Effect on Shore.

3.4         Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the FDIC and approval of such applications and notices, (b) the filing of applications and notices, as applicable, with the New Jersey Department and approval of such applications and notices, (c) the filing with the Securities and Exchange Commission (the “SEC”) and declaration of effectiveness of the registration statement on Form S-4 (the “Form S-4”) in which a proxy statement in definitive form relating to the meeting of Shore’s shareholders to be held in connection with this Agreement and the transactions contemplated hereby (the “Proxy Statement”) and a prospectus with respect to the issuance of the Purchaser Common Stock will be included, (d) the approval of this Agreement and the Merger by the requisite vote of the shareholders of Shore, (f) approval of the listing of the Purchaser Common Stock to be issued in the Merger on the NASDAQ Global Market, (f) such filings as shall be required to be made with any applicable state securities bureaus or commissions, (g) such consents, authorizations or approvals as shall be required under the Environmental Laws and (h) such other filings, authorizations or approvals as may be set forth in Section 3.4 of the Shore Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a “Governmental Entity”) or with any third party are necessary on behalf of Shore in connection with (1) the execution and delivery by Shore of this Agreement and (2) the consummation by Shore of the Merger and the other transactions contemplated hereby.

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3.5         Reports.

(a)       Shore has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2015 with (i) the New Jersey Department, and (ii) the FDIC (collectively with the New Jersey Department and the FDIC, the “Shore Regulatory Agencies”), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by the Shore Regulatory Agencies in the regular course of the business of Shore and its Subsidiaries, and except as set forth in Section 3.5 of the Shore Disclosure Schedule, no Shore Regulatory Agency has initiated any proceeding or, to the Knowledge of Shore, investigation into the business or operations of Shore or any of its Subsidiaries since December 31, 2015, the effect of which is reasonably likely to have a Material Adverse Effect on Shore or to delay approval of the Merger by any Governmental Entity having jurisdiction over the Merger, Purchaser, Shore or their respective Subsidiaries or which is reasonably likely to result in such Governmental Entity’s objecting to the Merger. There is no unresolved violation, criticism, or exception by any Shore Regulatory Agency with respect to any report or statement relating to any examinations of Shore or any of its Subsidiaries the effect of which is reasonably likely to have a Material Adverse Effect on Shore or to delay approval of the Merger by any Governmental Entity having jurisdiction over the Merger, Purchaser, Shore or their respective Subsidiaries or which is reasonably likely to result in such Governmental Entity’s objecting to the Merger.

(b)       The records, systems, controls, data and information of Shore and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Shore or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. Shore and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes. Shore has designed disclosure controls and procedures sufficient to provide reasonable assurances that material information relating to Shore and its Subsidiaries is made known to the management of Shore by others within those entities as appropriate. Management of Shore has disclosed, based on its most recent evaluation prior to the date hereof, to Shore’s auditors and the audit committee of Shore’s Board of Directors (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Shore’s ability to record, process, summarize and report financial data and have identified for Shore’s auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Shore’s internal controls.

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(c)       Except as set forth in Section 3.5(c) of the Shore Disclosure Schedule, since January 1, 2014, neither Shore nor any of its Subsidiaries nor, to the Knowledge of Shore, any member of Shore’s Board of Directors or executive officer of Shore or any of its Subsidiaries, has received any material written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Shore or any of its Subsidiaries or their respective internal accounting controls.

3.6         Financial Statements.

(a)       Shore has previously made available to Purchaser copies of (a) the consolidated statements of financial condition of Shore and its Subsidiaries as of December 31, 2017 and 2018, and the related consolidated statements of income, changes in shareholders’ equity and cash flows and consolidated statements of comprehensive income for the fiscal years ended December 31, 2016, 2017 and 2018, in each case accompanied by the audit report of Baker Tilly Virchow Krause, LLP (the “Accounting Firm”), independent public accountants with respect to Shore, (b) the notes related thereto and (c) the unaudited consolidated statement of financial condition of Shore and its Subsidiaries as of March 31, 2019 and the related unaudited consolidated statements of income for the three months ended March 31, 2018 and 2019 (collectively, the “Shore Financial Statements”). The consolidated statements of financial condition of Shore (including the related notes, where applicable) included within the Shore Financial Statements fairly present the consolidated financial position of Shore and its Subsidiaries as of the dates thereof, and the consolidated statements of income, changes in shareholders’ equity and cash flows and consolidated statements of comprehensive income of Shore and its Subsidiaries (including the related notes, where applicable) included within the Shore Financial Statements fairly present the consolidated results of operations, changes in shareholders’ equity and cash flows and consolidated statements of comprehensive income of Shore and its Subsidiaries for the respective fiscal periods therein set forth; and each of the Shore Financial Statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except, in the case of unaudited statements, as permitted by GAAP. The books and records of Shore and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements, and reflect only actual transactions.

(b)       Except as and to the extent reflected, disclosed or reserved against in the Shore Financial Statements (including the notes thereto), as of March 31, 2019, neither Shore nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition of Shore and its Subsidiaries on a consolidated basis which were required to be so disclosed under GAAP. Since December 31, 2018, neither Shore nor any of its Subsidiaries have incurred any material liabilities except in the Ordinary Course of Business, except as specifically contemplated by this Agreement.

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(c)       Since December 31, 2018, there has not been any material change in the internal controls utilized by Shore to assure that its consolidated financial statements conform with GAAP. Shore is not aware of any significant deficiencies or material weaknesses in the design or operation of such internal controls that are reasonably likely to adversely affect Shore’s ability to record, process, summarize and report financial information and is not aware of any fraud, whether or not material, that involves Shore’s management or other employees who have a significant role in such internal controls.

(d)       The Accounting Firm is and has been throughout the periods covered by the Shore Financial Statements (x) a registered public accounting firm and (y) “independent” with respect to Shore within the meaning of the rules of applicable bank regulatory authorities and the Public Company Accounting Oversight Board. Section 3.6(d) of the Shore Disclosure Schedule lists all non-audit services performed by the Accounting Firm (or any other of its then independent public accountants) for Shore and its Subsidiaries since January 1, 2016.

3.7         Broker’s and Other Fees.

(a)       Neither Shore nor any Subsidiary of Shore nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that Shore has engaged, and will pay a fee or commission to, Raymond James & Associates, Inc. (the “Advisory Firm”) in accordance with the terms of a letter agreement between the Advisory Firm and Shore, a true and complete copy of which has previously been delivered by Shore to Purchaser’s counsel (with a designation that such copy has been delivered pursuant to Section 3.7 of this Agreement). Other than fees payable to its attorneys and accountants (the names and terms of retention of which are set forth in Section 3.7 of the Shore Disclosure Schedule) and the fees payable to the Advisory Firm (as set forth in the above-mentioned letter agreement), there are no fees payable by Shore or its Subsidiaries to its financial advisors, attorneys or accountants, in connection with this Agreement or the transactions contemplated hereby or which would be triggered by consummation of the Merger or the termination of the services of such advisors, attorneys or accountants by Shore or any of its Subsidiaries.

(b)       Neither Shore nor any Subsidiary of Shore is liable for, or has paid since December 31, 2018 any termination fee, break-up fee, expenses or other similar fees to any Person in connection with the potential acquisition of Shore or the termination of any acquisition agreement, letter of intent or other agreement regarding the potential acquisition of Shore.

3.8         Fairness Opinion. Prior to the execution of this Agreement, Shore has received an opinion from the Advisory Firm to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Aggregate Merger Consideration is fair to the shareholders of Shore from a financial point of view. A copy of such opinion has been delivered to Purchaser’s counsel (with a designation that such copy has been delivered pursuant to Section 3.8 of this Agreement) and the Advisory Firm will consent to the inclusion of such opinion as an exhibit to the Form S-4.

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3.9         Absence of Certain Changes or Events.

(a)       Except as set forth in Section 3.9(a) of the Shore Disclosure Schedule, since December 31, 2018, Shore and its Subsidiaries have carried on their respective businesses in the Ordinary Course of Business.

(b)       Except as set forth in Section 3.9(b) of the Shore Disclosure Schedule, since December 31, 2018, neither Shore nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other benefits or perquisites payable to any current or former officer, employee, or director from the amount thereof in effect as of December 31, 2018 (which amounts have been previously disclosed to Purchaser), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus, (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance, (iii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, (iv) been subject to any action, suit, claim, demand, labor dispute or grievance relating to any labor or employment matter involving Shore or any of the Subsidiaries, including charges of wrongful dismissal or discharge, discrimination, wage and hour violations, or other unlawful labor and/or employment practices or actions, or (v) entered into, or amended, any employment, deferred compensation, change in control, retention, consulting, severance, termination or indemnification agreement with any such current or former officer, employee or director or any Shore Benefit Plan or other employee benefit plan, program or arrangement.

(c)       Except as set forth in Section 3.9(c) of the Shore Disclosure Schedule or as expressly contemplated by this Agreement, neither Shore nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.1 of this Agreement between December 31, 2018 and the date hereof and, during that period, Shore and its Subsidiaries have conducted their business only in the Ordinary Course of Business.

(d)       Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, and except as set forth in Section 3.9(d) of the Shore Disclosure Schedule, since December 31, 2018, there has not been:

(i)       any change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on Shore,

(ii)       any grant, award or issuance of Stock Options or restricted stock (in any event, identifying in Section 3.9(d) of the Shore Disclosure Schedule the issue date, exercise price and vesting schedule, as applicable, for issuances since December 31, 2018) or amendment or modification to the terms of any Stock Options or other equity awards granted by Shore,

(iii)       any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Shore’s capital stock, except as provided in this Agreement,

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(iv)       any split, combination or reclassification of any of Shore’s capital stock,

(v)       except as set forth in Section 3.9(d)(v) of the Shore Disclosure Schedule, any issuance or the authorization of any issuance of any shares of Shore’s capital stock, other than issuances of Shore Common Stock upon the exercise of Stock Options awarded prior to the date hereof in accordance with their original terms,

(vi)       except insofar as may have been required by a change in GAAP or regulatory accounting principles, any change in accounting methods, principles or practices by Shore or its Subsidiaries affecting their assets, liabilities or business, including, without limitation, any reserving, renewal or residual method, or estimate of practice or policy,

(vii)       any Tax election or change in any Tax election, amendment to any Tax Return, closing agreement with respect to Taxes, or settlement or compromise of any Tax liability by Shore or its Subsidiaries,

(viii)       any material change in the investment policies or practices of Shore or any of its Subsidiaries, or

(ix)       any agreement or commitment (contingent or otherwise) to do any of the foregoing.

3.10       Legal Proceedings.

(a)       Except as set forth in Section 3.10(a) of the Shore Disclosure Schedule, neither Shore nor any of its Subsidiaries nor any directors or officers of Shore or any of its Subsidiaries, in their capacities as such directors or officers, is a party to any, and there are no pending or, to Shore’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any material nature against Shore or any of its Subsidiaries or any directors or officers of Shore or any of its Subsidiaries, in their capacities as such directors or officers, challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)       Except as set forth in Section 3.10(b) of the Shore Disclosure Schedule, there is no outstanding Order imposed upon Shore, any of its Subsidiaries or the assets of Shore or any of its Subsidiaries.

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3.11       Taxes.

(a)       Except where a failure to file Tax Returns, a failure of any such Tax Return to be complete and accurate in any respect or the failure to pay any Tax, individually or in the aggregate, would not be material to the results of operations or financial condition of Shore and its Subsidiaries on a consolidated basis, (i) Shore and each of its Subsidiaries have timely filed (taking into account all available extensions) (and until the Effective Time will so file) all Tax Returns required to be filed by any of them in all jurisdictions, (ii) all such Tax Returns are (or, in the case of Tax Returns to be filed prior to the Effective Time, will be) true and complete in all respects, and (iii) Shore and each of its Subsidiaries have duly and timely paid (and until the Effective Time will so pay) all Taxes that are required to be paid by any of them, except with respect to matters contested in good faith in appropriate proceedings and adequately reserved in Shore Financial Statements. The unpaid Taxes of Shore and its Subsidiaries (x) did not, as of the date of each consolidated statement of condition included in Shore Financial Statements, exceed the accruals and reserves for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of Shore Financial Statements (rather than in any notes thereto), and (y) will not exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of Shore and its Subsidiaries in filing their Tax Returns. Neither Shore nor any of its Subsidiaries has waived any statute of limitations with respect to any material Taxes or, to the extent related to such Taxes, agreed to any extension of time with respect to a Tax assessment or deficiency, in each case to the extent such waiver or agreement is currently in effect. Except as set forth in Section 3.11(a) of the Shore Disclosure Schedule, the Tax Returns of Shore and its Subsidiaries which have been examined by the Internal Revenue Service (the “IRS”) or the appropriate state, local or foreign Tax authority have been resolved and either no deficiencies were asserted as a result of such examinations or any asserted deficiencies have been paid in full and reflected in Shore Financial Statements. Except as set forth in Section 3.11(a) of the Shore Disclosure Schedule, there are no current, pending or, to the Knowledge of Shore, threatened actions, audits, or examinations by any Governmental Entity responsible for the collection or imposition of Taxes with respect to Shore or any of its Subsidiaries, or any pending judicial Tax proceedings or any other Tax disputes, assessments or claims. Except as set forth in Section 3.11(a) of the Shore Disclosure Schedule, as of the date of this Agreement, neither Shore nor any of its Subsidiaries has received (i) a request for information related to Tax matters, or (ii) a notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Governmental Entity responsible for the collection or imposition of Taxes with respect to Shore or any of its Subsidiaries. Shore has made available to Purchaser true and complete copies of the United States federal, state, local and foreign income Tax Returns filed by Shore or its Subsidiaries and all examination reports and statements of deficiency assessed against or agreed to by Shore or any of its Subsidiaries since December 31, 2015. There are no material Liens with respect to any Taxes upon any of Shore’s or its Subsidiaries’ assets, other than Permitted Liens. No claim has ever been made by any Governmental Entity in a jurisdiction where Shore or an y of its Subsidiaries does not file Tax Returns that Shore or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

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(b)       Except as set forth in Section 3.11(b) of the Shore Disclosure Schedule, neither Shore nor any of its Subsidiaries (i) has requested any extension of time within which to file any Tax Return which Tax Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes or otherwise has any liability for Taxes of any person other than Shore and its Subsidiaries, (iii) has issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(i)(1) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form, (iv) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, (v) is or has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing consolidated United States federal income Tax Returns (other than such a group the common parent of which is or was Shore), (vi) has been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any similar provision of state, local or foreign Law) applied, or (vii) has participated in or otherwise engaged in any “Reportable Transaction” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b).

(c)       Except as set forth in Section 3.11(c) of the Shore Disclosure Schedule, no officer, director, employee or contractor (or former officer, director, employee or contractor) of Shore or any of its Subsidiaries is entitled to now, or will or may be entitled to as a consequence of this Agreement or the Merger (either alone or in conjunction with any other event), any payment or benefit from Shore or any of its Subsidiaries or from Purchaser or any of its Subsidiaries which if paid or provided would constitute an “excess parachute payment,” as defined in Section 280G of the Code or regulations promulgated thereunder.

(d)       Each plan, program, arrangement or contract that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code is identified as such in Section 3.11(d) of the Shore Disclosure Schedule. The terms of each of Shore’s and its Subsidiaries’ “nonqualified deferred compensation plans” subject to Code Section 409A (and associated U.S. Treasury Department guidance) comply with Code Section 409A (and associated U.S. Treasury Department guidance) and each such “nonqualified deferred compensation plan” has been operated in compliance with Code Section 409A (and associated U.S. Treasury Department guidance) and no such nonqualified deferred compensation plan has been materially modified within the meaning of Code Section 409A (and associated U.S. Treasury Department guidance). Each Stock Option has an exercise price that equals or exceeds the fair market value of a share of Shore Common Stock as of the date of grant of such Stock Option (and as of any later modification thereof within the meaning of Section 409A of the Code).

(e)       Neither Shore nor any of its Subsidiaries is required to pay, gross up, or otherwise indemnify any officer, director, employee or contractor for any Taxes, including potential Taxes imposed under Section 409A or Section 4999 of the Code. Neither Shore nor any of its Subsidiaries have made any payments to employees that are not deductible under Section 162(m) of the Code and consummation of the Merger will not cause any payments to employees to not be deductible thereunder.

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(f)       Except as set forth in Section 3.11(f) of the Shore Disclosure Schedule, neither Shore nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) executed on or prior to the Closing Date; (iii) intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount received on or prior to the Closing Date; (vi) election under Section 108(i) of the Code; or (vii) income that accrued in a prior taxable period but that was not included in taxable income for that or another prior taxable period.

(g)       Except as set forth in Section 3.11(g) of the Shore Disclosure Schedule (i) Shore and its Subsidiaries have complied with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner provided by law, withheld and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable laws; and (ii) Shore and its Subsidiaries has maintained such records in respect to each transaction, event and item (including as required to support otherwise allowable deductions and losses) as are required under applicable Tax law, except where the failure to comply or maintain records under (i) or (ii) would not be material to the results of operations or financial condition of Shore and its Subsidiaries on a consolidated basis.

(h)       For the purposes of this Agreement, (i) the term “Taxes” shall mean, with respect to any person, all federal, state, local, foreign and other taxes, customs, tariffs, imposts, levies, duties, government fees or other like assessments or charges of any kind imposed by any jurisdiction, including all income, gross receipts, franchise, profits, withholding, sales, use, ad valorem, goods and services, transfer, registration, license, recording, payroll, social security, employer health, unemployment, disability, employment (including federal and state income tax withholding, backup withholding, employment insurance, workers’ compensation or other payroll taxes, contributions, payments or premiums, as the case may be), environmental (including taxes under Code Section 59A), capital stock, excise, severance, stamp, occupation, premium, windfall profits, prohibited transaction, property, value-added, alternative or add on minimum, net worth, estimated or any other taxes, and any transfer pricing penalties, any amounts payable pursuant to agreements providing for payments in lieu of tax payments, any interest, penalties and additions imposed with respect to such amounts, whether disputed or not, and any liability for tax payments as a result of being a member of an affiliated, consolidated, combined, unitary, or similar group or as a result of transferor or successor liability, and (ii) the term “Tax Return” shall mean any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, to be filed (whether on a mandatory or elective basis) with any Governmental Entity responsible for the collection or imposition of Taxes.

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3.12       Employee Benefits; Labor and Employment Matters.

(a)       Except as disclosed in Section 3.12(a) of the Shore Disclosure Schedule, none of Shore, its Subsidiaries or any ERISA Affiliate sponsor, maintain, administer, contribute to or has an obligation to contribute to or liability under (i) any “employee pension benefit plan”, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (the “Shore Pension Plans”), (ii) any “employee welfare benefit plan”, within the meaning of Section 3(l) of ERISA (the “Shore Welfare Plans”), or (iii) any other employee benefit plan, program, policy, agreement or arrangement, including any deferred compensation, retirement, profit sharing, incentive, bonus, commission, stock option or other equity based, phantom, change in control, retention, employment, consulting, severance, dependent care, sick leave, vacation, flex, cafeteria, retiree health or welfare, supplemental income, fringe benefit or other similar plan, program, policy, agreement or arrangement, whether written or unwritten (collectively with the Shore Pension Plans and the Shore Welfare Plans, the “Shore Benefit Plans”). Neither Shore nor any of its ERISA Affiliates (i) has ever established, maintained, sponsored, participated in or contributed to any plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA or (ii) has ever contributed to or had an obligation to contribute to any “multiemployer plan”, within the meaning of Sections 3(37) and 4001(a)(3) of ERISA. No Shore Benefit Plan is a multiple employer plan as defined in Section 210 of ERISA. As used herein, “ERISA Affiliate” means any entity required to be aggregated with Shore under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

(b)       Shore has delivered to Purchaser’s counsel true and complete copies of each of the following with respect to each of the Shore Benefit Plans: (i) each Shore Benefit Plan (together with any and all amendments thereto), summary plan description, summary of material modifications, employee handbooks or manuals or, where a Shore Benefit Plan has not been reduced to writing, a summary of all material terms of such Shore Benefit Plan; (ii) trust agreement, insurance contract, annuity contract or other funding instruments if any; (iii) the three most recent actuarial reports, if any; (iv) the three most recent financial statements, if any; (v) the three most recent annual reports on Form 5500, including any schedules and attachments thereto to the extent such forms, schedules and attachments are required to be filed under ERISA; (vi) all determination, opinion, notification and advisory letters and rulings, compliance statements, closing agreements, or similar materials specific to each Shore Benefit Plan from the IRS or any Governmental Entity and copies of all pending applications and correspondence regarding actual or potential audits or investigations to or from the IRS, the Department of Labor (the “DOL”) or any other Governmental Entity with respect to any Shore Benefit Plan; (vii) all material written contracts relating to each Shore Benefit Plan, including fidelity or ERISA bonds and administrative service agreements; and (viii) all communications material to any employee or group of employees relating to any Shore Benefit Plan and any proposed Shore Benefit Plans.

(c)       Except as set forth in Section 3.12(c) of the Shore Disclosure Schedule, at December 31, 2018, the fair value of plan assets of each Shore Pension Plan equals or exceeds the present value of the projected benefit obligations of each such plan based upon the actuarial assumptions used for purposes of the preparation of Shore Financial Statements for the year ended December 31, 2018.

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(d)       All contributions (including all employer contributions and employee salary reduction contributions) and premium payments required to be made to or with respect to each Shore Benefit Plan under the terms thereof, ERISA or other applicable Law have been timely made, and all amounts properly accrued to date as liabilities of Shore and its Subsidiaries which have not been paid have been properly recorded on the books of Shore and its Subsidiaries.

(e)       To the Knowledge of Shore, no event has occurred and no condition exists with respect to any Shore Benefit Plan that has subjected or could subject Shore, any of its Subsidiaries or any ERISA Affiliate to any tax, fine, penalty or other liability under the Code or ERISA.

(f)       Except as set forth on Section 3.12(f) of the Shore Disclosure Schedule, each of the Shore Benefit Plans has been operated in all material respects in accordance with its terms and in compliance with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter, if applicable, with respect to each Shore Pension Plan that is intended to be qualified under Section 401(a) of the Code to the effect that the Shore Pension Plan satisfies the requirements of Section 401(a) of the Code (taking into account all changes in qualification requirements under Section 401(a) for which the applicable “remedial amendment period” under Section 401(b) of the Code has expired) and no condition or circumstance exists which could disqualify any such plan. Each Shore Pension Plan subject to the provisions of Section 401(k) or 401(m) of the Code, or both, has been tested for and has satisfied the requirements of Section 401(k)(3), Section 401(m)(2) and Section 416 of the Code, as applicable, for each of the last three plan years. There has not been, nor is there likely to be, a partial termination of any Shore Pension Plan within the meaning of Section 411(d)(3) of the Code. None of the assets of any Shore Pension Plan are invested in or consist of Shore Common Stock.

(g)       No non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA, has occurred with respect to any of the Shore Benefit Plans. None of Shore, any of its Subsidiaries, or any plan fiduciary of any Shore Benefit Plan has engaged in, or has any liability in respect of, any transaction in violation of Section 404 of ERISA.

(h)       There are no pending, or, to the Knowledge of Shore, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Shore Benefit Plans or any trusts related thereto. None of the Shore Benefit Plans is the subject of any pending or, to the Knowledge of Shore, any threatened investigation, audit or administrative proceeding, including any voluntary compliance submission through the IRS’s Employee Plans Compliance Resolution System or the DOL’s Voluntary Fiduciary Correction Program, by or with the IRS, the DOL or any other Governmental Entity.

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(i)       Except as set forth in Section 3.12(i) of the Shore Disclosure Schedule, no Shore Benefit Plan provides medical benefits, death benefits or other non-pension benefits (whether or not insured) beyond an employee’s retirement or other termination of service, other than (i) coverage mandated by continuation coverage laws, or (ii) death benefits under any Shore Pension Plan. There are no unfunded benefit obligations which are not accounted for by full reserves shown in the Shore Financial Statements, or otherwise noted on the Shore Financial Statements.

(j)       There are no welfare benefit funds (within the meaning of Section 419 of the Code) related to a Shore Welfare Plan, and any Shore Welfare Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies with all of the applicable material requirements of Section 4980B of the Code.

(k)       With respect to each Shore Benefit Plan that is funded wholly or partially through an insurance policy, there will be no liability of Shore or any of its Subsidiaries as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

(l)       Except as set forth in Section 3.12(l) of the Shore Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event, such as a termination of employment) (i) entitle any current or former officer, employee, director or consultant of Shore or any of its Subsidiaries to severance pay, bonus, unemployment compensation (other than as required by law) or any similar payment, or (ii) accelerate the time of payment, funding, vesting, or increase the amount, of any bonus or any compensation due to, or result in the forgiveness of any indebtedness of, any current or former officer, employee, director or consultant of Shore or any of its Subsidiaries.

(m)       Neither Shore nor any of its Subsidiaries or ERISA Affiliates has announced an intention to create, or has otherwise created, a legally binding commitment to adopt any additional Shore Benefit Plans or to amend or modify any existing Shore Benefit Plan.

(n)       With respect to Shore Benefit Plans, no event has occurred and, to the Knowledge of Shore, there exists no condition or set of circumstances in connection with which Shore, any Subsidiary of Shore or any ERISA Affiliate would be subject to any liability (other than a liability to pay benefits thereunder) under the terms of such Shore Benefit Plans, ERISA, the Code or any other applicable law which has had, or would reasonably be expected to have, a Material Adverse Effect on Shore.

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(o)       Neither Shore nor any of its Subsidiaries is, nor at any time has been, a party to any collective bargaining agreement or other labor agreement, nor is any such agreement being negotiated and, to the Knowledge of Shore, no activities or proceedings are underway by any labor union, organization, association or other employee representation group to organize any employees of Shore or any of its Subsidiaries. No work stoppage, slowdown or labor strike against Shore or any of its Subsidiaries is pending or, to the Knowledge of Shore, threatened. Shore and its Subsidiaries (i) do not have direct or indirect liability with respect to any misclassification of any Person as an independent contractor or temporary worker hired through a temporary worker agency rather than as an employee, (ii) are in compliance in all material respects with all applicable Laws respecting employment, employment practices, labor relations, employment discrimination, health and safety, terms and conditions of employment and wages and hours and (iii) have not received any written remedial order or notice of offense under applicable occupational health and safety Laws. Neither Shore nor any of its Subsidiaries has incurred, nor do they expect to incur, any liability or obligation under the Worker Adjustment and Retraining Notification Act, the regulations promulgated thereunder or any similar state or local Law.

(p)       There is no unfair labor practice charge or complaint against Shore or any of its Subsidiaries pending or, to the Knowledge of Shore, threatened, before the National Labor Relations Board, any court or any Governmental Entity.

(q)       With respect to Shore and its Subsidiaries, there are no pending or, to the Knowledge of Shore, threatened actions, charges, citations or Orders concerning: (i) wages, compensation or violations of employment Laws prohibiting discrimination, (ii) representation petitions or unfair labor practices, (iii) violations of occupational safety and health Laws, (iv) workers’ compensation, (v) wrongful termination, negligent hiring, invasion of privacy or defamation or (vi) immigration and naturalization or any other claims under state or federal labor Law.

(r)       Section 3.12(r) of the Shore Disclosure Schedule contains a complete and correct list of (i) the names, job titles, current annual compensation, two (2) most recent annual bonuses, overtime exemption status and active or inactive status (and, if inactive, the reason therefor) of each current employee of Shore and its Subsidiaries whose annual salary and bonus for the year ended December 31, 2018 was in excess of $50,000 (calculated on a per annum basis with respect to any such employee who was not employed by Shore and its Subsidiaries for the entire year), (ii) the names of each director of Shore or any Subsidiary, and (iii) the name of each Person who currently provides, or who has within the prior twelve (12) month period provided, services to Shore or any of its Subsidiaries as an independent contractor and the amount paid to such independent contractor by Shore and its Subsidiaries during each of the years ended December 31, 2017 and December 31, 2018. To the Knowledge of Shore, no employee named in Section 3.12(r) of the Shore Disclosure Schedule has any current plans to terminate employment or service with Shore or any Subsidiary. Other than as set forth in Section 3.12(r) of the Shore Disclosure Schedule, all employees of Shore and its Subsidiaries are employed at will.

(s)       Section 3.12(s) of the Shore Disclosure Schedule accurately sets forth the amounts payable upon consummation of the Merger under the agreements described therein.

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3.13         Shore Information.

(a)       The information relating to Shore and its Subsidiaries to be contained in the Proxy Statement, as of the date the Proxy Statement is mailed to shareholders of Shore, and up to and including the date of the meeting of shareholders of Shore to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)       The information relating to Shore and its Subsidiaries to be contained in the Parties’ regulatory applications with respect to the Merger, including without limitation its applications to the FDIC, the New Jersey Department, and the FRB will be accurate in all material respects.

3.14         Compliance with Applicable Law.

(a)       General. Except as set forth in Section 3.14(a) of the Shore Disclosure Schedule, each of Shore and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and each of Shore and its Subsidiaries has complied with, and is not in default in any respect under any, applicable Law, including, without limitation, the Federal Deposit Insurance Act, or any rules or regulations of any federal, state or local Governmental Entity relating to Shore or its Subsidiaries (other than where such defaults or non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on Shore). Except as disclosed in Section 3.14(a) of the Shore Disclosure Schedule, Shore and its Subsidiaries have not received notice of violation of, and do not know of any such violations of, any of the above which have or are likely to have a Material Adverse Effect on Shore.

(b)       CRA. Without limiting the foregoing, Shore has complied in all material respects with the Community Reinvestment Act (“CRA”) and Shore has no reason to believe that any person or group would object successfully to the consummation of the Merger due to the CRA performance of or rating of Shore. Shore has a CRA rating of at least “satisfactory”. Except as listed in Section 3.14(b) of the Shore Disclosure Schedule, since January 1, 2014, no person or group has adversely commented in writing to Shore in a manner requiring recording in a file of CRA communications upon the CRA performance of Shore.

3.15       Certain Contracts.

(a)       Except as disclosed in Section 3.15(a) of the Shore Disclosure Schedule, neither Shore nor any of its Subsidiaries is a party to or bound by any contract or understanding (whether written or oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants. Shore has delivered to Purchaser’s counsel true and complete copies of all written employment agreements, severance, change of control and other termination agreements with officers, employees, directors, or consultants to which Shore or any of its Subsidiaries is a party or is bound, or if not written, a complete description thereof containing all material terms.

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(b)       Except as disclosed in Section 3.15(b) of the Shore Disclosure Schedule, (i) neither Shore nor any of its Subsidiaries is a party to or bound by any commitment, agreement or other instrument that is material to the results of operations, cash flows or financial condition of Shore and its Subsidiaries on a consolidated basis, (ii) no commitment, agreement or other instrument to which Shore or any of its Subsidiaries is a party or by which any of them is bound limits the freedom of Shore or any of its Subsidiaries to compete in any line of business, in any geographic area or with any person, and (iii) neither Shore nor any of its Subsidiaries is a party to (A) any collective bargaining agreement or (B) any other agreement or instrument that (I) grants any right of first refusal, right of first offer or similar right with respect to any material assets or properties of Shore or any of its Subsidiaries, (II) provides for material payments to be made by Shore or any of its Subsidiaries upon a change in control thereof, (III) requires referrals of business or requires Shore or any of its Subsidiaries to make available investment opportunities to any person on a priority or exclusive basis or (IV) requires Shore or any of its Subsidiaries to use any product or service of another person on an exclusive basis. For purposes of clause (i) above, any contract with a remaining term of greater than ninety days or involving the payment of more than $25,000 (other than contracts relating to banking transactions in the Ordinary Course of Business) shall be deemed material.

(c)       Except as disclosed in Section 3.15(c) of the Shore Disclosure Schedule, neither Shore nor any of its Subsidiaries, nor to the Knowledge of Shore, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which Shore will be the creditor) or arrangement to which Shore is a party.

(d)       Except as set forth in Section 3.15(d) of the Shore Disclosure Schedule, neither the entering into of this Agreement nor the consummation of the transactions contemplated hereunder will cause Shore, the Bank or Purchaser to become obligated to make any payment of any kind to any party, including but not limited to, any termination fee, breakup fee or reimbursement fee, pursuant to any agreement or understanding between Shore or its Subsidiaries and such party, other than the payments contemplated by this Agreement.

(e)       Except as set forth in Section 3.15(e) of the Shore Disclosure Schedule, neither Shore nor any of its Subsidiaries is a party to or bound by any contract (whether written or oral) with respect to the services of any directors, consultants or other independent contractors that, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from Purchaser, the Bank, Shore, the Surviving Entity or any of their respective Subsidiaries to any director, officer, consultant or independent contractor thereof.

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(f)       Except as set forth in Section 3.15(f) of the Shore Disclosure Schedule, neither Shore nor any of its Subsidiaries is a party to or bound by any contract (whether written or oral) which (i) is a licensing, service or other agreement relating to any IT Assets, or is any other consulting agreement or licensing agreement not terminable on ninety days or less notice involving the payment of more than $25,000 per annum, or (ii) that materially restricts the conduct of any line of business by Shore or any of its Subsidiaries.

(g)       Section 3.15(g) of the Shore Disclosure Schedule contains a schedule showing the good faith estimated present value as of March 31, 2019 of the monetary amounts payable (including any Tax indemnification payments in respect of income and/or excise Taxes) and identifying the in-kind benefits due under any plan other than a Tax-qualified plan for each director of Shore and each officer of Shore with the position of vice president or higher, specifying the assumptions in such schedule.

(h)       Each contract, arrangement, commitment or understanding of the type described in this Section 3.15, whether or not set forth in Section 3.15 of the Shore Disclosure Schedule, is referred to herein as a “Shore Contract.” Shore has previously delivered to Purchaser’s counsel true and complete copies of each Shore Contract.

3.16       Transactions with Management. Except for (i) deposits, all of which are on terms and conditions comparable to those made available to other customers of Shore at the time such deposits were entered into, (ii) the Loans listed in Section 3.21(d) of the Shore Disclosure Schedule or arm’s length loans to employees entered into in the Ordinary Course of Business, (iii) compensation arrangements or obligations under Shore Benefit Plans or a Shore Subsidiary set forth in Sections 3.12(a), 3.12(r), 3.15(a) and 3.15(e) of the Shore Disclosure Schedule, (iv) any loans or deposit agreements entered into in the Ordinary Course of Business with customers of Shore, and (v) items set forth on Section 3.16 of the Shore Disclosure Schedule, there are no contracts with or commitments to directors, officers or employees involving the expenditure of more than $5,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such person, or $5,000 for all such contracts for commitments in the aggregate for any such individuals. No Loan or credit accommodation to any Affiliate of Shore or any Subsidiary of Shore is presently in default or, during the three-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended (with respect to extensions, not in the Ordinary Course of Business) except for rate modifications pursuant to its loan modification policy that is applicable to all Persons. Shore has not been notified that principal and interest with respect to any such Loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such Loan or credit accommodation by Shore is inappropriate.

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3.17       Agreements with Regulatory Agencies. Except as set forth in Section 3.17 of the Shore Disclosure Schedule, neither Shore nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section 3.17 of the Shore Disclosure Schedule, a “Regulatory Agreement”), any Governmental Entity, nor has Shore or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement. With respect to any such Regulatory Agreement, Shore is in full compliance with the terms and conditions set forth in any such Regulatory Agreement and has taken any and all actions required by any such Regulatory Agreement. Neither Shore nor any of its Subsidiaries is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

3.18       Properties and Insurance.

(a)       Section 3.18(a) of the Shore Disclosure Schedule sets forth a true and complete list of (i) all material real property and interests in real property owned by Shore and/or any of its Subsidiaries (individually, an “Owned Property” and collectively, the “Owned Properties”), and (ii) all leases, licenses, agreements or other instruments conveying a leasehold interest in real property by Shore or any of its Subsidiaries as lessee or lessor (or licensee or licensor, as applicable) (individually, a “Real Property Lease” and collectively, the “Real Property Leases” and, together with the Owned Properties, being referred to herein individually as a “Shore Property” and collectively as the “Shore Properties”).

(b)       Section 3.18(b) of the Shore Disclosure Schedule sets forth a correct legal description, street address and Tax parcel identification number of all Owned Properties. Shore has furnished to Purchaser’s counsel copies of all deeds, surveys and title policies relating to the Owned Properties and copies of all instruments, agreements and other documents evidencing, creating or constituting Liens on such Owned Properties to the extent in the possession of Shore or its Subsidiaries.

(c)       Section 3.18(c) of the Shore Disclosure Schedule sets forth a correct legal description, street address and Tax parcel identification number of all real property leased by Shore or any of its Subsidiaries under the Real Property Leases. Shore has furnished to Purchaser’s counsel true and complete copies of all Real Property Leases and any and all amendments, modifications, restatements and supplements thereto. None of the Real Property Leases have been modified in any material respect, except to the extent that such modification is disclosed by the copy made available to Purchaser’s counsel. The Real Property Leases are valid and enforceable in accordance with their respective terms and neither Shore nor any of its Subsidiaries nor, to the Knowledge of Shore, any other party thereto, is in default thereunder in any material respect nor does any condition exist that with the giving of notice or passage of time, or both, would constitute a material default by Shore or any of its Subsidiaries, other than defaults that have been cured by Shore or its Subsidiaries or waived in writing. Except as set forth in Section 3.18(c) of the Shore Disclosure Schedule, Shore and its Subsidiaries have not leased or sub-leased any Shore Property to any third parties. Shore has furnished to Purchaser’s counsel true and complete copies of all leases and subleases where Shore and/or its Subsidiaries have leased or subleased any Shore Property to any third parties.

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(d)       Shore or its Subsidiaries have good and marketable title to all Owned Property, and a valid and existing leasehold interest under each of the Real Property Leases, in each case, free and clear of all Liens of any nature whatsoever except (A) Liens set forth on Section 3.18(d) of the Shore Disclosure Schedule and (B) Permitted Liens. Shore or one of its Subsidiaries enjoys peaceful, undisturbed and exclusive possession of each Shore Property. All Shore Property is in a good state of maintenance and repair, reasonable wear and tear excepted, does not require material repair or replacement in order to serve their intended purposes, including use and operation consistent with their present use and operation, except for scheduled maintenance, repairs and replacements conducted or required in the Ordinary Course of Business, conforms in all material respects with all applicable Laws and Shore Properties are considered by Shore to be adequate for the current business of Shore and its Subsidiaries. There are no pending, or to the Knowledge of Shore, threatened condemnation or eminent domain proceedings that affect any Shore Property or any portion thereof. There is no option or other agreement (written or otherwise) or right in favor of others to purchase any interest in Owned Properties. With respect to any Shore Property subject to the Real Property Leases, except as expressly provided in the Real Property Leases, neither Shore nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase or acquire any real property or any portion thereof or interest therein. All real estate Taxes and assessments which are due and payable as of the date hereof with respect to Shore Properties have been paid (or will, prior to the imposition of any penalty or assessment, be paid). Neither Shore nor any of its Subsidiaries has received any notice of any special Tax or assessment affecting any Shore Property, and no such Taxes or assessments are pending or, to the Knowledge of Shore, threatened. Neither Shore Property nor the use or occupancy thereof violates in any material way any applicable Laws, covenants, conditions or restrictions. Shore and its Subsidiaries have made all material repairs and replacements to Shore Properties that, to Shore’s Knowledge, are required to be made by Shore and its Subsidiaries under the Real Property Leases or as required under applicable Laws. Shore has delivered to Purchaser’s counsel true and complete copies of all agreements that pertain to the ownership, management or operation of Shore Properties.

(e)       The tangible assets and other personal property owned or leased by Shore and/or any of its Subsidiaries are in good condition and repair (ordinary wear and tear excepted) and are fit for use in the Ordinary Course of Business. Section 3.18(e)(i) of the Shore Disclosure Schedule sets forth all leases of tangible assets and other personal property by Shore or its Subsidiaries (“Personal Property Leases”) involving annual payments in excess of $25,000. Except as set forth on Section 3.18(e)(ii) of the Shore Disclosure Schedule, (i) neither Shore nor any of its Subsidiaries is in default under any material provision of any Personal Property Lease and, to the Knowledge of Shore, none of the other counterparties thereto is in default under any material provision of any Personal Property Lease, (ii) no written or, to the Knowledge of Shore, oral notice has been received by Shore or by any of its Subsidiaries from any lessor under any Personal Property Lease that Shore or any of its Subsidiaries is in material default thereunder, (iii) with respect to clauses (i) and (ii) above, to the Knowledge of Shore, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of any payments due under such Personal Property Leases, (iv) each of the Personal Property Leases is valid and in full force and effect, (v) neither Shore’s nor any Subsidiary’s possession and quiet enjoyment of the personal property leased under such Personal Property Leases has been disturbed in any material respect and, to the Knowledge of Shore, there are no disputes with respect to such Personal Property Leases, (vi) neither Shore nor any Subsidiary has subleased, licensed or otherwise granted any Person the right to use the personal property leased under such Personal Property Leases and (vii) neither Shore nor any of its Subsidiaries have collaterally assigned or granted any other security interest in and there are no Liens on the leasehold interest created by such Personal Property Leases. Shore has delivered to Purchaser’s counsel true and complete copies of each written Personal Property Lease, and in the case of any oral Personal Property Lease, a written summary of the material terms of such Personal Property Lease.

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(f)       The business operations and all insurable properties and assets of Shore and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Shore, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the reasonable judgment of the management of Shore adequate for the business engaged in by Shore and its Subsidiaries. Shore and its Subsidiaries have not received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and are not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion. Section 3.18(f) of the Shore Disclosure Schedule sets forth a complete and accurate list of all primary and excess insurance coverage held by Shore and/or its Subsidiaries currently or at any time during the past three (3) years. Copies of all insurance policies reflected on such list have been provided to Purchaser. Except as set forth in Section 3.18(f) of the Shore Disclosure Schedule, neither Shore nor any of its Subsidiaries has received any written notice, or to the Knowledge of Shore, any oral notice, that there are any pending actions or claims against any Shore Property, Shore or any of its Subsidiaries, whether or not such claims or actions are covered by insurance. None of the insurance policies maintained by Shore or its Subsidiaries constitute self-insured fronting policies or are subject to retrospective premium adjustments. Any pending claims that Shore or its Subsidiaries have made for insurance have been acknowledged for coverage by the applicable insurer.

(g)       Shore has purchased on December 5, 2012, January 28, 2013, December 6, 2013, September 23, 2016 and December 19, 2017, for an aggregate premium of $6,308,335 received by the insurance carriers, with $17,565,838 of bank owned life insurance (“BOLI”) coverage covering the lives of 31 officers and directors of Shore (the “BOLI Covered Individuals”). Shore has entered into an agreement with each BOLI Covered Individual (an “Insurance Agreement”) entitling such BOLI Covered Individual to receive a death benefit. Section 3.18(g) of the Shore Disclosure Schedule sets forth the names and current ages of each of the BOLI Covered Individuals, and the formula for determining the death benefit that each such individual will be entitled to receive. Except as set forth in Section 3.18(g) of the Shore Disclosure Schedule, in no event will any BOLI Covered Individual be entitled to receive more than $25,000 upon his or her death pursuant to the Insurance Agreements and any other plan or arrangement entered into in connection with Shore’s BOLI, all of which shall be funded by Shore’s BOLI without the payment of any further premium. Other than BOLI for the BOLI Covered Individuals, Shore and its Subsidiaries do not sponsor, maintain or otherwise provide BOLI coverage or any other type of insurance coverage providing, or shall be obligated to pay, any death benefits with respect to any current or former employee, officer or director of Shore or its Subsidiaries. Shore has delivered to Purchaser’s counsel true and complete copies of the agreements and other documents providing for Shore’s BOLI, the Insurance Agreements and of any plan documents that afford to the BOLI Covered Individuals any rights to receive payments from Shore’s BOLI. Such Insurance Agreements and plan documents will entitle the BOLI Covered Individuals to the payments set forth herein, but no other payments.

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3.19       Environmental Matters. Except as set forth in Section 3.19 of the Shore Disclosure Schedule:

(a)       Neither Shore nor its Subsidiaries have received notice that any of the Participation Facilities or, to the Knowledge of Shore, the Loan Properties, are not in compliance in all material respects with all applicable Environmental Laws, including common law, regulations and ordinances, and with all applicable Orders and contractual obligations relating to any Environmental Matters, pollution or the discharge of, or exposure to, Regulated Substances in the environment or workplace.

(b)       There is no suit, claim, action or proceeding, pending or, to the Knowledge of Shore, threatened, before any Governmental Entity or other forum in which Shore, any of its Subsidiaries, any Participation Facility or to the Knowledge of Shore, any Loan Property, has been or, with respect to threatened proceedings, may be, named as a potentially responsible party (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release of, threatened release of or exposure to any Regulated Substances whether or not occurring at or on a site owned, leased or operated by Shore or any of its Subsidiaries, any Participation Facility or any Loan Property;

(c)       To the Knowledge of Shore, during the period of (x) Shore’s or any of its Subsidiaries’ ownership or operation of any of their respective current or former properties, (y) Shore’s or any of its Subsidiaries’ participation in the management of any Participation Facility, or (z) Shore’s or any of its Subsidiaries’ interest in a Loan Property, there has been no release of Regulated Substances in, on, under, from or affecting any such property. To the Knowledge of Shore, prior to the period of (x) Shore’s or any of its Subsidiaries’ ownership or operation of any of their respective current or former properties, (y) Shore’s or any of its Subsidiaries’ participation in the management of any Participation Facility, or (z) Shore’s or any of its Subsidiaries’ interest in a Loan Property, there was no release of Regulated Substances in, on, under, from or affecting any such property, Participation Facility or Loan Property.

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(d)       The following definitions apply for purposes of this Section 3.19: (v) “Regulated Substances” means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other substances or materials regulated under any Environmental Law, (w) “Loan Property” means any property in which Shore or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; (x) “Participation Facility” means any facility in which Shore or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property; (y) “Environmental Laws” means any and all applicable common law, statutes and regulations, of the United States and New Jersey dealing with Environmental Matters, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq., (“CERCLA”), the Hazardous Material Transportation Act, 49 U.S.C. §1801 et seq., the Solid Waste Disposal Act including the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq. (“RCRA”), the Clean Water Act, 33 U.S.C. §1251 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §136 et seq., the Emergency Planning and Right-To-Know Act of 1986, 42 U.S.C. §11001 et seq., the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10A-23.11, et seq. (“Spill Act”); the New Jersey Industrial Site Remediation Act, N.J.S.A. 13:1K-6, et seq. (“ISRA”); the New Jersey Brownfield and Contaminated Site Remediation Act, N.J.S.A. 58:10B-1, et seq.(“BCSRA”); the New Jersey Site Remediation Reform Act, N.J.S.A. 58:10C-1, et seq. (“SRRA”); the New Jersey Water Pollution Control Act, N.J.S.A. 58: 10A-1 et seq.; the New Jersey Air Pollution Control Act, N.J.S.A. 26:2C-1, et seq., the New Jersey Solid Waste Management Act, N.J.S.A. 13:1E-1, et seq.; as in effect and amended, and all other applicable Laws, and any applicable provisions of common law and civil law relating to the protection of human health and safety, and the environment, the protection of natural resources or providing for any remedy or right of recovery or right of injunctive relief with respect to Environmental Matters, as these Laws were in the past or are in effect; and (z) “Environmental Matters” means all matters, conditions, liabilities, obligations, damages, losses, claims, requirements, prohibitions, and restrictions arising out of or relating to the environment, natural resources, safety, or sanitation, or the production, storage, handling, use, emission, release, discharge, dispersal, or disposal of any substance, product or waste which is hazardous or toxic or which is regulated by any Environmental Law whatsoever.

3.20         Indemnification. Except as provided in the certificate of incorporation or by-laws of Shore or the governing documents of any Shore Subsidiary as in effect on the date hereof (which provisions are accurately summarized in Section 3.20 of the Shore Disclosure Schedule), and except as set forth in Section 3.20 of the Shore Disclosure Schedule, neither Shore nor any of its Subsidiaries is a party to any indemnification agreement with any of its present or former directors, officers, employees, agents or with any other persons who serve or served in any other capacity with any other enterprise at the request of Shore (a “Covered Person”), and, to the Knowledge of Shore, there are no claims for which any Covered Person would be entitled to indemnification under the certificate of incorporation or by-laws of Shore or any Subsidiary of Shore, applicable Law or any indemnification agreement.

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3.21         Loan Portfolio.

(a)       With respect to each loan owned by Shore or its Subsidiaries in whole or in part (each, a “Loan”), to the Knowledge of Shore:

(i)       the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally;

(ii)       neither Shore nor any of its Subsidiaries nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

(iii)       Shore or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or Shore’s applicable participation interest, as applicable), except as otherwise referenced on the books and records of Shore;

(iv)       the note and the related security documents, copies of which are included in the Loan files, are true and complete copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

(v)       there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of Shore;

(vi)       except as set forth in Section 3.21(a) of the Shore Disclosure Schedule, there is no pending or threatened litigation or proceeding relating to the property that serves as security for a Loan; and

(vii)       with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

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(b)       Except as set forth in Section 3.21(b) of the Shore Disclosure Schedule, neither Shore nor any of its Subsidiaries is a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets), under the terms of which the obligor was, as of March 31, 2019, over 90 days delinquent in payment of principal or interest. Section 3.21(b) of the Shore Disclosure Schedule sets forth (a) all of the Loans of Shore or any of its Subsidiaries that as of the date of Shore’s most recent bank examination, were classified by Shore, any of its Subsidiaries or any bank examiner (whether regulatory or internal) as “Special Mention”, “Substandard”, “Doubtful”, “Loss”, “Classified”, “Criticized”, “Credit Risk Assets”, “Concerned Loans”, “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, (b) each Loan that was classified as of March 31, 2019 as impaired in accordance with ASC 310, (c) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of Shore and its Subsidiaries that as of March 31, 2019 were categorized as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category and (d) each asset of Shore that as of March 31, 2019, was classified as “Other Real Estate Owned” (“OREO”) and the book value thereof as of such date.

(c)       As of March 31, 2019, the allowance for loan losses in the Shore Financial Statements was adequate pursuant to GAAP, and the methodology used to compute such allowance complies in all material respects with GAAP and all applicable policies of Shore Regulatory Agencies. As of March 31, 2019, the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) in the Shore Financial Statements was adequate pursuant to GAAP, and the methodology used to compute the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) complies in all material respects with GAAP and all applicable policies of Shore Regulatory Agencies.

(d)       Shore has previously delivered to Purchaser a schedule setting forth a list of all Loans as of March 31, 2019 by Shore and its Subsidiaries to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O promulgated by the FRB (12 CFR Part 215)) (“Regulation O”) of Shore or any of its Subsidiaries. Except as set forth in Section 3.21(d) of the Shore Disclosure Schedule, (i) there are no employee, officer, director or other Affiliate Loans on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or on which the borrower is paying a rate which was below market at the time the Loan was made; and (ii) all such loans are and were made in compliance in all material respects with all applicable Laws.

(e)       Except as set forth in Section 3.21(e) of the Shore Disclosure Schedule, none of the agreements pursuant to which Shore or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans is subject to any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(f)       Except as set forth in Section 3.21(f) of the Shore Disclosure Schedule, since December 31, 2015, neither Shore nor any of its Subsidiaries has originated or serviced or currently holds, directly or indirectly, any Loans that would be commonly referred to as “subprime”, “Alt-A” or “negative amortization” Loans, or home equity Loans or lines of credit with a loan to value ratio at origination of over ninety percent (collectively, “High Risk Loans”).

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(g)       Except as set forth in Section 3.21(g) of the Shore Disclosure Schedule, neither Shore nor any of its Subsidiaries owns any investment securities that are secured by High Risk Loans.

3.22         Investment Securities; Borrowings; Deposits.

(a)       Except for investments in Federal Home Loan Bank stock, Atlantic Community Bankers Bank stock and pledges to secure Federal Home Loan Bank borrowings, Atlantic Community Bankers Bank borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the Ordinary Course of Business and restrictions that exist for securities to be classified as “held to maturity,” none of the investment securities held by Shore or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

(b)       Neither Shore nor any Subsidiary is a party to or has agreed to enter into an exchange-traded or over the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the face of the Shore Financial Statements and is a derivative contract (including various combinations thereof) (each, a “Derivatives Contract”) or owns securities that (A) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the Ordinary Course of Business, consistent with regulatory requirements and listed (as of the date hereof) in Section 3.22(b) of the Shore Disclosure Schedule.

(c)       Set forth in Section 3.22(c) of the Shore Disclosure Schedule is a true and complete list of the borrowed funds (excluding deposit accounts) of Shore and its Subsidiaries as of the date hereof.

(d)       None of the deposits of Shore or any of its Subsidiaries is a “brokered” deposit, except as set forth in Section 3.22(d) of the Shore Disclosure Schedule.

3.23         Vote Required. Approval by holders of a two-thirds of the shares of Shore Common Stock entitled to vote at the Shore Shareholders’ Meeting shall be sufficient to constitute approval by Shore’s shareholders of this Agreement and the Merger. A majority of the outstanding shares of Shore Common Stock constitutes a quorum for purposes of the Shore Shareholders’ Meeting.

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3.24         Intellectual Property. Except as set forth in Sections 3.24(a) through (h) of the Shore Disclosure Schedule:

(a)       Each of Shore and its Subsidiaries: (i) solely owns (beneficially, and of record where applicable), free and clear of all Liens, other than non-exclusive licenses entered into in the Ordinary Course of Business, all right, title and interest in and to its respective Owned Intellectual Property and (ii) has valid and sufficient rights and licenses to all of the Licensed Intellectual Property. The Owned Intellectual Property is subsisting, and to the Knowledge of Shore, the Owned Intellectual Property that is Registered is valid and enforceable.

(b)       The Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property used in or necessary for the operation of the respective businesses of Shore and each of its Subsidiaries as presently conducted. Each of Shore and its Subsidiaries has sufficient rights to use all Intellectual Property used in its respective business as presently conducted.

(c)       To Shore’s Knowledge, the operation of Shore and each of its Subsidiaries’ respective businesses as presently conducted does not infringe, dilute, misappropriate or otherwise violate the Intellectual Property rights of any Person.

(d)       Other than as set forth in Section 3.24(d) of the Shore Disclosure Schedule, neither Shore nor any of its Subsidiaries has received any written notice (including, but not limited to, any invitation to license or request or demand to refrain from using intellectual property rights) from any Person during the two years prior to the date hereof, asserting that Shore or any of its Subsidiaries, or the operation of any of their respective businesses, infringes, dilutes, misappropriates or otherwise violates any Person’s Intellectual Property rights.

(e)       To Shore’s Knowledge, no Person has infringed, diluted, misappropriated or otherwise violated any of Shore’s or any of its Subsidiaries’ rights in the Owned Intellectual Property.

(f)       Shore and each of its Subsidiaries has taken reasonable measures to protect: (i) their rights in their respective Owned Intellectual Property and (ii) the confidentiality of all Trade Secrets that are owned, used or held by Shore or any of its Subsidiaries, and to Shore’s Knowledge, such Trade Secrets have not been used, disclosed to or discovered by any Person except pursuant to appropriate non-disclosure agreements which have not been breached. To Shore’s Knowledge, no Person has gained unauthorized access to Shore’s or its Subsidiaries’ IT Assets.

(g)       Shore’s and each of its Subsidiaries’ respective IT Assets: (i) operate and perform in all material respects as required by Shore and each of its Subsidiaries in connection with their respective businesses and (ii) to Shore’s Knowledge, have not materially malfunctioned or failed within the past two years. Shore and each of its Subsidiaries has implemented reasonable backup, security and disaster recovery technology and procedures consistent with industry practices.

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(h)       Shore and each of its Subsidiaries: (i) is, and at all times prior to the date hereof have been, compliant in all material respects with all applicable Laws, and their own privacy policies and commitments to their respective customers, consumers and employees, concerning data protection and the privacy and security of personal data and the nonpublic personal information of their respective customers, consumers and employees and (ii) at no time during the two years prior to the date hereof have received any written notice and, to the Knowledge of Shore, received any oral notices, in either case asserting any violations of any of the foregoing. The transfer of all such personal data and nonpublic personal information to the Bank’s control in connection with the consummation of the transactions contemplated hereby shall not violate any such Laws, privacy policies or commitments.

(i)       Section 3.24(i) of the Shore Disclosure Schedule lists all Intellectual Property, IT Assets, Licensed Intellectual Property, and Owned Intellectual Property, whether registered or otherwise. For purposes of this Agreement:

(1)       “Intellectual Property” means any and all: (i) trademarks, service marks, brand names, collective marks, Internet domain names, logos, symbols, trade dress, trade names, business names, corporate names, slogans, designs and other indicia of origin, together with all translations, adaptations, derivations and combinations thereof, all applications, registrations and renewals for the foregoing, and all goodwill associated therewith and symbolized thereby (“Trademarks”); (ii) patents and patentable inventions (whether or not reduced to practice), all improvements thereto, and all invention disclosures and applications therefor, together with all divisions, continuations, continuations-in-part, revisions, renewals, extensions, reexaminations and reissues thereof (“Patents”); (iii) confidential proprietary business information, trade secrets and know-how, including processes, schematics, business and other methods, technologies, techniques, protocols, formulae, drawings, prototypes, models, algorithms, processes, designs, discoveries and inventions (whether or not patentable) (“Trade Secrets”); (iv) copyrights in published and unpublished works of authorship (including databases and other compilations of information), and all registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) other intellectual property rights.

(2)       “IT Assets” means, with respect to any Person, the computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data, data communications lines, and all other information technology equipment, and all associated documentation owned by such Person or such Person’s Subsidiaries.

(3)       “Licensed Intellectual Property” means, with respect to any Person, the Intellectual Property owned by third persons that is used in or necessary for the operation of the respective businesses of such Person and each of its Subsidiaries as presently conducted.

(4)       “Owned Intellectual Property” means, with respect to any Person, Intellectual Property owned or purported to be owned by such Person or any of its Subsidiaries.

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(5)       “Registered” or “Registration” means issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar.

3.25         Prior Regulatory Applications. Except as disclosed in Section 3.25 of the Shore Disclosure Schedule, from January 1, 2016 through the date hereof, no regulatory agency has objected to, denied, or advised Shore or any Subsidiary of Shore to withdraw, and to Shore’s Knowledge, no third party has submitted an objection to a Governmental Entity having jurisdiction over Shore or any Subsidiary of Shore regarding, any application, notice, or other request filed by Shore or any Subsidiary of Shore with any Governmental Entity having jurisdiction over Shore or such Subsidiary.

3.26       Mortgage Banking Activities.

(a)       Except as set forth on Section 3.26(a) of the Shore Disclosure Schedule, all Mortgage Loans have been originated, processed, underwritten, closed, funded, insured, sold or acquired, serviced and subserviced (including all loss mitigation, loan modification, foreclosure and real property administration activities) in accordance with Applicable Requirements. To the Knowledge of Shore and its Subsidiaries, no fraud, error, omission, misrepresentation, mistake or similar occurrence has occurred in connection with the origination or servicing of any of the Mortgage Loans.

(b)       Except as set forth on Section 3.26(b) of the Shore Disclosure Schedule, Shore has not been notified by the acquirer of any mortgage that such acquirer intends to put the mortgage back to Shore.

(c)       None of the Mortgage Loans have ever been classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered,” or “predatory” loans under any other Applicable Requirement.

3.27       Reorganization. Neither Shore nor any of its Subsidiaries has taken or agreed to take any action, has failed to take any action, or knows of any fact, agreement, plan or other circumstances that could prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.28       Disclosure. No representation or warranty contained in Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements in Article III not misleading.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF Purchaser AND THE BANK

References herein to the “Purchaser Disclosure Schedule” shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, which have been delivered on the date hereof by Purchaser to Shore. Except as set forth in the Purchaser Disclosure Schedule, Purchaser and the Bank hereby represent and warrant to Shore as follows:

4.1         Corporate Organization.

(a)       Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of New Jersey. Purchaser has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Purchaser. Purchaser is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Copies of the certificate of incorporation and by-laws of Purchaser have previously been delivered to Shore’s counsel (with a designation that such copies have been delivered pursuant to Section 4.1(a) of this Agreement); such copies are true and complete copies of such documents as in effect as of the date of this Agreement.

(b)       The Bank is a state-chartered commercial banking corporation duly organized and validly existing under the Laws of the State of New Jersey. The deposit accounts of the Bank are insured by the FDIC through the FDIC’s Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Each of Purchaser’s other Subsidiaries is a business entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization. Each of their Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Purchaser.

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4.2         Capitalization.

(a)       The authorized capital stock of Purchaser consists solely of 30,000,000 shares of Purchaser Common Stock and 5,000,000 shares of preferred stock. As of March 31, 2019, there were 8,627,742 shares of Purchaser Common Stock outstanding, and 33,298 shares of Purchaser Common Stock held by Purchaser as treasury stock and no shares of preferred stock of Purchaser outstanding or held as treasury stock. As of March 31, 2019, there were no shares of Purchaser Common Stock reserved for issuance except for 148,462 shares of Purchaser Common Stock reserved for issuance pursuant to Purchaser’s stock incentive plans (the “Purchaser Stock Incentive Plans”). All of the issued and outstanding shares of Purchaser Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for (i) shares of capital stock issuable pursuant to the Purchaser Stock Incentive Plans, as of the date hereof, Purchaser does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Purchaser Common Stock or any other equity security of Purchaser or any securities representing the right to purchase or otherwise receive any shares of Purchaser Common Stock or any other equity security of Purchaser. The shares of Purchaser Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

(b)       Except as set forth in Section 4.2(b) of the Purchaser Disclosure Schedule, Purchaser owns, directly or indirectly, all of the issued and outstanding shares of the capital stock or all of the other equity interests of each of its Subsidiaries, free and clear of all Liens, and all of such shares or other equity interests are duly authorized and validly issued, are (if applicable) fully paid and nonassessable and are free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, no Subsidiary of Purchaser has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of Purchaser calling for the purchase or issuance of any shares of capital stock or any other equity interest of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity interests of such Subsidiary.

4.3         Authority; No Violation.

(a)       Purchaser has full corporate power and authority to execute and deliver this Agreement and, subject to the Parties’ obtaining (i) all bank regulatory approvals required to effectuate the Merger and (ii) the other approvals listed in Section 4.4 of this Agreement, to consummate the transactions contemplated hereby in accordance with the terms hereof. On or prior to the date of this Agreement, Purchaser’s Board of Directors and the Bank’s Board of Directors have (i) declared the Merger and the other transactions contemplated hereby to be advisable and (ii) approved this Agreement, the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved (i) by the Boards of Directors of Purchaser and the Bank and (ii) by Purchaser as the sole shareholder of the Bank. No other corporate proceedings on the part of Purchaser or the Bank (including no approval by Purchaser’s shareholders) are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and the Bank and (assuming due authorization, execution and delivery by Shore) this Agreement constitutes a valid and binding obligation of Purchaser and the Bank, enforceable against Purchaser and the Bank in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

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(b)       Neither the execution and delivery of this Agreement by Purchaser or the Bank, nor the consummation by Purchaser or the Bank of the transactions contemplated hereby in accordance with the terms hereof, or compliance by Purchaser or the Bank with any of the terms or provisions hereof, will (i) violate any provision of the certificate of incorporation or by-laws of Purchaser or the certificate of incorporation, by-laws or similar governing documents of the Bank or any of their Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 of this Agreement are duly obtained and except as set forth in Section 4.3(b) of the Purchaser Disclosure Schedule, (x) violate any Law or Order applicable to Purchaser, the Bank or any of their Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Purchaser, the Bank or any of their Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser, the Bank or any of their Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to (ii) above, such as individually or in the aggregate will not have a Material Adverse Effect on Purchaser.

4.4       Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the FDIC and approval of such applications and notices, (b) the filing of applications and notices, as applicable, with the New Jersey Department and approval of such applications and notices, (c) the filing with the SEC and declaration of effectiveness of the Form S-4, (d) the approval of this Agreement and the Merger by the requisite vote of the shareholders of Shore, (e) approval of the listing of the Purchaser Common Stock to be issued in the Merger on the NASDAQ Global Market, (f) such filings as shall be required to be made with any applicable state securities bureaus or commissions, (g) such consents, authorizations or approvals as shall be required under the Environmental Laws and (h) such other filings, authorizations or approvals as may be set forth in Section 4.4 of the Purchaser Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on behalf of Purchaser or the Bank in connection with (1) the execution and delivery by Purchaser and the Bank of this Agreement and (2) the consummation by Purchaser and the Bank of the Merger and the other transactions contemplated hereby.

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4.5       Reports. Purchaser, the Bank and each of their Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2015 with (i) the FRB, (ii) the New Jersey Department, (iii) the FDIC and (iv) any other Governmental Entity that regulates Purchaser, the Bank or any of their Subsidiaries (collectively with the FRB, the New Jersey Department and the FDIC, the “Purchaser Regulatory Agencies”), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by the Purchaser Regulatory Agencies in the regular course of the business of Purchaser, the Bank and their Subsidiaries, and except as set forth in Section 4.5 of the Purchaser Disclosure Schedule, no Purchaser Regulatory Agency has initiated any proceeding or, to the Knowledge of Purchaser, investigation into the business or operations of Purchaser, the Bank or any of their Subsidiaries since December 31, 2015 the effect of which is reasonably likely to have a Material Adverse Effect on Purchaser, the Bank or to delay approval of the Merger by any Governmental Entity having jurisdiction over the Merger, Purchaser, the Bank, Shore or their respective Subsidiaries or which is reasonably likely to result in such Governmental Entity’s objecting to the Merger. There is no unresolved violation, criticism, or exception by any Purchaser Regulatory Agency with respect to any report or statement relating to any examinations of Purchaser, the Bank or any of their Subsidiaries the effect of which is reasonably likely to have a Material Adverse Effect on Purchaser or to delay approval of the Merger by any Governmental Entity having jurisdiction over the Merger, the Purchaser, the Bank, Shore or their respective Subsidiaries or which is reasonably likely to result in such Governmental Entity’s objecting to the Merger.

4.6       Financial Statements. Purchaser has previously made available to Shore copies of (a) the consolidated statements of financial condition of Purchaser and its Subsidiaries as of December 31, 2017 and 2018, and the related consolidated statements of income, changes in shareholders’ equity and cash flows and consolidated statements of comprehensive income for the fiscal years ended December 31, 2016, 2017 and 2018, in each case accompanied by the audit report of BDO USA, LLP, independent public accountants with respect to Purchaser, (b) the notes related thereto, (c) the unaudited consolidated statement of financial condition of Purchaser and its Subsidiaries as of March 31, 2019 and the related unaudited consolidated statements of income and cash flows for the three months ended March 31, 2019 and 2018 and (d) the notes related thereto (the “Purchaser Financial Statements”). BDO USA, LLP, Purchaser’s current independent public accountants, is independent with respect to Purchaser and its Subsidiaries to the extent required by Regulation S-X of the SEC. The consolidated statements of financial condition of Purchaser (including the related notes, where applicable) included within the Purchaser Financial Statements fairly present, and the consolidated statements of financial condition of Purchaser (including the related notes, where applicable) to be included or incorporated by reference in the Form S-4 will fairly present the consolidated financial position of Purchaser and its Subsidiaries as of the dates thereof, and the consolidated statements of income, changes in shareholders’ equity and cash flows and consolidated statements of comprehensive income (including the related notes, where applicable) included within the Purchaser Financial Statements fairly present, and the consolidated statements of income, changes in shareholders’ equity and cash flows and consolidated statements of comprehensive income of Purchaser (including the related notes, where applicable) to be included or incorporated by reference in the Form S-4 will fairly present, the results of the consolidated operations and consolidated financial position of Purchaser and its Subsidiaries for the respective fiscal periods therein set forth; each of the Purchaser Financial Statements (including the related notes, where applicable) complies, and each of such consolidated financial statements (including the related notes, where applicable) to be included or incorporated by reference in the Form S-4 will comply, with accounting requirements applicable to financial statements to be included or incorporated by reference in the Form S-4 and with the published rules and regulations of the SEC with respect thereto, including without limitation Regulation S-X; and each of the Purchaser Financial Statements (including the related notes, where applicable) has been, and each of such consolidated financial statements (including the related notes, where applicable) to be included or incorporated by reference in the Form S-4 will be, prepared in accordance with GAAP consistently applied during the periods involved, except, in the case of unaudited statements, as permitted by the SEC with respect to financial statements included on Form 10-Q. The books and records of Purchaser and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements, and reflect only actual transactions.

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4.7         SEC Reports.

(a)       Purchaser has filed all reports, schedules, registration statements, prospectuses and other documents, together with amendments thereto, required to be filed with the SEC since December 31, 2015 (the “Purchaser Reports”). Except as set forth in Section 4.7(a) of the Purchaser Disclosure Schedule, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Purchaser Reports complied, and each Purchaser Report filed subsequent to the date hereof and prior to the Effective Time will comply, in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the Purchaser Reports. None of Purchaser’s Subsidiaries is required to file periodic reports with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act. No executive officer of Purchaser has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act and to the Knowledge of Purchaser, no enforcement action has been initiated against Purchaser or its officers or directors by the SEC relating to disclosures contained in any Purchaser Report.

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(b)       The records, systems, controls, data and information of Purchaser and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Purchaser or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a materially adverse effect on the system of internal accounting controls described in the following sentence. Except as set forth in Section 4.7(b) of the Purchaser Disclosure Schedule, Purchaser and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Except as set forth in Section 4.7(b) of the Purchaser Disclosure Schedule, Purchaser has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that material information relating to Purchaser and its Subsidiaries is made known to the management of Purchaser by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the Purchaser Reports. Management of Purchaser has disclosed, based on its most recent evaluation prior to the date hereof, to Purchaser’s auditors and the audit committee of Purchaser’s Board of Directors (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Purchaser’s ability to record, process, summarize and report financial data and have identified for Purchaser’s auditors any material weaknesses in internal controls, with any such significant deficiencies and material weaknesses having previously been disclosed in the Purchaser Reports, and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser’s internal controls.

4.8         Absence of Certain Changes or Events. Except as disclosed in any Purchaser Report filed with the SEC prior to the date of this Agreement, since December 31, 2018, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had a Material Adverse Effect on Purchaser or the Bank.

4.9         Legal Proceedings.

(a)       Except as disclosed in any Purchaser Report filed with the SEC prior to the date of this Agreement or as may be set forth in Section 4.9(a) of the Purchaser Disclosure Schedule, neither Purchaser nor any of its Subsidiaries is a party to any, and there are no pending or, to Purchaser’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any material nature against Purchaser or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)       Except as set forth in Section 4.9(b) of the Purchaser Disclosure Schedule, there is no outstanding Order imposed upon Purchaser, any of its Subsidiaries or the assets of Purchaser or any of its Subsidiaries.

4.10       Purchaser Information.

(a)       The information relating to Purchaser and the Bank to be contained in the Proxy Statement, as of the date the Proxy Statement is mailed to shareholders of Shore, and up to and including the date of the meeting of shareholders of Shore to which such Proxy Statement relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 will comply in all material respects with all provisions of the Securities Act and the rules and regulations thereunder.

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(b)       The information relating to Purchaser and its Subsidiaries to be contained in Purchaser’s applications to the FDIC and the New Jersey Department will be accurate in all material respects.

4.11       Compliance with Applicable Law. Except as set forth in Section 4.11 of the Purchaser Disclosure Schedule, each of Purchaser and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and each of Purchaser and each of its Subsidiaries has complied with, and is not in default in any respect under any, applicable Law of any federal, state or local Governmental Entity relating to Purchaser or its Subsidiaries (other than where such defaults or non-compliance will not, alone or in the aggregate, have a Material Adverse Effect on Purchaser). Except as disclosed in Section 4.11 of the Purchaser Disclosure Schedule, Purchaser and its Subsidiaries have not received notice of violation of, and do not know of any such violations of, any of the above which have or are likely to have a Material Adverse Effect on Purchaser.

4.12       Ownership of Shore Common Stock; Affiliates and Associates. Except as set forth on Section 4.12 of the Purchaser Disclosure Schedule and other than as contemplated by this Agreement, neither Purchaser nor any of its “affiliates” or “associates” (as such terms are defined under the Exchange Act) beneficially owns, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any shares of capital stock of Shore (other than Trust Account Shares and DPC Shares).

4.13       Agreements with Regulatory Agencies. Neither Purchaser nor any of its Subsidiaries is subject to any Regulatory Agreement with any Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Purchaser or any of its Subsidiaries been advised by any Governmental Entity that it is considering issuing or requesting any Regulatory Agreement. Neither Purchaser nor any of its Subsidiaries is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

4.14       Loan Loss Provision. As of March 31, 2019, the allowance for loan losses in the Purchaser Financial Statements was adequate pursuant to GAAP, and the methodology used to compute such allowance complies in all material respects with GAAP and all applicable policies of the Purchaser Regulatory Agencies. As of March 31, 2019, the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) in the Purchaser Financial Statements was adequate pursuant to GAAP, and the methodology used to compute the reserve for OREO properties (or if no reserve, the carrying value of OREO properties) complies in all material respects with GAAP and all applicable policies of all Purchaser Regulatory Agencies.

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4.15       Community Reinvestment Act. All Subsidiaries of Purchaser that are subject to the CRA have a CRA rating of at least “satisfactory”. Except as listed on Section 4.15 of the Purchaser Disclosure Schedule, from January 1, 2016 through the date hereof, no person or group has adversely commented in writing to Purchaser or any of its Subsidiaries subject to the CRA in a manner requiring recording in a file of CRA communications upon such entity’s CRA performance.

4.16       Prior Regulatory Applications. Except as disclosed in Section 4.16 of the Purchaser Disclosure Schedule, from January 1, 2016 through the date hereof, no regulatory agency has objected to, denied, or advised Purchaser or any Subsidiary of Purchaser to withdraw, and to Purchaser’s Knowledge, no third party has submitted an objection to a Governmental Entity having jurisdiction over the Purchaser or any Subsidiary of Purchaser regarding, any application, notice, or other request filed by Purchaser or any Subsidiary of Purchaser with any Governmental Entity having jurisdiction over Purchaser or such Subsidiary.

4.17       Regulatory Capital. Upon consummation of the Merger, and after taking effect of the Merger and Purchaser’s ownership of Shore, as calculated on a pro forma basis as of March 31, 2019, Purchaser will be deemed “well capitalized” under the applicable capital standards and policies of the FRB as in effect on the date of this Agreement (it being understood that this representation shall not be updated as of the Closing Date).

4.18       Access to Funds. The Bank has, and on the Closing Date, will have, access to all funds necessary to consummate the Merger and pay the entire cash portion of the Aggregate Merger Consideration and the aggregate amount of cash payable to the holders of Stock Options pursuant to Section 1.7 hereof.

4.19       Reorganization. Neither Purchaser, the Bank nor any of their respective Subsidiaries has taken or agreed to take any action, has failed to take any action, or knows of any fact, agreement, plan or other circumstances that could prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.20       Disclosure. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements in Article IV not misleading.

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ARTICLE V
COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1       Covenants of Shore. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, Shore shall use commercially reasonable efforts to, and shall cause each of its Subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with past practices and prudent banking practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action that would adversely affect or delay the ability of Shore or Purchaser to perform its covenants and agreements on a timely basis under this Agreement, and (iv) take no action that would adversely affect or delay the ability of Shore or Purchaser to obtain any necessary approvals, consents or waivers of any Governmental Entity or third party required for the transactions contemplated hereby or that would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction. Without limiting the generality of the foregoing, and except as set forth in Section 5.1 of the Shore Disclosure Schedule or as otherwise specifically provided by this Agreement or as consented to in writing by Purchaser, Shore shall not, and shall not permit any of its Subsidiaries to:

(a)       declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than the payment of Shore’s current quarterly dividend of $0.075 per share each quarter, commencing July 1, 2019 through the Closing Date. Shore shall coordinate its dividend record and payment dates from now through the Closing Date so that they match those of the Purchaser with respect to Purchaser’s quarterly dividends.

(b)       (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares) any shares of the capital stock of Shore or any Subsidiary of Shore, or any securities convertible into or exercisable for any shares of the capital stock of Shore or any Subsidiary of Shore, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, (iv) accelerate the exercisability or vesting of any Stock Options or (v) enter into any agreement with respect to any of the foregoing, except, (A) in the case of clauses (ii) and (iii), for the issuance of up to a total of 189,809 shares of Shore Common Stock upon the exercise of Stock Options granted under Shore Stock Compensation Plans, and (B) in the case of clause (iv), the acceleration of vesting of Stock Options covering up to 95,539 shares of Shore Common Stock granted pursuant to Shore Stock Compensation Plans and outstanding on the date hereof;

(c)       amend its certificate of incorporation, by-laws or other similar governing documents;

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(d)       make any capital expenditures other than those that (i) are made in the Ordinary Course of Business or are necessary to maintain existing assets in good repair and (ii) in any event are in an amount of no more than $25,000 in the aggregate;

(e)       enter into any new line of business or offer any new products or services;

(f)       acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the Ordinary Course of Business;

(g)       take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII of this Agreement not being satisfied or not being satisfied prior to the Cut-off Date (as such term is defined in Section 8.1(c) of this Agreement);

(h)       change its methods of accounting in effect at December 31, 2018, except as required by changes in GAAP or regulatory accounting principles as concurred with in writing by Shore’s independent auditors;

(i)       except as contemplated by this Agreement, (1) enter into, establish, adopt, amend, modify or terminate any Shore Benefit Plan or any agreement, arrangement, plan, trust, other funding arrangement or policy between Shore or any Subsidiary of Shore and one or more of its current or former directors, officers, employees or independent contractors, change any trustee or custodian of the assets of any plan or transfer plan assets among trustees or custodians, (2) increase or accelerate payment of in any manner the compensation or fringe benefits of any director, officer or employee or pay any bonus or benefit not required by any Shore Benefit Plan or agreement as in effect as of the date hereof or (3) grant, award, amend, modify or accelerate any stock options, stock appreciation rights, restricted shares, restricted share units, performance units or shares or any other awards under Shore Stock Compensation Plans or otherwise, other than any acceleration provided for under the terms of Shore Stock Compensation Plans in effect on the date hereof or under any grant agreement issued thereunder as such grant agreement exists on the date hereof; provided, however, that the forgoing shall not prohibit Shore from paying the bonuses and other compensation and amounts set forth on Section 5.1(i) of the Shore Disclosure Schedule. In the event the Closing Date occurs prior to year-end, Shore may make such payments at or prior to the Closing Date, provided that the recipient of such payment is employed with Shore as of such payment date.

(j)       other than activities in the Ordinary Course of Business, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties (including, without limitation, any Shore Property) or other rights or agreements except as otherwise specifically contemplated by this Agreement or otherwise take or permit any action that otherwise would impair the condition of title to Shore Property or any part thereof;

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(k)       other than in the Ordinary Course of Business, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

(l)       file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

(m)       create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space (including, without limitation, any Real Property Lease) to which Shore or any of its Subsidiaries is a party or by which Shore or any of its Subsidiaries or their respective properties is bound;

(n)       other than investments for Shore’s portfolio made in accordance with Section 5.1(o) of this Agreement, make any investment either by purchase of stock or securities, contributions to capital, property transfers or purchase of any property or assets of any other individual, corporation or other entity;

(o)       make any investment in any debt security, including mortgage-backed and mortgage related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities that would not be considered “high risk” securities and which are purchased in the Ordinary Course of Business;

(p)       settle any claim, action or proceeding involving any liability of Shore or any of its Subsidiaries for money damages in excess of $25,000 (net of insurance proceeds) or involving any material restrictions upon the operations of Shore or any of its Subsidiaries;

(q)       except in the Ordinary Course of Business and in amounts less than $100,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

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(r)       (x) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement, overdraft lines or other extension of credit, whether to any loan relationship as deemed for legal lending purposes, or otherwise, if (A) such transaction is not made in accordance with Shore’s Board-approved loan policy manual in effect on the date hereof (the “Lending Manual”), (B) the collateral involved in such transaction is located outside of the State of New Jersey, (C) the transaction involves an extension or renewal of an existing loan, lease (credit equivalent), advance, credit enhancement or other extension of credit with an aggregate principal amount in excess of $750,000, (D) the transaction involves a new loan, lease (credit equivalent), advance, credit enhancement or other extension of credit involving an aggregate principal amount in excess of $750,000, (E) the transaction involves a restructuring of a prior extension of credit with an aggregate principal amount (prior to the restructuring) in excess of $250,000, (F) the underlying extension of credit is underwritten based on either no or limited verification of income or otherwise without full documentation customary for such an extension of credit; (G) the transaction involves a loan or commitment to an employee, director, officer or other Affiliate of Shore or any of its Subsidiaries; (H) the transaction arises outside of the Ordinary Course of Business of Shore and its Subsidiaries; (I) the transaction involves an “interest rate swap;” (J) renew or make loans to a credit listed as a Criticized or Classified loan or loans past due greater than thirty (30) days; or (K) any loan or extension of credit covered by Regulation O; or (y) make any commitment in respect of any of the foregoing. For any proposed extension of credit for which Shore shall seek the prior consent of Purchaser, Shore shall send the credit write-up for the proposed credit by secure e-mail to the Bank’s Chief Lending Officer, Mr. John Andreacio (email address: jandreacio@1stconstitution.com) and with a copy to the Company’s Chief Executive Officer, Mr. Robert F. Mangano (email address: rfm@1stconstitution.com); and if Purchaser has not (i) objected in writing to the proposed credit or (ii) requested reasonable additional information on the proposed credit, within two (2) business days of receipt of the credit write-up, Purchaser shall be deemed to have consented to the origination of such credit. If Shore sends additional information on the proposed credit to Purchaser, and Purchaser does not (i) request any further additional information on the proposed credit or (ii) object in writing to the proposed credit, within two (2) business days of receipt of the initial additional information, Purchaser shall be deemed to have consented to the origination of such credit. Any objection or request for additional information shall be sent by secure e-mail to Shore’s Executive Vice President Chief Commercial Lending Officer, James Erickson (e-mail address: jerickson@shorecommunity.bank), with a copy to Shore’s Chief Executive Officer, Robert T. English (e-mail address renglish@shorecommunity.bank);

(s)       incur any additional borrowings beyond those set forth in Section 5.1(s) of the Shore Disclosure Schedule other than short-term (with a final maturity of two years or less) Federal Home Loan Bank borrowings and reverse repurchase agreements in the Ordinary Course of Business, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of Shore or any Subsidiary in effect at the date hereof or in connection with borrowings or reverse repurchase agreements permitted hereunder (it being understood that deposits shall not be deemed to be borrowings within the meaning of this sub-section);

(t)       make any investment or commitment to invest in real estate, other than investments related to maintenance of owned or leased real estate used by Shore as of the date hereof, or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans;

(u)       except pursuant to commitments existing at the date hereof which have previously been disclosed in writing to Purchaser, make any construction loans outside the Ordinary Course of Business, make any real estate loans secured by undeveloped land or make any real estate loans secured by land located outside the State of New Jersey;

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(v)       establish, or make any commitment relating to the establishment of, any new branch or other office facilities;

(w)       elect to the Board of Directors of Shore any person who is not a member of the Board of Directors of Shore as of the date hereof;

(x)       change any method of Tax accounting, make or change any Tax election, file any amended Tax Return, settle or compromise any Tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, enter into any closing agreement with respect to any Tax or surrender any right to claim a Tax refund;

(y)       after an Acquisition Proposal (whether or not conditional) or intention to make an Acquisition Proposal (whether or not conditional) shall have been made directly to Shore’s shareholders or otherwise publicly disclosed or otherwise communicated or made known to any member of senior management of Shore or any member of Shore’s Board of Directors, except to the extent permitted by Section 5.3 hereof, take any intentional act, or intentionally omit to take any act, that causes any one or more of Shore’s representations in this Agreement to be inaccurate in any material respect as of the date of such act or omission;

(z)       take any other action outside of the Ordinary Course of Business; or

(aa)     agree to do any of the foregoing.

5.2         Covenants of Purchaser. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, Purchaser shall use commercially reasonably efforts to, and shall cause the Bank and their Subsidiaries to use commercially reasonable efforts to, (i) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (ii) take no action which would adversely affect or delay the ability of Shore, Purchaser or the Bank to perform it covenants and agreements on a timely basis under this Agreement, and (iii) take no action which would adversely affect or delay the ability of Shore, Purchaser or the Bank to obtain any necessary approvals, consents or waivers of any Governmental Entity or third party required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction. Without limiting the generality of the foregoing, and except as set forth in Section 5.2 of the Purchaser Disclosure Schedule or as otherwise specifically provided by this Agreement or consented to in writing by Shore (such consent not to be unreasonably withheld), Purchaser shall not, and shall not permit the Bank nor any of their Subsidiaries to:

(a)       take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII of this Agreement not being satisfied or not being satisfied prior to the Cut-Off Date;

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(b)       change its methods of accounting in effect at December 31, 2018, except in accordance with changes in GAAP or regulatory accounting principles as concurred with by Purchaser’s independent auditors;

(c)       amend its certificate of incorporation, by-laws or similar governing documents other than (i) to enable Purchaser and the Bank to comply with the provisions of this Agreement, (ii) to establish one or more series of Purchaser Preferred Stock or (iii) to adopt provisions or authorize actions that do not materially and adversely affect the holders of Shore Common Stock; or

(d)       agree to do any of the foregoing.

5.3         No Solicitation.

(a)       Except as expressly permitted by this Section 5.3, Shore and its Subsidiaries shall not, and Shore and its Subsidiaries shall use their best efforts to cause their respective representatives not to, initiate, solicit or knowingly encourage or facilitate inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any person relating to, any Acquisition Proposal; provided that in the event that, prior to the time that Shore’s shareholders’ approval of the Merger (the “Shore Shareholder Approval”) is obtained but not after, (1) Shore receives, after the execution of this Agreement, an unsolicited bona fide Acquisition Proposal from a person other than Purchaser, and (2) Shore’s Board of Directors concludes in good faith (A) that, after consulting with its financial advisor, such Acquisition Proposal constitutes a Superior Proposal or would reasonably be likely to result in a Superior Proposal and (B) that, after considering the advice of outside counsel, failure to take such actions would be inconsistent with its fiduciary duties to Shore’s shareholders under applicable Law, Shore may, and may permit its Subsidiaries and its and its Subsidiaries’ representatives to, furnish or cause to be furnished nonpublic information or data and participate in negotiations or discussions with respect to such Acquisition Proposal; provided that prior to providing any nonpublic information permitted to be provided pursuant to the foregoing proviso, it shall have entered into an agreement with such third party on terms substantially similar to and no more favorable to such third party than those contained in the Confidentiality Agreement between Purchaser and Advisory Firm, on behalf of Shore, dated February 12, 2019 and the Confidentiality Agreement between Purchaser and Shore, dated May 15, 2019 (together, the “Confidentiality Agreements”) and any non-public information provided to any person given access to nonpublic information shall have previously been provided to Purchaser or shall be provided to Purchaser prior to or concurrently with the time it is provided to such person. Shore will (A) immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than Purchaser with respect to any Acquisition Proposal, (B) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any Acquisition Proposal to which it or any of its Affiliates or representatives is a party and (C) use its commercially reasonable efforts to enforce any confidentiality or similar agreement relating to any Acquisition Proposal.

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(b)       Neither Shore’s Board of Directors nor any committee thereof shall (i) (A) withdraw (or modify or qualify in any manner adverse to Purchaser) or refuse to make the Shore Board Recommendation or (B) adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any Acquisition Proposal, or (ii) cause or permit Shore or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal (other than a confidentiality agreement permitted by the terms of Section 5.3(a) of this Agreement). Notwithstanding the foregoing, prior to the date of the Shore Shareholders Meeting, Shore’s Board of Directors may take any of the actions specified in items (i) and (ii) of the preceding sentence (a “Shore Subsequent Determination”) after the fourth (4th) Business Day following Purchaser’s receipt of a written notice (the “Notice of Superior Proposal”) from Shore (A) advising that Shore’s Board of Directors has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 5.3 or from an action by a representative of Shore or its Subsidiaries that would have been such a breach if committed by Shore or its Subsidiaries) constitutes a Superior Proposal (it being understood that Shore shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its Affiliates that Shore proposes to accept), (B) specifying the material terms and conditions of, and the identity of the party making, such Superior Proposal, and (C) containing an unredacted copy of the relevant transaction agreements with the party making such Superior Proposal, if, but only if, Shore’s Board of Directors has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions would be inconsistent with its fiduciary duties to Shore’s shareholders under applicable Law and that such Acquisition Proposal is a Superior Proposal and such Superior Proposal has been made and has not been withdrawn and continues to be a Superior Proposal after taking into account all adjustments to the terms of this Agreement that are committed to in writing by Purchaser pursuant to this Section 5.3(b).

(c)       In addition to the obligations of Shore set forth in Sections 5.3(a) and (b) of this Agreement, in the event that Shore or any of its Subsidiaries or any representative of Shore or its Subsidiaries receives (i) any Acquisition Proposal or (ii) any request for non-public information or to engage in negotiations that Shore’s Board of Directors believe is reasonably likely to lead to or that contemplates an Acquisition Proposal, Shore promptly (and in any event within 48 hours of receipt) shall advise Purchaser in writing of the existence of the matters described in clause (i) or (ii), together with the material terms and conditions of such Acquisition Proposal or request and the identity of the person making any such Acquisition Proposal or request. Shore shall keep Purchaser reasonably well informed in all material respects of the status (including after the occurrence of any material amendment or modification) of any such Acquisition Proposal or request. Without limiting any of the foregoing, Shore shall promptly (and in any event within 48 hours) notify Purchaser in writing if it determines to begin providing non-public information or to engage in negotiations concerning an Acquisition Proposal pursuant to Sections 5.3(a) or (b) of this Agreement and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice.

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(d)       For purposes of this Agreement:

(i)       “Acquisition Proposal” means, other than the transactions contemplated by this Agreement, a tender or exchange offer to acquire 25% or more of the voting power in Shore or any of its Subsidiaries, a proposal for a merger, consolidation or other business combination involving Shore or any of its Subsidiaries or any other proposal or offer to acquire in any manner 25% or more of the voting power in, or 25% or more of the business, assets or deposits of, Shore or any of its Subsidiaries.

(ii)       “Superior Proposal” means an unsolicited bona fide written Acquisition Proposal (with the percentages set forth in the definition of such term changed from 25% to 50%) that Shore’s Board of Directors concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger and the other transactions contemplated hereby (including taking into account any adjustment to the terms and conditions proposed by Purchaser in response to such proposal pursuant to Section 5.3(b) of this Agreement or otherwise), after (1) receiving the advice of its financial advisor (which shall be a nationally recognized investment banking firm), (2) taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (3) taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable Law.

5.4       Representation on Purchaser Board of Directors and the Bank Board of Directors. Prior to the Closing, the Board of Directors of the Purchaser and the Board of Directors of the Bank each shall increase by one (1) the number of directors constituting the entire Board of Directors of Purchaser and the Bank, respectively, effective as of and contingent upon the occurrence of the Effective Time, and shall duly elect, from among those serving on Shore’s Board of Directors as of the date of this Agreement, one (1) individual (the “Director Designee”) to become a director of Purchaser and the Bank. At least ten (10) days prior to the Closing, Purchaser shall select the Director Designee in its sole and absolute discretion from among those serving on Shore’s Board of Directors as of the date of this Agreement. The Director Designee shall be subject to Purchaser’s customary background screening and evaluation procedures for potential directors, must be independent in accordance with the rules of the Nasdaq Stock Market, and must meet all criteria set forth in Purchaser’s governance principles with respect to qualifications for directors. Purchaser agrees to recommend to the Nominating Committee of its Board of Directors that it consider the Director Designee for nomination for re-election as a Director at the next annual meeting of shareholders of Purchaser that follows the Closing.

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ARTICLE VI
ADDITIONAL AGREEMENTS

6.1         Regulatory Matters.

(a)       Purchaser shall promptly prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Purchaser shall prepare the Proxy Statement and Shore shall cooperate with Purchaser in the preparation of such Proxy Statement. Each of Shore and Purchaser shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Shore shall thereafter mail the Proxy Statement to its shareholders. With Shore’s cooperation, Purchaser shall also use its reasonable best efforts to obtain all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, if any.

(b)       The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). Shore and Purchaser shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all of the information relating to Shore or Purchaser, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

(c)       Purchaser and Shore shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4, any filing pursuant to Rule 165 or Rule 425 under the Securities Act and any other statement, filing, notice or application made by or on behalf of Purchaser, Shore or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (collectively, the “Filing Documents”). Purchaser agrees promptly to advise Shore if, at any time prior to the Shore Shareholders’ Meeting, any information provided by Purchaser for the Filing Documents becomes incorrect or incomplete in any material respect and promptly to provide Shore with the information needed to correct such inaccuracy or omission. Purchaser shall promptly furnish Shore with such supplemental information as may be necessary in order to cause the Filing Documents, insofar as they relate to Purchaser and its Subsidiaries, to comply with all applicable legal requirements. Shore agrees promptly to advise Purchaser if, at any time prior to the Shore Shareholders’ Meeting, any information provided by Shore for the Filing Documents becomes incorrect or incomplete in any material respect and promptly to provide Purchaser with the information needed to correct such inaccuracy or omission. Shore shall promptly furnish Purchaser with such supplemental information as may be necessary in order to cause the Filing Documents, insofar as they relate to Shore and the Shore Subsidiaries, to comply with all applicable legal requirements.

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(d)       Purchaser and Shore shall promptly furnish each other with copies of written communications received by Purchaser or Shore, as the case may be, or any of their respective Subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

(e) Shore shall engage a proxy solicitor reasonably acceptable to Purchaser to assist Shore in obtaining the approval of Shore’s shareholders of this Agreement and the transactions contemplated hereby.

6.2         Access to Information.

(a)       Shore shall permit, and shall cause each of Shore’s Subsidiaries to permit, Purchaser and its representatives, and Purchaser shall permit, and shall cause each of their Subsidiaries to permit, Shore and its representatives, reasonable access to their respective properties, and shall disclose and make available to Purchaser and its representatives, or Shore and its representatives, as the case may be, all books, papers and records relating to its and its Subsidiaries’ assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), Tax records, minute books of directors’ and shareholders’ meetings (excluding information related to the Merger), organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files, plans affecting employees, and any other business activities or prospects in which Purchaser and its representatives or Shore and its representatives may have a reasonable interest, all to the extent reasonably requested by the Party seeking such access. However, neither Party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any Law or Order or would waive any privilege. The Parties will use commercially reasonable efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, Shore acknowledges that Purchaser may be involved in discussions from time to time concerning other potential acquisitions and Purchaser shall not be obligated to disclose information regarding such discussions to Shore except as such information is disclosed to Purchaser’s shareholders generally.

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(b)       During the period from the date of this Agreement to the Effective Time, each of Shore and Purchaser will cause one or more of its designated representatives to confer with representatives of the other Party on a monthly or more frequent basis regarding its consolidated business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Shore will promptly notify Purchaser of any material change in the normal course of business or the operations or the properties of Shore, any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting Shore or any Subsidiary of Shore or the threat of litigation, claims, threats or causes of action involving Shore, and will keep Purchaser fully informed of such events. On a monthly basis, Shore agrees to provide Purchaser with internally prepared consolidated profit and loss statements no later than 20 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year), Shore will deliver to Purchaser and Purchaser will deliver to Shore their respective consolidated quarterly financial statements. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year (commencing with the year ending December 31, 2019), Shore will deliver to Purchaser and Purchaser will deliver to Shore their respective consolidated annual financial statements.

(c)       All information furnished pursuant to Sections 6.2(a) and 6.2(b) of this Agreement shall be subject to, and each of Shore and Purchaser shall hold all such information in confidence in accordance with, the provisions of the Confidentiality Agreements.

(d)       No investigation by either of the Parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

(e)       As soon as reasonably available, but in no event more than forty-five (45) days after the end of each fiscal quarter ending after the date of this Agreement and prior to the Effective Time, Shore will deliver to Purchaser Shore’s call reports filed with the New Jersey Department and the FDIC.

6.3         Shore Shareholders’ Meeting. Shore shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the Form S-4 becomes effective for the purpose of voting upon the approval and adoption of this Agreement and the consummation of the transactions contemplated hereby (the “Shore Shareholders’ Meeting”). Shore will, through the Shore Board, unless legally required to do otherwise for the discharge by the Shore Board of its fiduciary duties as advised by its legal counsel and the provisions of Section 5.3 of this Agreement, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement.

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6.4         Legal Conditions to Merger. Each of Purchaser and Shore shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such Party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII of this Agreement, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other Party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Shore or Purchaser or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

6.5         D&O Voting Agreements. Contemporaneous with the execution of this Agreement, Shore shall deliver to Purchaser copies of the D&O Voting Agreements signed by each member of the Board of Directors of Shore, the President and Chief Executive Officer of Shore and the EVP – Chief Commercial Loan Officer of Shore. In addition to the D&O Voting Agreements delivered on or prior to the date of this Agreement by each director, the President and Chief Executive Officer of Shore and the EVP – Chief Commercial Loan Officer of Shore, Shore shall deliver to Purchaser a D&O Voting Agreement executed by each person who becomes a director, or assumes any such officer position, of Shore prior to the Closing.

6.6         NASDAQ Global Market Listing. Purchaser shall use its reasonable best efforts to cause the shares of Purchaser Common Stock to be issued in the Merger to be approved for listing on the NASDAQ Global Market, subject to official notice of issuance, as of the Effective Time.

6.7         Employee Benefit Plans; Existing Agreements.

(a)       As of or as soon as practicable following the Effective Time, the employees of Shore and its Subsidiaries who remain in the employ of Purchaser or its Subsidiaries subsequent to the Effective Time (the “Shore Employees”) shall be eligible to participate in the employee benefit plans of Purchaser and its Subsidiaries (the “Purchaser Plans”) in which similarly situated employees of Purchaser and its Subsidiaries participate, to the same extent as similarly situated employees of Purchaser or its Subsidiaries (it being understood that inclusion of Shore Employees in such Purchaser Plans may occur at different times with respect to different plans). Shore agrees to take any necessary actions to cease benefit accruals under any Shore plan that is a Tax-qualified defined benefit plan as of the Effective Time.

(b)       With respect to each Purchaser Plan, other than an employee pension plan as such term is defined in Section 3(2) of ERISA, for purposes of determining eligibility to participate, service with Shore (or predecessor employers to the extent that Shore provides past service credit) shall be treated as service with Purchaser. Purchaser shall use its reasonable best efforts to cause each Purchaser Plan that is a group health plan to waive pre-existing condition limitations applicable to Shore Employees (to the same extent such limitations were satisfied immediately prior to the Closing).

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(c)       Unless instructed otherwise by Purchaser, effective as of no later than the day immediately preceding the Effective Time, Shore shall, and shall cause its Subsidiaries to, terminate any and all Shore Benefit Plans that are intended to include a Code Section 401(k) arrangement (each, a “401(k) Plan”), unless Purchaser provides written notice to Shore that any such 401(k) Plans shall not be terminated. Shore shall provide Purchaser with evidence that any such 401(k) Plan has been terminated pursuant to resolutions of the board of directors (or similar body) of Shore or its Subsidiaries, as the case may be. Such resolutions shall be subject to review by, and shall be in form and substance reasonably acceptable to, Purchaser. Shore shall also take such other actions in furtherance of terminating any such 401(k) Plan as Purchaser may reasonably request.

(d)       The Board of Directors of Shore, or the Compensation Committee of the Board of Directors of Shore, shall take all required actions (i) to terminate all Stock Options as of the Effective Time or (ii) to cause the holders of Stock Options to surrender their Stock Options in exchange for the payment, if any, set forth in Section 1.7.

6.8         Indemnification.

(a)       For a period commencing as of the Effective Time and ending six years after the Effective Time, to the extent permitted by Law, Purchaser shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of Shore or who serves or has served at the request of Shore as a director or officer with any other person (collectively, the “Indemnitees”) against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, subject to the provisions of this Section 6.8, reasonable costs of investigation and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director or officer of Shore or serves or has served at the request of Shore as a director or officer with any other person, in connection with, arising out of or relating to (i) any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against Shore or any of its Affiliates, or by any former or present shareholder of Shore (each a “Claim” and collectively, “Claims”), including, without limitation, any Claim that is based upon, arises out of or in any way relates to the Merger, the Proxy Statement, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee’s service as a member of the Board of Directors of Shore or its Subsidiaries or of any committee thereof, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, or (ii) the enforcement of the obligations of Purchaser set forth in this Section 6.8, in each case to the fullest extent that Shore would have been permitted under its certificate of incorporation and by-laws in effect as of the date hereof (and Purchaser shall also advance expenses as incurred due to clauses (i) or (ii) above to the fullest extent so permitted).

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(b)       Any Indemnitee wishing to claim indemnification under this Section 6.8 shall promptly notify Purchaser in writing upon learning of any Claim, but the failure to so notify shall not relieve Purchaser of any liability it may have to such Indemnitee except to the extent that such failure prejudices Purchaser. In the event of any Claim as to which indemnification under this Section 6.8 is applicable, (x) Purchaser shall have the right to assume the defense thereof and Purchaser shall not be liable to the applicable Indemnitee for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if Purchaser elects not to assume such defense, or counsel for such Indemnitee advises that there are issues that raise conflicts of interest between Purchaser and such Indemnitee, such Indemnitee may retain counsel satisfactory to such Indemnitee, and Purchaser shall pay the reasonable fees and expenses of such counsel for such Indemnitee as statements therefor are received; provided, however, that Purchaser shall be obligated pursuant to this Section 6.8 to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waived, and (y) the Indemnitees will cooperate in the defense of any such matter. Purchaser shall not be liable for the settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 6.8, Purchaser shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable Law or public policy.

(c)       Purchaser shall cause the persons serving as officers and directors of Shore immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time by the directors’ and officers’ liability insurance policy maintained by Shore (provided that Purchaser may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to Shore’s existing annual coverage limits) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such; provided, however, that (A) in no event shall Purchaser be required to expend an aggregate annual premium in excess of $102,000 (the “Insurance Amount”) to maintain or procure insurance coverage, (B) if Purchaser is unable to maintain or obtain the insurance called for by this Section 6.8, Purchaser shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount and (C) notwithstanding any provision herein to the contrary, Purchaser shall be deemed to have satisfied all of its obligations pursuant to this Section 6.8 in the event that it acquires, or directs Shore to acquire at an aggregate premium cost not to exceed an annual premium of $102,000, single premium tail insurance. Shore shall use commercially reasonable efforts to cooperate with Purchaser in the event that Purchaser determines to acquire, or directs Shore to acquire, such tail insurance with respect to Shore’s existing base directors’ and officers’ liability insurance policy. Shore represents and warrants that the annual premium for its base directors’ and officers’ liability insurance policy most recently paid with respect to the period covering March 1, 2019 to March 1, 2020 is $46,034.

(d)       The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnitee and his or her heirs and representatives.

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6.9         Additional Arrangements. If, at any time after the Effective Time, the Surviving Entity considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights, properties or assets of either of the Bank or Shore (the “Constituent Entities”) acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger or otherwise to carry out the purposes of this Agreement, the officers and directors of the Surviving Entity shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Entities or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Entities or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out the purposes of this Agreement.

6.10        Employee Severance and other Employment Matters.

(a)       To the extent that any Shore employees (other than those Shore employees with agreements as set forth on Section 3.15(a) of the Shore Disclosure Schedule) are terminated by the Bank without cause following the Effective Time, the Bank shall pay severance to such employees pursuant to the severance policy set forth on Section 6.10(a) of the Purchaser Disclosure Schedule. The Bank will grant credit to such employees for years of prior service with Shore.

(b)       Purchaser and the Bank shall honor the agreements set forth on Section 6.10(b) of the Shore Disclosure Schedule.

(c)       Shore shall have the right to pay stay bonuses to those individuals set forth on Section 6.10(c) of the Sigma Disclosure Schedule in the amounts, and subject to the conditions, set forth on such Schedule.

6.11       Notification of Certain Matters. Each Party shall give prompt notice to the other Party of (a) any event, condition, change, occurrence, act or omission that causes any of its representations hereunder to cease to be true in all material respects (or, with respect to any such representation that is qualified as to materiality, causes such representation to cease to be true in all respects); and (b) any event, condition, change, occurrence, act or omission that individually or in the aggregate has, or that, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to have, a Material Adverse Effect on such Party. Each of Shore and Purchaser shall give prompt notice to the other Party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

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6.12       Certain Matters, Certain Revaluations, Changes and Adjustments. Notwithstanding that Shore believes that it and its Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable Laws, Shore recognizes that Purchaser may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). At or before the Effective Time, upon the request of Purchaser and in order to formulate the plan of integration for the Merger, Shore shall, consistent with GAAP, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied consistently on a mutually satisfactory basis with those of Purchaser and establish such accruals and reserves as shall be necessary to reflect Merger-related expenses and costs incurred by Shore and its Subsidiaries, provided, however, that Shore shall not be required to take such action (A) more than five days prior to the Effective Time; and (B) unless Purchaser agrees in writing that all conditions to closing set forth in Article VII of this Agreement have been satisfied or waived (other than those conditions relating to delivery of documents on the Closing Date); and provided further, however, that no accrual or reserve made by Shore or any Shore Subsidiary pursuant to this Section 6.12 or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

6.13       Other Policies. At or before the Effective Time, upon the request of Purchaser, Shore shall cooperate with Purchaser to reasonably conform the policies and procedures of Shore and its Subsidiaries regarding applicable regulatory matters to those of Purchaser and its Subsidiaries, as Purchaser may reasonably identify to Shore from time to time, provided, however, that Shore shall not be required to take such actions (A) more than five days prior to the Effective Time; and (B) unless Purchaser agrees in writing that all conditions to closing set forth in Article VII of this Agreement have been satisfied or waived (other than those conditions relating to delivery of documents on the Closing Date).

6.14       Other Transactions. Shore acknowledges that Purchaser may be in the process of acquiring other banks and financial institutions or in offering securities to the public and that in connection with such transactions, information concerning Shore and its Subsidiaries may be required to be included in the registration statements, if any, for the sale of securities of Purchaser or in SEC reports in connection with such transactions. Purchaser shall provide Shore and its counsel with copies of such registration statements at the time of filing. Shore agrees to provide Purchaser with any information, certificates, documents or other materials about Shore and its Subsidiaries as are reasonably necessary to be included in such SEC reports or registration statements, including registration statements that may be filed by Purchaser prior to the Effective Time. Shore shall use its reasonable efforts to cause its attorneys, accountants and the Advisory Firm to provide Purchaser and any underwriters for Purchaser with any consents, comfort letters, opinion letters, reports or information that are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. Purchaser shall reimburse Shore for reasonable expenses thus incurred by Shore should this Agreement be terminated for any reason. Purchaser shall not file with the SEC any such registration statement or amendment thereto or supplement thereof containing information regarding Shore unless Shore shall have consented in writing to such filing, which consent shall not be unreasonably delayed or withheld.

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6.15       Failure to Fulfill Conditions. In the event that Purchaser or Shore determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the Cut-off Date and that it will not waive that condition, it will promptly notify the other Party. Shore and Purchaser will promptly inform the other of any facts applicable to Shore or Purchaser, respectively, or their respective directors, officers or Subsidiaries, that would be reasonably likely to prevent or materially delay approval of the Merger by any Governmental Entity or that would otherwise prevent or materially delay completion of the Merger. Any information so provided shall be retained by the receiving Party in accordance with the terms of the Confidentiality Agreement.

6.16       Transaction Expenses of Shore.

(a)       Shore shall cause its and its Subsidiaries’ professionals to render monthly invoices within 30 days after the end of each month. Shore shall advise Purchaser monthly of all out-of-pocket expenses that Shore and its Subsidiaries have incurred in connection with the transactions contemplated hereby. Shore shall not, and shall cause each of its Subsidiaries not to, pay fees and expenses to its accountants or attorneys on any basis different than the basis on which such professionals would be paid in the absence of any business combination.

(b)       Shore shall make all arrangements with respect to the printing and mailing of the Proxy Statement.

6.17       Pre-Closing Delivery of Financial Statements. Prior to the Closing, Shore shall deliver to Purchaser such consolidated financial statements of Shore as Purchaser shall reasonably request in order to enable Purchaser to comply with its reporting obligations under the Exchange Act, together with an executed report of Shore’s outside auditors with respect to all such financial statements that have been audited. Such report shall be in form and substance satisfactory to Purchaser. The financial statements delivered pursuant to this Section 6.17 shall be prepared in accordance with GAAP and shall conform to all provisions of the SEC’s Regulation S-X (to the extent applicable), such that such financial statements are suitable for filing by Purchaser with the SEC in response to Items 2.01 and 9.01 of the SEC’s Current Report on Form 8-K. Immediately prior to the Closing, Shore shall cause its outside auditors to deliver to Purchaser an executed consent, in form and substance satisfactory to the Purchaser and suitable for filing by Purchaser with the SEC, which consent shall authorize Purchaser to file with the SEC the report referred to in this Section 6.17 and all other reports delivered by Shore hereunder.

6.18       ISRA. Shore shall provide a certification identifying the North American Industrial Classification System (“NAICS”) code number(s) that is appropriate and accurate for each property in New Jersey that Shore or any of its Subsidiaries owns or operates. For each property that has an NAICS number that is within the definition of an “industrial establishment” as set forth at N.J.S.A. 13:K-8 (collectively, the “ISRA Properties”), Shore, at its sole cost and expense, shall within five (5) days of the date hereof prepare and submit a general information notice to the New Jersey Department of Environmental Protection (“NJDEP”). In addition, Shore shall retain a Licensed Site Remediation Professional (as defined in LSRA) who shall prepare and submit to NJDEP, prior to the Effective Time, a Response Action Outcome or Remediation Certification (in each case in form and substance reasonably satisfactory to Purchaser) and Shore will simultaneously create and maintain a “Remediation Funding Source,” as such term is defined under the applicable Environmental Laws, or other financial assurance.

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6.19       Maintenance of Properties; Certain Remediation and Capital Improvements. Shore and the Subsidiaries of Shore will maintain their properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

6.20       Environmental Audits. Upon the written request of Purchaser, which request shall occur within sixty (60) days after the date hereof, Shore will permit Purchaser, at Purchaser’s expense, with respect to each parcel of real property owned by Shore, to procure an environmental audit, preliminary assessment, property condition assessment and/or such other environmental evaluations of such real property as Purchaser deems necessary or appropriate.

6.21       Title Insurance. Upon the written request of Purchaser, which request shall occur within thirty (30) days after the date hereof, Shore will permit Purchaser, at Purchaser’s expense, with respect to each parcel of real property owned by Shore, to obtain a commitment to issue owner’s title insurance in such amounts and by such insurance company reasonably acceptable to Purchaser.

6.22       Surveys. Upon the written request of Purchaser, which request shall occur within forty five (45) days after the date hereof, with respect to each parcel of real property as to which a title insurance policy is to be procured pursuant to Section 6.21, Shore will permit Purchaser, at Purchaser’s expense, to obtain a survey of such real property, which survey shall be reasonably acceptable to and shall be prepared by a licensed surveyor reasonably acceptable to Purchaser, disclosing the locations of all improvements, easements, sidewalks, roadways, utility lines and other matters customarily shown on such surveys and showing access affirmatively to public streets and roads and providing the legal description of the property in a form suitable for recording and insuring the title thereof (the “Survey”).

6.23       Consents to Assign and Use Leased Premises. With respect to the Real Property Leases disclosed in Schedule 3.18(a) of the Shore Disclosure schedule, Shore will use its reasonable best efforts to obtain all Consents necessary or appropriate to transfer and assign all right, title and interest of Shore to the Bank and to permit the use and operation of the leased premises by the Bank as of the Closing.

6.24       Section 16 Matters. Prior to the Effective Time, to the extent permitted by Law without expense to the Parties, the Parties will use commercially reasonable efforts to take such steps as may be reasonably necessary or appropriate to cause any disposition of shares of Shore Common Stock or conversion of any derivative securities in respect of shares of Shore Common Stock or purchase of shares of Purchaser Common Stock in connection with the consummation of the transactions contemplated by this Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act.

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6.25       Disclosure Controls. Between the date of this Agreement and the Effective Time of the Merger, Shore shall, upon reasonable notice during normal business hours, permit Purchaser (i) to meet with the officers of Shore responsible for the Financial Statements of Shore and the internal control over financial reporting of Shore to discuss such matters as Purchaser may deem reasonably necessary or appropriate concerning Purchaser’s obligations under Section 302 and 906 of the Sarbanes-Oxley Act; and (ii) to meet with officers of Shore to discuss the integration of appropriate disclosure controls and procedures and internal control over financial reporting relating to Shore’s operations with the controls and procedures and internal control over financial reporting of Purchaser for purposes of assisting Purchaser in compliance with the applicable provisions of the Sarbanes-Oxley Act following the Effective Time of the Merger. Shore shall, and shall cause its and Shore’s respective employees and accountants to, fully cooperate with Purchaser in the preparation, documentation, review, testing and all other actions Purchaser deems reasonably necessary to satisfy the internal control certification requirements of Section 404 of the Sarbanes-Oxley Act.

6.26       Tax Treatment. Neither Purchaser, the Bank nor Shore shall, or shall cause any of their respective Subsidiaries to, take any action inconsistent with the treatment of the Merger as a “reorganization” under Section 368(a) of the Code.

6.27       Shareholder Litigation. Shore shall give Purchaser the opportunity to participate at its own expense in the defense or settlement of any shareholder litigation against Shore and/or its directors or other Affiliates relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Purchaser’s prior written consent.

6.28       No Control Over Other Party’s Business. Nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct the operations of Shore or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give Shore, directly or indirectly, the right to control or direct the operations of Purchaser or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Shore and Purchaser shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.29       Press Releases. Purchaser and Shore agree that they will not issue any press release or other public disclosure related to this Agreement or the transactions contemplated hereby without first consulting with the other party as to the form and substance of such disclosures that may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure that is required by law or regulation.

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6.30       Prior Notice and Approval Before Payments To Be Made. Without the express prior written consent of Purchaser, no payments shall be made by Shore to any director, officer or employee in accordance with any agreement, contract, plan or arrangement (including, but not limited to any employment agreement, change in control agreement, severance arrangement, stock option, non-compete agreements, deferred compensation plan, bonus, vacation or leave plan or other compensation or benefits program), which payments arise upon the termination of such agreement, contract, plan or arrangement or upon the termination of employment or service of such recipient with Shore, except to the extent that (i) such intended payments have been set forth in the Shore Disclosure Schedule furnished to Purchaser at the date of this Agreement, (ii) prior written notice has been provided to Purchaser of such intended payment, and (iii) a written acknowledgement and release, executed by the recipient and Shore, reasonably satisfactory to Purchaser in form and substance, has been delivered to Purchaser. Prior to Shore making any such payments to any officer or director, Shore, with the assistance of its tax accountants, shall determine that no such payments, if made, shall constitute an “excess parachute payment” in accordance with Section 280G of the Code, and Shore shall furnish Purchaser with a detailed schedule related to such determination prior to making any such payments.

6.31       Further Assurances. Subject to the terms and conditions herein provided, each of the Parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to the Parties’ obligations hereunder and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the Parties to consummate the transactions contemplated by this Agreement and using its commercially reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such Party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this Section 6.31 shall be construed to require any Party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such Party shall consent in advance and in writing to such participation and the other Party agrees to reimburse and indemnify such Party for and against any and all costs and damages related thereto.

ARTICLE VII
CONDITIONS PRECEDENT

7.1       Conditions to Each Party’s Obligations Under this Agreement. The respective obligations of each Party under this Agreement to consummate the Merger shall be subject to the satisfaction or, where permissible under applicable Law, waiver at or prior to the Effective Time of the following conditions:

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(a)       Approval of Shareholders; SEC Registration; Blue Sky Laws. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of Shore. The Form S-4 shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the Purchaser Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities Laws.

(b)       Regulatory Filings. Subject to Section 7.2(f) hereof, all necessary approvals and consents (including without limitation any required approval of the FDIC, the New Jersey Department, the SEC and (if necessary) the NJDEP) of Governmental Entities required to consummate the transactions contemplated hereby shall have been obtained. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable) shall have expired.

(c)       Suits and Proceedings. No Order shall be outstanding against a Party or its Subsidiaries or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any Governmental Entity seeking to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or Governmental Entity seeking to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more Parties, Shore or the Bank in connection with this Agreement and which Purchaser or Shore determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the Party electing not to proceed of any of the material benefits to it of the Merger.

(d)       Tax Opinion. Purchaser and Shore shall each have received an opinion, dated as of the Effective Time, of Day Pitney LLP, reasonably satisfactory in form and substance to Shore and its counsel and to Purchaser, based upon representation letters reasonably required by such counsel, dated on or about the date of such opinion, and such other facts, representations and customary limitations as such counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income Tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code. In connection therewith, each of Purchaser, the Bank and Shore shall deliver to Day Pitney LLP representation letters, in each case in form and substance reasonably satisfactory to Day Pitney LLP and dated the date of such opinion, on which Day Pitney LLP shall be entitled to rely.

(e)       Listing of Shares. The shares of Purchaser Common Stock which shall be issuable to the shareholders of Shore upon consummation of the Merger shall have been authorized for listing on the NASDAQ Global Market, subject to official notice of issuance.

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7.2         Conditions to the Obligations of Purchaser and the Bank Under this Agreement. The obligations of Purchaser and the Bank under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

(a)       Representations and Warranties; Performance of Obligations of Shore. Except for those representations and warranties that are made as of a particular date, the representations and warranties of Shore contained in this Agreement shall be true and complete in all material respects (except with respect to those representations and warranties that are qualified as to materiality, which shall be true in all respects) on the Closing Date as though made on and as of the Closing Date. The representations and warranties of Shore contained in this Agreement that are made as of a particular date shall be true and complete in all material respects (except with respect to those representations and warranties that are qualified as to materiality, which shall be true in all respects) as of such date. Shore shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date.

(b)       Certificates. Shore shall have furnished Purchaser with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 7.2 as Purchaser may reasonably request.

(c)       Third Party Consents. All consents, waivers and approvals of any third parties (other than the consents, waivers and approvals referred to in Section 7.1(b) of this Agreement) that are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made, except for those as to which the failure to obtain would not be material (i) on Shore and its Subsidiaries taken as a whole or (ii) on the Purchaser and its Subsidiaries taken as a whole. None of the consents, approvals or waivers referred to in this Section 7.2(c) shall contain any term or condition which would have a material adverse impact on the Surviving Entity and its Subsidiaries, taken as a whole, after giving effect to the Merger.

(d)       FIRPTA. Shore shall have delivered to Purchaser a certificate dated as of the Closing Date, in form and substance required under the Treasury Regulations promulgated pursuant to Section 1445 of the Code, certifying such facts as to establish that the transactions contemplated hereby are exempt from withholding pursuant to Section 1445 of the Code.

(e)       Dissenting Shares. No more than 10% of the issued and outstanding shares of Shore Common Stock shall be Dissenting Shares.

(f)       Regulatory Conditions. A Governmental Entity (including, without limitation, the FRB, FDIC or New Jersey Department), has not imposed a condition or requirement on Purchaser, the Bank or the Surviving Entity that (A) the Board of Directors of Purchaser reasonably determines is (i) onerous to Purchaser, the Bank or the Surviving Entity, or (ii) reasonably likely to have a material imposition on the operations, business or prospects of Purchaser, the Bank or the Surviving Entity, or (B) requires Purchaser, the Bank or the Surviving Entity to raise capital through the sale of securities within one year of the Closing Date.

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(g)       Environmental Audit Results. The results of any environmental audit, assessment, or study conducted by Purchaser pursuant to Section 6.20 hereof shall not indicate circumstances or conditions that would reasonably be expected to require remediation or could reasonably be expected to impose liability with an aggregate estimated cost or liability in excess of $250,000 for all such properties.

7.3         Conditions to the Obligations of Shore Under this Agreement. The obligation of Shore to effect the Merger is also subject to the satisfaction or waiver by Shore at or prior to the Effective Time of the following conditions:

(a)       Representations and Warranties; Performance of Obligations of Purchaser and the Bank. Except for those representations and warranties that are made as of a particular date, the representations and warranties of Purchaser and the Bank contained in this Agreement shall be true and complete in all material respects (except with respect to those representations and warranties that are qualified as to materiality, which shall be true in all respects) on the Closing Date as though made on and as of the Closing Date. The representations and warranties of Purchaser and the Bank contained in this Agreement that are made as of a particular date shall be true and complete in all material respects (except with respect to those representations and warranties that are qualified as to materiality, which shall be true in all respects) as of such date. Each of Purchaser and the Bank shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date.

(b)       Certificates. Purchaser shall have furnished Shore with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 7.3 as Shore may reasonably request.

ARTICLE VIII
TERMINATION AND AMENDMENT

8.1         Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Shore of the matters presented in connection with the Merger:

(a)       by mutual consent of Shore, on one hand, and Purchaser and the Bank, on the other hand;

(b)       by either Purchaser and the Bank, on one hand, or Shore, on the other hand, upon written notice to the other Party if the approval of any Governmental Entity required for consummation of the Merger and the other transactions contemplated by this Agreement is denied by final, non-appealable action of such Governmental Entity; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any Party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, such action;

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(c)       by either Purchaser and the Bank, on one hand, or Shore, on the other hand, if the Merger shall not have been consummated on or before the one year anniversary of the date hereof (the “Cut-off Date”) or such later date as shall have been agreed to in writing by Purchaser and the Bank, on one hand, and Shore, on the other hand, unless the failure of the Closing to occur by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth herein;

(d)       by either Purchaser and the Bank, on one hand, or Shore, on the other hand, if the approval of the shareholders of Shore required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof;

(e)       by either Purchaser and the Bank, on one hand, or Shore, on the other hand (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other Party (determined as of the date hereof or, in the case of representations and warranties made as of a particular date, as of the date as of which such representation or warranty is made), which breach is not cured within thirty days following written notice to the Party committing such breach, or which breach, by its nature, cannot be cured prior to the Cut-Off Date; provided, however, that neither Party shall have the right to terminate this Agreement pursuant to this Section 8.1(e) unless the breach of representation or warranty, together with all other such breaches, (i) would entitle the Party receiving such representation not to consummate the transactions contemplated hereby under Section 7.2(a) of this Agreement (in the case of a breach of a representation or warranty by Shore) or Section 7.3(a) of this Agreement (in the case of a breach of a representation or warranty by Purchaser) or (ii) would constitute a Material Adverse Effect with respect to the Party committing such breach or breaches;

(f)       by either Purchaser and the Bank, on one hand, or Shore, on the other hand (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other Party hereto, which breach shall not have been cured within thirty days following receipt by the breaching Party of written notice of such breach from the other Party, or which breach, by its nature, cannot be cured prior to the Cut-Off Date;

(g)       by Shore if, prior to receipt of Shore Shareholder Approval, Shore has received a Superior Proposal, and in accordance with Section 5.3 of this Agreement, has entered into an acquisition agreement with respect to the Superior Proposal, but only if immediately upon terminating this Agreement, Shore (A) pays to Purchaser the Termination Fee, and (B) delivers to Purchaser a release signed by the parties to such acquisition agreement and any entity that controls such parties, which release shall be in form and substance reasonably satisfactory to Purchaser and shall irrevocably waive any right the releasing parties may have to challenge the payment to Purchaser of the Termination Fee;

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(h)       by Purchaser and the Bank if prior to receipt of Shore Shareholder Approval, Shore or Shore’s Board of Directors (or any committee thereof) has (A) effected a Shore Subsequent Determination or approved, adopted, endorsed or recommended any Acquisition Proposal, (B) failed to make the Shore Board Recommendation, withdrawn the Shore Board Recommendation or failed to publicly re-affirm the Shore Board Recommendation within five days after receipt from Purchaser of a written request to do so, (C) breached the terms of Section 5.3 of this Agreement in any material respect adverse to Purchaser, or (D) in response to the commencement (other than by Purchaser or a Subsidiary thereof) of a tender offer or exchange offer for 25% or more of the outstanding shares of Shore’s Common Stock, recommended that the shareholders of Shore tender their shares in such tender or exchange offer or otherwise failed to recommend that such shareholders reject such tender offer or exchange offer within the ten business day period specified in Rule 14e-2(a) under the Exchange Act;

(i)       by Purchaser and the Bank if the conditions set forth in Sections 7.1 and 7.2 of this Agreement are not satisfied and are not capable of being satisfied by the Cut-off Date; or

(j)       by Shore if the conditions set forth in Sections 7.1 and 7.3 of this Agreement are not satisfied and are not capable of being satisfied by the Cut-off Date.

(k)       by Shore, if its Board of Directors so determines by a vote of a majority of the members of its entire board, at any time during the five day period commencing on the day after the Determination Date, if both of the following conditions are satisfied:

(i)       the Purchaser Common Stock Average Price (as defined below) shall be less than the product of 0.80 and the Starting Price (as defined below); and

(ii)       (A) the number (rounded to four decimal places) obtained by dividing the Purchaser Common Stock Average Price by the Starting Price (such number being referred to herein as the “Purchaser Ratio”) shall be less than (B) the number (rounded to four decimal places) obtained by dividing the Final Index Price (as defined below) on the Determination Date by the Initial Index Price on the Starting Date (as defined below) (the “Index Ratio”) and subtracting 0.20 from such quotient; subject to the following:

If Shore elects to exercise its termination right pursuant to this subsection (k), it shall give prompt written notice to Purchaser. During the seven-day period commencing with its receipt of such notice, Purchaser shall have the option of increasing the Stock Consideration by increasing the Exchange Ratio to equal the lesser of: (x) a number (rounded to four decimals) equal to a quotient, the numerator of which is the Starting Price multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Purchaser Common Stock Average Price; and (y) a number (rounded to four decimals) equal to a quotient, the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the Purchaser Ratio. If Purchaser makes an election contemplated by the preceding sentence within such seven-day period, it shall give prompt written notice to Shore of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection (k) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to “Exchange Ratio” shall thereafter be deemed to refer to the equivalent Exchange Ratio as adjusted pursuant to this subsection (k).

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For purposes of this subsection (k), the following terms shall have the following meanings:

“Purchaser Common Stock Average Price” means the average (rounded to four decimals) of the daily closing sales prices of the Purchaser Common Stock as reported on the NASDAQ Global Select Market (as reported in an authoritative source chosen by Purchaser) for the 20 consecutive full trading days in which such shares are quoted on the NASDAQ Global Select Market ending at the close of trading on the Determination Date.

“Final Index Price” means the closing value of the Nasdaq Bank Index as reported on Bloomberg.com, or if not reported therein, in another mutually agreed upon authoritative source on the day immediately preceding the Determination Date.

“Initial Index Price” means the closing value of the Nasdaq Bank Index as reported on Bloomberg.com, or if not reported therein, in another mutually agreed upon authoritative source as the date of the Starting Date.

“Starting Price” shall mean $18.78.

“Starting Date” shall mean June 21, 2019.

In the event that the Purchaser declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the Purchaser Common Stock Average Price shall be appropriately adjusted for the purposes of applying this Section 8.1(k).

8.2       Effect of Termination. In the event of termination of this Agreement by either Purchaser and the Bank, on one hand, or Shore, on the other hand, as provided in Section 8.1 of this Agreement, this Agreement shall forthwith become void and have no effect except that (i) Sections 8.1, 8.2, 8.5 and Article IX of this Agreement shall survive any termination of this Agreement and (ii) in the event that such termination is effected pursuant to Sections 8.1(e) or 8.1(f) of this Agreement, the non-defaulting Party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the defaulting Party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting Party in connection herewith or in the enforcement of its rights hereunder.

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8.3         Amendment. Subject to compliance with applicable Law, this Agreement may be amended by the Parties at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Shore; provided, however, that after any approval of the transactions contemplated by this Agreement by Shore’s shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to Shore’s shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.4         Extension; Waiver. At any time prior to the Effective Time, each of the Parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other Party contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

8.5         Termination Fee. In the event that:

(i) this Agreement is terminated by Shore pursuant to Section 8.1(g) of this Agreement or by Purchaser and the Bank pursuant to Section 8.1(h) of this Agreement, then Shore shall pay to Purchaser, immediately upon such termination, by wire transfer of immediately available funds, the sum of $2.25 million (the “Termination Fee”), which includes amount of out-of-pocket expenses incurred by Purchaser and the Bank in connection with the transactions contemplated by this Agreement (as certified by Purchaser upon receipt of Shore’s notice of termination or delivery of Purchaser’s and the Bank’s notice of termination, whichever is applicable);

(ii) (A) a bona fide Acquisition Proposal (whether or not conditional) shall have been made directly to Shore’s shareholders or otherwise publicly disclosed or otherwise communicated or made known to any member of senior management of Shore or any member of Shore’s Board of Directors, and (B) this Agreement is thereafter terminated (x) by Shore or Purchaser pursuant to Sections 8.1(c) or 8.1(d) of this Agreement (if Shore Shareholder Approval has not theretofore been obtained after the Form S-4 shall have been declared effective), or (y) by Purchaser and the Bank pursuant to Sections 8.1(e) or 8.1(f) of this Agreement, then if within 18 months after such termination, Shore or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates a transaction contemplated by, any Acquisition Proposal (which, in each case, need not be the same Acquisition Proposal that shall have been made, publicly disclosed or communicated prior to termination hereof), then Shore shall pay Purchaser, on the earlier of the date of such execution or consummation, a fee equal to the Termination Fee.

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ARTICLE IX
GENERAL PROVISIONS

9.1         Interpretation.

(a)       The headings and captions contained in this Agreement and in any table of contents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)       Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c)       The words “hereof,” “herein” and “herewith” and words of similar import shall, unless expressly otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, appendix and schedule references are to the articles, sections, paragraphs, exhibits, appendices and schedules of this Agreement unless expressly otherwise specified.

(d)       The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e)       A reference to any Party to this Agreement or any other agreement or document shall include such Party’s successors and permitted assigns.

(f)       A reference to any legislation or to any provision of any legislation shall include any amendment thereto, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

(g)       The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

(h)       All references to “dollars” or “$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

(i)       The terms of this Section 9.1 shall apply to the Shore Disclosure Schedule and the Purchaser Disclosure Schedule delivered herewith and to each document included in the exhibits annexed hereto unless expressly otherwise stated therein.

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9.2         Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time. The provisions of Section 6.2(c), Article VIII and Article IX of this Agreement and the Confidentiality Agreement shall survive the termination of this Agreement.

9.3         Expenses. Except as otherwise provided in Section 8.5 of this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

9.4         Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)       if to Purchaser and the Bank, to:

1st Constitution Bancorp

2650 Route 130

P.O. Box 634

Cranbury, NJ 08512

Attn: Robert F. Mangano, President & CEO

with a copy (which shall not constitute notice) to:

Day Pitney LLP
One Jefferson Road
Parsippany, New Jersey 07054
Attn: Frank E. Lawatsch, Jr., Esq. and Scott W. Goodman, Esq.

and

(b)       if to Shore, to:

Shore Community Bank

1012 Hooper Avenue

Toms River, New Jersey 08753

Attn: Robert T. English, President & CEO

with a copy (which shall not constitute notice) to:

Windels Marx Lane & Mittendorf, LLP

120 Albany Street Plaza

6th Floor

New Brunswick, NJ 08901

Attn: Robert A. Schwartz, Esq.

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9.5       Counterparts; Facsimile. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by all of the Parties and delivered to all of the Parties, it being understood that all Parties need not sign the same counterpart. Execution and delivery of this Agreement or any agreement contemplated hereby by facsimile or pdf transmission shall constitute execution and delivery of this Agreement or such agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

9.6       Entire Agreement. This Agreement (including the documents, the disclosure schedules and the instruments referred to herein), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

9.7       Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of New Jersey, without regard to any applicable conflicts of law.

9.8       Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

9.9       Publicity. Except as otherwise required by Law or the rules of the NASDAQ Global Market, so long as this Agreement is in effect, neither Purchaser nor Shore shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other Party, which consent shall not be unreasonably withheld.

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9.10         Assignment; Parties in Interest; No Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in Section 6.8 of this Agreement, and except with regard to the enforcement of the agreements and covenants set forth under Section 6.10(b) hereof by the third parties identified therein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the Parties any rights or remedies hereunder. Except as otherwise expressly provided in Section 6.8 of this Agreement, and as contemplated by Section 6.10(b) of the Sigma Disclosure Schedule, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Purchaser, the Bank and Shore any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. In certain instances, the representations and warranties in this Agreement may represent an allocation between the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.11         Definitions.

(a)       For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

“Agency” means each of Fannie Mae, Freddie Mac and Ginnie Mae.

“Applicable Law” means collectively, any federal, state or local constitution, Law or similar legal requirement, or any directive, policy or order that is made or given at any time or from time to time by any Governmental Entity, to which Shore and/or any of its Subsidiaries is subject or which is otherwise applicable to the origination, processing, underwriting, closing, funding, insuring, selling, purchasing, servicing or subservicing of Mortgage Loans, and any applicable and valid order, verdict, judgment or consent decree.

“Applicable Requirements” means collectively, (i) the terms of a Mortgage Loan (including, without limitation, the related mortgage note and mortgage or other security interest), (ii) all Applicable Laws, (iii) all obligations, under any Contract, (iv) all other applicable requirements and guidelines of any Agency, Investor or Governmental Entity having jurisdiction; and (v) the reasonable and customary practices of prudent mortgage lending, underwriting, processing, origination, insuring, closing, funding, servicing, subservicing, loss mitigation, foreclosure, and real property administration firms and institutions.

“Business Day” means any day other than a Saturday or Sunday or any day that banks in the State of New Jersey are authorized or required to be closed.

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“Contract” means any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking, commitment or obligation, whether written or oral.

“GAAP” means, for any Person, accounting principles generally accepted in the United States, as consistently applied by such Person.

“Investor” means (i) each Agency, (ii) any Person who has acquired an interest in any Mortgage Loans or with respect to which Shore has a Contract for the future sale of mortgage loans, (iii) any Person that insures or guarantees the risk of loss upon borrower default on any Mortgage Loan, including without limitation, private mortgage insurers, the Federal Housing Administration and the Veterans Administration and (iv) any Person that provides life, hazard, disability, title or other insurance with respect to any Mortgage Loan or related real property.

“Knowledge” means, with respect to Shore, the actual knowledge of Robert T. English and James Erickson with respect to Purchaser, the actual knowledge of Robert F. Mangano and Stephen Gilhooly.

“Law” means, unless the context expressly indicates otherwise, any foreign, federal, state or local statute, law, ordinance, rule, regulation, code, enactment or other statutory or legislative provision.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or preemptive right, right of first refusal or similar right of a third party with respect to such securities.

“Material Adverse Effect” means, with respect to any Person, any event, effect, condition, change, occurrence, development or state of circumstances that has a material adverse effect on the business, financial condition or results of operations of such Person and its Subsidiaries considered as a single enterprise or has a material adverse effect on the ability of such Person or any of its Subsidiaries to consummate the Merger; provided, however, that “Material Adverse Effect” shall not include the following, either alone or in combination, nor shall any of the following be taken into account in determining whether there has been a Material Adverse Effect: (a) effects, changes, events, developments, circumstances or conditions that generally affect the banking business; (b) general business, financial or economic conditions; (c) national or international political or social conditions, including the engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any actual or threatened military or terrorist attack, (d) changes or developments resulting or caused by natural disasters, (e) the conditions of any financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (f) changes in GAAP or regulatory accounting requirements or in the interpretation or enforcement thereof, (g) changes in Law or other binding directives issued by any Governmental Entity; (h) failure by such Person to meet internal or third party projections or forecasts or any published revenue or earnings projections for any period; provided, that this exception shall not prevent or otherwise affect any determination that any event, condition, change, occurrence, development or state of facts underlying such failure has or resulted in, or contributed to, a Material Adverse Effect; or (i) acts or omissions of such Person or its Subsidiaries carried out (or omitted to be carried out) pursuant to this Agreement; provided, however, that the foregoing clauses (a) through (g) shall not apply if such effect, change, event, development or circumstance disproportionately adversely affects Shore and its Subsidiaries, taken as a whole, or Purchaser and its Subsidiaries, taken as a whole, as the case may be, compared to other Persons that operate in the banking industry.

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“Mortgage Loans” means any loans secured by real estate and predicated upon a security interest in real property. A loan predicated upon a security interest in real property is a loan secured wholly or substantially by a lien on real property regardless of whether secured by first or junior liens, and regardless of the purpose of the financing. It includes any loans originated (or in the process of origination), serviced or subserviced by Shore at any time, including any real property acquired in connection with the default of any mortgage loan.

“Most Recent Balance Sheet” means the most recent balance sheet included within Shore Financial Statements.

“Order” means any judicial or administrative judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award, in each case to the extent legally binding and finally determined.

“Ordinary Course of Business” means, with respect to a Person, the ordinary course of business of such Person and its corporate Affiliates consistent with past custom and practice.

“Permitted Liens” means any (a) mechanic’s, materialmen’s, laborer’s, workmen’s, repairmen’s, carrier’s and similar Liens, including all statutory Liens, arising or incurred in the Ordinary Course of Business for amounts that are not delinquent, for which appropriate reserves have been established on the Most Recent Balance Sheet in accordance with GAAP and that are not, individually or in the aggregate, material and do not detract materially from the value thereof, (b) Liens for current state and local property Taxes, assessments and other governmental charges not yet due and payable or, if due, (i) not delinquent, (ii) being contested in good faith through appropriate proceedings and (iii) for which appropriate reserves have been established on the Most Recent Balance Sheet in accordance with GAAP, (c) purchase money Liens and Liens securing rental payments under capital lease arrangements, (d) pledges to secure deposits and other Liens incurred in the Ordinary Course of Business and (e) in the case of Owned Properties held by Shore or its Subsidiaries, easements, covenants, rights-of-way, conditions and other restrictions or similar matters of record affecting title to such property that are shown on surveys or other title records delivered to Purchaser’s counsel (with a designation that such surveys or title records have been delivered pursuant to Section 9.11(a) of this Agreement).

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“Person” or “person,” except where the context clearly indicates a reference solely to an individual, means an individual, corporation, partnership, limited liability company, trust, association, Governmental Entity or other entity.

“Response Action Outcome” means a document defined as such pursuant to the Administrative Requirements for Remediation of Contaminated Sites rules at N.J.A.C. 7:26C-1.3.

“Subsidiary,” when used with respect to any Person, means any corporation, partnership, limited liability company or other entity, whether incorporated or unincorporated, which is consolidated with such Person for financial reporting purposes. For the avoidance of doubt the Bank and each of its Subsidiaries constitute Subsidiaries of Purchaser.

(b)       The following terms are defined in the following sections of this Agreement:

Term	Section
401(k) Plan	6.7(c)
Accounting Firm	3.6(a)
Acquisition Proposal	5.3(d)(i)
Advisory Firm	3.7(a)
Aggregate Merger Consideration	1.4(a)(iv)
Agreement	Preamble
Bank	Preamble
Bank Common Stock	1.12
Bank Merger Act	1.1
BCSRA	3.19(d)
BOLI	3.18(g)
BOLI Covered Individuals	3.18(g)
CERCLA	3.19(d)
Certificates	1.4(c)
Claim	6.8(a)
Claims	6.8(a)
Closing	1.2
Closing Date	1.2
Closing Notice	1.2
Code	1.13
Combination Election	1.6(b)
Combination Election Shares	1.6(c)
Confidentiality Agreement	5.3(a)
Constituent Entities	6.9
control	9.11(a) (Definition of “Affiliate”)
Covered Person	3.20
CRA	3.14(b)

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Term	Section
Cut-off Date	8.1(c)
D&O Voting Agreement	Recitals
Derivatives Contract	3.22(b)
Determination Date	1.2
Director Designee	5.4
Dissenting Shares	1.14(a)
DOL	3.12(b)
DPC Shares	1.4(b)
Effective Time	1.2
Environmental Laws	3.19(d)
Environmental Matters	3.19(d)
ERISA	3.12(a)
ERISA Affiliate	3.12(a)
Exchange Act	4.7(a)
Exchange Agent	1.5
Exchange Fund	2.1
Exchange Ratio	1.4(a)(iii)
FDIC	1.1
Filing Documents	6.1(c)
Form S-4	3.4
FRB	1.1
Governmental Entity	3.4
High Risk Loans	3.21(f)
Indemnitees	6.8(a)
Initial Index Price	8.1(k)
Index Ratio	8.1(k)
Insurance Agreement	3.18(g)
Insurance Amount	6.8(c)
Intellectual Property	3.24(i)(1)
IRS	3.11(a)
ISRA	3.19(d)
ISRA Properties	6.18
IT Assets	3.24(i)(2)
Lending Manual	5.1(r)
Licensed Intellectual Property	3.24(i)(3)
Loan	3.21(a)
Loan Property	3.19(d)
Merger	Recitals
Merger Consideration	1.4(a)(iv)
NAICS	6.18
New Jersey Banking Act	1.1
New Jersey Department	1.1
Purchaser	Preamble

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Term	Section
Purchaser Common Stock	1.4(a)(i)
Purchaser Common Stock Average Price	8.1(k)
Purchaser Disclosure Schedule	Article IV Lead-in
Purchaser Financial Statements	4.6
Purchaser Plans	6.7(a)
Purchaser Regulatory Agencies	4.5
Purchaser Ratio	8.1(k)
Purchaser Reports	4.7
Purchaser Stock Incentive Plans	4.2(a)
NJDEP	6.18
Notice of Superior Proposal	5.3(b)
Option Grant Agreement	1.7(a)
OREO	3.21(b)
Owned Intellectual Property	3.24(i)(4)
Owned Properties	3.18(a)
Owned Property	3.18(a)
Participation Facility	3.19(d)
Parties	Preamble
Party	Preamble
Patents	3.24(i)(1)
Personal Property Leases	3.18(e)
Proxy Statement	3.4
RCRA	3.19(d)
Real Property Lease	3.18(a)
Real Property Leases	3.18(a)
Registered	3.24(i)(5)
Registration	3.24(i)(5)
Regulated Substances	3.19(d)
Regulatory Agreement	3.17
Regulation O	3.21(d)
Sarbanes-Oxley Act	4.7(a)
SEC	3.4
Securities Act	4.7(a)
Shore	Preamble
Shore Benefit Plans	3.12(a)
Shore Board	1.7(c)
Shore Board Recommendation	3.3(a)
Shore Common Stock	1.4(a)
Shore Contract	3.15(h)
Shore Disclosure Schedule	Article III Lead-in
Shore Employees	6.7(a)
Shore Financial Statements	3.6(a)
Shore Pension Plans	3.12(a)

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Term	Section
Shore Properties	3.18(a)
Shore Property	3.18(a)
Shore Regulatory Agencies	3.5(a)
Shore Shareholder Approval	5.3(a)
Shore Shareholders’ Meeting	6.3
Shore Stock Compensation Plans	1.7(a)
Shore Subsequent Determination	5.3(b)
Shore Welfare Plans	3.12(a)
Spill Act	3.19(d)
SRRA	3.19(d)
Starting Date	8.1(k)
Starting Price	8.1(k)
Stock Consideration Cap	1.4(a)(v)
Stock Option	1.7(a)
Stock Options	1.7(a)
Superior Proposal	5.3(d)(ii)
Survey	6.22
Surviving Entity	Recitals
Tax Return	3.11(h)
Taxes	3.11(h)
Termination Fee	8.5(i)
Trade Secrets	3.24(i)(1)
Trademarks	3.24(i)(1)
Trust Account Shares	1.4(b)

A-86

9.12       Legal Proceedings; Specific Performance; No Jury Trial.

(a)       The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New Jersey and the Federal courts of the United States of America located in the State of New Jersey solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New Jersey State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of the Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.4 of this Agreement or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(b)       The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of New Jersey or in New Jersey state court, this being in addition to any other remedy to which they are entitled at law or in equity.

(c)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

Signature Page Follows

A-87

IN WITNESS WHEREOF, Purchaser, the Bank and Shore have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

ATTEST:	1ST CONSTITUTION BANCORP

By: /s/ Stephen Gilhooly	By: /s/ Robert F. Mangano
Stephen Gilhooly Senior Vice President, Treasurer and Chief Financial Officer	Robert F. Mangano President and Chief Executive Officer

ATTEST:	1ST CONSTITUTION BANK

By: /s/ Stephen Gilhooly	By: /s/ Robert F. Mangano
Stephen Gilhooly Senior Vice President, Treasurer and Chief Financial Officer	Robert F. Mangano President and Chief Executive Officer

ATTEST:	SHORE COMMUNITY BANK

By: /s/ James Erickson	By: /s/ Robert T. English
James Erickson Executive Vice President Chief Commercial Lending Officer	Robert T. English President and Chief Executive Officer

STATE OF NEW JERSEY                               )

: ss.

COUNTY OF MIDDLESEX                            )

On this 21st day of June, 2019, before me, a Notary Public for this state and county, personally came Robert F. Mangano, as President and Chief Executive Officer of 1st Constitution Bancorp, and Stephen Gilhooly, as Senior Vice President, Treasurer and Chief Financial Officer of 1st Constitution Bancorp, and each in his capacity acknowledged this instrument to be the act and deed of 1st Constitution Bancorp and the seal affixed to it to be its seal.

WITNESS my official seal and signature this day and year.

/s/ Christine German
Christine German
Notary Public of New Jersey
Commission Expires 10/18/2019

(Seal of Notary)

A-88

STATE OF NEW JERSEY                               )

: ss.

COUNTY OF MIDDLESEX                            )

On this 21st day of June, 2019, before me, a Notary Public for this state and county, personally came Robert F. Mangano, as President and Chief Executive Officer of 1st Constitution Bank, and Stephen Gilhooly, as Senior Vice President, Treasurer and Chief Financial Officer of 1st Constitution Bank, and each in his capacity acknowledged this instrument to be the act and deed of 1st Constitution Bank and the seal affixed to it to be its seal.

WITNESS my official seal and signature this day and year.

/s/ Christine German
Christine German
Notary Public of New Jersey
Commission Expires 10/18/2019

(Seal of Notary)

STATE OF NEW JERSEY             )

: ss.

COUNTY OF ____________     )

On this 21st day of June, 2019, before me, a Notary Public for this state and county, personally came Robert T. English, as President and Chief Executive Officer of Shore Community Bank, and James Erickson, as Executive Vice President Chief Commercial Lending Officer of Shore Community Bank, and each in his capacity acknowledged this instrument to be the act and deed of Shore Community Bank and the seal affixed to it to be its seal.

WITNESS my official seal and signature this day and year.

/s/ Robert A. Schwartz

(Seal of Notary)

A-89

Annex B

June 23, 2019

Board of Directors

Shore Community Bank

1012 Hooper Ave

Toms River, NJ 08753

Members of the Board of Directors:

We understand that 1st Constitution Bancorp (“1st Constitution” or “Purchaser”) and Shore Community Bank (the “Company”), propose to enter into the Agreement (defined below) pursuant to which, among other things, the Company will be merged with and into 1st Constitution Bank, a wholly-owned subsidiary of 1st Constitution (the “Transaction”) and that, in connection with the Transaction, each share of the Company’s common stock, $5.00 par value per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (as that term is defined by the Agreement) shall become and be converted into, as provided in and subject to the limitations set forth in the Agreement, the right to receive, at the election of the holder of such share of Common Stock, either (i) $16.50 in cash (the “Cash Consideration”); (ii) 0.8786 of a share of the common stock, no par value, of the Purchaser (the “Stock Consideration”); or (iii) a combination of Stock Consideration and Cash Consideration, subject to the aggregate 55% stock/45% cash consideration allocation pursuant to the terms and conditions outlined in the Agreement ((i), (ii), and (iii) being collectively the “Merger Consideration”). The Board of Directors of the Company (the “Board”) has requested that Raymond James & Associates, Inc. (“Raymond James”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Merger Consideration to be received by the holders of the Company’s Common Stock in the Transaction pursuant to the Agreement is fair from a financial point of view to such holders. For the purposes of this Opinion, and with your consent, we have assumed that the value of the Merger Consideration is $16.54 per share of Common Stock.

In connection with our review of the proposed Transaction and the preparation of this Opinion, we have, among other things:

1.	reviewed the financial terms and conditions of the Transaction as stated in the draft of the Agreement and Plan of Merger, dated June 23, 2019, by and among the Company, 1st Constitution and 1st Constitution Bank (the “Agreement”), including an analysis of the consideration to be paid or delivered in the Transaction;

2.	reviewed the Company’s audited and unaudited financial statements;

3.	reviewed certain publicly available filings and information regarding the Company and 1st Constitution;

B-1

Board of Directors

Shore Community Bank

June 23, 2019

4.	reviewed certain information related to the historical condition and prospects of the Company, as made available to Raymond James by the Company, including, but not limited to, financial projections prepared by the management of the Company and approved for our use by the Company (the “Projections”);

5.	reviewed the financial and operating performance of the Company and 1st Constitution and those of selected public companies that we deemed to be relevant;

6.	reviewed certain publicly available financial terms of certain transactions we deemed to be relevant;

7.	reviewed the current and historical market prices and trading volume for the Company’s Common Stock and the common stock of 1st Constitution, and the current market prices of the publicly traded securities of certain other companies that we deemed to be relevant;

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate;

9.	reviewed a certificate addressed to Raymond James from a member of senior management of the Company regarding, among other things, the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Raymond James by or on behalf of the Company; and

10.	discussed with members of the senior management of the Company certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry.

With your consent, we have assumed and relied upon the accuracy and completeness of all information, whether publicly available, supplied by or on behalf of the Company, or otherwise reviewed by or discussed with us, and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information. We have not made or obtained an independent appraisal or valuation of the assets or liabilities (fixed, contingent, derivative, off balance sheet or otherwise) of the Company, and have not been furnished or provided with any such appraisals or valuations. We have not evaluated the adequacy of the loan or lease reserves of the Company, and we have assumed, with your consent, that the Company’s and 1st Constitution’s allowances for loan and lease losses are in the aggregate adequate to cover such losses. Accordingly, we express no opinion with respect to the foregoing. With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with us, we have, with your consent, assumed that the Projections and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and we have relied upon the Company to advise us promptly if any information previously provided became inaccurate or was required to be updated during the now closed period of our review. We express no opinion with respect to the Projections or the assumptions on which they are based. We have assumed that the final form of the Agreement will be substantially similar to the draft reviewed by us, and that the Transaction will be consummated in accordance with the terms of the Agreement without waiver or amendment of any conditions thereto. Furthermore, we have assumed that, in all respects material to our analysis, the representations and warranties of each party contained in the Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Agreement without being waived. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analysis or this Opinion.

B-2

Board of Directors

Shore Community Bank

June 23, 2019

We have relied upon, without independent verification, the assessment of the Company’s management and its legal, tax, accounting and regulatory advisors with respect to all legal, tax, accounting and regulatory matters, including without limitation that the Transaction will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

We are not appraisers or experts in the evaluation of, nor do we express any view or opinion as to, any loan portfolios or individual credit files or the adequacy or sufficiency of allowances for doubtful accounts and credit losses, provisions for loan losses, loan loss reserves or any other similar matters. We have been advised by the management of the Company and therefore we have assumed, with your consent, that any such allowances, provisions and reserves are in the aggregate adequate and sufficient to cover such losses. We also have not been requested to make, and we have not made, an evaluation of the solvency or value of the Company, 1st Constitution or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters.

Our opinion is based upon the market, economic, financial and other circumstances and conditions existing and disclosed to us as of June 21, 2019 and any material change in such circumstances and conditions would require a reevaluation of this Opinion, which we are under no obligation to undertake. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect.

We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Transaction or the availability or advisability of any alternatives to the Transaction. We provided advice to the Board with respect to the proposed Transaction. We did not, however, recommend any specific amount of consideration or that any specific consideration constituted the only appropriate consideration for the Transaction. This letter does not express any opinion as to the likely trading range of the common stock of 1st Constitution following the Transaction, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition and operating results of 1st Constitution at that time. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of the Common Stock.

B-3

Board of Directors

Shore Community Bank

June 23, 2019

We express no opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the Board to approve or consummate the Transaction. Furthermore, no opinion, counsel or interpretation is intended by Raymond James to apply to matters that require legal, accounting or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the Company’s appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the fact that the Company has been assisted by legal, accounting and tax advisors and we have, with the consent of the Board, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors as to all legal, accounting and tax matters with respect to the Company and the Transaction.

In formulating our opinion, we have considered only what we understand to be the consideration to be received by the holders of the Company’s Common Stock as is described above and we did not consider and we express no opinion on the fairness of the amount or nature of any compensation to be paid or payable to any of the Company’s officers, directors or employees, or class of such persons, whether relative to the compensation received by the holders of the Company’s Common Stock or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the fairness of the Transaction to the holders of any class of securities, creditors, or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of this Opinion or (2) the fairness of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Transaction amongst or within such classes or groups of security holders or other constituents). We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or 1st Constitution or the ability of the Company or 1st Constitution to pay their respective obligations when they come due.

The delivery of this opinion was approved by an opinion committee of Raymond James.

Raymond James has been engaged to render financial advisory services to the Company in connection with the proposed Transaction and will receive a fee (the “Transaction Fee”) as compensation for these services, a substantial portion of which is contingent upon consummation of the Transaction. Upon the delivery of this Opinion, Raymond James will receive an additional fee, which is to be credited to any Transaction Fee and which is not contingent upon the successful completion of the Transaction or on the conclusion reached herein. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement.

B-4

Board of Directors

Shore Community Bank

June 23, 2019

During the two years preceding the date of this letter, Raymond James has provided (i) certain investment banking and financial advisory services to the Purchaser for which Raymond James has received a retainer and (ii) certain trading services to 1st Constitution Bank for which Raymond James has received trading commissions. In the ordinary course of our business, Raymond James may trade in the securities of the Company and/or 1st Constitution for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to the Company and/or 1st Constitution or other participants in the Transaction in the future, for which Raymond James may receive compensation.

It is understood that this letter is for the information of the Board (solely in each director’s capacity as such) in evaluating the proposed Transaction and does not constitute a recommendation to any shareholder of the Company regarding how said shareholder should vote on the proposed Transaction, nor is this letter intended to confer rights or remedies upon 1st Constitution, the shareholders of the Company or the shareholders of 1st Constitution. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This Opinion may not be reproduced, disclosed, referred to, published or otherwise used for any other purpose without our prior written consent, except that this Opinion may be disclosed in and filed with a proxy statement used in connection with the Transaction that is required to be filed by the Purchaser with the Securities and Exchange Commission, so long as this Opinion is quoted in full in such proxy statement.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Company’s Common Stock in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

RAYMOND JAMES & ASSOCIATES, INC.

B-5

Annex C

§ 17:9A-140 through § 17:9A-146 OF THE NEW JERSEY BANKING ACT OF 1948

§ 17:9A-140. Rights of dissenting stockholders; settlement by agreement

A. A stockholder who

(1) is entitled to vote at the meeting of stockholders prescribed by section 137; and who

(2) serves a written notice of dissent from the merger agreement, in the manner, at the place, and within the time prescribed in subsections B and C of this section; and who

(3) does not vote to approve the merger agreement at the meeting prescribed by section 137, or at any adjournment thereof,

may, within thirty days after the filing of the agreement in the department as provided by section 137, serve a demand upon the receiving bank at its principal office, for the payment to him of the value of his shares of stock. The receiving bank may, within ten days after the receipt of such demand, offer to pay the stockholder a sum for his shares, which, in the opinion of the board of directors of the receiving bank, does not exceed the amount which would be paid upon such shares if the business and assets of the bank whose stock such stockholder holds were liquidated on the day of the filing of the agreement pursuant to section 137.

B. Service of the notice of dissent prescribed by paragraph (2) of subsection A of this section shall be made at the principal office of the bank whose stock is held by the dissenting stockholder, and shall be made not later than the third day prior to the day fixed for the meeting of the stockholders of such bank pursuant to section 137.

C. Service of the notice of dissent and of the demand for payment prescribed by this section may be made by registered mail or personally by the dissenting stockholder or his agent.

§ 17:9A-141. Appointment of appraisers

If a stockholder fails to accept the sum offered for his shares pursuant to section one hundred forty, he may, within three weeks after the receipt by him of the bank's offer of payment, or, if no offer is made by the bank, within three weeks after the date upon which his demand was served upon the bank as specified in section one hundred forty, institute an action in the Superior Court for the appointment of a board of three appraisers to determine the value of his shares of stock as of the day of the filing of the merger agreement pursuant to section one hundred thirty-seven. The court may proceed in the action in a summary manner or otherwise. Any other stockholder who has the right to institute a similar action may intervene. The court shall, in respect to any one bank, appoint a single board of three appraisers to determine the value of the shares of all stockholders of such bank who are parties to such action.

§ 17:9A-142. Duties of appraisers; report; objections; compensation; vacancies

A. The appraisers shall be sworn to the faithful discharge of their duties. They shall meet at such place or places, and shall give such notice of their meetings as the court may prescribe. The bank and each stockholder who is a party to the action instituted pursuant to section one hundred forty-one, may be represented by attorneys in the proceedings before such appraisers, and may present such evidence to them as shall be material to the issue. The determination of any two of the appraisers shall control. Upon the conclusion of their deliberations, the appraisers shall file in the Superior Court a report and appraisal of the value of the shares of stock, and shall mail a copy thereof to the bank and to each stockholder who is a party to said action.

B. The bank and each stockholder who is a party to said action shall have ten days after the filing of the report and appraisal within which to object thereto in the Superior Court. In the absence of any objections, the report and appraisal shall be binding upon the bank and upon such stockholders, and the bank shall pay each such stockholder the value of his shares, as reported by the appraisers, with interest from the date of the filing of the merger agreement pursuant to section one hundred thirty-seven, at such rate, not in excess of the legal rate, as shall be fixed by the appraisers. If objections are made, the court shall make such order or judgment thereon as shall be just.

C-1

C. The Superior Court shall fix the compensation of the appraisers, which shall be paid by the bank, and shall be vested with full jurisdiction over all matters arising out of an action instituted pursuant to section one hundred forty-one. In the case of a vacancy in the board of appraisers, the Superior Court shall, on its own motion, or upon motion of a stockholder, or of the receiving bank, fill such vacancy.

§ 17:9A-143. Assignment of stock to bank

Upon payment by the bank of the value of shares of stock pursuant to this article, the holder thereof shall assign such shares to the bank.

§ 17:9A-144. Effect of stockholder's failure to act

A stockholder who fails to act pursuant to sections 140 or 141 shall be forever barred from bringing any action to enforce his right to be paid the value of his shares in lieu of continuing his status as a stockholder in the receiving bank.

§ 17:9A-145. Obligation of bank to pay stockholder

An offer by the bank and an acceptance thereof by the stockholder pursuant to section 140 and the determination of value upon proceedings brought pursuant to sections 141 and 142 shall constitute a debt of the receiving bank for the recovery of which an action will lie.

§ 17:9A-146. Action to enjoin merger

A. A stockholder may, not later than five days prior to the date of the meeting called pursuant to section one hundred thirty-seven institute an action in the Superior Court to enjoin the merger on the ground that the agreement is unfair or inequitable, or contrary to law. The court may proceed in the action in a summary manner or otherwise.

B. A stockholder who fails to institute an action as specified in subsection A of this section shall thereafter be forever barred from bringing any action to enjoin, set aside, or otherwise affect such merger.

C-2

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Limitation of Liability of Directors and Officers. The Registrant’s certificate of incorporation contains provisions that may limit the liability of any director or officer of the Registrant to the Registrant or its shareholders for damages for an alleged breach of any duty owed to the Registrant or its shareholders. This limitation will not relieve an officer or director from liability based on any act or omission (i) in breach of such person’s duty of loyalty to the Registrant or its shareholders; (ii) not in good faith or involving a knowing violation of law; or (iii) resulting in receipt by such officer or director of an improper personal benefit. These provisions are explicitly permitted by Section 14A:2-7(3) of the New Jersey Business Corporation Act.

Indemnification of Directors, Officers, Employees and Agents. The Registrant’s certificate of incorporation provides that the Registrant will indemnify to the full extent from time to time permitted by law, any person made, or threatened to be made, a party to, or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative, arbitrative, legislative, investigative or of any other kind, by reason of the fact that such person is or was a director, officer, employee or other agent of the Registrant or any subsidiary of the Registrant or serves or served any other enterprise at the request of the Registrant against expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and any appeal therein. The Federal Deposit Insurance Act generally prohibits indemnification of a holding company’s directors and officers for any penalty or judgment resulting from any administrative or civil action instituted by a federal banking agency.

Section 14A:3-5 of the New Jersey Business Corporation Act empowers a corporation to indemnify a corporate agent against its expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner that the agent reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe its conduct was unlawful. For purposes of the New Jersey Business Corporation Act, the term “corporate agent” includes any present or former director, officer, employee or agent of the corporation, and a person serving as a “corporate agent” for any other enterprise at the request of the corporation.

With respect to any derivative action, the Registrant is empowered to indemnify a corporate agent against its expenses (but not its liabilities) incurred in connection with any proceeding involving the corporate agent by reason of the agent being or having been a corporate agent if the agent acted in good faith and in a manner that the agent reasonably believed to be in or not opposed to the best interests of the Registrant. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation.

The Registrant may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the board of directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the shareholders.

A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant the agent the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent’s expenses if the agent agrees to repay the expenses if it is ultimately determined that the agent is not entitled to indemnification.

Insurance. The Registrant maintains insurance policies insuring the Registrant’s directors and officers against liability for wrongful acts or omissions arising out of their positions as directors and officers, subject to certain limitations.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 23, 2019, by and among 1st Constitution Bancorp, 1st Constitution Bank and Shore Community Bank. See Annex A of the proxy statement-prospectus included in this registration statement.

5.1	Opinion of Day Pitney LLP.

8.1	Opinion of Day Pitney LLP, concerning tax matters.

10.1	Form of Voting Agreement for Directors and Officers of Shore Community Bank

23.1	Consent of BDO USA, LLP.

23.2	Consent of Baker Tilly Virchow Krause, LLP.

23.3	Consent of Day Pitney LLP (contained in Exhibit 5.1 and Exhibit 8.1).

24.1	Power of Attorney (included on signature page).

99.1	Consent of Raymond James & Associates, Inc.

99.2	Form of Shore Proxy Card.*

* To be filed by amendment.

(b)	Financial Statement Schedules.

All financial statement schedules are omitted because they are not applicable or because the required information is contained in the financial statements or notes thereto or incorporated by reference therein.

(c)	Report, Opinion or Appraisal.

The Fairness Opinion of Raymond James is included as Annex B of the proxy statement-prospectus included in this registration statement.

Item 22. Undertakings

(a)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)       The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(c)       The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section l0(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)       The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

(e)       The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(f)       The undersigned Registrant hereby undertakes:

1.        To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2.        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cranbury, State of New Jersey, on August 14, 2019.

1ST CONSTITUTION BANCORP

By:	/s/ Robert F. Mangano
Robert F. Mangano President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert F. Mangano and Stephen J. Gilhooly as attorneys-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statements filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Robert F. Mangano Robert F. Mangano	President, Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2019

/s/ Stephen J. Gilhooly Stephen J. Gilhooly	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	August 14, 2019

/s/ Naqi A. Naqvi Naqi A. Naqvi	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 14, 2019

/s/ Charles S. Crow, III Charles S. Crow, III	Chairman of the Board	August 14, 2019

/s/ William M. Rue William M. Rue	Director	August 14, 2019

/s/ Edwin J. Pisani Edwin J. Pisani	Director	August 14, 2019

/s/ Antonio L. Cruz Antonio L. Cruz	Director	August 14, 2019

/s/ Roy D. Tartaglia Roy D. Tartaglia	Director	August 14, 2019

/s/ J. Lynne Cannon J. Lynne Cannon	Director	August 14, 2019

/s/ James G. Aaron James G. Aaron	Director	August 14, 2019

/s/ Carmen M. Penta Carmen M. Penta	Director	August 14, 2019

/s/ William J. Barrett William J. Barrett	Director	August 14, 2019